--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------


                                  FORM 10/A-3


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                EASTMAN COMPANY
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      68-1866008
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                                  BUILDING 280
                             200 SOUTH WILCOX DRIVE
                           KINGSPORT, TENNESSEE 37660
          (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (423) 229-2000

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
   ---------------------------------------             ------------------------------
Common Stock, par value $0.01 per share                   New York Stock Exchange
Rights to purchase Series A Junior                        New York Stock Exchange
Participating Preferred Stock

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  BUSINESS.

     The information required by this item is contained in the sections entitled "Risk Factors -- Risks Relating to Eastman Company," "Eastman Company Unaudited Consolidated Pro Forma Financial Information" and "Business of Eastman Company" in the proxy statement of Eastman Chemical Company (the "Proxy Statement") filed with the Securities and Exchange Commission on November 9, 2001, included as
Exhibit 99.1 hereto, and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is contained in the sections entitled "Eastman Company Unaudited Consolidated Pro Forma Financial Statements," "Eastman Company Selected Consolidated Financial Data," and "Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is contained in the section entitled "Business of Eastman Company -- Properties" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this item is contained in the section entitled "Security Ownership of Specified Beneficial Owners and Management of Eastman Company" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is contained in the section entitled "Management of Eastman Company" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is contained in the section entitled "Management of Eastman Company -- Compensation of Eastman Company Named Executive Officers" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this item is contained in the sections entitled "Relationship Between Voridian and Eastman Company After the Distribution," "Business of Eastman Company" and "Indemnification and Limitation of Liability for Eastman Company Directors and Officers" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is contained in the section entitled "Business of Eastman Company -- Legal Proceedings" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this item is contained in the sections entitled "The Distribution," "Security Ownership of Specified Beneficial Owners and Management of Eastman Company" and "Description of

Eastman Company Capital Stock" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On August 24, 2001 Eastman Company issued 1,000 shares of its common stock to Eastman Chemical Company, its direct parent ("Eastman Chemical"), for consideration of $10.00. No underwriter was involved in this sale, and, in the opinion of Eastman Company, this transaction was exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof in that such transaction did not involve any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is contained in the sections entitled "The Distribution" and "Description of Eastman Company Capital Stock" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is contained in the section entitled "Indemnification and Limitation of Liability for Eastman Company Directors and Officers" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is contained (i) in the sections entitled "Eastman Company Capitalization," "Eastman Company Summary Financial Data," "Eastman Company Selected Consolidated Financial Data" in the Proxy Statement and such sections are incorporated herein by reference and (ii) in the "Eastman Company Consolidated Financial Statements" incorporated by reference to
Item 15, to which reference is made and incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements. The information required by this item is described in the "Index to Financial Statements" on page F-1 of the Proxy Statement and such information is incorporated herein by reference.

     (b) Exhibits. The following documents are filed as exhibits hereto:

EXHIBIT NO.        DESCRIPTION
-----------        -----------
    2.1        --  Distribution Agreement dated November 8, 2001 between
                   Eastman Chemical Company (to be renamed Voridian Company)
                   and Eastman Company (incorporated by reference from Appendix
                   A to the Proxy Statement, filed as Exhibit 99.1 hereto)
    3.1        --  Form of Amended and Restated Certificate of Incorporation of
                   Eastman Company*
    3.2        --  Form of Amended and Restated Bylaws of Eastman Company*
    3.3        --  Form of Certificate of Designation, Preferences and Rights
                   of Series A Junior Participating Preferred Stock of Eastman
                   Company (incorporated by reference from Exhibit B to the
                   Form of Stockholder Protection Rights Agreement, filed as
                   Exhibit 4.2 hereto)*
    4.1        --  Form of certificate representing shares of common stock, par value $0.01 per share, of Eastman Company*

EXHIBIT NO.        DESCRIPTION
-----------        -----------
    4.2        --  Form of Stockholder Protection Rights Agreement*
   99.1        --  Eastman Chemical Company Proxy Statement dated November 9,
                   2001.

---------------

*Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          EASTMAN COMPANY

                                          By:      /s/ THERESA K. LEE
                                            ------------------------------------
                                                       Theresa K. Lee
                                                         Secretary

Date: November 9, 2001

                            EASTMAN CHEMICAL COMPANY

                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN MILLIONS)

                                                              ADDITIONS
                                                        ---------------------
                                                        CHARGED TO   CHARGED
                                        BALANCE AT       COST AND    TO OTHER                   BALANCE AT
            DESCRIPTION               JANUARY 1, 1998    EXPENSE     ACCOUNTS   DEDUCTIONS   DECEMBER 31, 1998
            -----------               ---------------   ----------   --------   ----------   -----------------
Reserve for:
  Bad debts and returns.............       $ 15            $ --        $ --        $  3            $ 12
  Environmental contingencies.......         49              (1)         --          --              48
                                           ----            ----        ----        ----            ----
                                           $ 64            $ (1)       $ --        $  3            $ 60
                                           ====            ====        ====        ====            ====

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 1999                                        DECEMBER 31, 1999
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............       $ 12            $  7        $ --        $  6            $ 13
  Environmental contingencies.......         48               5           2           1              54
                                           ----            ----        ----        ----            ----
                                           $ 60            $ 12        $  2        $  7            $ 67
                                           ====            ====        ====        ====            ====

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 2000                                        DECEMBER 31, 2000
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............       $ 13            $  5        $ --        $  2            $ 16
  Environmental contingencies.......         54               1           2           3              54
                                           ----            ----        ----        ----            ----
                                           $ 67            $  6        $  2        $  5            $ 70
                                           ====            ====        ====        ====            ====

                                EASTMAN COMPANY

                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN MILLIONS)

                                                              ADDITIONS
                                                        ---------------------
                                                        CHARGED TO   CHARGED
                                        BALANCE AT       COST AND    TO OTHER                   BALANCE AT
            DESCRIPTION               JANUARY 1, 1998    EXPENSE     ACCOUNTS   DEDUCTIONS   DECEMBER 31, 1998
            -----------               ---------------   ----------   --------   ----------   -----------------
Reserve for:
  Bad debts and returns.............        $ 8            $(1)        $--         $ 1              $ 6
  Environmental contingencies.......         44             (1)         --          --               43
                                            ---            ---         ---         ---              ---
                                            $52            $(2)        $--         $ 1              $49
                                            ===            ===         ===         ===              ===

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 1999                                        DECEMBER 31, 1999
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............        $ 6            $ 3         $--         $ 2              $ 7
  Environmental contingencies.......         43              4           2           1               48
                                            ---            ---         ---         ---              ---
                                            $49            $ 7         $ 2         $ 3              $55
                                            ===            ===         ===         ===              ===

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 2000                                        DECEMBER 31, 2000
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............        $ 7            $ 1         $--         $(1)             $ 9
  Environmental contingencies.......         48              5           2           3               52
                                            ---            ---         ---         ---              ---
                                            $55            $ 6         $ 2         $ 2              $61
                                            ===            ===         ===         ===              ===

EASTMAN LOGO

                                November 9, 2001

Dear Fellow Shareowner:

    The board of directors of Eastman Chemical Company has approved a spin-off which would result in Eastman Chemical becoming two independent, publicly-traded companies:

    - Eastman Company, which will be a global manufacturer of specialty chemicals and plastics, including the coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics businesses of Eastman Chemical, and which will continue Eastman Chemical's strategic initiatives in less capital intensive businesses; and

    - Voridian Company, which will be a global manufacturer of polyethylene terephthalate polymers, or PET polymers, acetate fibers and polyethylene products.

    The separation of these businesses will be accomplished through a pro rata distribution of 100% of the outstanding common stock of Eastman Company to shareowners of Eastman Chemical, which we refer to as the Distribution, on the record date for the Distribution. As a result of the Distribution, each Eastman Chemical shareowner will:

    - receive one share of Eastman Company common stock for every share of Eastman Chemical common stock they own; and

    - retain their shares in Eastman Chemical (whose name will be changed to Voridian Company).

    We are seeking your approval, as a shareowner of Eastman Chemical, of the Distribution. We believe that the Distribution will allow the management of the two companies, which have distinctly different businesses and operational and strategic requirements, to better focus on the strategic considerations, growth opportunities and resource needs of each respective company. The Distribution will also result in shareowners holding two distinct investments, each with its own investment profile and characteristics. Your board of directors has unanimously approved and recommended, and is seeking your approval of, the Distribution.

    The special meeting of shareowners will be held at the Toy F. Reid Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee 37660, on December 18, 2001, at 11:00 a.m., eastern time, to consider and vote upon the Distribution. Details of this proposal are explained in the accompanying proxy statement.

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SIGNING AND RETURNING A PROXY CARD OR SUBMITTING YOUR PROXY VIA THE INTERNET OR BY TELEPHONE WILL NOT PREVENT YOU FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING. WHETHER YOU CHOOSE TO VOTE BY PROXY CARD, INTERNET OR TELEPHONE, IT WOULD HELP IF YOU VOTED AS SOON AS POSSIBLE. IF YOU DO NOT SUBMIT A PROXY OR VOTE IN PERSON, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE DISTRIBUTION.

    This proxy statement is dated November 9, 2001 and is first being mailed and delivered electronically to shareowners, and made available on the Internet, on or about November 9, 2001. If you are a record holder of shares, an admission ticket for the special meeting is included with your proxy card. If you received our proxy materials from a broker or bank and do not have an admission ticket but you wish to attend the meeting, please call (423) 229-4647.

                                          Sincerely,

                                          /s/ EARNEST W. DEAVENPORT, JR.

                                          Earnest W. Deavenport, Jr.
                                          Chairman and Chief Executive Officer
                                          Eastman Chemical Company

                            EASTMAN CHEMICAL COMPANY
                             100 NORTH EASTMAN ROAD
                           KINGSPORT, TENNESSEE 37660
                                 (423) 229-2000

                             ---------------------

                    NOTICE OF SPECIAL MEETING OF SHAREOWNERS
                        TO BE HELD ON DECEMBER 18, 2001
                             ---------------------

To Our Shareowners:

     A special meeting of shareowners of Eastman Chemical Company will be held at the Toy F. Reid Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee 37660, on December 18, 2001, at 11:00 a.m., eastern time, for the following purposes:

     1. to consider and vote upon a proposal to approve a special dividend to the owners of the outstanding shares of Eastman Chemical common stock of all of the outstanding shares of common stock of Eastman Company, a wholly-owned subsidiary of Eastman Chemical, on a pro rata basis, to be completed in accordance with the terms of a distribution agreement entered into between Eastman Chemical and Eastman Company, referred to as the Distribution; and

     2. to transact any other business as may properly come before the special meeting.

     Eastman Chemical's board of directors has unanimously approved the Distribution and determined that it is in the best interests of Eastman Chemical's shareowners, and unanimously recommends that you vote FOR the Distribution.

     Only shareowners of record at the close of business on November 2, 2001 are entitled to notice of, and to vote at, the special meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. Please vote by proxy in one of these ways:

        - USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card or voting instruction form (if you received the proxy materials by mail from a broker or bank);

        - BY INTERNET at the web address shown on your proxy card or voting instruction form; or

        - MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD OR VOTING INSTRUCTION FORM in the postage-paid envelope provided.

     Signing and returning the proxy card or submitting your proxy via the Internet or by telephone does not affect your right to vote in person if you attend the special meeting.

                                          By order of the Board of Directors

                                          /s/ Theresa K. Lee

                                          Theresa K. Lee
                                          General Counsel and Secretary
                                          Eastman Chemical Company

November 9, 2001

                  JOINT PROXY STATEMENT/INFORMATION STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS........    1
QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION................    2
SUMMARY.....................................................    5
EASTMAN COMPANY SUMMARY FINANCIAL DATA......................    9
EASTMAN CHEMICAL SUMMARY FINANCIAL DATA.....................   11
RISK FACTORS................................................   13
  Risks Relating to the Distribution........................   13
  Risks Relating to Eastman Company.........................   17
  Risks Relating to Voridian................................   21
INFORMATION REGARDING THE SPECIAL MEETING...................   27
THE DISTRIBUTION PROPOSAL...................................   29
  Background and Reasons for the Distribution...............   29
  Reasons for the Recommendation of Eastman Chemical's Board
     of Directors...........................................   29
  Review of Financial Advisors..............................   31
  Eastman Chemical Common Stock Information.................   32
THE DISTRIBUTION............................................   33
  Background................................................   33
  Form of Transaction.......................................   33
  Manner of Effecting the Distribution......................   33
  No Issuance of Fractional Shares..........................   34
  Material United States Federal Income Tax Consequences....   34
  Listing and Trading of Voridian Common Stock and Eastman
     Company Common Stock...................................   36
  Regulatory Approvals......................................   37
  Change of Corporate Name Effective Upon the
     Distribution...........................................   37
  Conditions to the Distribution............................   37
BUSINESS OF EASTMAN COMPANY.................................   38
  Overview..................................................   38
  Industry Overview.........................................   38
  Strategy..................................................   39
  Competitive Strengths.....................................   40
  Coatings, Adhesives, Specialty Polymers and Inks Segment
     (CASPI)................................................   41
  Performance Chemicals and Intermediates Segment (PCI).....   44
  Specialty Plastics Segment (SP)...........................   46
  Strategic Initiatives.....................................   48
  Sales, Marketing and Distribution.........................   49
  Research and Development..................................   50
  Intellectual Property and Trademarks......................   50
  Sources and Availability of Raw Materials and Energy......   50
  Seasonality...............................................   51
  Environmental.............................................   51
  Employees.................................................   52
  Properties................................................   52
  Legal Proceedings.........................................   53
EASTMAN COMPANY SELECTED CONSOLIDATED FINANCIAL DATA........   54
EASTMAN COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............   56
EASTMAN COMPANY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL
  INFORMATION...............................................   69

                                                              PAGE
                                                              ----
EASTMAN COMPANY CAPITALIZATION..............................   75
BUSINESS OF VORIDIAN........................................   76
  Overview..................................................   76
  Industry Overview.........................................   76
  Strategy..................................................   77
  Competitive Strengths.....................................   78
  Polymers Segment (Polymers)...............................   78
  Fibers Segment (Fibers)...................................   81
  Sales, Marketing and Distribution.........................   83
  Research and Development..................................   83
  Intellectual Property and Trademarks......................   83
  Sources and Availability of Raw Materials and Energy......   83
  Seasonality...............................................   84
  Environmental.............................................   84
  Employees.................................................   85
  Properties................................................   85
  Legal Proceedings.........................................   86
EASTMAN CHEMICAL SELECTED CONSOLIDATED FINANCIAL DATA.......   87
EASTMAN CHEMICAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............   88
EASTMAN CHEMICAL UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL
  INFORMATION...............................................  106
EASTMAN CHEMICAL CAPITALIZATION.............................  115
DIVIDEND POLICIES...........................................  116
RELATIONSHIP BETWEEN VORIDIAN AND EASTMAN COMPANY AFTER THE
  DISTRIBUTION..............................................  117
  Agreements Related to Effecting the Distribution..........  117
     Distribution Agreement.................................  117
     Tax Matters Agreement..................................  118
  Agreements Related to Operations After the Distribution...  119
     Administrative Services Agreements.....................  119
     Procurement and Supply Agreements......................  119
     Intellectual Property Transfer and License Agreement...  120
     Operating Agreements...................................  120
     Employee Matters Agreement.............................  120
MANAGEMENT OF EASTMAN COMPANY...............................  125
  Eastman Company Executive Officers and Directors..........  125
  Compensation of Eastman Company Directors.................  127
  Compensation of Eastman Company Named Executive
     Officers...............................................  127
  Severance and Change in Control Arrangements..............  127
MANAGEMENT OF VORIDIAN......................................  130
  Voridian Executive Officers and Directors.................  130
SECURITY OWNERSHIP OF SPECIFIED BENEFICIAL OWNERS AND
  MANAGEMENT OF EASTMAN COMPANY.............................  132
SECURITY OWNERSHIP OF SPECIFIED BENEFICIAL OWNERS AND
  MANAGEMENT OF EASTMAN CHEMICAL............................  135
DESCRIPTION OF EASTMAN COMPANY CAPITAL STOCK................  138
  General...................................................  138
  Common Stock..............................................  138
  Preferred Stock...........................................  138

                                                              PAGE
                                                              ----
  Anti-Takeover Provisions of Eastman Company's Certificate
     of Incorporation and Bylaws and Delaware Law...........  139
     General................................................  139
     Certificate of Incorporation and Bylaw Provisions......  139
     Section 203 of the Delaware General Corporation Law....  141
  Rights Plan...............................................  141
  Transfer Agent and Registrar..............................  143
INDEMNIFICATION AND LIMITATION OF LIABILITY FOR EASTMAN
  COMPANY DIRECTORS AND OFFICERS............................  144
  Indemnification of Liability for Directors and Officers...  144
  Limitation of Liability of Directors......................  145
SUBMISSION OF SHAREOWNER PROPOSALS..........................  145
AVAILABLE INFORMATION.......................................  145
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDIX A -- DISTRIBUTION AGREEMENT........................  A-1
APPENDIX B -- SOLVENCY OPINION..............................  B-1

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/information statement, which is referred to as the proxy statement, contains statements relating to the future results of Eastman Chemical Company and, giving effect to the Distribution, Voridian Company and Eastman Company, including projections and business trends that are "forward-looking" in nature as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this proxy statement relate to matters such as planned capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters; legal proceedings; effects of hedging raw material and energy costs and foreign currencies; global and regional economic conditions; competition; growth opportunities; markets for common stock; supply and demand; volume, price, cost, margin and sales; earnings, cash flow, dividends and other expected financial conditions; expectations and strategies for individual products, segments and businesses, as well as for Eastman Company and Voridian, each as a whole; cash requirements and uses of available cash; financing plans; cost reduction targets; development, production, commercialization and acceptance of new products, services and technologies; and assets and product portfolio changes.

     Forward-looking statements include all statements that are not historical facts, and can be identified by the words "believe," "anticipate," "hope," "estimate," "project," "intend" or "expect," or the negative of these terms or similar expressions. Any forward-looking statements contained in this proxy statement should not be relied upon as predictions of future events. No assurance can be given that the expectations expressed in these forward-looking statements will prove to be correct. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized. Some important factors that could cause actual results to differ materially from those in the forward-looking statements are included with such forward-looking statements and in the section entitled "Risk Factors" in this proxy statement.

     Readers are cautioned not to place undue reliance on the forward-looking statements contained in this proxy statement, which represent Eastman Chemical's management's best judgment as of the date hereof. Except as required by law, neither Eastman Chemical nor, giving effect to the Distribution, Voridian or Eastman Company undertakes responsibility to update these forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further public disclosures made by any of the companies, such as filings made with the Securities and Exchange Commission or press releases, on related subjects.

          AmberGuard(TM), Aqua(TM), Chromspun(R), DuraStar(R), Eastar(R), Eastar Bio(R), Eastotac(R), Elegante(TM), Embrace(TM), Energx(SM), EpB(R), Epolene(R), Estrobond(R), Estron(R), Heatwave(TM), Hifor(TM), Kelvx(TM), Mxsten(R), Provista(R), Spectar(R), Texanol(R), Titan(TM) and VersaTray(R) are currently trademarks or registered trademarks of Eastman Chemical Company. In connection with the Distribution, trademarks related to the business of Eastman Company will be transferred to Eastman Company.

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

Q:  WHAT IS THE DISTRIBUTION?

A: The Distribution is the method by which Eastman Chemical will be separated into two independent, publicly-traded companies:

     - Eastman Company, which will be a global manufacturer of specialty chemicals and plastics, including the coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics businesses of Eastman Chemical, and which will continue Eastman Chemical's strategic initiatives in less capital intensive businesses; and

     - Voridian Company, which will be the new name of Eastman Chemical after the Distribution, will be a global manufacturer of polyethylene terephthalate polymers, or PET polymers, acetate fibers and polyethylene products.

     As part of the Distribution, Eastman Chemical will distribute to its shareowners one share of Eastman Company common stock for every share of Eastman Chemical common stock they own on the record date for the Distribution. Immediately after the Distribution, Eastman Chemical's shareowners will still own all of Eastman Chemical's current businesses, but they will do so through ownership of separate investments in Voridian and Eastman Company.

Q:   WHAT IS EASTMAN COMPANY?

A: Eastman Company is currently a subsidiary of Eastman Chemical and will be spun-off if the Distribution is completed. Eastman Company will own the specialty chemicals and plastics businesses currently operated by Eastman Chemical, which include the following business segments:

     - coatings, adhesives, specialty polymers and inks;

     - performance chemicals and intermediates; and

     - specialty plastics.

     Eastman Company will also include Eastman Chemical's strategic investments, including its investment in Genencor International, Inc., and ShipChem, Inc. The businesses that will be owned and operated by Eastman Company are referred to as the Eastman Company Business throughout this proxy statement.

Q:   WHAT IS VORIDIAN COMPANY?

A: Voridian Company will be the name of Eastman Chemical after the Distribution. Voridian will continue to manufacture PET polymers, acetate fibers and polyethylene products. The businesses that will be owned and operated by Voridian after the Distribution are referred to as the Voridian Business throughout this proxy statement.

Q:   WHY IS EASTMAN CHEMICAL SEPARATING ITS BUSINESSES?

A: Eastman Chemical believes that separating its businesses will result in greater long-term value for each company because:

     - the two businesses are substantially different;

     - the Distribution should allow each company to more effectively tailor its capital resources toward its individual operating needs; and

     - each company will be able to pursue unique, focused corporate strategies and incentives.

     Eastman Chemical further expects that the separation into two publicly-traded companies will enhance investor choices by offering investment opportunities in two highly-focused entities.

Q:   WHY IS THIS TRANSACTION STRUCTURED AS A DISTRIBUTION?

A: Eastman Chemical believes that the Distribution is an effective and tax-efficient way to separate Eastman Chemical's distinctly different businesses. Eastman Chemical has received a ruling from the Internal Revenue Service, or IRS, that, for federal income tax purposes, the Distribution will be tax-free to Eastman Chemical and its shareowners.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will take place at the Toy F. Reid Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee 37660, on December 18, 2001 at 11:00 a.m., eastern time.

Q:   WHAT WILL EASTMAN CHEMICAL SHAREOWNERS RECEIVE IN THE DISTRIBUTION?

A: In the Distribution, Eastman Chemical shareowners will receive one share of Eastman Company common stock for every share of Eastman Chemical common stock they own. At that time, Eastman Chemical will be renamed Voridian Company. Immediately after the Distribution, Eastman Chemical's shareowners will own shares of both Voridian and Eastman Company common stock, which will continue to comprise all of Eastman Chemical's businesses, but they will own them as two separate investments.

Q:   WHAT WILL HAPPEN TO MY "OLD" EASTMAN CHEMICAL SHARE CERTIFICATES?

A: After the Distribution, certificates representing the "old" Eastman Chemical common stock will represent Voridian common stock.

Q:   WHAT DO I NEED TO DO NOW?

A: After reviewing this proxy statement, you should submit your proxy in one of the following ways so that your shares will be represented at the special meeting:

     - use the toll-free telephone number shown on your proxy card or voting instruction form (if you received the proxy materials by mail from a broker or bank);

     - by Internet at the web address shown on your proxy card or voting instruction form; or

     - mark, sign, date and promptly return your proxy card or voting instruction form in the postage-paid envelope provided.

     If a proxy card is signed and returned without an indication of how you would like to vote, the proxy will be voted FOR the Distribution.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will only be permitted to vote your shares if you provide instructions to your broker on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares and be sure to provide your broker with instructions on how to vote your shares. If you do not give voting instructions to your broker, you will, in effect, be voting against the Distribution.

Q: WHAT IF I WANT TO REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR VOTED VIA THE INTERNET OR BY TELEPHONE?

A: You can revoke your proxy or change your vote by sending in a later-dated, signed proxy card or a written revocation to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Secretary, so that it is received before the special meeting. Or you can submit a later-dated proxy via the Internet or by telephone before the special meeting, or attend the special meeting in person and vote. Your attendance at the special meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those voting instructions.

Q: WHAT HAPPENS IF I DO NOT VOTE IN PERSON OR BY PROXY, IF I DO NOT INSTRUCT MY BROKER TO VOTE MY SHARES OR IF I ABSTAIN FROM VOTING?

A: If you do not vote in person or by proxy, or do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as a vote against the Distribution.

Q:   WHEN WILL THE DISTRIBUTION BE COMPLETED?

A: Assuming the Distribution is approved by our shareowners and that all of the other conditions are met or waived, we expect that the Distribution will be completed on or about December 31, 2001.

Q:   WHERE CAN I GET MORE INFORMATION?

A: Eastman Chemical shareowners with additional questions related to the Distribution should contact shareowner services at Eastman Chemical Company, P. O. Box 511, Kingsport, Tennessee 37662, telephone number: (423) 229-4647.

                                    SUMMARY

     This summary and the preceding question and answer section highlight some of the information in this proxy statement but may not contain all of the information that is important to you. To better understand the terms of the Distribution and the matter you are being asked to vote upon, you should read this entire proxy statement carefully, as well as the additional documents referred to in this summary and elsewhere. In this proxy statement, "Eastman Chemical" refers to Eastman Chemical Company on or prior to the date of the Distribution, "Eastman Company" refers to the entity named Eastman Company whose shares will be distributed to Eastman Chemical shareowners in the Distribution, and "Voridian" refers to Voridian Company, which will be the name of Eastman Chemical following the Distribution. Unless otherwise indicated, this proxy statement assumes that the Eastman Company Business has been operated by Eastman Company during applicable time periods.

PARTIES INVOLVED IN THE DISTRIBUTION

Eastman Chemical Company (to be renamed Voridian Company following the Distribution)
100 North Eastman Road
Kingsport, Tennessee 37660
(423) 229-1000

     Eastman Chemical currently owns and operates the businesses that will be owned and operated by Voridian and Eastman Company following the Distribution. As part of the Distribution, Eastman Chemical will distribute to its shareowners 100% of the outstanding shares of Eastman Company common stock and change its name to Voridian. Following the Distribution, the Voridian Business will consist of the following business segments of Eastman Chemical:

     - polymers, which manufactures a broad line of PET polymers and polyethylene products; and

     - fibers, which manufactures acetate tow, Estrobond triacetin plasticizers, acetate yarn, acetate flake and acetyl raw materials.

     Building on Eastman Chemical's market-leading PET polymers business, Voridian expects to remain a market and cost position leader in PET polymers. Additionally, its fibers business is characterized by stable cash flows and long-term customer relationships based on superior customer service.

Eastman Company
Building 280
200 South Wilcox Drive
Kingsport, Tennessee 37660
(423) 229-2000

     The Eastman Company Business will include the following business segments of Eastman Chemical:

     - coatings, adhesives, specialty polymers and inks;

     - performance chemicals and intermediates; and

     - specialty plastics.

     Eastman Company will also include Eastman Chemical's strategic investments, including its investment in Genencor, and ShipChem. Eastman Company believes it maintains a sales leadership position across the specialty chemicals and plastics industry and intends to continue its emphasis on providing innovative customer solutions. In addition, Eastman Company intends to continue to reduce its cost structure and take advantage of growth opportunities in less capital intensive businesses.

DATE, TIME AND PLACE OF THE SPECIAL MEETING (PAGE 27)

     The special meeting of shareowners will be held at the Toy F. Reid Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee 37660, on December 18, 2001, at 11:00 a.m., eastern time.

THE PROPOSAL (PAGE 29)

     At the special meeting, the board of directors of Eastman Chemical will ask you to vote FOR the proposal to approve a special dividend to the owners of the outstanding shares of Eastman Chemical common stock of all of the outstanding shares of common stock of Eastman Company, a wholly-owned subsidiary of Eastman Chemical, on a pro-rata basis, to be completed in accordance with the terms of a distribution agreement entered into between Eastman Chemical and Eastman Company.

SPECIAL MEETING RECORD DATE (PAGE 27)

     The board of directors of Eastman Chemical has fixed the close of business on November 2, 2001 as the record date for determining the holders of record of Eastman Chemical common stock entitled to receive notice of, and to vote at, the special meeting.

VOTING RIGHTS; VOTE REQUIRED (PAGE 27)

     Each Eastman Chemical shareowner of record is entitled to one vote for each share they hold as of the special meeting record date. Approval of the Distribution requires the affirmative vote of the holders of a majority of the shares of Eastman Chemical common stock outstanding. Abstentions and broker non-votes will have the same effect as votes against the Distribution.

REASONS FOR THE DISTRIBUTION (PAGE 29)

     The board of directors of Eastman Chemical, after consulting with, among others, its financial advisors, determined that in order to increase management focus and allow its business units to pursue independent strategies, it should explore strategic alternatives. Eastman Chemical's board of directors determined that it is in the best interests of shareowners to separate its businesses into two independent companies based on the following primary reasons:

     - the businesses of Voridian and Eastman Company are substantially different, with different customers, growth plans and competitive characteristics;

     - the Distribution should allow Voridian and Eastman Company to more effectively tailor each company's capital resources towards its individual operating needs; and

     - Voridian and Eastman Company will each be able to pursue unique, focused corporate strategies and incentives.

DISTRIBUTION OF EASTMAN COMPANY SHARES (PAGE 33)

     The Distribution is the method by which Eastman Chemical will be separated into two independent, publicly-traded companies, Voridian and Eastman Company. As part of the Distribution, Eastman Chemical will distribute to its shareowners one share of Eastman Company common stock for each share of Eastman Chemical common stock they own on the record date for the Distribution, and will change its name to Voridian. Immediately after the Distribution, Eastman Chemical's shareowners will own shares of both Voridian and Eastman Company common stock, which will continue to comprise all of Eastman Chemical's businesses, but they will own them as two separate investments.

EFFECT ON SHAREOWNERS (PAGE 33)

     Upon the Distribution, each Eastman Chemical shareowner will retain his or her shares of Eastman Chemical common stock and, for each share of Eastman Chemical common stock owned by that shareowner on the record date for the Distribution, will receive one share of Eastman Company common stock.

     Following the Distribution, certificates representing the "old" Eastman Chemical common stock will represent Voridian common stock.

RECOMMENDATION OF THE BOARD (PAGE 29)

     The Eastman Chemical board of directors believes that the Distribution is in the best interests of Eastman Chemical shareowners, has unanimously approved the Distribution and recommends that shareowners vote FOR this proposal.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 34)

     Eastman Chemical has received from the IRS a ruling that the Distribution will be tax-free to Eastman Chemical and its shareowners for United States federal income tax purposes. Eastman Chemical expects that its shareowners will apportion their tax basis in Eastman Chemical common stock held immediately before the Distribution among the Voridian common stock and the Eastman Company common stock to be received in the Distribution based on the relative fair market values of each stock.

NO APPRAISAL RIGHTS

     Under Delaware law and Eastman Chemical's certificate of incorporation, Eastman Chemical shareowners have no right of appraisal of the value of their shares in connection with the Distribution.

CONDITIONS TO THE DISTRIBUTION (PAGE 37)

     Eastman Chemical's obligation to complete the Distribution is dependent upon a number of conditions, including:

     - the approval of the Distribution by Eastman Chemical shareowners;

     - the receipt of a solvency opinion from a qualified valuation firm; and

     - the receipt of a ruling from the IRS that the Distribution will be tax-free to Eastman Chemical and its shareowners.

     The distribution agreement also provides that Eastman Chemical may terminate and abandon, or defer, the Distribution at any time prior to its completion, either before or after approval by its shareowners, if, in the opinion of Eastman Chemical's board of directors, such action would be in the best interests of Eastman Chemical and its shareowners.

DIVIDENDS AFTER THE DISTRIBUTION (PAGE 116)

     Following the Distribution, based upon an assumed distribution ratio of one for one, Voridian intends to pay an initial annual cash dividend of between $0.28 and $0.32 per share, and Eastman Company intends to pay an initial annual cash dividend of between $0.80 and $0.88 per share, which, taken together, will be substantially less than the annual rate of the cash dividends currently paid on Eastman Chemical common stock of $1.76 per share. Because many factors can contribute to a limitation on the ability to pay, or advisability of paying, dividends, the payment and level of any cash dividends by Voridian or Eastman Company after the Distribution will ultimately be subject to the discretion of each company's board of directors.

LISTING OF VORIDIAN AND EASTMAN COMPANY COMMON STOCK (PAGE 36)

     Voridian's common stock (i.e., the "old" Eastman Chemical common stock) will continue to trade on the New York Stock Exchange, but, because Eastman Chemical will change its name to Voridian as part of the Distribution, the symbol under which it trades will change from "EMN" to "VR." As a result of the Distribution, the trading market for Voridian's common stock may be significantly different from that of Eastman Chemical's common stock before the Distribution.

     There is currently no public trading market for Eastman Company's common stock. Eastman Company has applied to list its shares of common stock on the New York Stock Exchange under the symbol "EMN," which is the current trading symbol of Eastman Chemical.

RISK FACTORS (PAGE 13)

     You should carefully evaluate the matters set forth under "Risk Factors," in addition to the other information in this proxy statement, when deciding whether to vote for the Distribution.

                                EASTMAN COMPANY

                             SUMMARY FINANCIAL DATA

     The following summary historical financial data of Eastman Company, as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 have been derived from the consolidated financial statements of Eastman Company, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this proxy statement. The summary historical financial data of Eastman Company as of and for the six months ended June 30, 2001 and 2000 are derived from the unaudited consolidated financial statements of Eastman Company, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data in conformity with accounting principles generally accepted in the United States of America. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be achieved for the year ending December 31, 2001.

     The following summary pro forma consolidated financial and other data as of and for the six months ended June 30, 2001 and for the year ended December 31, 2000 have been derived by the application of pro forma adjustments to Eastman Company's historical consolidated financial statements included elsewhere in this proxy statement.

     These data should be read in conjunction with, and are qualified in their entirety by, the information under "Eastman Company Selected Consolidated Financial Data," "Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations," "Eastman Company Unaudited Consolidated Pro Forma Financial Information" and Eastman Company's consolidated financial statements and the related notes, which are included elsewhere in this proxy statement.

                                                      FOR THE YEAR ENDED
                                                         DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                                           ----------------------------------------   -------------------------------------
                                                                            PRO          PRO
                                                   HISTORICAL              FORMA        FORMA             HISTORICAL
                                           --------------------------   -----------   ----------   ------------------------
                                            2000      1999      1998       2000          2001         2001          2000
                                           -------   -------   ------   -----------   ----------   -----------   ----------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
COMBINED STATEMENT OF EARNINGS (LOSS)
  DATA:
Sales....................................  $3,665    $3,187    $2,987     $3,654        $1,909       $1,919        $1,733
Net earnings (loss)......................     162        70       180        172           (34)         (41)           83
UNAUDITED PRO FORMA EARNINGS (LOSS) PER
  SHARE:
Basic....................................  $ 2.11    $ 0.91    $ 2.35     $ 2.24        $(0.44)      $(0.53)       $ 1.08
Diluted..................................    2.10      0.91      2.33       2.23         (0.44)       (0.53)         1.07
Shares used in calculating unaudited pro
  forma earnings (loss) per share:
  Basic(1)...............................    76.7      76.7      76.7       76.7          76.7         76.7          76.7
  Diluted(1).............................    77.3      77.3      77.3       77.3          76.7         76.7          77.3

                                                              AS OF DECEMBER 31,   AS OF JUNE 30, 2001
                                                                  HISTORICAL       -------------------
                                                              ------------------    PRO
                                                               2000       1999     FORMA    HISTORICAL
                                                              -------    -------   ------   ----------
                                                                           (IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.............................................  $  170     $  161    $  429     $  456
Total assets................................................   4,415      3,952     4,575      4,580
Total debt..................................................      --         --     1,300         --
Eastman Chemical equity.....................................   2,858      2,634     1,869      3,163

                                                      FOR THE YEAR ENDED
                                                         DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                                            ---------------------------------------   -------------------------------------
                                                                            PRO          PRO
                                                   HISTORICAL              FORMA        FORMA             HISTORICAL
                                            -------------------------   -----------   ----------   ------------------------
                                             2000      1999     1998       2000          2001         2001          2000
                                            -------   -------   -----   -----------   ----------   -----------   ----------
                                                                             (IN MILLIONS)
OTHER DATA:
EBITDA excluding nonrecurring
  charges(2)(3)...........................   $ 623     $ 524    $ 584      $ 636        $ 226         $ 223        $ 325
EBIT excluding nonrecurring
  charges(2)(3)...........................     335       272      356        348           76            73          183
Cash flows provided by (used in) operating
  activities..............................     462       467      578         --           --           (22)         232
Cash flows used in investing activities...    (390)     (588)    (385)        --           --          (344)         (77)
Cash flows provided by (used in) financing
  activities..............................     (72)      121     (193)        --           --           366         (155)
Capital expenditures......................     156       191      358        156           80            80           55

---------------

(1) Shares used in calculating basic pro forma earnings per share is based on the number of shares expected to be outstanding at the date of distribution (assumed to be equal to the 76.7 million shares of Eastman Chemical common stock outstanding on June 30, 2001). Shares used in calculating diluted earnings per share is based on the number of shares expected to be issued in the Distribution and the dilutive effect of stock options and other stock-based instruments of Eastman Company expected to be issued in the Distribution.
(2) Nonrecurring charges for the first six months of 2001 include charges related to asset impairments and restructurings; the write-off of a prepaid asset related to a supply agreement; and the write-off of in-process research and development related to the Hercules acquisition. Nonrecurring charges for 2000 include charges related to the phase-out of operations at Eastman Company's plants at Rochester, New York and Chocolate Bayou, Texas; write-off of in-process research and development related to the McWhorter acquisition; certain litigation; and a gain on the initial public offering of common stock of Genencor. Nonrecurring charges for 1999 include charges related to employee separations; the phase-out of operations at Eastman Company's plants at Rochester, New York and Chocolate Bayou, Texas; discontinued capital projects; write-off of in-process research and development related to the Lawter acquisition; certain litigation; and reimbursement of previously expensed pension costs related to Holston Defense Corporation. Nonrecurring charges for 1998 include charges related to certain underperforming assets and discontinued capital projects and a fine paid for a violation of the Sherman Act. These items are more fully described in notes 6, 7, 14, 15 and 19 to Eastman Company's consolidated financial statements, contained elsewhere in this proxy statement.
(3) EBITDA excluding nonrecurring charges is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, depreciation, amortization and other income (charges), net, and adding back any applicable nonrecurring charges as discussed in the note above. EBIT excluding nonrecurring charges is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, and other income (charges), net, and adding back any applicable nonrecurring charges as discussed in the note above. Although EBITDA and EBIT are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, Eastman Company's management believes that they are useful to an investor in evaluating Eastman Company because they are widely used in the chemicals industry as measures to evaluate a company's operating performance before its debt expense and cash flow. EBITDA and EBIT do not purport to represent cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with accounting principles generally accepted in the United States of America. In addition, because EBITDA and EBIT are not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by EBITDA and EBIT may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties. On a pro forma basis, Eastman Company had amortization expense of $25 million and $35 million for the first six months of 2001 and for the year ended December 31, 2000, respectively. In connection with the Distribution, all of Eastman Chemical's goodwill and other intangible assets will be contributed to Eastman Company.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                             SUMMARY FINANCIAL DATA

     The following summary historical financial data of Eastman Chemical, as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 have been derived from the consolidated financial statements of Eastman Chemical which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this proxy statement. The summary historical financial data of Eastman Chemical as of and for the six months ended June 30, 2001 and 2000 are derived from the unaudited consolidated financial statements of Eastman Chemical, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data in conformity with accounting principles generally accepted in the United States of America. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be achieved for the year ending December 31, 2001.

     The following summary pro forma consolidated financial and other data as of and for the six months ended June 30, 2001 and for the years ended December 31, 2000, 1999 and 1998 have been derived by the application of pro forma adjustments to Eastman Chemical's historical consolidated financial statements included elsewhere in this proxy statement.

     These data should be read in conjunction with, and are qualified in their entirety by, the information under "Eastman Chemical Selected Consolidated Financial Data," "Eastman Chemical Management's Discussion and Analysis of Financial Condition and Results of Operations," "Eastman Chemical Unaudited Consolidated Pro Forma Financial Information" and Eastman Chemical's consolidated financial statements and the related notes, which are included elsewhere in this proxy statement.

                                      FOR THE YEAR ENDED            FOR THE YEAR ENDED          SIX MONTHS ENDED JUNE 30,
                                         DECEMBER 31,                  DECEMBER 31,          --------------------------------
                                  ---------------------------   --------------------------    PRO
                                          HISTORICAL                    PRO FORMA            FORMA          HISTORICAL
                                  ---------------------------   --------------------------   ------   -----------------------
                                   2000      1999      1998      2000      1999      1998     2001       2001         2000
                                  -------   -------   -------   -------   -------   ------   ------   ----------   ----------
                                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
  EARNINGS (LOSS) DATA:
Sales...........................  $5,292    $4,590    $4,481    $2,406    $2,103    $2,174   $1,243     $2,746       $2,533
Net earnings (loss).............     303        48       249       132       (16)       84      (76)      (110)         154
EARNINGS (LOSS) PER SHARE:
Basic...........................  $ 3.95    $ 0.61    $ 3.15    $ 1.72    $(0.20)   $ 1.06   $(0.99)    $(1.44)      $ 2.00
Diluted.........................    3.94      0.61      3.13      1.71     (0.20)     1.06    (0.99)     (1.44)        2.00
Shares used in calculating
  earnings (loss) per share:
  Basic.........................    76.8      78.2      78.9      76.8      78.2      78.9     76.7       76.7         77.0
  Diluted.......................    77.0      78.4      79.5      77.0      78.2      79.5     76.7       76.7         77.2

                                                                   AS OF
                                                               DECEMBER 31,
                                                              ---------------      JUNE 30, 2001
                                                                HISTORICAL      -------------------
                                                              ---------------    PRO
                                                               2000     1999    FORMA    HISTORICAL
                                                              ------   ------   ------   ----------
                                                                          (IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.............................................  $  265   $ (119)  $   71     $  509
Total assets................................................   6,550    6,303    1,904      6,434
Total debt..................................................   2,020    2,105    1,064      2,364
Shareowners' equity (deficit)...............................   1,812    1,759     (268)     1,610

                                         FOR THE YEAR ENDED    FOR THE YEAR ENDED      SIX MONTHS ENDED JUNE 30,
                                            DECEMBER 31,          DECEMBER 31,      -------------------------------
                                        --------------------   ------------------    PRO
                                             HISTORICAL            PRO FORMA        FORMA         HISTORICAL
                                        --------------------   ------------------   -----   -----------------------
                                         2000    1999   1998   2000   1999   1998   2001       2001         2000
                                        ------   ----   ----   ----   ----   ----   -----   ----------   ----------
                                                                 (IN MILLIONS)
OTHER DATA:
EBITDA excluding nonrecurring
  charges(1)(2).......................  $1,002   $699   $832   $367   $175   $248   $183      $ 409        $ 517
EBIT excluding nonrecurring
  charges(1)(2).......................     584    316    478    237     44    122    119        195          314
Cash flows provided by operating
  activities..........................     831    744    731     --     --     --     --         64          378
Cash flows used in investing
  activities..........................    (465)  (715)  (545)    --     --     --     --       (385)        (102)
Cash flows provided by (used in)
  financing activities................    (451)   128   (186)    --     --     --     --        290         (293)
Capital expenditures..................     226    292    500     91    125    167     35        117           78

---------------

(1) Nonrecurring charges for the first six months of 2001 include charges related to asset impairments and restructurings; the write-off of a prepaid asset related to a supply agreement; and the write-off of in-process research and development related to the Hercules acquisition. Nonrecurring charges for 2000 include charges related to the phase-out of operations at Rochester, New York and Chocolate Bayou, Texas; write-off of in-process research and development related to the McWhorter acquisition; certain litigation; and a gain on the initial public offering of common shares of Genencor. Nonrecurring charges for 1999 include charges related to employee separations; the phase-out of operations at Rochester, New York and Chocolate Bayou, Texas; discontinued capital projects; write-off of in-process research and development related to the Lawter acquisition; certain litigation; and reimbursement of previously expensed pension costs related to Holston Defense. In addition, a charge for the write-off of construction in progress related to a PTA plant project is described in note 8 to Eastman Chemical's consolidated financial statements, included elsewhere in this proxy statement. Nonrecurring charges for 1998 included charges related to certain underperforming assets and discontinued capital projects and a fine paid for a violation of the Sherman Act. These items are more fully described in notes 6, 7, 14, 15 and 19 to Eastman Company's consolidated financial statements, included elsewhere in this proxy statement.
(2) EBITDA excluding nonrecurring charges is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, depreciation, amortization and other income (charges), net, and adding back any applicable nonrecurring charges as discussed in the note above. EBIT excluding nonrecurring charges is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes and other income (charges), net, and adding back any applicable nonrecurring charges as discussed in the note above. Although EBITDA and EBIT are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, Eastman Chemical's management believes that they are useful to an investor in evaluating Eastman Chemical because they are widely used in the chemicals industry as measures to evaluate a company's operating performance before its debt expense and cash flow. EBITDA and EBIT do not purport to represent cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with accounting principles generally accepted in the United States of America. In addition, because EBITDA and EBIT are not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by EBITDA and EBIT may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties. On a pro forma basis, Voridian has no amortization expense for any of the periods presented as all goodwill and other intangibles will be contributed to Eastman Company in connection with the Distribution.

                              RECENT DEVELOPMENTS

     On October 25, 2001, Eastman Chemical announced its financial results for the quarter ended September 30, 2001. Sales revenue for the quarter was $1.4 billion, a decrease of 1% from the quarter ended September 30, 2000. This decrease in revenue was due to lower selling prices in all of Eastman Chemical's business segments, partially offset by revenue from recent acquisitions.

     Earnings for the quarter ended September 30, 2001 were $0.55 per diluted share excluding nonrecurring items, as compared to $1.05 per diluted share excluding nonrecurring items in the comparable period in 2000. Including nonrecurring items, earnings for the quarter ended September 30, 2001 were $0.31 per diluted share as compared to $1.27 per diluted share in the comparable period in 2000. This decline in earnings was due to lower capacity utilization as a result of weaker global demand, an unfavorable product mix and higher expenses related to the integration of acquisitions and costs related to ShipChem. Nonrecurring items for the third quarter primarily related to the closure of the Moundville, Alabama, plant, charges related to the ongoing restructuring of Eastman Chemical's fine chemicals product line, costs related to the Distribution and the adjustment of a previously recognized write-off of in-process research and development in connection with a recent acquisition.

                                  RISK FACTORS

     Eastman Chemical shareowners should consider the following factors, as well as the other information described in this proxy statement, before voting on the Distribution.

RISKS RELATING TO THE DISTRIBUTION

  AFTER THE DISTRIBUTION, VORIDIAN AND EASTMAN COMPANY WILL HAVE SUBSTANTIAL BUSINESS ARRANGEMENTS WITH ONE ANOTHER, WHICH MAY ADVERSELY IMPACT THE BUSINESS OF EITHER OR BOTH COMPANIES.

     Following the Distribution, Eastman Company will supply significant amounts of raw materials and energy and significant services to Voridian, and Eastman Company will derive a substantial portion of its revenues from Voridian for the provision of these products and services. The contracts governing these relationships generally have terms of two years. If and when these contracts expire or are otherwise terminated, or if there is otherwise any unfavorable development in the business of either Voridian or Eastman Company so that these obligations cannot be met, there can be no assurance that the other company will be able to find comparable or replacement customers or comparable sources of raw materials, energy or services. This inability to obtain raw materials or services necessary to produce the products or energy or services necessary to run the plant sites, or the inability to sell inventory or provide services, would have an adverse impact on the results of operations of both companies.

  AFTER THE DISTRIBUTION, VORIDIAN WILL OWN FACILITIES LOCATED WITHIN PLANT SITES OWNED BY EASTMAN COMPANY, WHICH MAY ADVERSELY IMPACT THE BUSINESS OF EITHER COMPANY OR BOTH.

     Due to the significant levels of production integration and physical proximity within some of the plant sites owned by Eastman Chemical, after the Distribution Voridian will own facilities located within plant sites owned by Eastman Company. Eastman Company will own a majority of the facilities and real estate at the Kingsport, Tennessee and Longview, Texas plant sites. The remaining facilities located within those plant sites will be owned by Voridian, and Voridian and Eastman Company will establish easements, restrictions and other arrangements designed to provide both parties with access to, and the ability to operate, their businesses at each location, and will enter into operating agreements to ensure the provision of some fundamental services. If these provisions or agreements are ineffective for any reason, there can be no assurance that Voridian or Eastman Company will be able to fully access or conduct operations at its facilities. The inability to gain effective access to, or to operate, all or any portion of these facilities could have an adverse impact on the results of operations of either or both companies.

  NEITHER VORIDIAN NOR EASTMAN COMPANY HAS AN OPERATING HISTORY AS A SEPARATE ENTITY, WHICH MAKES IT DIFFICULT TO ASSESS HISTORICAL PERFORMANCE, AND MAY MAKE IT DIFFICULT TO ACCURATELY FORECAST THEIR FUTURE REVENUES AND OTHER OPERATING RESULTS.

     Following the Distribution, Voridian and Eastman Company will operate as separate, publicly-traded companies. Neither of these companies has an operating history as a separate entity, and each has historically been able to rely on the results of operations, assets and cash flow of the other's business segments. Because the financial information does not reflect changes that are expected to occur as a result of the Distribution, and contains assumptions about Voridian's expenses that may change in the future, neither the historical nor the pro forma financial information included in this proxy statement necessarily reflect the results of operations and financial condition that would have been achieved had the companies operated as independent companies during the periods presented nor are they necessarily indicative of what the companies' future results of operations will be. Their lack of operating histories as separate entities may make it difficult or impossible for analysts or investors to accurately forecast their future revenues and other operating results, which could result in lower stock prices.

  AFTER THE DISTRIBUTION, VORIDIAN AND EASTMAN COMPANY WILL BE SMALLER, LESS DIVERSIFIED COMPANIES THAN EASTMAN CHEMICAL WAS PRIOR TO THE DISTRIBUTION, WHICH MAY RESULT IN FLUCTUATIONS IN RESULTS OF OPERATIONS AND MAY ADVERSELY IMPACT THE BUSINESS OF EITHER COMPANY.

     The Distribution will separate Eastman Chemical's historical businesses into the Voridian Business and the Eastman Company Business. As a result, each of Voridian and Eastman Company will be less diversified and have a narrower business focus than that of Eastman Chemical before the Distribution. This narrow focus means each company will be more dependent on its own, more limited business segments, and will be more vulnerable to changing market conditions, which could have an adverse impact on the business of either company.

  AFTER THE DISTRIBUTION, VORIDIAN AND EASTMAN COMPANY WILL EACH HAVE LESS FINANCIAL STRENGTH, FLEXIBILITY AND PURCHASING POWER THAN EASTMAN CHEMICAL HAD PRIOR TO THE DISTRIBUTION, WHICH MAY RESULT IN INCREASED BORROWING COSTS OR LESS FAVORABLE RAW MATERIAL CONTRACTS.

     After the Distribution, Voridian and Eastman Company may each seek to obtain financing in the bank and/or commercial paper markets, or through public or private issuances of debt securities. These markets are volatile and rates, terms and availability fluctuate based on conditions in the markets and lenders' perceptions of a company's business and financial stability. As smaller, less diversified companies, Voridian and Eastman Company will each have less financial strength and flexibility due to potential increased volatility in earnings and cash flow. These financial risks may result in higher borrowing costs for Voridian or Eastman Company.

     In addition, as separate companies, Voridian and Eastman Company will independently negotiate contracts for raw materials. Each company will be smaller than Eastman Chemical was before the Distribution and will most likely purchase smaller quantities of raw materials than Eastman Chemical did. This lessened purchasing power may result in Voridian or Eastman Company receiving less favorable raw material contracts and paying higher prices for raw materials, which may adversely impact that company's results of operations.

  THE MARKET PRICE OF VORIDIAN'S AND EASTMAN COMPANY'S COMMON STOCK MAY EXPERIENCE FLUCTUATIONS AND VOLATILITY FOLLOWING THE DISTRIBUTION.

     There is currently no public market for Eastman Company common stock, and there can be no assurance as to its trading prices following the Distribution. Until Eastman Company common stock is fully distributed, receives adequate securities research analyst coverage and an orderly trading market develops, its price may fluctuate significantly. There can be no assurance, however, that Eastman Company common stock will receive adequate, or any, research analyst coverage or that an orderly trading market will develop.

     Because of the significant changes that will take place as a result of the Distribution, the trading market for Voridian common stock after the Distribution may be significantly different from that of Eastman Chemical common stock prior to the Distribution. The market may view Voridian as a "new" company after the Distribution, and it may not be covered by research analysts in the same manner as Eastman Chemical has been. There can be no assurance of the market price of Voridian common stock before or after the Distribution and, until an orderly trading market in Voridian common stock is restored following the Distribution, its common stock price may fluctuate significantly. There can, however, be no assurance that an orderly trading market will develop for Voridian common stock.

     Market prices for each of Voridian and Eastman Company common stock will be determined in the marketplace and may be influenced by many factors, including:

     - the depth and liquidity of the market for each company's shares;

     - each company's results of operations;

     - investors' evaluations of the future prospects for each company and their respective industries;

     - each company's dividend policy; and

     - general economic and market conditions.

  THERE MAY BE SUBSTANTIAL CHANGES IN THE SHAREOWNER BASE OF THE TWO NEW COMPANIES, WHICH MAY CAUSE THE PRICE OF EACH COMPANY'S COMMON STOCK TO DECREASE.

     Investors holding Eastman Chemical common stock may hold that common stock because of a decision to invest in a company that operates in multiple markets within the chemicals industry, that pays dividends with a requisite yield or that is included in broad stock market indices, such as the Standard & Poor's 500 Index. Following the Distribution, shares of Eastman Chemical common stock (which will become Voridian common stock) will represent an investment in a smaller company with its business concentrated in PET polymers and acetate fibers. Similarly, shares of Eastman Company will represent an investment in primarily a specialty chemicals company. It is expected that the aggregate dividend to be paid by Voridian and Eastman Company will be substantially lower than the historical dividend paid by Eastman Chemical. These changes may not match some holders' investment strategies or meet minimum criteria for inclusion in stock market indices, which could cause investors to sell the shares of either company's common stock. Excessive selling pressure could cause the market price of each company's common stock to decrease.

  THERE ARE TAX RISKS RELATING TO THE DISTRIBUTION, WHICH COULD HARM THE FINANCIAL CONDITION, OPERATIONS AND CASH FLOWS OF VORIDIAN AND/OR EASTMAN COMPANY AND CAUSE SHAREOWNERS OF VORIDIAN AND/OR EASTMAN COMPANY TO INCUR TAX LIABILITIES.

     Eastman Chemical has received from the IRS a ruling that the Distribution will qualify as a tax-free spin-off under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, or the Code.

     The IRS ruling is based on certain representations that have been made by Eastman Chemical. The ruling may not be relied upon if those representations are incorrect or incomplete in any material respect.

     If the Distribution does not qualify as a tax-free spin-off, then, in general, a federal corporate tax (which would be very substantial) would be payable by Eastman Chemical. This corporate tax would be based on the excess, if any, of the fair market value of Eastman Company's common stock at the time of the Distribution over Eastman Chemical's tax basis for the common stock. This tax, if incurred, would harm the financial condition, operations and cash flows of Voridian and/or Eastman Company, depending on how the companies allocate the burden of the tax.

     In addition, if the Distribution fails to qualify for tax-free treatment for the shareowners, each Eastman Chemical shareowner who receives Eastman Company's common stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the common stock of Eastman Company received. That distribution would be taxable as a dividend to the extent of Eastman Chemical's current and accumulated earnings and profits.

     Even if the Distribution otherwise qualifies for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code, the Distribution may become taxable to Eastman Chemical under Section 355(e) of the Code if 50% or more of the stock of Voridian or Eastman Company is acquired, directly or indirectly, as part of a plan or series of related transactions that include the Distribution. For this purpose, acquisitions (including acquisitions which are neither planned nor accepted or recommended by the management of the company whose stock is acquired) of Voridian's or Eastman Company's stock within two years before or after the Distribution are presumed to be part of this plan, although Voridian or Eastman Company may be able to rebut that presumption. If an acquisition of Voridian's or Eastman Company's stock triggers the application of Section 355(e), Eastman Chemical would recognize taxable gain to the extent that the fair market value of Eastman Company's stock at the time of the Distribution exceeded Eastman Chemical's tax basis for that stock.

     Although any United States federal income taxes imposed in connection with the Distribution generally would be imposed on Eastman Chemical and its shareowners, Voridian and Eastman Company may be liable for all or a portion of these taxes. First, as part of the Distribution, Voridian and Eastman Company will enter into a tax matters agreement. This agreement will generally allocate between the companies the taxes and liabilities relating to a failure of the Distribution to be tax-free. Further, aside from the tax matters agreement, under United States federal income tax laws, Voridian and Eastman Company would be jointly and severally liable for Eastman Chemical's federal income taxes resulting from the Distribution being taxable. This means that even if Eastman Company indemnifies Voridian for a part of the tax liability, either company may still be held liable for the whole amount if the other company fails to fund its share of the entire tax liability.

  VORIDIAN AND/OR EASTMAN COMPANY MAY NOT PAY OR MAY REDUCE DIVIDENDS ON THEIR RESPECTIVE COMMON STOCK, WHICH COULD RESULT IN A DECREASE IN THE PRICE OF EACH COMPANY'S COMMON STOCK. ALTERNATIVELY, THE CONTINUED PAYMENT OF DIVIDENDS MAY REDUCE THE CASH AVAILABLE TO FUND OTHER OPPORTUNITIES.

     The initial annual cash dividends to be paid by Voridian and Eastman Company, in the aggregate, are anticipated to be between $1.08 and $1.20 per share, which is substantially less than the amount historically paid to shareowners of Eastman Chemical. Of this amount, Voridian intends to pay an initial annual cash dividend of between $0.28 and $0.32 per share, and Eastman Company intends to pay an initial annual cash dividend of between $0.80 and $0.88 per share. However, there can be no guarantee that these, or any, dividends will be paid by either company following the Distribution. Each company will continue to evaluate its own dividend policy following the Distribution, recognizing its particular needs to finance its future plans. The actual amount of any dividends will depend on the companies' respective operating results, financial requirements and other factors as they develop over time. Investors may invest in the common stock of Voridian and Eastman Company because of each company's desire and ability to pay dividends. If either company is unwilling or unable to maintain its anticipated dividend in the future, some investors may choose to sell their shares of that company's common stock, which could result in a decrease in the market price of that company's common stock.

  VORIDIAN AND/OR EASTMAN COMPANY MAY NOT BE ABLE TO SATISFY THEIR INDEMNIFICATION OBLIGATIONS RELATED TO THE DISTRIBUTION, WHICH COULD RESULT IN THE OTHER COMPANY INCURRING ADDITIONAL COSTS OF THE DISTRIBUTION AND COULD HARM EACH COMPANY'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

     The distribution agreement and other agreements related to the Distribution entered into between Eastman Chemical and Eastman Company allocate responsibility between Voridian and Eastman Company for various debts, liabilities and obligations. The distribution agreement provides that Eastman Company will indemnify Voridian for the liabilities assumed by Eastman Company under these agreements (including specified liabilities related to the Eastman Company Business which will be contingent liabilities of Voridian by virtue of the structure of the Distribution) and Voridian will indemnify Eastman Company with respect to the liabilities retained by Voridian. However, the availability of any indemnities will depend upon the future financial strength of the indemnifying party. No assurance can be given that either company will be in a financial position to fund its indemnity obligations. If either company is forced to pay costs that otherwise should have been covered by the indemnity obligation of the other, the financial condition, results of operations and cash flows of the paying company could be harmed.

  THERE ARE TAX RISKS ARISING FROM THE DISTRIBUTION THAT COULD DELAY OR PREVENT A SUBSEQUENT CHANGE OF CONTROL OR ACQUISITION OF VORIDIAN OR EASTMAN COMPANY.

     Under Section 355(e) of the Code, the Distribution would be treated as a taxable transaction to Voridian if one or more persons acquire directly or indirectly 50% or more of Eastman Company or Voridian common stock, measured by vote or value, as part of a plan that includes the Distribution. For this purpose, any acquisitions of Voridian's or Eastman Company's stock within two years before or after the Distribution are presumed to be part of that plan, although this presumption is rebuttable. If an acquisition of Eastman Company triggers the application of Section 355(e), under the tax matters agreement, Eastman Company would be required to indemnify Voridian for all or part of the resulting tax. This tax risk and the related indemnification obligation might discourage, delay or prevent a change of control of either company that the shareowners may otherwise consider favorable.

RISKS RELATING TO EASTMAN COMPANY

  EASTMAN COMPANY'S MARKETS ARE HIGHLY COMPETITIVE AND REQUIRE EASTMAN COMPANY TO CONTINUALLY UPDATE ITS PRODUCTS AND SERVICES THROUGH EXPENDITURES IN RESEARCH AND DEVELOPMENT, WHICH EXPENDITURES MAY NOT PROVE TO BE SUCCESSFUL AND MAY ADVERSELY IMPACT ITS RESULTS OF OPERATIONS.

     The specialty chemicals and plastics markets in which Eastman Company operates are highly competitive, dominated by a number of multinational companies and are characterized by substantial investments in research and development, technological change, new product introductions, evolving industry standards and changing customer needs. Eastman Company expects intense competition to continue in its markets, presenting significant challenges to its ability to achieve strong growth rates and acceptable profit margins. In order to remain competitive, Eastman Company must continually innovate, providing customers with new value-added solutions in a timely manner. These projects carry the risks associated with any research and development effort, including cost overruns, delays in delivery and performance problems. Any performance issue that arises with a new product or service could result in loss of customers and may have an adverse impact on Eastman Company's credibility and reputation in the marketplace, as well as result in increased expenses or a loss of revenues.

  IF EASTMAN COMPANY'S MARKETS BECOME MORE PRICE SENSITIVE OR IF IT IS UNSUCCESSFUL IN ENTERING NEW MARKETS AND DEVELOPING NEW SOURCES OF REVENUE, ITS RESULTS OF OPERATIONS MAY SUFFER AND ITS COMMON STOCK PRICE MAY DECLINE.

     To the extent Eastman Company fails to differentiate its products from those of its competitors, it will be forced to compete primarily on price rather than product performance, which may decrease product prices and revenues and adversely affect its results of operations.

     In addition, Eastman Company's growth depends, in significant part, on its ability to successfully enter new markets and develop new sources of revenues to complement its core chemicals business. Eastman Company's strategy includes integrating recently-acquired technologies and products into its existing product lines as well as internally developing new value-added products and services. If Eastman Company is unsuccessful in these initiatives, its results of operations may be adversely impacted and its common stock price may decline.

  SOME OF THE MARKETS IN WHICH EASTMAN COMPANY COMPETES ARE CYCLICAL, WHICH EXPOSES EASTMAN COMPANY TO POTENTIALLY SIGNIFICANT FLUCTUATIONS IN ITS FINANCIAL CONDITION AND COMMON STOCK PRICE.

     Eastman Company sells some of its products into markets that are generally cyclical, and therefore experiences significant fluctuations in prices due to factors beyond Eastman Company's control, such as the amount of industry capacity and the related utilization rates. Eastman Company may not be able to increase or maintain its levels of revenues in periods where incremental capacity additions are not offset by corresponding increases in demand. As a result, Eastman Company is exposed to potentially significant fluctuations in its results of operations, which in turn could adversely affect its financial condition and common stock price.

  EASTMAN COMPANY MAY NOT REALIZE ANY ADDITIONAL BENEFITS FROM ITS COST SAVINGS INITIATIVES AND/OR PRICE INCREASES.

     Eastman Company has undertaken, and will continue to undertake, productivity and cost reduction initiatives related to its recent acquisitions and organizational restructurings to improve performance and generate cost savings. There can be no assurance that these will be completed as planned or that the estimated cost savings from these activities will be realized.

     In addition to cost reduction initiatives, Eastman Company is striving to improve margins on its products through price increases, where warranted and accepted by the market; however, Eastman Company's earnings could be negatively impacted should these increases be unrealized, be insufficient to cover increased raw materials costs or have a negative impact on demand and volume.

  THE LOSS OF VORIDIAN AS A CUSTOMER, OR ANY OTHER OF EASTMAN COMPANY'S SIGNIFICANT CUSTOMERS, COULD HAVE AN ADVERSE IMPACT ON ITS REVENUES AND RESULTS OF OPERATIONS.

     Although Eastman Company has an extensive customer base, it relied on its largest 35 customers for approximately 40% of its historical sales in 2000, excluding sales to Voridian. Sales to Voridian represented approximately 17% of Eastman Company's historical sales in 2000. The loss of Voridian as a customer would adversely affect revenues and results of operations, and the loss of any other significant customers could adversely affect revenues and results of operations unless and until the lost business is replaced. Eastman Company believes that it is unlikely that it could replace Voridian as a customer, particularly with respect to the sale of ethylene.

  AS A RESULT OF THE DISTRIBUTION, EASTMAN COMPANY WILL BE REQUIRED TO ENTER INTO NEW FINANCIAL ARRANGEMENTS PRIOR TO THE DISTRIBUTION AND, IF THE NEW ARRANGEMENTS ARE UNFAVORABLE, EASTMAN COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL CONDITION MAY BE ADVERSELY IMPACTED.

     Upon the Distribution, Eastman Company will be required to secure new financing to fund its working capital needs after the Distribution. Based on this need, Eastman Company is in the process of obtaining a revolving credit facility, which is expected to be implemented simultaneously with the Distribution. If Eastman Company executes an agreement on terms that are generally less favorable than are generally available through Eastman Chemical's current financing arrangements, Eastman Company's results of operations or financial condition may be adversely affected.

  FOLLOWING THE DISTRIBUTION, EASTMAN COMPANY WILL BE MORE LEVERAGED THAN EASTMAN CHEMICAL WAS PRIOR TO THE DISTRIBUTION, WHICH MAY RESULT IN GREATER RISK OF FINANCIAL DISTRESS AND/OR INSTABILITY.

     Assuming the Distribution had occurred on June 30, 2001, on a pro forma basis Eastman Company would have had total long-term debt of $1.3 billion. On a pro forma basis, Eastman Company's annual net interest expense would have been $86 million in fiscal 2000 had the Distribution occurred on January 1, 2000. Following the Distribution, Eastman Company will be more leveraged on a relative basis than Eastman Chemical was prior to the Distribution, which may subject Eastman Company to greater risk of financial distress and/or instability.

  EASTMAN COMPANY MAY NOT BE ABLE TO PROTECT ITS INTELLECTUAL PROPERTY, WHICH IS INTEGRAL TO ITS MAINTAINING A COMPETITIVE ADVANTAGE.

     Eastman Company invests significant resources in developing and protecting intellectual property assets, including patents and trademarks such as Spectar and DuraStar copolyesters, which Eastman Company believes provide it with significant competitive advantages. Eastman Company primarily relies on United States and foreign intellectual property laws to protect its intellectual property assets, but these laws provide only limited protection, and in many foreign countries where intellectual property laws are not well developed or poorly enforced, Eastman Company may not be able to adequately protect these rights. If Eastman Company is unable to protect its intellectual property assets, for whatever reason, it may lose its competitive position in the markets in which it competes and its results of operations may be harmed.

  BECAUSE A SIGNIFICANT PERCENTAGE OF EASTMAN COMPANY'S REVENUES COMES FROM SALES OUTSIDE THE UNITED STATES, EASTMAN COMPANY IS SUBJECT TO MARKET FLUCTUATIONS IN FOREIGN CURRENCIES, WHICH COULD HARM RESULTS OF OPERATIONS.

     Eastman Company has manufacturing and marketing operations throughout the world, with approximately 31% of its 2000 historical sales attributable to sales outside the United States. Economic factors, including foreign currency exchange rates, could cause products to become relatively more expensive for customers outside of the United States and reduce demand for products, which could affect its revenues and results of operations. Although Eastman Company utilizes risk management tools to mitigate market fluctuations in foreign currencies, any changes in strategy with regard to risk management tools could also affect results of operations, and there can be no assurance that any measures will result in cost savings or that all market fluctuation exposure will be eliminated.

  EASTMAN COMPANY IS SUBJECT TO A NUMBER OF RISKS SPECIFIC TO THE INTERNATIONAL MARKETS IN WHICH IT OPERATES, WHICH COULD HARM EASTMAN COMPANY'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Eastman Company's businesses are subject to risks specific to the international markets in which it operates, such as changing economic and political conditions, many of which are beyond Eastman Company's control. In particular, the specialty chemicals and plastics businesses are global and are affected by market conditions outside of the United States. These businesses are often subject to, among other matters, foreign government policies and regulations, embargoes, United States government policies relating to international markets and international hostilities. In addition, changes in laws, regulations, or other political factors, such as unexpected changes in regulatory requirements, changes in import or export licensing requirements or political instability in any of the countries in which Eastman Company operates could affect business in that country or region. Although Eastman Company tries to reduce exposure to uncertain international market conditions, it is unable to completely predict or control its amount and mix of business and revenues. To the extent that international businesses are affected by unexpected international market conditions, Eastman Company's results of operations and financial condition could be adversely affected.

     In addition, sales to international markets carry risks in that Eastman Company may face difficulty in enforcing its rights and agreements through foreign legal systems. In particular, Eastman Company faces reduced protection for intellectual property rights in some countries. Further, Eastman Company may face longer accounts receivable collection periods and difficulties and costs of staffing and managing foreign operations. Each of these factors exposes Eastman Company to risk and could increase Eastman Company's costs or reduce its revenues from international sales, which would harm Eastman Company's results of operations.

  EASTMAN COMPANY MAY SUFFER SIGNIFICANT LOSSES RESULTING FROM GENERAL PRODUCT LIABILITY, WHICH MAY HARM EASTMAN COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     As a manufacturer of specialty chemicals and plastics, Eastman Company is at risk for potentially significant product liability and associated losses. Eastman Company cannot predict or protect against all potential losses or liabilities that may arise relating to its products. Eastman Company maintains insurance against many, but not all, potential losses and liabilities, in accordance with customary industry practice and in amounts it believes to be prudent. If any losses or liabilities are not covered by insurance, or if the insurance is insufficient, Eastman Company would be required to satisfy these losses and liabilities and Eastman Company's financial condition and results of operations may be adversely affected.

  EASTMAN COMPANY'S OPERATIONS ARE SUBJECT TO MANY ENVIRONMENTAL, SAFETY AND HEALTH LAWS, REGULATIONS AND REQUIREMENTS THAT ARE CONTINUALLY CHANGING, AND COMPLIANCE MAY REQUIRE ADDITIONAL EXPENSE, WHICH COULD ADVERSELY AFFECT EASTMAN COMPANY'S RESULTS OF OPERATIONS.

     Eastman Company's facilities and businesses are subject to complex health, safety and environmental laws and regulations relating to the use, storage, handling, generation, transportation, emission, discharge, disposal and remediation of, and exposure to, hazardous and non-hazardous substances and wastes in all of the countries in which it does business. The nature of Eastman Company's existing and historical operations exposes it to the risk of liabilities or claims with respect to environmental matters, including on-site and off-site releases and emissions of hazardous and non-hazardous substances and wastes. These liabilities or claims may include costs associated with environmental investigations and remediation activities, as well as plant closure and restoration projects. Further, these liabilities or claims may include capital and other costs associated with environmental compliance matters at its numerous facilities.

     These laws and regulations require, and will continue to require, significant expenditures to remain in compliance, both currently and in the future. Ongoing operations can be affected by unanticipated government enforcement action, which in turn is influenced by the nature of an allegation and the complexity of the site. Likewise, changes in chemical control regulations and testing requirements can increase costs or result in product discontinuation. Remedial requirements at contaminated sites are dependent on the nature of the remedy, the outcome of negotiations with regulatory agencies and other potentially responsible parties at multi-party sites, as well as the number and financial viability of other potentially responsible parties. While Eastman Company and Voridian have agreed to indemnification arrangements that apply to environmental matters, Eastman Company cannot be assured that any claim, if asserted, would be enforceable or that Voridian could pay, which could further increase its costs and obligations.

     Further, it is impossible to predict the nature and impact of future judicial, legislative or regulatory developments relating to the environmental protection, health and safety requirements applicable to Eastman Company's operations. Changes in existing laws or regulations, or the discovery of additional environmental liabilities associated with Eastman Company's existing or historical operations, could require Eastman Company to incur material costs or could otherwise significantly harm Eastman Company's business, results of operations or financial condition. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any of these requirements are substantial and not adequately provided for, there could be a material adverse effect on Eastman Company's results of operations and financial condition.

  EASTMAN COMPANY'S STRATEGIC INITIATIVES MAY NOT ACHIEVE THE COMPANY'S OBJECTIVES OR MAY LOSE VALUE.

     As a result of the Distribution, Eastman Company will own some assets in the form of equity investments in other companies, including joint ventures, alliances and other investments. These initiatives, some of which are minority investments in companies that are not managed or controlled by Eastman Company, are subject to all of the risks associated with changes in value of investments, including the market valuation of those companies whose shares are publicly traded. Eastman Company intends to continue its strategic initiatives, including the formation of joint ventures and alliances and to invest in additional businesses, in order to broaden its business capabilities. Additional objectives in pursuing these initiatives are to obtain access to new technologies and service methodologies or an expanded customer base, but these objectives may fail due to undercapitalization, ineffective technology or other factors. There can be no assurance that any of these initiatives will achieve Eastman Company's objectives or that they will benefit Eastman Company's results of operations.

  UNCERTAINTY IN RAW MATERIAL COSTS COULD RESULT IN HIGHER MANUFACTURING EXPENSES AND LOWER REVENUES AND NET INCOME FOR EASTMAN COMPANY.

     Eastman Company relies on strategic raw materials for its operations and utilizes risk management tools, including hedging, as appropriate, to mitigate short-term market fluctuations in raw materials costs. Eastman Company expects to continue to enter into contracts for the purchase of raw materials at prices that are designed to protect it against raw material price increases during their term. These hedging arrangements and purchase contracts could cause Eastman Company to incur higher total costs related to its raw materials than would otherwise be incurred at the time it utilizes the raw materials, and there can be no assurance that any of these measures will result in cost savings or that all market fluctuation exposure will be eliminated. Further, Eastman Company expects to purchase a substantial portion of its raw materials from Voridian and through long-term contracts with a limited number of other suppliers. While Eastman Company plans to take measures to ensure that it maintains an adequate supply of raw materials, there can be no assurance that this supply of raw materials will not be delayed or interrupted, which may result in production delays and decreased revenues.

  EASTMAN COMPANY MAY NOT BE ABLE TO FULLY INTEGRATE ANY OR ALL OF ITS RECENT ACQUISITIONS IN A COST-EFFICIENT MANNER, WHICH MAY ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

     Over the past three years, Eastman Chemical has made acquisitions as part of its growth strategy, which have added new business operations to the Eastman Company Business. Eastman Company expects to continue to integrate these acquired businesses into its processes to take advantage of cost-saving and synergy opportunities. However, the process of integrating these acquisitions may take significant time and resources and there can be no assurance that any acquired company or technology will be successfully integrated on a timely and cost-efficient basis or that the acquired company or technology will achieve projected operating earnings targets.

  DELAWARE LAW CONTAINS, AND EASTMAN COMPANY'S CERTIFICATE OF INCORPORATION, BYLAWS AND RIGHTS PLAN WILL CONTAIN, PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL OF EASTMAN COMPANY.

     Provisions of Eastman Company's certificate of incorporation, bylaws and rights plan, and provisions of applicable Delaware law, may discourage, delay or prevent a merger or other change of control that shareowners may consider favorable. The provisions of Eastman Company's certificate of incorporation and bylaws, among other things, will:

     - provide for a classified board of directors, with members of each class to be elected in staggered three-year terms;

     - prevent Eastman Company's shareowners from acting without a meeting;

     - regulate how shareowners may present proposals or nominate directors for election at annual meetings; and

     - authorize Eastman Company's board of directors to issue up to 50,000,000 shares of preferred stock with rights, preferences, privileges and restrictions, including voting rights, that could be senior to those of its common stock, without shareowner approval.

     These provisions may make some corporate actions more difficult and might delay or prevent a change in control of Eastman Company or may make acquiring control of Eastman Company more difficult.

     In addition, Eastman Company's rights plan is designed to protect Eastman Company shareowners in the event of an unsolicited offer and other takeover tactics, which in the opinion of Eastman Company's board of directors could impair the board of directors' ability to represent the interests of shareowners. The provisions of the rights plan may make an unsolicited tender offer more difficult or less likely to occur, or might delay, deter or prevent a takeover. Eastman Company is also subject to provisions of Delaware law, which may restrict or deter a change in control. For a discussion of the applicable provisions of Delaware law, please refer to "Description of Eastman Company Capital Stock -- Anti-Takeover Provisions of Eastman Company's Certificate of Incorporation and Bylaws and Delaware Law" in this proxy statement.

RISKS RELATING TO VORIDIAN

  VORIDIAN WILL INCUR ADDITIONAL COSTS AND EXPENSES TO DEVELOP INTERNAL HUMAN RESOURCES AND ADMINISTRATIVE FUNCTIONS AFTER THE DISTRIBUTION, WHICH MAY ADVERSELY IMPACT ITS RESULTS OF OPERATIONS, AND IF THESE EFFORTS ARE UNSUCCESSFUL OR DELAYED, VORIDIAN'S REPUTATION IN THE MARKETPLACE MAY BE HARMED.

     Although Eastman Chemical has operated as a public company, a significant portion of its management and employees will become employees of Eastman Company after the Distribution. Voridian will be required to incur additional costs and expenses associated with developing the necessary internal human resources and administrative functions to address the needs of its customers and employees and the requirements of its public company status. If Voridian is unsuccessful or delayed in developing these resources, it may lose credibility in the marketplace.

     In addition, except as provided for in agreements between Eastman Chemical and Eastman Company relating to the Distribution, Eastman Company will not be required to provide assistance or services to Voridian. Some of this assistance or these services are only being provided for short periods of time and may be terminated upon the occurrence of specified events. When this assistance or these services are no longer available from Eastman Company, Voridian must obtain them from its own personnel or third parties. This assistance or these services may not be available or, if available, may result in additional costs and expenses to Voridian.

  VORIDIAN WILL NOT HAVE THE RIGHT TO USE THE EASTMAN NAME EXCEPT DURING A BRIEF TRANSITION PERIOD, WHICH WILL REQUIRE VORIDIAN TO MAKE SUBSTANTIAL INVESTMENTS IN MARKETING AND BRAND NAME DEVELOPMENT, WHICH MAY NOT PROVE TO BE SUCCESSFUL.

     Voridian has previously had the benefit of the Eastman name and reputation in marketing its products and in dealing with government officials. One of the challenges facing Voridian will be to develop an identity for itself that is independent of the Eastman name. Voridian will have to make additional advertising and promotion expenditures to position its new name in its markets and cannot predict whether the substitution of a new name will adversely affect its acquisition and retention of customers, its relations with governmental agencies or its financial performance.

  AS A RESULT OF THE DISTRIBUTION, VORIDIAN WILL BE REQUIRED TO ENTER INTO NEW FINANCIAL ARRANGEMENTS PRIOR TO THE DISTRIBUTION, AND IF THE NEW ARRANGEMENTS ARE UNFAVORABLE, VORIDIAN'S RESULTS OF OPERATIONS OR FINANCIAL CONDITION MAY BE ADVERSELY IMPACTED.

     Upon the Distribution, Voridian will be required to secure new financing to retire debt of Eastman Chemical and to fund its working capital needs after the Distribution. Based on this need, Eastman Chemical is in the process of negotiating new credit arrangements for Voridian, which are expected to be implemented in connection with the Distribution. If Voridian enters into arrangements on terms that are significantly less favorable than the current financing terms, Voridian's results of operations or financial condition may be adversely affected.

  FOLLOWING THE DISTRIBUTION, VORIDIAN WILL BE SUBSTANTIALLY MORE LEVERAGED THAN EASTMAN CHEMICAL WAS PRIOR TO THE DISTRIBUTION, WHICH MAY RESULT IN GREATER RISK OF FINANCIAL DISTRESS AND/OR INSTABILITY.

     Assuming the Distribution had occurred on June 30, 2001, on a pro forma basis Voridian would have had total debt of $1.064 billion and negative shareowners' equity of $302 million. On a pro forma basis, Voridian's annual net interest expense would have been $49 million in fiscal 2000 had the Distribution occurred on January 1, 2000. Following the Distribution, Voridian will be substantially more leveraged on a relative basis than Eastman Chemical was prior to the Distribution, which may subject Voridian to greater risk of financial distress and/or instability.

  THE LOSS OF EASTMAN COMPANY, OR ANY OTHER OF VORIDIAN'S SIGNIFICANT CUSTOMERS, COULD HAVE AN ADVERSE IMPACT ON ITS REVENUES AND RESULTS OF OPERATIONS.

     Voridian relied on its largest 15 customers for approximately 40% of the total sales attributable to the Voridian Business in 2000, excluding sales to Eastman Company. Sales to Eastman Company represented approximately 5% of the total sales attributable to the Voridian Business in 2000. The loss of any one of these customers, including Eastman Company, could adversely affect its financial condition and results of operations until that business is replaced.

  THE PET POLYMERS MARKET IS CYCLICAL, WHICH EXPOSES VORIDIAN TO POTENTIALLY SIGNIFICANT FLUCTUATIONS IN ITS RESULTS OF OPERATIONS.

     The PET polymers market is cyclical and experiences periods of incremental increased capacity which are greater than corresponding incremental increases in demand. These periods result in fluctuations in industry capacity utilization and other factors beyond Voridian's control. Voridian may not be able to maintain its prices and level of overall PET polymers sales in periods of excess capacity. Voridian expects this trend to continue in the near future. As a result, Voridian may be unable to maintain sales volumes at desired price levels, which in turn could adversely affect Voridian's financial condition, results of operations and common stock price.

  VORIDIAN'S MARKETS ARE HIGHLY COMPETITIVE AND REQUIRE VORIDIAN TO CONTINUALLY UPDATE ITS PRODUCTS AND SERVICES THROUGH EXPENDITURES IN RESEARCH AND DEVELOPMENT, WHICH EXPENDITURES MAY NOT PROVE TO BE SUCCESSFUL AND MAY ADVERSELY IMPACT ITS RESULTS OF OPERATIONS.

     The PET polymers market in which Voridian competes is characterized by technological change, new product introductions, evolving industry standards and changing customer needs and preferences. In order to remain competitive, Voridian must continually be innovative. These projects carry the risks associated with any research and development effort, including cost overruns, delays in delivery and performance problems. Any performance issue that arises with a new product or service, particularly in the PET polymers market where reliability of supply is a major competitive factor, could result in loss of customers and may have an adverse impact on Voridian's credibility and reputation in the marketplace, as well as result in a loss of revenues.

  VORIDIAN MAY NOT REALIZE ANY ADDITIONAL BENEFITS FROM ITS COST SAVINGS INITIATIVES AND/OR PRICE INCREASES.

     Voridian has undertaken, and will continue to undertake, productivity and cost reduction initiatives and organizational restructurings to improve performance and generate cost savings. There can be no assurance that these will be completed as planned or that the estimated cost savings from these activities will be realized.

     In addition to cost reduction initiatives, Voridian is striving to improve margins on its products through price increases, where warranted and accepted by the market; however, Voridian's earnings could be negatively impacted should these increases be unrealized, not be sufficient to cover increased raw materials costs or have a negative impact on demand and volume.

  VORIDIAN MAY NOT BE ABLE TO PROTECT ITS OWNED OR LICENSED INTELLECTUAL PROPERTY, WHICH IS INTEGRAL TO ITS MAINTAINING A COMPETITIVE ADVANTAGE.

     Voridian invests significant resources in developing and protecting, and procuring licenses for, intellectual property assets which it believes provide it with significant competitive advantages. Voridian primarily relies on United States and foreign intellectual property laws to protect its intellectual property assets, but these laws provide only limited protection, and in many foreign countries where intellectual property laws are not well developed or poorly enforced, Voridian may not be able to adequately protect these rights. If Voridian is unable to protect its intellectual property assets, for whatever reason, or is unable to obtain or maintain licenses, it may lose its competitive position in the markets in which it competes and its results of operations may be harmed.

  UNCERTAINTY IN RAW MATERIAL COSTS COULD RESULT IN HIGHER MANUFACTURING EXPENSES AND LOWER REVENUES AND NET INCOME FOR VORIDIAN.

     Voridian relies on strategic raw materials for its operations and utilizes risk management tools, including hedging, as appropriate, to mitigate short-term market fluctuations in raw material costs. Voridian expects to continue to enter into contracts for the purchase of raw materials at prices that are designed to protect it against raw material price increases during their term. These hedging arrangements and purchase contracts could cause Voridian to incur higher total costs related to its raw materials than would otherwise be incurred at the time it utilizes the raw materials and there can be no assurance that any of these measures will result in cost savings or that all market fluctuation exposure will be eliminated. Further, Voridian purchases a substantial portion of its raw materials from a limited number of suppliers, including Eastman Company, which will be Voridian's largest supplier, primarily with respect to ethylene for polyethylene. While Voridian takes measures to ensure that it maintains an adequate supply of raw materials, there can be no assurance that supply of raw materials will not be delayed or interrupted, resulting in production delays and decreased revenues.

  VORIDIAN MAY SUFFER SIGNIFICANT LOSSES RESULTING FROM GENERAL PRODUCT LIABILITY, WHICH MAY HARM VORIDIAN'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Voridian is at risk for potentially significant product liability and associated losses. Voridian cannot predict or protect against all potential losses or liabilities that may arise relating to its products. Voridian maintains insurance against many, but not all, potential losses and liabilities, in accordance with customary industry practice and in amounts it believes to be prudent. If any losses or liabilities are not covered by insurance, or if the insurance is insufficient, Voridian would be required to satisfy these losses and liabilities and Voridian's financial condition and results of operations would be adversely affected.

  VORIDIAN'S OPERATIONS ARE SUBJECT TO MANY ENVIRONMENTAL, SAFETY AND HEALTH LAWS, REGULATIONS AND REQUIREMENTS THAT ARE CONTINUALLY CHANGING, AND COMPLIANCE MAY REQUIRE ADDITIONAL EXPENSE, WHICH COULD ADVERSELY AFFECT VORIDIAN'S RESULTS OF OPERATIONS.

     Voridian's facilities and businesses are subject to complex health, safety and environmental laws and regulations relating to the use, storage, handling, generation, transportation, emission, discharge, disposal and remediation of, and exposure to, hazardous and non-hazardous substances and wastes in all of the countries in which it does business. The nature of Voridian's existing and historical operations exposes it to the risk of liabilities or claims with respect to environmental matters, including on-site and off-site releases and emissions of hazardous and non-hazardous substances and wastes. These liabilities or claims may include costs associated with environmental investigations and remediation activities, as well as plant closure and restoration projects. Further, these liabilities or claims may include capital and other costs associated with environmental compliance matters at its numerous facilities.

     These laws and regulations require, and will continue to require, significant expenditures to remain in compliance, both currently and in the future. Ongoing operations can be affected by unanticipated government enforcement action, which in turn is influenced by the nature of an allegation and the complexity of the site. Likewise, changes in chemical control regulations and testing requirements can increase costs or result in product discontinuation. Remedial requirements at contaminated sites are dependent on the nature of the remedy, the outcome of negotiations with regulatory agencies and other potentially responsible parties at multi-party sites, as well as the number and financial viability of other potentially responsible parties. While Voridian and Eastman Company have agreed to indemnification arrangements that apply to environmental matters, Voridian cannot be assured that any claim, if asserted, would be enforceable or that Eastman Company could pay, which could further increase its costs and obligations.

     Further, it is impossible to predict the nature and impact of future judicial, legislative or regulatory developments relating to the environmental protection, health and safety requirements applicable to Voridian's operations. Changes in existing laws or regulations, or the discovery of additional environmental liabilities associated with Voridian's existing or historical operations, could require Voridian to incur material costs or could otherwise significantly harm Voridian's business, results of operations or financial condition. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any of these requirements are substantial and not adequately provided for, there could be a material adverse effect on Voridian's results of operations and financial condition.

  BECAUSE A SIGNIFICANT PERCENTAGE OF VORIDIAN'S REVENUES COMES FROM SALES OUTSIDE THE UNITED STATES, VORIDIAN IS SUBJECT TO MARKET FLUCTUATIONS IN FOREIGN CURRENCIES, WHICH COULD HARM RESULTS OF OPERATIONS.

     Voridian has manufacturing and marketing operations throughout the world, with approximately 53% of the total sales attributable to the Voridian Business in 2000 derived from sales outside the United

States. Economic factors, including foreign currency exchange rates, could cause products to become relatively more expensive for customers outside the United States and reduce demand for products, which could affect its revenues and results of operations. Although Voridian utilizes risk management tools to mitigate market fluctuations in foreign currencies, any changes in strategy with regard to risk management could also affect results of operations, and there can be no assurance that any measures will result in cost savings or that all market fluctuation exposure will be eliminated.

  VORIDIAN IS SUBJECT TO A NUMBER OF RISKS SPECIFIC TO THE INTERNATIONAL MARKETS IN WHICH IT OPERATES, WHICH COULD HARM VORIDIAN'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Voridian's businesses are subject to risks specific to the international markets in which it operates, such as changing economic and political conditions, many of which are beyond Voridian's control. In particular, the polymers and acetate fibers businesses are global and are affected by market conditions outside of the United States. These businesses are often subject to, among other matters, foreign government policies and regulations, embargoes, United States government policies relating to international markets and international hostilities. In addition, changes in laws, regulations, or other political factors, such as unexpected changes in regulatory requirements, changes in import or export licensing requirements or political instability in any of the countries in which Voridian operates could affect business in that country or region. Although Voridian tries to reduce exposure to uncertain international market conditions, it is unable to completely predict or control its amount and mix of business and revenues. To the extent that international businesses are affected by unexpected international market conditions, Voridian's results of operations and financial condition could be adversely affected.

     In addition, sales to international markets carry risk in that Voridian may face difficulty in enforcing its rights and agreements through foreign legal systems. In particular, Voridian faces reduced protection for intellectual property rights in some countries. Further, Voridian may face longer accounts receivable collection periods and difficulties and costs of staffing and managing foreign operations. Each of these factors expose Voridian to risk and could increase Voridian's costs and reduce its revenues from international sales, which would harm Voridian's results of operations.

  VORIDIAN HAS SIGNIFICANT OBLIGATIONS FOR HEALTH, WELFARE, PENSION AND POST-RETIREMENT BENEFITS FOR ITS EMPLOYEES AND RETIREES OF EASTMAN CHEMICAL, WHICH COULD HAVE AN ADVERSE EFFECT ON VORIDIAN'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Voridian provides various unfunded health, welfare, pension and post-retirement benefits to inactive and retired employees, and has agreed to retain all of that liability following the Distribution for those employees who retired from Eastman Chemical prior to the Distribution. On a pro forma basis, assuming the Distribution had occurred on June 30, 2001, Voridian would have recorded $636 million relating to these liabilities. If Voridian's estimate is proven inaccurate, cash expenditures and costs could be materially greater than those reflected in its financial statements. This could have an adverse effect on Voridian's business, financial condition and results of operations.

     DELAWARE LAW, AND VORIDIAN'S CERTIFICATE OF INCORPORATION, BYLAWS AND RIGHTS PLAN, CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL OF VORIDIAN.

     Provisions of Voridian's certificate of incorporation, bylaws and rights plan, and provisions of applicable Delaware law, may discourage, delay or prevent a merger or other change of control that shareowners may consider favorable. The provisions of Voridian's certificate of incorporation and bylaws, among other things:

     - provide for a classified board of directors, with members of each class to be elected in staggered three-year terms;

     - prevent Voridian's shareowners from acting without a meeting;

     - regulate how shareowners may present proposals or nominate directors for election at annual meetings; and

     - authorize Voridian's board of directors to issue up to 50,000,000 shares of preferred stock with rights, preferences, privileges and restrictions, including voting rights, that could be senior to those of its common stock, without shareowner approval.

     These provisions may make some corporate actions more difficult and might delay or prevent a change in control of Voridian or may make acquiring control of Voridian more difficult.

     In addition, Voridian's rights plan is designed to protect Voridian shareowners in the event of an unsolicited offer and other takeover tactics, which in the opinion of Voridian's board of directors could impair the board of directors' ability to represent the interests of shareowners. The provisions of the rights plan may make an unsolicited tender offer more difficult or less likely to occur, or might delay, deter or prevent a takeover. Voridian is also subject to provisions of Delaware law, which may restrict or deter a change in control.

                   INFORMATION REGARDING THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting relating to the Distribution will be held at the Toy F. Reid Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee 37660, on December 18, 2001, at 11:00 a.m., eastern time.

MATTER FOR CONSIDERATION AT THE SPECIAL MEETING

     At the special meeting, the shareowners of Eastman Chemical will be asked to consider and vote on the proposal to approve a special dividend to the owners of the outstanding shares of Eastman Chemical common stock of all of the outstanding shares of common stock of Eastman Company, a wholly-owned subsidiary of Eastman Chemical, on a pro rata basis, to be completed in accordance with the terms of the distribution agreement entered into between Eastman Chemical and Eastman Company.

     THE BOARD OF DIRECTORS OF EASTMAN CHEMICAL UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE FOR THE DISTRIBUTION.

RECORD DATE; SHAREOWNERS ENTITLED TO VOTE; VOTING RIGHTS

     Eastman Chemical's board of directors has fixed the close of business on November 2, 2001 as the record date for the determination of shareowners entitled to receive notice of, and to vote at, the special meeting. Only holders of record of shares of common stock as of the record date will be entitled to notice of, and to vote at, the special meeting.

     As of the record date, there were 77,105,150 shares of Eastman Chemical common stock issued and outstanding. Holders of common stock are entitled to one vote for each share of common stock they hold as of the record date.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock of Eastman Chemical entitled to vote at the special meeting is necessary to constitute a quorum to conduct business at the special meeting. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee (like a broker or bank) holding shares in "street name" as the registered holder for a beneficial owner does not vote on the proposal because the nominee has not received voting instructions from the beneficial owner.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding shares of Eastman Chemical common stock is required to approve the Distribution. If the Distribution is not approved by the holders of at least a majority of the outstanding shares of Eastman Chemical common stock, the Distribution will not be completed. If you execute and return your proxy without indicating how you want to vote, your shares will be voted by proxy FOR the Distribution. Abstentions and broker non-votes will have the effect of votes cast against the Distribution.

VOTING BY PROXY

     By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint James P. Rogers, Eastman Chemical's Chief Financial Officer, and Theresa K. Lee, Eastman Chemical's General Counsel and Secretary, to represent you at the special meeting and direct them to vote your shares at the special meeting. Shares of common stock represented by proxy will be voted by the proxy holders at the special meeting in accordance with the instructions indicated in the proxy appointment.

     Shareowners of record may vote by proxy in one of three ways:

     - by telephone: call (800) 542-1160 and use the control number listed on your proxy card;

     - via the Internet: visit the www.proxyvoting.com/eastman web site and use the control number listed on your proxy card; or

     - by mail: mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

     The Internet and telephone voting procedures are designed to authenticate shareowner identities, to allow shareowners to give voting instructions and to confirm that shareowners' instructions have been recorded properly. Shareowners voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be borne by the shareowner.

     If your shares are held in "street name" through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to shareowners who own their Eastman Chemical shares through certain banks and brokers.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before its exercise at the special meeting by either:

     - giving written notice of revocation to the Secretary of Eastman Chemical;

     - executing and delivering a later-dated, signed proxy card or submitting a later-dated proxy via the Internet or by telephone before the special meeting; or

     - voting in person at the special meeting.

     Any written notices of revocation or other communications relating to revocation of proxies should be sent to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Secretary, so that they are received before the special meeting.

OTHER MATTERS

     Eastman Chemical's board of directors is not currently aware of any business to be acted upon at the special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the special meeting, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

PROXY SOLICITATION COSTS

     Eastman Chemical will bear the cost of soliciting proxies. In addition to the solicitation of shareowners by mail and electronic delivery, proxies may be solicited by telephone, facsimile, personal contact and similar means by directors, officers or employees of Eastman Chemical, none of whom will be specially compensated for those activities. Upon request, Eastman Chemical will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. Georgeson Shareholder Communications has been retained by Eastman Chemical to aid in the solicitation of proxies, at a cost of $25,000 plus expenses.

                           THE DISTRIBUTION PROPOSAL

BACKGROUND AND REASONS FOR THE DISTRIBUTION

     Eastman Chemical, directly and through its subsidiaries, currently engages in:

     - the global manufacture of specialty chemicals and plastics, including coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics, as well as strategic initiatives in less capital intensive businesses, all of which is referred to as the Eastman Company Business in this proxy statement; and

     - the global manufacture of PET polymers, acetate fibers and polyethylene products, which is referred to as the Voridian Business in this proxy statement.

     The board of directors of Eastman Chemical has decided, for the reasons below, to distribute to Eastman Chemical's shareowners all of the outstanding common stock of Eastman Company. After the completion of the Distribution, Eastman Company will conduct the Eastman Company Business, and Eastman Chemical will be renamed Voridian Company and will conduct the Voridian Business.

     Beginning in late 2000, Eastman Chemical's board of directors began considering strategic options regarding the businesses of Eastman Chemical. During January 2001, Eastman Chemical's management and advisors continued to consider alternatives that might be available to Eastman Chemical. At a meeting in January 2001, Eastman Chemical's board of directors discussed the various strategic options considered by Eastman Chemical in the past months and analyzed the possibility of separating Eastman Chemical into two independent companies through a potential spin-off transaction.

     Throughout January 2001, Eastman Chemical's management continued to explore the concept of a spin-off, and at the February 2001 Eastman Chemical board of directors' meeting, the board authorized management to pursue a spin-off transaction, subject to the board of directors' absolute discretion to abandon the proposed transaction, and authorized the chief executive officer to explore this possibility by hiring an investment banker and outside legal counsel. On February 5, 2001, Eastman Chemical publicly announced its intention to pursue a spin-off, although the ultimate structure of the spin-off was not yet determined. Since that time, Eastman Chemical's management and legal and financial advisors have addressed business, legal and financial issues and prepared the necessary documentation to effect a spin-off, which will take the form of the Distribution. Specifically, at the regularly scheduled August 2001 Eastman Chemical board of directors' meeting, the board determined that it was in the best interests of the shareowners that management continue to pursue a plan that would result in the Distribution, subject to the board's continued discretion to abandon the plan. At a special meeting in August 2001, Eastman Chemical's board of directors received updates on the company's progress in pursuit of this plan. Throughout this period, management, along with its legal and financial advisors, continued to address issues and prepare the documentation relating to the Distribution. On October 25, 2001, the board of directors formally approved the Distribution pursuant to the terms of the distribution agreement, and recommended that the shareowners approve it, as being in the best interests of Eastman Chemical shareowners, and authorized management to take all actions to complete the Distribution.

REASONS FOR THE RECOMMENDATION OF EASTMAN CHEMICAL'S BOARD OF DIRECTORS

     Eastman Chemical's board of directors believes that the Distribution is in the best interests of Eastman Chemical's shareowners and that the separation of Eastman Company from Eastman Chemical, which will be renamed Voridian, will enable the respective management teams to focus more closely on their core businesses and provide flexibility for each of the separate companies to grow in the way best suited for its business. After the Distribution, Voridian and Eastman Company will each be able to pursue separate business strategies that are appropriate for their respective businesses.

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

     For the following reasons, Eastman Chemical's board of directors believes that the Distribution will provide greater long-term value for each business, which will benefit Eastman Chemical's shareowners through their ownership in two independent companies:

     The Voridian Business and the Eastman Company Business are substantially different, requiring distinct strategies that are best managed independently.

        - The Voridian Business has exhibited different growth characteristics, capital requirements, customer needs and competitive dynamics than the Eastman Company Business and these differences are expected to continue in the future; and

        - The different businesses require inherently different growth strategies in order to maximize their long-term value, and the operation of both of these businesses within a single corporate entity does not provide sufficient flexibility to design and implement these strategies.

     The Voridian Business has exhibited the following characteristics:

        - cyclicality driven by changing supply and demand dynamics for both PET polymers and polyethylene;

        - strong growth in demand for PET polymers and low growth in demand for acetate tow; and

        - competition based primarily on price.

     Success in the Voridian Business requires distinct strategies, including the following:

        - being a low-cost manufacturer through attaining scale-related benefits at high levels of capacity utilization;

        - expanding PET polymers capacity in a capital efficient manner in response to increased demand; and

        - effective management of cash flows through the cycles.

     By contrast, the Eastman Company Business has exhibited the following characteristics:

        - numerous, diversified products sold to a broad customer base;

        - competition based on product performance characteristics and customer needs; and

        - emphasis on technical and customer service.

     Success in the Eastman Company Business requires distinct strategies, including the following:

        - superior customer service through close customer relationships and solutions to benefit specific customers' needs;

        - product innovation and breadth through use of technology to regularly introduce new and enhanced products; and

        - growth through the development of less capital intensive businesses that leverage Eastman Company's capabilities in technology and services.

     The Distribution is expected to allow each of Voridian and Eastman Company to more effectively implement their respective strategies.

     - Instead of each company competing for the capital resources of Eastman Chemical to promote its growth, each will be free to tailor its own capital resources to the areas each believes have the greatest potential to produce attractive returns. Thus, the creation of two separate, publicly-traded entities should facilitate the more effective deployment of capital by each of Voridian and Eastman Company.

     - By separating Eastman Chemical into two independent companies, the management of each company will be able to focus its attention wholly on its respective business, enabling it to respond solely to the characteristics and competitive disciplines of its particular industries. The separation of the two companies should also encourage more targeted relationships with customers and potential strategic partners.

     - Voridian and Eastman Company will be better able to align management incentives with the performance of their respective businesses, as well as promote management focus, discipline and individual accountability. Eastman Chemical has tried in the past to structure management incentives that encourage management to focus on a particular business, rather than on overall corporate performance, by rewarding managers in a manner directly related to the performance of the applicable business. Eastman Chemical's stock-based compensation generally provides management with proper incentives to enhance shareowner value, but to the extent that the overall financial performance, and therefore the stock price performance, of Eastman Chemical is based in part on factors that are unrelated to the performance of any manager's particular business, this incentive is diluted and less effective. The value and effectiveness of stock options and similar compensation plans in creating the desired incentives will be enhanced by providing management of each company with incentives based on the performance of the particular business.

     In addition, there are several other benefits that are expected to be achieved through the Distribution, including the following:

     - enhancing the ability for each of Voridian and Eastman Company to pursue acquisitions and other investment opportunities by providing differentiated access to the capital markets for each operation and by creating more focused acquisition currencies for each business (i.e., separately traded common stock); and

     - creating a separately-focused common stock for each company which will encourage separate investment analyst and other research coverage for Eastman Company as a focused specialty chemicals company and Voridian as a more price-competitive, capital efficient company, each of which will be easier to analyze and compare to other companies within its respective industry sector.

     Eastman Chemical's board of directors considered all of these factors, as well as the advice of its financial advisors referred to below, in connection with its decision to proceed with the Distribution and in determining that the Distribution is in the best interests of Eastman Chemical shareowners. In this regard, Eastman Chemical's board of directors did not assign any particular weight to specific factors, and individual directors may have assigned different weights to different factors.

     EASTMAN CHEMICAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE FOR THE DISTRIBUTION AT THE SPECIAL MEETING.

REVIEW OF FINANCIAL ADVISORS

     As described below, in connection with its evaluation of the Distribution, Eastman Chemical's board of directors received advice from its financial advisor, J.P. Morgan Securities, Inc., or JPMorgan, and received a solvency opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey.

     FINANCIAL REVIEW OF JPMORGAN

     JPMorgan reviewed with Eastman Chemical's board of directors, and assisted Eastman Chemical's management in its evaluation of, financial aspects related to the potential separation of the Eastman Company Business from the Voridian Business, including the stand-alone capital structures of each business. JPMorgan also assisted Eastman Chemical's management in its evaluation of the potential advantages and disadvantages of various alternatives to the Distribution. Evaluation criteria for these alternatives included its feasibility, the potential for each of the management teams to focus more closely on their core businesses and whether the alternative would provide the financial flexibility necessary for future growth for each business. Additionally, JPMorgan reviewed with Eastman Chemical's management and board of directors the trading prices and multiples of selected companies in Eastman Chemical's businesses and other spin-off transactions.

  SOLVENCY OPINION

     Houlihan Lokey delivered an opinion to the board of directors of Eastman Chemical on October 25, 2001 to the effect that, assuming the Distribution is completed as proposed, immediately after and giving effect to the Distribution:

          (i) the fair value and present fair saleable value of Eastman Company's and Voridian's assets, respectively, would exceed each of their stated liabilities and identified contingent liabilities;

          (ii) Eastman Company and Voridian, respectively, should be able to pay their debts and liabilities as they become absolute and mature; and

          (iii) the capital remaining in each of Eastman Company and Voridian, respectively, after the Distribution would not be unreasonably small for the business in which each company is engaged, as management has indicated it is now conducted and is proposed to be conducted following the completion of the Distribution.

     The full text of the solvency opinion is set forth in Appendix B to this proxy statement, and this summary is qualified in its entirety by reference to the text of that opinion. Houlihan Lokey has consented to the inclusion of this summary in, and the attachment of its opinion to, this proxy statement. In addition, Houlihan Lokey has agreed to update its opinion to the Eastman Chemical board of directors as of the date that the board of directors declares the Distribution.

     In rendering its opinion, Houlihan Lokey valued the assets of each of Voridian and Eastman Company as going-concerns (including goodwill), on a pro forma basis, immediately after and giving effect to the Distribution and the indebtedness incurred in connection therewith. The determination of the fair value and present fair saleable value of the assets of Voridian and Eastman Company after the completion of the Distribution were based on generally accepted valuation methodologies.

     In preparing its opinion, Houlihan Lokey relied on the accuracy and completeness of all information supplied or otherwise made available to it by Eastman Chemical, Voridian and Eastman Company, and did not independently verify this information. Its opinion was based on business, economic, market and other conditions existing on the date that the opinion was rendered.

     The opinion was also based on, among other things, a review of the agreements relating to the Distribution, historical and pro forma financial information and specified business information and assumptions relating to Eastman Chemical, Voridian and Eastman Company, including that information contained in this proxy statement, as well as financial forecasts and other data provided by Eastman Chemical, Voridian and Eastman Company relating to the businesses and prospects of Voridian and Eastman Company. Houlihan Lokey also conducted discussions with management of Eastman Chemical, Voridian and Eastman Company relating to the businesses and prospects of Voridian and Eastman Company and conducted those financial studies, analyses and investigations that it deemed appropriate in rendering its opinion.

     Houlihan Lokey was retained to render its opinion because of its familiarity with the businesses and assets of Eastman Chemical, Voridian and Eastman Company and its qualifications, expertise and reputation in appraising and valuing companies. Eastman Chemical has agreed to pay Houlihan Lokey a fee of $300,000 in connection with the delivery of its opinion.

EASTMAN CHEMICAL COMMON STOCK INFORMATION

     The closing price of a share of Eastman Chemical common stock on the New York Stock Exchange on February 2, 2001, the last trading day prior to the public announcement of the Distribution, and on November 8, 2001, the last trading day prior to the date of this proxy statement, was $47.34 and $37.29, respectively.
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

                                THE DISTRIBUTION

BACKGROUND

     On February 5, 2001, Eastman Chemical publicly announced that its board of directors had authorized management to pursue a plan that would result in Eastman Chemical becoming two separate, publicly-traded companies, and on October 25, 2001, Eastman Chemical's board of directors formally approved the Distribution. As a result of the Distribution, 100% of the outstanding shares of Eastman Company will be owned by Eastman Chemical shareowners. On the date of the Distribution, the business of Eastman Company will consist of the businesses that were previously in the coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics segments of Eastman Chemical, as well as Eastman Chemical's strategic initiatives, which have collectively been referred to as the Eastman Company Business in this proxy statement. Eastman Chemical has received a tax ruling from the IRS that the receipt by Eastman Chemical shareowners of the Eastman Company common stock in the Distribution will be tax-free to Eastman Chemical and its shareowners for federal income tax purposes.

FORM OF TRANSACTION

     The Distribution is the method by which Eastman Chemical will be separated into two publicly-traded companies, Voridian and Eastman Company. In the Distribution, Eastman Chemical will distribute to its shareowners shares of Eastman Company common stock, which will represent a continuing interest in the Eastman Company Business. After the Distribution, Eastman Chemical's remaining businesses will be those that were previously in the polymers and fibers segments of Eastman Chemical, and the shares of Eastman Chemical common stock owned by Eastman Chemical shareowners will represent a continuing ownership interest only in that business. In connection with the Distribution, Eastman Chemical will change its name to Voridian Company (and from and after the date of the Distribution, Eastman Chemical common stock will be referred to as Voridian common stock).

MANNER OF EFFECTING THE DISTRIBUTION

     Each Eastman Chemical shareowner of record at the close of business on the date that will be fixed by the Eastman Chemical board of directors as the record date for the Distribution will receive one share of Eastman Company common stock for every share of Eastman Chemical common stock owned. Based on the 77,105,150 shares of Eastman Chemical common stock outstanding as of November 2, 2001, the Distribution will consist of 77,105,150 shares of Eastman Company common stock. On the date of the Distribution, Eastman Chemical will deliver a global certificate representing all of the outstanding shares of Eastman Company common stock to American Stock Transfer & Trust Company, the distribution agent. As soon as practicable thereafter, the distribution agent will deliver the shares of Eastman Company common stock to Eastman Chemical shareowners as of the record date for the Distribution. Eastman Chemical currently intends to distribute the shares of Eastman Company common stock by book entry. If you are a record holder of Eastman Chemical common stock, instead of physical stock certificates, you will receive a statement of your book entry account for the shares of Eastman Company common stock distributed to you. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your book entry account statement.

     If you hold your Eastman Chemical shares through a stockbroker, bank or other nominee, your shares are likely held in "street name," and you are probably not a shareowner of record. In that case, your receipt of Eastman Company common stock depends on your arrangements with the nominee that holds your Eastman Chemical shares for you. Questions relating to the Distribution prior to the date of the Distribution or relating to transfers of Eastman Company common stock after the date of the Distribution should be directed to the distribution agent, American Stock Transfer & Trust Company, at (800) 937-5449 inside the United States or (212) 936-5100 or (718) 921-8200 outside the United States.

     IN ORDER TO BE ENTITLED TO RECEIVE SHARES OF EASTMAN COMPANY COMMON STOCK IN THE DISTRIBUTION, EASTMAN CHEMICAL SHAREOWNERS MUST BE SHAREOWNERS AT THE CLOSE OF BUSINESS ON THE RECORD DATE FOR THE DISTRIBUTION.

NO ISSUANCE OF FRACTIONAL SHARES

     No certificates representing fractional interests in shares of Eastman Company common stock will be issued to Eastman Chemical shareowners as part of the Distribution. After the Distribution, when regular trading in Eastman Company common stock has begun, the distribution agent, acting as agent for Eastman Chemical shareowners otherwise entitled to receive certificates representing fractional shares of Eastman Company common stock, will aggregate and sell all fractional shares in the open market at then prevailing market prices and distribute to each Eastman Chemical shareowner who is entitled to payment in respect of those fractional shares his or her proportionate interest in the proceeds from the sale of the aggregated fractional shares.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes specified material United States federal income tax consequences that should result from the Distribution. This discussion is based on currently operative provisions of the Code, Treasury regulations under the Code and administrative rulings and court decisions, all of which could change. Any change, which may or may not be retroactive, could alter the tax consequences to Eastman Chemical, Eastman Company or the Eastman Chemical shareowners as described herein.

     Eastman Chemical has received from the IRS a ruling that the Distribution will qualify as a tax-free spin-off under Sections 355 and 368(a)(1)(D) of the Code.

     The ruling provides, in part, that for United States federal income tax purposes:

     - no gain or loss will be recognized by Eastman Chemical upon the distribution of its common stock in Eastman Company to the shareowners of Eastman Chemical;

     - no gain or loss will be recognized by (and no amount will be included in the income of) Eastman Chemical's shareowners upon receipt of the Eastman Company common stock;

     - the aggregate basis of Voridian and Eastman Company common stock in the hands of each shareowner of Eastman Chemical immediately after the Distribution will be the same as the aggregate basis of the Eastman Chemical common stock held by those shareowners immediately before the Distribution, with that aggregate basis being allocated between Voridian and Eastman Company common stock in proportion to their respective fair market values; and

     - the holding period of the Eastman Company common stock received by Eastman Chemical shareowners, in each instance, will include the period during which the Eastman Chemical shareowner has held Eastman Chemical common stock with respect to which the Distribution is made, provided that the Eastman Chemical common stock is held as a capital asset on the date of the Distribution.

     The receipt of the ruling from the IRS confirming these conclusions is a condition to the Distribution. Receipt of the IRS ruling confirms that the Distribution is consistent with the requirements for a tax-free spin-off under Sections 355 and 368(a)(1)(D) of the Code and the rules and regulations promulgated thereunder.

     The IRS ruling is based on certain representations that have been made by Eastman Chemical. The ruling may not be relied upon if those representations are incorrect or incomplete in a material respect. Eastman Chemical is not aware of any facts or circumstances that would cause those representations to be incorrect or incomplete in a material respect.

     If the Distribution fails to qualify under Sections 355 and 368(a)(1)(D) of the Code, then, in general, a corporate tax (which would be very substantial) would be payable by Eastman Chemical on the Distribution. This corporate tax would be based on the excess of the fair market value of Eastman Company's common stock at the time of the Distribution over Eastman Chemical's tax basis for the common stock. Under certain circumstances, Eastman Company may have an obligation to indemnify Voridian for part or all of that corporate tax. See the discussion in "Relationship Between Eastman Company and Voridian After the Distribution -- Tax Matters Agreement" and the discussion of Code Section 355(e) below. This corporate tax, if incurred, would significantly harm the financial condition, operations and cash flow of Eastman Company and/or Voridian, depending upon which corporation or corporations bear the burden of the tax.

     In addition, if the Distribution fails to qualify for tax-free treatment for the shareowners, each Eastman Chemical shareowner who receives Eastman Company common stock in the Distribution will generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the common stock of Eastman Company received. That distribution would be taxable as a dividend to the extent of Eastman Chemical's current and accumulated earnings and profits (as increased to reflect Eastman Chemical's gain on a taxable distribution as discussed above). If the amount of the Distribution exceeds Eastman Chemical's current and accumulated earnings and profits (as so increased), each shareowner's allocable share of that excess (based on the number of shares held) would generally be treated first as a non-taxable reduction in the tax basis of the shareowner's Eastman Chemical common stock to the extent of that basis, and thereafter as short-term or long-term capital gain, provided that Eastman Chemical's common stock was held by the shareowner as a capital asset on the date of the distribution. Upon a taxable distribution, the shareowner's tax basis in the common stock of Eastman Company received in the Distribution would equal the fair market value of that common stock on the date of the Distribution, and the shareowner's holding period for the shares of Eastman Company common stock would begin on the day after the date of the Distribution. Shareowners which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividend received deduction and the extraordinary dividend rules. These shareowners should consult their tax advisors with respect to these matters in the event that the Distribution fails to qualify for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code.

     Even if the Distribution otherwise qualifies for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code, the Distribution may become taxable to Eastman Chemical under Section 355(e) of the Code if 50% or more of the stock of Eastman Company or Voridian (the renamed Eastman Chemical) is acquired, directly or indirectly, as part of a plan or series of related transactions that include the Distribution. For this purpose, acquisitions (including acquisitions which are neither planned nor accepted or recommended by the management of the company whose stock is acquired) of Eastman Company's stock or Voridian's stock within two years before or after the Distribution are presumed to be part of that plan, although Eastman Company or Voridian may be able to rebut that presumption. If an acquisition of Eastman Company's stock or Voridian's stock triggers the application of Section 355(e), Eastman Chemical would recognize taxable gain to the extent that the fair market value of Eastman Company's stock at the time of the Distribution exceeded Eastman Chemical's tax basis for the common stock. Under the tax matters agreement between Eastman Chemical and Eastman Company, Voridian (as successor to Eastman Chemical) generally would be responsible for payment of the tax liability resulting from an acquisition of Voridian's stock, and Eastman Company generally would be required to reimburse Voridian for the payment of the tax liability resulting from an acquisition of Eastman Company's stock. This tax liability would be substantial, and there is no assurance that Voridian or Eastman Company would be able to satisfy its obligation under the tax matters agreement. However, since the application of
Section 355(e) generates only a corporate level tax cost, it should not result in any adverse tax consequences to the shareowners.

     United States Treasury regulations require each Eastman Chemical shareowner that receives Eastman Company stock in the Distribution to attach to the shareowner's United States federal income tax return for the year in which that stock is received a detailed statement setting forth data as may be appropriate to show the applicability of Section 355 of the Code to the Distribution. Subsequent to the Distribution, Voridian will provide shareowners who receive Eastman Company common stock in the Distribution with the information necessary to comply with this requirement.

THE ABOVE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES DOES NOT ADDRESS THE EFFECTS OF ANY STATE, LOCAL OR FOREIGN TAX LAWS. MOREOVER, THE SUMMARY MAY NOT BE APPLICABLE TO CERTAIN EASTMAN CHEMICAL SHAREOWNERS WHO, AMONG OTHER CIRCUMSTANCES, ARE EXEMPT FROM FEDERAL INCOME TAX OR WHO ARE NEITHER CITIZENS NOR RESIDENTS OF THE UNITED STATES. ACCORDINGLY, EACH EASTMAN CHEMICAL SHAREOWNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH SHAREOWNER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN TAX LAW THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

LISTING AND TRADING OF VORIDIAN COMMON STOCK AND EASTMAN COMPANY COMMON STOCK

     Voridian common stock (i.e., the "old" Eastman Chemical common stock) will continue to trade on the New York Stock Exchange after the Distribution, but because Voridian will change its name as part of the Distribution, the symbol under which it trades will change from "EMN" to "VR." In addition to changing its name to Voridian, Eastman Chemical will transfer its right to use the trading symbol "EMN" to Eastman Company. Because of the significant changes that will take place as a result of the Distribution, the trading market for Voridian common stock after the Distribution may be significantly different from that of Eastman Chemical's common stock before the Distribution. The market may view Voridian as a "new" company after the Distribution, and it may not be the subject of significant research analyst coverage.

     There is not currently any public trading market for Eastman Company common stock. Eastman Company has applied for listing of its common stock on the New York Stock Exchange under the symbol "EMN", and trading may commence prior to the Distribution on a "when-issued" basis. The New York Stock Exchange allows when-issued trading of securities in specified circumstances prior to the actual issuance of a security, provided that all of the corporate action requisite to an eventual distribution has been completed. Any trades made on a when-issued basis are made contingent on the actual distribution. Neither Eastman Chemical nor Eastman Company can provide any assurance as to the prices at which Eastman Company common stock will trade before (on a when-issued basis), on or after the date of the Distribution. Until Eastman Company common stock is fully distributed and an orderly trading market develops, the price at which it trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for both Voridian and Eastman Company common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market, developments affecting the companies' businesses generally and general economic and market conditions.

     Shares of Eastman Company common stock distributed to Eastman Chemical shareowners will generally be freely transferable, except for shares of Eastman Company common stock received by persons who may be deemed to be "affiliates" of Eastman Company under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Eastman Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Eastman Company, and may include specified officers and directors of Eastman Company, as well as principal shareowners of Eastman Company. Affiliates of Eastman Company will be permitted to sell their shares of Eastman Company common stock only under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

REGULATORY APPROVALS

     Eastman Chemical does not believe that any material United States federal or state or foreign regulatory approvals will be required by law to effect the Distribution. However, the Distribution is conditioned upon the receipt of a ruling from the IRS that the Distribution will generally be tax-free to Eastman Chemical and its shareowners for United States federal income tax purposes.

CHANGE OF CORPORATE NAME EFFECTIVE UPON THE DISTRIBUTION

     The proposed Distribution contemplates the separation of the Eastman Company Business from the Voridian Business. Eastman Chemical's board of directors believes that the "Eastman" name carries a great deal of brand recognition in the specialty chemicals and plastics industry and is important for the long-term success of Eastman Company. In order to avoid consumer confusion, Eastman Chemical and Eastman Company have agreed in the distribution agreement that Eastman Chemical will change its name from Eastman Chemical to Voridian Company upon the effectiveness of the Distribution.

CONDITIONS TO THE DISTRIBUTION

     The Distribution will not occur unless the following conditions are satisfied or waived:

     - Eastman Company's registration statement on Form 10 has been declared effective by the SEC, which occurred on November 9, 2001;

     - this proxy statement has been mailed or otherwise distributed to Eastman Chemical shareowners on the record date for determining the shareowners entitled to vote at the special meeting;

     - Eastman Company's common stock has been approved for listing on the New York Stock Exchange, which has occurred, subject to official notice of issuance;

     - Eastman Company's restated certificate of incorporation and bylaws have become effective;

     - all material regulatory approvals necessary to consummate the Distribution have been received;

     - the tax and employee matters agreements have been entered into by Eastman Chemical and Eastman Company;

     - the Distribution has been approved by Eastman Chemical shareowners;

     - Eastman Chemical has received a ruling from the IRS that the Distribution will be tax-free for federal income tax purposes to Eastman Chemical and its shareowners, which ruling was received on November 1, 2001;

     - Eastman Chemical's and Eastman Company's respective boards of directors have each received a solvency opinion, which is described in more detail in "Background and Reasons for the Distribution -- Review of Financial Advisors -- Solvency Opinion" in this proxy statement;

     - there are no injunctions or other litigation pending against Eastman Chemical attempting to prevent the effectiveness of the Distribution;

     - Eastman Chemical and Eastman Company have fully performed their obligations under the distribution agreement; and

     - the Distribution has been formally approved by Eastman Company's board of directors.

     The distribution agreement also provides that Eastman Chemical may terminate and abandon, or defer, the Distribution at any time prior to its completion, either before or after approval by its shareowners, if, in the opinion of Eastman Chemical's board of directors, such action would be in the best interests of Eastman Chemical and its shareowners.

     Neither Eastman Chemical nor Eastman Company is currently aware of any material condition that is not or will not be satisfied or waived in order to complete the Distribution.

                          BUSINESS OF EASTMAN COMPANY

OVERVIEW

     Eastman Company is a global manufacturer of a diverse portfolio of specialty chemicals and plastics that are used in a wide range of consumer and industrial markets. Eastman Company's competitive advantages arise from its broad product offerings, history of technological innovation, strong operational capabilities and long-standing customer relationships.

     Eastman Company maintains a global presence through its 40 manufacturing sites in 15 countries. The combination of its large, highly integrated manufacturing sites and the ability to standardize manufacturing and business processes at its smaller sites allows Eastman Company to maintain one of the industry's lowest cost positions. In 2000, Eastman Company had historical sales of $3.6 billion.

     Eastman Company's business consists of three strategic operating segments:

     - the CASPI segment, which refers to the coatings, adhesives, specialty polymers and inks operating segment, manufactures raw materials, additives and specialty polymers primarily for the paints and coatings, inks and graphic arts and adhesives markets. In 2000, CASPI generated historical sales of $1.2 billion, representing 33% of Eastman Company's total sales;

     - the PCI segment, which refers to the performance chemicals and intermediates operating segment, manufactures chemicals for agricultural products, fibers, food and beverage ingredients, photographic chemicals, pharmaceutical intermediates, polymer compounding, custom synthesis and chemical manufacturing intermediates. In 2000, PCI generated historical sales of $1.7 billion, representing 47% of Eastman Company's total sales; and

     - the SP segment, which refers to the specialty plastics operating segment, manufactures copolyesters and cellulosic plastics for value-added end uses such as consumer products, medical devices, electrical connectors, medical packaging, heavy gauge sheeting for signs and displays, specialty packaging films and tape. In 2000, SP generated historical sales of $700 million, representing 20% of Eastman Company's total sales.

     As an overlay to its operating segments, Eastman Company will continue to focus on the development of less capital intensive businesses to leverage its capabilities in both technology and services. For instance, Eastman Company currently owns a 42% equity interest in Genencor, a publicly traded biotechnology company, and is involved with Genencor in the development of complementary technologies and processes. Additionally, ShipChem, a wholly-owned subsidiary, was launched in March 2000 to provide logistics outsourcing services to small and mid-sized chemical companies. Eastman Company continuously evaluates and pursues a variety of additional growth opportunities that arise as an extension of its core businesses. Among recent initiatives is the pending development of a service business model using Eastman Company's knowledge of coal gasification operations and technology.

INDUSTRY OVERVIEW

     Eastman Company operates in a variety of markets with varying growth prospects and competitive factors.

     The CASPI business generally competes in the raw materials for paints and coatings, inks and graphic arts and adhesives markets. Eastman Company estimates the worldwide market for paints and coatings raw materials was approximately $24 billion in 2000, while the market for inks and graphic arts chemicals was approximately $5 billion. Growth in these markets in North America and Europe typically coincides with economic growth in general, due to the wide variety of end uses for these applications and the particular dependence on the economic conditions of the market for durable goods, one of this segment's primary end uses. Higher growth sub-markets exist within North America and Europe, driven primarily by increasing governmental regulation. Industry participants are promoting, for example, products and

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

technologies primarily designed to reduce air emissions. Growth outside of North America and Europe is substantially higher, driven primarily by the increasing requirements of industrializing economies.

     The adhesives raw materials market is an approximately $10 billion market, according to Eastman Company estimates. Historically, this market's growth rate has been consistent with general economic growth. In addition to steady overall market growth, Eastman Company believes that greater growth opportunities exist for hot melt adhesives due to their superior performance characteristics and the resulting ability to displace other adhesives.

     The PCI business competes in diverse markets for its intermediates, specialty organic and custom manufacturing chemicals offerings. Specialty organic chemicals products are specifically developed based on product performance criteria, which makes market quantification difficult. Instead, the focus in this market is on specific opportunities for value added products, thus market size, growth opportunities and other industry characteristics are a function of the level and extent to which a producer chooses to participate in niche opportunities driven by these customer specifications. For other PCI products, the markets are varied, from durables to food products to pharmaceuticals and, although opportunities for differentiation on service and product offerings exist, these products compete primarily on price.

     The SP business competes in the market for the development of plastics that meet specific performance criteria, typically determined on an application by application basis. Development is dependent upon a manufacturer's ability to design products that achieve specific performance characteristics determined by the customer, while doing so either more effectively or more efficiently than alternative materials such as polycarbonate and acrylic, metals or glass. Increases in market share are gained through the development of new applications, substitution of plastic for other materials and, particularly, displacement by plastic resins in existing applications. Eastman Company estimates that the market growth for copolyesters, which has historically been high due to the relatively small market size, will be substantially higher than general economic growth due to displacement opportunities. Eastman Company believes the cellulosic plastics markets have been growing, and will continue to grow at or near the rate of the economy in general.

STRATEGY

     Following the Distribution, Eastman Company will be able to more effectively focus its resources on providing its customers with specialty chemicals and plastics products that meet their evolving needs. Eastman Company's objective is to accelerate revenues and earnings growth through exploiting growth opportunities in its core businesses, reducing its cost structure and developing businesses that are less capital intensive. To achieve these objectives, Eastman Company employs operational strategies on both a company-wide and segment by segment basis. The key elements of its company-wide strategy include:

     - EXPLOIT GROWTH OPPORTUNITIES IN CORE BUSINESS

      - DEVELOP NEW SPECIALTY PRODUCTS AND EXPAND INTO NEW MARKETS

      Eastman Company believes it is a market leader based on sales in a number of its product lines and attempts to gain market share through continued innovation and displacement of competitive products with offerings that, among other things, offer greater functionality or better value. For example, Eastman Company is continually developing new products and entering new markets, with products such as DuraStar, Embrace and Provista, all recently developed in the SP segment. In addition, within the CASPI segment, Eastman Company is aggressively introducing coatings products using waterborne, powder and radiation cure technologies to meet the growing requirement for environmentally friendly products. Eastman Company intends to continue to focus on the development of innovative products for its customers, expanding both its customer base and market presence.

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

      - LEVERAGE OPPORTUNITIES CREATED BY THE BROAD CASPI PRODUCT LINE

      Eastman Company has organized the CASPI segment as an integrated platform that combines its leading products and technologies in order to develop additional customer-specific applications. This integrated platform should allow Eastman Company to further benefit from, for instance, its ability to use technology from the adhesives market in applications for the coatings and inks market. Further, Eastman Company is able to offer a broad array of complementary products that customers would otherwise need to obtain from multiple manufacturers, increasing cross selling opportunities.

     - REDUCE COST STRUCTURE

      - REDUCE COSTS AND IMPROVE CAPACITY UTILIZATION

      Eastman Company intends to continue to implement historically successful initiatives to eliminate inefficiencies and unnecessary costs, as well as improve manufacturing processes, all with the goal of improving its overall cost structure. As a result of recent investments in additional capacity, particularly in oxo chemicals and coatings products, Eastman Company is well positioned to achieve benefits from improved capacity utilizations without the need for significant incremental capital investment.

      - INTEGRATE CASPI ACQUISITIONS

      Eastman Company recently completed a number of acquisitions and is currently integrating these acquired businesses into its operations. As part of its integration process, Eastman Company is applying its historical expertise in manufacturing process improvements and supply chain management to these businesses. In particular, Eastman Company has completed the deployment of its management teams among the businesses it has acquired as part of the CASPI growth strategy, and expects to complete the worldwide implementation of its enterprise resource planning systems among these operations in mid-2002.

     - DEVELOP BUSINESSES THAT ARE LESS CAPITAL INTENSIVE

      - DEVELOP CUSTOMER SERVICE ORIENTED INITIATIVES TO LEVERAGE UNIQUE CAPABILITIES

      Eastman Company is expanding beyond its core business of chemicals and plastics manufacturing to develop less capital intensive service businesses that allow Eastman Company to take advantage of its long-term customer relationships, operational skills and technological capabilities. One example is ShipChem, in which Eastman Company leverages its long-standing distribution and logistics capabilities, its strong reputation and brand in the chemicals industry and recent information technologies to create a full-scale outsourcing logistics provider for chemicals industry participants.

      - PURSUE OPPORTUNITIES FOR BUSINESS DEVELOPMENT AND DIVERSIFICATION

      Eastman Company currently has in place and continues to pursue opportunities for joint ventures, equity investments and other alliances. These strategic initiatives are expected to diversify and strengthen Eastman Company's business by providing access to new markets and high-growth areas as well as providing an efficient means of ensuring that Eastman Company is involved in and supportive of technological innovation in or related to the chemicals industry.

COMPETITIVE STRENGTHS

     Eastman Company believes it is in a strong position to successfully execute its business strategy due to its many competitive strengths, which include:

     EASTMAN COMPANY IS A RECOGNIZED INDUSTRY SALES LEADER. The breadth of Eastman Company's product lines, its global scope and its over 80-year history combine to make it a recognized sales leader in specialty chemicals and plastics. Eastman Company believes that it has the ability to provide one of the industry's broadest offerings of value-added products in the markets in which it participates. With 40 manufacturing sites strategically located near key markets, Eastman Company can promptly and effectively respond to diverse customer needs on a global basis. Eastman Company's depth and breadth of product offerings, combined with its customer service orientation, have been key to building a global reputation for customer satisfaction.

     EASTMAN COMPANY IS ONE OF THE MOST VERTICALLY INTEGRATED CHEMICALS MANUFACTURERS. Eastman Company's vertical integration allows it to leverage its resources to achieve significant cost savings and minimize price volatility and supply risk for raw materials and intermediates.

     EASTMAN COMPANY HAS A GLOBAL MANUFACTURING BASE. A significant amount of Eastman Company's historical revenues were generated from sales in the North American region. Recent acquisitions have expanded Eastman Company's manufacturing base and have positioned Eastman Company to cost-effectively capitalize on higher growth rates in other regions through its global manufacturing presence.

     EASTMAN COMPANY HAS DEVELOPED LONG-TERM RELATIONSHIPS WITH ITS CUSTOMERS. Eastman Company has developed long-term relationships with the leading companies in each of the markets it serves based not only on the reliability of its supply but also on a dedication to customer service, technical assistance and innovation.

     EASTMAN COMPANY HAS A HISTORY OF SUCCESS IN PRODUCTIVITY AND PROCESS IMPROVEMENTS. Productivity and process improvements are critical to Eastman Company's ability to further improve its cost structure. Eastman Company has been successful in the past in implementing improvements in manufacturing, supply chain and administrative areas.

     EASTMAN COMPANY IS A LEADER IN RESEARCH AND DEVELOPMENT
CAPABILITIES. Eastman Company has a history of successful product innovation and customer responsiveness that is a direct result of its industry-leading research and development capabilities. For example, in recent years, Eastman Company's research and development function has achieved success in developing new coatings technologies, such as environmentally friendly products for waterborne systems, allowing Eastman Company to derive revenues from previously underserved markets.

COATINGS, ADHESIVES, SPECIALTY POLYMERS AND INKS SEGMENT (CASPI)

  OVERVIEW

     Through CASPI, Eastman Company manufactures binders, liquid vehicles, pigment concentrates and additives, unsaturated polyester resins and polyester and acrylic emulsions, which are integral to the production of paints and coatings, inks and graphic arts, adhesives, textile sizes and other formulated products. Eastman Company focuses on raw materials rather than finished products in order to develop long-term, strategic relationships and achieve preferred supplier status with its customers. In 2000, the CASPI segment had historical sales of approximately $1.2 billion, which represented approximately 33% of Eastman Company's total sales. The full year impact of operating results from the most recent acquisitions is expected to significantly increase CASPI reported sales and its proportion of Eastman Company's total sales.

     Success in the CASPI segment is dependent upon Eastman Company's ability to realize value from the successful integration of recent acquisitions and to capitalize on organic growth opportunities by offering existing products and technologies to new markets and new products and technologies to customers in multiple markets. For these reasons, activities within the CASPI segment are focused on capitalizing on the higher growth rates in environmentally friendly products such as waterborne, radiation curable and powder coating technologies, and on higher growth geographical markets, such as the Asia Pacific and Latin America regions. With the addition of its recent acquisitions, CASPI has stronger technology capabilities and an international presence that better position it to take advantage of new product growth and international opportunities.

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

  PRODUCTS

     CASPI's products consist of binders and resins, liquid vehicles, pigment concentrates and additives, unsaturated polyester resins and polyester and acrylic emulsions. Binders and resins, such as alkyd and polyester resins, hydrocarbon resins and rosins and rosin esters, are used in adhesives as a key component and in paints and inks to form a protective coating or film and bind color to the substrate. Liquid vehicles, such as ester, ketone and alcohol solvents, maintain the binders in liquid form for ease of application. Pigment concentrates and additives, such as cellulosic polymers, Texanol coalescing aid and chlorinated polyolefins, provide different properties or performance enhancements to the end product. Unsaturated polyester resins are used primarily in gel coats and fiberglass reinforced plastics. Polyester and acrylic emulsions are traditionally used as textile sizes to protect fibers during processing in textile manufacturing, and the technology is being extended for use in water based paints, coatings and inks. Additional products are developed in response to, or in anticipation of, new applications where significant value can be achieved. In 2000, sales to the paints and coatings market represented over 50% of CASPI's historical sales, while sales to each of the other markets did not represent more than 20% of CASPI's historical sales.

     The following table describes CASPI's major product groups and the primary
(P) and secondary (S) markets into which those products are sold:

                                                                         MARKETS
                                              --------------------------------------------------------------
                                                                      INKS AND
                                              PAINTS AND COATINGS   GRAPHIC ARTS   ADHESIVES   OTHER MARKETS
                                              -------------------   ------------   ---------   -------------
PRODUCT GROUPS
Binders and resins..........................            P                  P            P             S
Liquid vehicles (solvents)..................            P                  P            S             S
Pigment concentrates and additives..........            P                  P           --             S
Unsaturated polyester resins................           --                 --           --             P
Polyester and acrylic emulsions.............            P                  S            S             P

     GROWTH STRATEGY

     CASPI's market position has been enhanced through a combination of internal product development and strategic acquisitions of products and technology.

     A key element of CASPI's growth strategy is the continued development and implementation of innovative product offerings in high-growth areas that meet customers' evolving needs and improve the quality and performance of customers' end products. Eastman Company believes that its ability to leverage its broad product line and research and development capabilities across the CASPI segment make it uniquely capable of offering a broad array of solutions for new and emerging markets. One example of this type of offering is CMCAB, a new product designed for use in water based coatings. This is an extension of Eastman Company's CAB product, which is an established additive used in solvent based coatings.

     Eastman Company also intends to focus on the expansion of the CASPI segment's product offerings into other high growth areas. These include areas with growth due to specific product developments, such as adhesion promoters, high solids coatings, powder coatings and water based products, as well as growth in geographic areas due to the level and timing of industrial development. Due to Eastman Company's global manufacturing presence, it is strategically positioned to take advantage of areas of high industrial growth.

     Eastman Company also seeks to capitalize on the growth potential in the consolidation of recent acquisitions. Beginning in 1996, Eastman Company has made numerous strategic acquisitions in the CASPI segment to strengthen its technology and asset position. Eastman Company acquired the assets of ABCO Industries, Ltd. to complement its existing polyester size business and provide capacity for acrylic emulsions that can be used in water based coatings, among other things. Eastman Company then acquired specified assets of coatings resins manufacturer Ernst Jager, Fabrik Chemischer Rohstoffe GmBH & Co.

in 1998, which provided greater access to specialty polymer and emulsion manufacturing capacity in Germany, while in 1999, Eastman Company acquired Lawter International, Inc. to strengthen its position in the inks and graphic arts market. In 2000, Eastman Company acquired McWhorter Technologies Inc. and Chemicke Zavody Sokolov to strengthen its position in specialty resins and colorants, waterborne polymers products, acrylic acid, acrylic esters and other specialty products. In 2001, the acquisition of specified assets of Hercules Incorporated made Eastman Company the most diversified manufacturer of adhesive raw materials worldwide. The integration of these acquisitions is expected to continue to be a fundamental component of Eastman Company's growth strategy for the CASPI segment, as Eastman Company believes integration will serve to provide greater access to new customers, technologies and markets. Additionally, successful integration will continue to result in benefits from further operational efficiencies in areas such as manufacturing, supply chain and cost management.

     In the future, Eastman Company intends to continue to leverage its resources by sharing best practices, both internal and those acquired and integrated, across the CASPI segment and throughout the entire company. Although sales and application development is often specialized by end use market, developments in technology may be successfully shared across all end uses. In addition, new product offerings and manufacturing assets may be shared across multiple end uses.

     CUSTOMERS AND MARKETS

     As a result of the variety of end uses for its products, Eastman Company's customer base in the CASPI segment is broad and diverse, consisting of over 1,800 companies worldwide. Based on company estimates, Eastman Company believes that the customer base typically includes companies with the highest sales revenue in each of their respective markets. The largest 80 customers within the CASPI segment accounted for approximately 80% of CASPI total sales in 2000 on a historical basis. Also on a historical basis in 2000, sales to Voridian represented 1.1%, and sales to no other individual customer represented more than 2%, of Eastman Company's total sales.

     Eastman Company focuses on establishing long-term, customer service oriented relationships with its strategic customers in order to become their preferred supplier. Eastman Company sees significant growth potential in its ability to leverage these relationships to provide sales opportunities in previously underserved markets, as well as expand the scope of its value-added services.

     COMPETITION

     Competition within the CASPI segment varies widely depending on the specific product or product group. Because of the depth and breadth of its product offerings, Eastman Company does not believe that any one of its competitors presently offers all of the products that it manufactures within the CASPI segment. Additionally, Eastman Company believes that, based on estimated sales revenue, it is the largest producer of raw materials for the inks and graphic arts market that it serves and the second largest producer of resins for adhesives. However, many of Eastman Company's competitors within portions of its CASPI segment are substantially larger companies, such as The Dow Chemical Company, BASF Corporation, Exxon Mobil Corporation and Rohm and Haas Company, with greater financial and other resources than those of Eastman Company. Additionally, within each market in this segment, Eastman Company competes with other smaller, regionally focused companies who may have advantages based on location, local market knowledge, manufacturing strength in a specific product or other factors. At any time, any one or more of these competitors could develop additional products to compete with, or that may make obsolete, some of Eastman Company's current product offerings.

     Eastman Company does not believe that any of its competitors is dominant within the CASPI segment. Further, Eastman Company attempts to maintain competitive advantages through its level of vertical integration, breadth of product and technology offerings, low-cost position, consistent product quality and process and market knowledge. In addition, Eastman Company attempts to leverage its strong customer base and long-standing customer relationships to promote substantial recurring business, further strengthening its competitive position.

PERFORMANCE CHEMICALS AND INTERMEDIATES SEGMENT (PCI)

     OVERVIEW

     Eastman Company's PCI segment manufactures diversified products that are used in a variety of environments, including chemicals for agricultural products, fibers, food and beverage ingredients, photographic chemicals, pharmaceutical intermediates, polymer compounding and custom synthesis and chemical manufacturing intermediates. Custom synthesis and photographic chemicals were historically managed as part of Eastman Chemical's fine chemicals product line. Eastman Company believes it has one of the industry's broadest product offerings, offering custom manufacturing and high volume manufacturing of complex organic molecules for customers. In 2000, the PCI segment had historical sales of approximately $1.7 billion, which represented approximately 47% of Eastman Company's total sales.

     Because a substantial portion of PCI sales are derived from higher margin, highly specialized products with niche applications, success in the PCI segment will require Eastman Company to continue to innovate and develop new products and find new applications for its existing products. Eastman Company is concentrating its efforts on new uses for existing products, such as food and nutritional formulations. Additionally, some of Eastman Company's products in this segment are more substitutable and price sensitive in nature, requiring Eastman Company to operate on a lower cost basis while maintaining high quality products and customer service.

     PRODUCTS

     The PCI segment offers over 150 products to customers, many of whom are major producers in a broad range of markets. The following is a summary of PCI's key products:

     - SPECIALTY ORGANIC CHEMICALS: Eastman Company manufactures complex organic molecules such as diketene derivatives, specialty ketones, specialty acetyls, optical brighteners and color developers for fiber, food and beverage ingredients and photographic chemicals, which are typically used in market niche applications. Eastman Company also engages in custom manufacturing of complex organic chemicals where business is developed on a customer-by-customer basis after significant consultation and analysis. These niche and custom manufacturing products are typically priced based on the amount of value added rather than supply and demand factors, and are often characterized by higher margins and steady growth rates.

     - OTHER CHEMICALS PRIMARILY FOR CHEMICAL MANUFACTURING, POLYMER COMPOUNDING AND PHARMACEUTICAL APPLICATIONS: Eastman Company manufactures a variety of intermediate chemicals based on oxo and acetyl chemistries. Eastman Company is the largest marketer of acetic anhydride in the United States, a critical component of analgesics and other pharmaceutical and agricultural products, and is the only U.S. producer of acetaldehyde, another key intermediate in the production of vitamins and other specialty products. Eastman Company manufactures the broadest range of oxo aldehyde derivatives products in the world and owns proprietary technology for the production of EpB oxirane, an intermediate with growing use in pharmaceuticals and other small volume, high value specialty products. Eastman Company's other products include plasticizers, glycols and polymer intermediates. Many of the products in this portion of the PCI segment are priced based on supply and demand of substitute and competing products. In order to maintain a competitive position, Eastman Company strives to operate with a low cost manufacturing base.

     GROWTH STRATEGY

     Eastman Company has a two-pronged strategy for success in the PCI segment, focusing on continuing to develop and access markets with high growth potential for its specialty organic chemicals, while maintaining its competitive advantage as a low-cost, high-quality and customer service oriented supplier of products to other chemicals customers. Eastman Company engages in continual customer focused research and development initiatives in order to develop new products and find additional applications for existing products, both in response to, and in anticipation of, customer needs. Eastman Company believes that this strategy will enable it to remain a leader in application specific, high margin products. For example, Eastman Company is leveraging its expertise in chemicals manufacturing to jointly develop with Genencor a new process for making ascorbic acid, or Vitamin C, which should significantly lower manufacturing costs over current processes. Additionally, Eastman Company has been successful in developing new applications for some of its existing PCI products. For instance, SAIB, which has long been used as a coatings additive and for inks end-uses, has a new application as a stabilizer in citrus flavored drinks. Food and Drug Administration regulations now allow the use of SAIB for this application and this market is beginning to emerge. In the future, Eastman Company expects to continue to capitalize on applications such as these in biotechnology and in other industries, and intends to seek additional opportunities to use its products in new and innovative ways.

     In order to build on and maintain its status as a low cost producer, Eastman Company continuously focuses on cost control, operational efficiency and capacity utilization in order to maximize earnings. Eastman Company's highly-integrated and world-scale manufacturing facilities position it to achieve its strategic goals. For example, the Kingsport, Tennessee manufacturing facilities allow the PCI segment to produce acetic anhydride and other acetyl derivatives from coal instead of natural gas or other petroleum feedstocks. Similarly, at the Longview, Texas facility, the PCI segment utilizes local ethane and propane supplies along with Eastman Company's proprietary oxo-technology in the United States' largest single-site oxo-aldehyde manufacturing facility to produce a wide range of alcohols, esters and other derivatives products. These integrated facilities, combined with Eastman Company's large scale production processes and continuous focus on additional process improvements, allow Eastman Company to remain cost competitive with, and for many products cost-advantaged over, its competitors.

     CUSTOMERS AND MARKETS

     Because of the niche applications of PCI's organic chemical products, each individual product offering is tailored to specific end uses. Other performance chemicals and intermediates are more readily substitutable, and have a more identifiable potential customer base. In 2000, PCI had over 1,400 customers worldwide, and the largest 140 customers within the PCI segment accounted for approximately 80% of PCI's total sales on a historical basis. Also on a historical basis in 2000, sales to Voridian within the PCI segment represented 11.2%, and sales to no other individual customer represented more than 4%, of Eastman Company's sales. Based upon indications from the largest customer of the PCI segment that it does not intend to renew its contract for a custom synthesis product beyond 2002, Eastman Company does not expect to pursue that product in the future. Sales of that product contributed slightly less than 10% of Eastman Company's operating earnings for 2000.

     In order to obtain a better understanding of its customers' requirements, which in turn allows it to focus on developing application-specific products, Eastman Company focuses on establishing long-term, partnership-oriented relationships with its customers. From time to time, customers decide to vertically integrate their own processes and internally develop products or diversify their sources of supply that had been provided by Eastman Company. Although historically Eastman Company has been able to replace business lost under these circumstances through expanding relationships with other customers or expanding product offerings, there can be no assurance that it will be able to continue to do so in a timely manner, or at all.

     The markets for products with market-based pricing in the PCI segment are cyclical. This cyclicality is caused by periods of supply and demand imbalance, either when incremental capacity additions are not offset by corresponding increases in demand, or when demand exceeds existing supply. Demand, in turn, is based on general economic conditions, energy prices, consumer demand and other factors beyond Eastman Company's control. Eastman Company may be unable to increase or maintain its level of sales in periods of economic stagnation or downturn, and its future financial results may experience fluctuations from period to period due to these economic conditions. Eastman Company believes these markets are currently in the "trough" of the cycle. Cyclicality is expected to remain a significant factor in the PCI segment, particularly in the near term, as existing capacity becomes absorbed and utilization rates increase from current levels. Eastman Company believes that, as excess capacity disappears, this market cycle will improve.

     COMPETITION

     For specialty organic chemicals and other niche applications, there are typically few equivalent products, as the products and their applications are very specialized. For this reason, producers compete with others only to the extent they attempt to manufacture similar or enhanced products that share performance characteristics. Barriers to entry in this market have typically been cost, either due to raw material, integration, size or capacity issues, technology and customer service. On a general level, the primary competitors of Eastman Company for specialty organic chemicals are multinational specialty chemical manufacturers such as Ciba Specialty Chemicals Holding Inc., Clariant International Ltd. and Lonza Group Ltd. Recently, an increasing number of producers, primarily from China and India, have been entering the market primarily on price, benefitting from low-cost labor, less stringent environmental regulations and government support. These producers may later focus on improving their product quality and customer service. Although the entry of new competitors is impacting the pricing of existing products, Eastman Company believes it currently maintains a competitive advantage over these competitors due to the combination of its successful research and development applications, its low-cost manufacturing base due to vertical integration, its long-term customer relations and related customer service focus, as well as the fact that these suppliers are frequently unable to produce products of consistently high quality.

     For the majority of PCI products with market-based pricing, there have historically been significant barriers to entry, namely the fact that the relevant technology has been held by a small number of companies. As this technology becomes more readily available, competition from multinational chemicals manufacturers has intensified. Eastman Company competes with these and other producers primarily based on price as products are interchangeable, and, to a lesser extent, based on technology, marketing and other resources. While some of Eastman Company's competitors within the PCI segment have greater financial resources than Eastman Company does, which may better enable them to compete on price, Eastman Company believes it maintains a strong position due to a combination of its scale of operations, breadth of product line, level of integration and technology leadership. For manufacturers of products with market-based pricing, there continues to be increasing consolidation, as evidenced by the combination of Dow and Union Carbide Corporation completed in the first quarter of 2001. Additionally, manufacturers in other raw material-rich nations, such as Saudi Arabia, have begun to compete in these markets.

SPECIALTY PLASTICS SEGMENT (SP)

     OVERVIEW

     The SP segment produces highly specialized copolyesters and cellulosic plastics that possess unique performance properties for value-added end uses such as consumer products, medical devices, electrical connectors, medical packaging, heavy gauge sheeting for signs and displays, specialty packaging films and tape. In 2000, the SP segment had historical sales of approximately $700 million, which represented approximately 20% of Eastman Company's total sales.

     Specialty copolyesters products within the SP segment, including modified specialty copolyesters such as Eastar and Spectar, have higher than industry average growth rates. Eastman Company's specialty copolyesters, which generally are based on Eastman Company's market leading supply of CHDM modified polymers, typically fill a market position between polycarbonates and acrylics. While polycarbonates traditionally have had superior performance characteristics, acrylics have been less expensive. Specialty copolyesters combine superior performance with competitive pricing and are taking market share from both polycarbonates and acrylics as their performance characteristics continue to improve and their pricing remains competitive.

     The specialty copolyesters market also includes environmentally friendly specialty copolyesters and plastic sheeting that allow for flexibility in designing signs and displays. SP includes cellulosic plastics, which has historically been a steady business with strong operating margins for Eastman Company, and also includes what Eastman Company believes is a North American market leading position in cellulose esters for tape and film products and cellulose plastics for molding applications.

     Eastman Company has the ability within its SP segment to modify its polymers and plastics to control and customize their final properties, creating numerous opportunities for new application development, including the expertise to develop new materials and new applications starting from the molecular level in the research laboratory to the final designed application in the customer's plant. In addition, the SP segment has a long history of manufacturing excellence with strong process improvement programs providing continuing cost reduction. Manufacturing process models and information technology systems support global manufacturing sites and provide monitoring and information transfer capability that speeds up the innovation process.

     PRODUCTS

     SP's key products are:

     - COPOLYESTERS. Copolyesters combine the product strengths typically found in higher priced polycarbonates, such as impact strength, clarity, ease of fabrication and chemical resistance, with the price advantages of acrylics to become a strong value plastic; and

     - CELLULOSIC PLASTICS. Eastman Company's cellulosic plastics fill several niches in consumer products where clarity and chemical resistance are key performance characteristics.

     Typically, products in the SP segment progress through a "life cycle" from introduction to maturity. At introduction, products are highly specialized, have been created in response to customer desires for specific performance and have higher margins and lower volumes. As products progress into the growth phase, sales volumes accelerate and growth rates are maximized due to market acceptance and lack of competitive products. As these products mature, competitive products at lower prices or with superior performance characteristics are developed by Eastman Company and others, thereby reducing both volumes and margin on the original product.

     Currently, Eastar Bio for new film and packaging applications, Kelvx for higher temperature sheet applications and Titan for electronic components are Eastman Company's primary emerging products, while Embrace for shrink label applications, Provista for retail displays and DuraStar for cosmetic and household appliance applications are Eastman Company's primary copolyesters in the growth phase. Eastman Company attempts to continuously develop and introduce new products with enhanced performance characteristics to capitalize on high growth opportunities.

     GROWTH STRATEGY

     Eastman Company's growth strategy for the SP segment is focused on innovation and marketing.

     - CONTINUED INNOVATION. Within the past 3 years, SP has commercialized over 15 new products. Eastman Company believes that the continued differentiation of its current products, as well as the introduction of new products, will provide access to previously underserved markets, such as its introduction of polymers with higher heat resistance and products designed to be environmentally friendly. Additionally, Eastman Company specifically develops product enhancements in order to respond to specific market needs, and expects this to result in increased market penetration for existing products.

     - FOCUSED MARKETING. Eastman Company expects to continue to pursue profitable alliances with strategic customers to engage in branding in order to increase name recognition, to offer one of the industry's widest varieties of products and to maintain its focus on high growth markets, all with the intent of maximizing the return from its recognized brand position.

     CUSTOMERS AND MARKETS

     The customer base in the SP segment is broad and diverse, consisting of over 900 companies worldwide in a variety of industries. The largest 85 customers accounted for 80% of SP's total sales in 2000 on a historical basis. These customers include plastics compounders, plastics processors and manufacturers of plastics products who do their own compounding or processing. Also on a historical basis in 2000, sales to Voridian represented 5%, and sales to no other individual customer represented more than 3%, of Eastman Company's total sales.

     Particularly in the SP segment, Eastman Company seeks to develop mutually beneficial relationships with its customers throughout various stages of product life cycles. By doing so, Eastman Company is better able to understand its customers' needs as those customers develop new products, and more effectively bring new solutions to market. Additionally, Eastman Company builds additional brand loyalty, lengthening the time before its products compete based entirely on price.

     COMPETITION

     As previously discussed, competition for Eastman Company's products in the SP segment varies as a function of where the products are in their life cycle. For example, SP products in the introduction phase of the life cycle compete mainly on the basis of performance. As products begin to advance in the life cycle, and substitute products come into existence, the basis of competition begins to shift, taking into account factors such as price, customer service and brand loyalty. At maturity, where one or more competitors may have equivalent products in the market, competition is based primarily on price. Many large, well recognized manufacturers produce substitute products of different materials, some of which may offer better performance characteristics than those of Eastman Company, and some of which may be offered at a lower price. Eastman Company has a full array of products moving across the SP life cycle.

     For example, two commonly used plastics materials in the heavy gauge sheet market are acrylic and polycarbonate. In general, acrylics are lower in cost, but polycarbonates provide higher performance. Eastman Company's products capture both markets. Customers of the SP segment can select from products that offer improved performance over acrylics at a slightly higher cost, or products that are lower cost than polycarbonates while still possessing excellent performance properties. In this way, SP is able to meet the industry need for low cost, high performance plastics materials and maintain a significant advantage over its competitors.

     Eastman Company believes that it maintains competitive advantages over its competitors in the SP segment throughout the product life cycle. At product introduction, Eastman Company's breadth of offerings combined with its research and development capabilities and customer service orientation enable it to quickly bring a wide variety of products to market. As products enter the growth phase of the life cycle, Eastman Company is able to continue to leverage its product breadth by receiving revenues from multiple sources, as well as retaining customers from long term relationships. As products become price sensitive, Eastman Company can take advantage of its scale of operations and vertical integration to remain profitable as a low cost manufacturer.

     Although Eastman Company believes it maintains these competitive advantages and that none of its competitors in the SP segment are dominant, SK Corporation, a Korean conglomerate, has recently begun commercial level production of CHDM, a key raw material contained in certain of Eastman Company's specialty polymers. Until recently, Eastman Company believed it was the only company capable of commercial quantity CHDM and CHDM modified copolyesters production. While Eastman Company believes SK may be capable of producing CHDM at commercial grades and quantities, it does not believe SK can yet produce the wide variety of specialty polymers currently offered by Eastman Company or offer the same level of technical assistance. Additionally, Eastman Company believes that it continues to maintain cost advantages due to its scale of operations and production experience. There can be no assurance, however, that Eastman Company will be able to maintain this competitive advantage, and if it is unable to do so, its financial condition and results of operations could be adversely affected.

STRATEGIC INITIATIVES

     As an overlay to its three operating segments, Eastman Company deploys resources into developing less capital intensive businesses through leveraging its existing capabilities in technology and customer service. Eastman Company is committed to pursuing these initiatives in order to capitalize on new business concepts that differentiate Eastman Company from other chemicals manufacturers and that will provide incremental growth beyond that which is inherent in the chemicals industry and at lesser capital investment requirements. These initiatives will include participating in opportunities that allow Eastman Company to realize benefits based on its technological leadership and customer service orientation that Eastman Company believes have significant growth prospects. Eastman Company's current initiatives include the following:

     - GENENCOR. Eastman Company owns a 42% equity interest in Genencor, a publicly-traded biotechnology company engaged in the discovery, development, manufacture and marketing of biotechnology products for the industrial chemicals, agricultural and health care markets, and a developer of integrated genomics technology. Eastman Company, which was an early stage investor and held a 50% interest prior to Genencor's initial public offering in 2000, believes this investment provides the opportunity for a financial return as well as access to complementary technologies that may result in expanded product offerings and additional market penetration.

     - SHIPCHEM. In 2000, Eastman Company launched ShipChem, a wholly-owned logistics provider for small to mid-sized chemicals manufacturers, which provides greater efficiency in the management of transportation activities and improved customer service. ShipChem allows Eastman Company to leverage its logistics capabilities, and is expected to support substantially all of Eastman Company's and Voridian's worldwide logistics requirements, as well as provide logistics outsourcing services to other chemicals manufacturers in North America, by the beginning of 2002.

     - Eastman Company is also developing a service business model for coal gasification operations.

     Eastman Company believes that these, and other, strategic initiatives will provide Eastman Company with access to new markets, technologies and customers that would otherwise go undiscovered, strengthening Eastman Company's position in its traditional markets while also providing potential new sources of revenue and areas of expertise. For example, through Eastman Company's business ventures group, it has made a number of other strategic equity investments in non-chemicals businesses with technology that has potential applications in the chemicals industry. There can be no assurance, however, that any of these interests will produce the desired results, or will result in Eastman Company realizing any return on those initiatives.

SALES, MARKETING AND DISTRIBUTION

     Eastman Company markets its products primarily through a global sales organization, which has a presence in the United States as well as in over 35 other countries around the world. Eastman Company has a number of broad product lines which require a sales and marketing strategy that is tailored to specific customers in order to deliver high quality products and high levels of service to all of its customers worldwide. Judgment and process knowledge are critical in determining the application of Eastman Company's products for a particular customer. Consequently, Eastman Company employs a highly skilled and specialized sales force that is capable of providing customized business solutions for each of its three strategic business segments. As a result, Eastman Company is able to establish long-term customer relationships and strives to become the preferred supplier of specialty chemicals and plastics.

     Eastman Company's products are marketed through a variety of selling channels, with the majority of sales being direct and the balance sold primarily through indirect channels such as distributors. International sales tend to be made more frequently through distributors than domestic sales. Eastman Company's customers throughout the world have the choice of obtaining products and services through Eastman Company's website, www.eastman.com, through any of the global customer service centers, or through any of Eastman Company's direct sales force or independent distributors. Customers who choose to use Eastman Company's website can conduct a wide range of business transactions such as ordering online, accessing account and order status and obtaining product and technical data.

     In addition, Eastman Company is an industry leader in the implementation and utilization of e-business technology for marketing products to customers and was one of the first chemical companies to offer this capability to its customers. Eastman Company views this as an opportunity to increase supply chain efficiency by having an enterprise resource planning platform with connectivity to customers. These sales and marketing capabilities combine to reduce costs and provide a platform for growth opportunities for Eastman Company by providing potential customers new methods to access Eastman Company's products.

     Eastman Company's products are shipped to customers directly from its manufacturing plants as well as from distribution centers worldwide, with the method of shipment generally determined by the customer. In order to further capitalize on its expertise and minimize its costs, during 2000, Eastman Company outsourced its bulk truck shipments to ShipChem, Eastman Company's logistics venture, and expects to transfer the remainder of its North American logistics needs to ShipChem by the end of 2001.

RESEARCH AND DEVELOPMENT

     Eastman Company devotes significant resources to its research and development programs, which are primarily targeted towards three objectives:

     - improving existing products and processes to lower costs, improve product quality and reduce environmental impact;

     - developing new products and processes; and

     - developing new product lines and markets through applications research.

     Achievements in research and development during the last several years include enhancements of the oxo chemistry technology, development of new copolyesters for specific market applications, improved specialty polyester manufacturing expertise and a significant expansion in coatings technologies. More recently, Eastman Company has discovered and is developing a series of catalysts that produce single enantiomer molecules, either left or right handed, that have large market potential in the pharmaceutical and other industries.

     For each of 2000, 1999 and 1998, research and development expenses, on a historical basis for Eastman Company, totaled $104 million, $123 million and $122 million, respectively.

INTELLECTUAL PROPERTY AND TRADEMARKS

     Because Eastman Company believes that branding its products will increase awareness and customer loyalty, and because Eastman Company is continually bringing new brands and products to market, Eastman Company considers its intellectual property portfolio to be a valuable corporate asset, which it expands and vigorously protects globally through a combination of patents that expire at various times, trademarks, copyrights and trade secrets. Eastman Company's primary strategy regarding its intellectual property portfolio is to protect all innovations that provide Eastman Company with a significant competitive advantage. Eastman Company also derives significant value from its intellectual property by actively licensing and selling patents and expertise worldwide and by donating patents to educational institutions. In addition, when appropriate, Eastman Company licenses technology from third parties that complement its strategic business objectives. As the laws of many foreign countries do not protect intellectual property to the same extent as the laws of the United States, Eastman Company cannot assure that it will be able to adequately protect its intellectual property assets.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND ENERGY

     Eastman Company's main raw materials and energy requirements are propane and ethane, cellulose, coal, natural gas and electricity. Other raw materials used by Eastman Company include a wide variety of precursors for specialty organic chemicals. Eastman Company purchases a substantial portion of its key raw materials and energy through long-term contracts that are generally of three to five years initial duration, with renewal or cancellation options for each party based on long-term notification. Most of these supply agreements do not require Eastman Company to purchase materials or energy if its operations are reduced or idle. The cost of raw materials and energy is generally based on market price at the time of purchase, although Eastman Company uses derivative financial instruments to mitigate the impact of short-term market price fluctuations.

     Eastman Company maintains multiple suppliers for most key raw materials and energy and uses quality management principles, such as the establishment of long-term relationships with suppliers and ongoing performance assessment and benchmarking, as part of its supplier selection process. When appropriate, Eastman Company purchases raw materials from a single source supplier to maximize quality and cost improvements. Voridian is a single source supplier to Eastman Company for its acetic anhydride and acetic acid, is Eastman Company's purchasing agent for paraxylene, and also provides other raw materials and energy to Eastman Company, all as more fully described in "Relationship Between Voridian and Eastman Company After the Distribution." Eastman Company has also developed contingency plans that will minimize the impact of any supply disruptions. For example, it is likely that sufficient quantities of acetic acid would be available for purchase in the open market even with a supply disruption at Voridian.

     While temporary shortages of raw materials and energy may occasionally occur, these items are generally sufficiently available to cover current and projected requirements. However, their continuing availability and price are subject to unscheduled plant interruptions occurring during periods of high demand, or due to domestic or world market and political conditions, as well as to the direct or indirect effect of government regulations. Operations or products may, at times, be adversely affected by legislation, shortages or other events.

SEASONALITY

     Although seasonality is not a significant factor for Eastman Company overall, demand in the CASPI segment is typically higher in the second and third quarters due to increased use of coatings products in the building and construction industries and weaker during the winter months because of seasonal construction downturns.

ENVIRONMENTAL

     Eastman Company is subject to laws, regulations and legal requirements relating to the use, storage, handling, generation, transportation, emission, discharge, disposal and remediation of, and exposure to, hazardous and non-hazardous substances and wastes in all of the countries in which it does business. These health, safety and environmental considerations are a priority in Eastman Company's planning for all existing and new products and processes. Eastman Company's board of directors reviews Eastman Company's policies and practices concerning health, safety and the environment, and its processes for complying with related laws and regulations, as well as monitors related matters.

     Eastman Company's policy is to operate its plants and facilities in a manner that protects the environment and the health and safety of its employees and the public. Eastman Company intends to continue to make expenditures for environmental protection and improvements in a timely manner consistent with its policies and with the technology available. In some cases, applicable environmental regulations such as those adopted under the U. S. Clean Air Act and Resource Conservation and Recovery Act, and related actions of regulatory agencies, determine the timing and amount of environmental costs incurred by Eastman Company.

     Eastman Company has made significant capital expenditures and has incurred other costs and expenses arising from its compliance with environmental laws and regulations, cleanup initiatives and development of environmentally responsible products and expects that it will continue to make these capital expenditures and incur these costs and expenses in the future. Eastman Company estimates that capital expenditures and related expenses for environmental control facilities for 2001 will be approximately $25 million to $30 million. However, there can be no assurance that this estimate will prove accurate or that Eastman Company will not incur costs materially in excess of this estimate. Additionally, there can be no assurance that changes in existing laws or regulations, or the discovery of additional environmental liabilities associated with Eastman Company's current or historical operations, will not require Eastman Company to incur material costs or will not otherwise adversely affect Eastman Company's business, results of operations or competitive position.

     In addition to compliance and cleanup activities, Eastman Company is actively engaged in the development and enhancement of environmentally friendly products, such as specialty copolyesters, water based emulsions and dispersions, powder coating resins and resins for use in high solids coatings. Eastman Company is an active participant in Responsible Care(R), a chemicals industry initiative that focuses on improving performance in areas of community awareness and emergency response, pollution prevention, process safety, distribution, employee health and safety and product stewardship.

EMPLOYEES

     Upon completion of the Distribution, Eastman Company expects to employ approximately 13,000 men and women worldwide. Approximately 3% of the United States labor force is expected to be represented by unions.

PROPERTIES

     Operations of Eastman Company and its subsidiaries are conducted at 40 manufacturing sites in 15 countries. Unless otherwise indicated, all of the properties are owned. The locations and general character of the major manufacturing facilities are:

                                                                SEGMENT USING
                                                                MANUFACTURING
                                                                  FACILITY
                                                              -----------------
LOCATION                                                      CASPI   PCI   SP
--------                                                      -----   ---   ---
USA AND CANADA
  Batesville, Arkansas......................................    x      x
  Lynwood, California.......................................    x
  Columbus, Georgia.........................................    x
  Forest Park, Georgia......................................    x
  Savannah, Georgia**.......................................    x
  Carpentersville, Illinois.................................    x
  South Holland, Illinois...................................    x
  Jefferson, Pennsylvania...................................    x
  Columbia, South Carolina*.................................                 x
  Roebuck, South Carolina...................................    x
  Kingsport, Tennessee......................................    x      x     x
  La Vergne, Tennessee......................................    x
  Ennis, Texas..............................................    x
  Longview, Texas...........................................    x      x
  Franklin, Virginia**......................................    x
  Pleasant Prairie, Wisconsin...............................    x
  Rexdale, Ontario, Canada..................................    x
EUROPE
  Kallo, Belgium............................................    x
  Sokolov, Czech Republic...................................    x      x
  Banbury, England..........................................    x
  Bury, England**...........................................    x
  Hartlepool, England.......................................                 x
  Stonehouse, England**.....................................    x
  Dusseldorf, Germany.......................................    x
  Hamburg, Germany..........................................    x
  Waterford, Ireland........................................    x

                                                                SEGMENT USING
                                                                MANUFACTURING
                                                                  FACILITY
                                                              -----------------
LOCATION                                                      CASPI   PCI   SP
--------                                                      -----   ---   ---
  Cola' di Lazise, Italy....................................    x
  Sant' Albano, Italy.......................................    x
  Middelburg, Netherlands...................................    x
  San Roque, Spain*.........................................           x     x
  Molndal, Sweden...........................................    x
  Llangefni, Wales..........................................           x
ASIA PACIFIC
  Funing, China.............................................    x
  Hong Kong, China***.......................................           x
  Nanping, China............................................    x
  Tianjin, China............................................    x
  Kuantan, Malaysia***......................................                 x
  Jurong Island, Singapore***...............................           x
  Jurong Town, Singapore***.................................    x
LATIN AMERICA
  Uruapan, Mexico...........................................    x

  * indicates a location that Eastman Company will lease from Voridian under a long-term ground lease.
 ** indicates a location that Eastman Company leases from a third party.
*** indicates a location that Eastman Company leases from a third party under a long-term ground lease.

     Eastman Company also owns a 50% interest in a manufacturing facility in Nanjing, People's Republic of China. This joint venture produces hydrocarbon resins for the CASPI segment. Eastman Company has distribution facilities at all of its plant sites, as well as at other locations in the United States and foreign countries.

LEGAL PROCEEDINGS

     Eastman Company and its operations are parties to, or targets of, lawsuits, claims, investigations and proceedings, including product liability, personal injury, patent and intellectual property, commercial, contract, environmental, antitrust, health and safety and employment matters, and are being handled and defended in the ordinary course of business. While Eastman Company is unable to predict the outcome of these matters, it does not believe, based upon currently available facts, that the ultimate resolution of any pending matters will have a material adverse effect on its overall financial condition or results of operations. However, adverse developments could negatively impact earnings in a particular future period.

                                EASTMAN COMPANY

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of Eastman Company, as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 have been derived from the consolidated financial statements of Eastman Company, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere in this proxy statement. The selected consolidated financial data of Eastman Company as of December 31, 1998, 1997 and 1996, for the two years ended December 31, 1997 and as of and for the six months ended June 30, 2001 and 2000 are derived from the unaudited consolidated financial statements of Eastman Company, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data in conformity with accounting principles generally accepted in the United States of America. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be achieved for the year ending December 31, 2001.

     Eastman Company was formed in August 2001 for the purpose of taking title to the stock of Eastman Chemical's subsidiaries and the assets of Eastman Chemical relating solely or primarily to the Eastman Company Business. Eastman Company does not have an operating history as an independent company. The consolidated financial statements for Eastman Company contained in this proxy statement reflect periods during which neither Eastman Company nor any of its subsidiaries operated as an independent company, and specified assumptions were made in preparing these financial statements.

     The financial information included below reflects the historical results of operations and cash flows of Eastman Company with adjustments made for corporate services provided to Eastman Company by Eastman Chemical and interest expense based on the percentage of Eastman Company assets to total Eastman Chemical assets. Operating costs and expenses reflect direct charges of the Eastman Company Business, together with specified allocations by Eastman Chemical for corporate services, communication and other shared services that have been charged to Eastman Company based on usage or other methodologies appropriate for those expenses. In the opinion of management, these allocations have been made on a reasonable basis and approximate all material costs Eastman Company would have incurred had it been operating on a stand-alone basis.

     These historical data should be read in conjunction with "Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations," "Eastman Company Unaudited Consolidated Pro Forma Financial Information" and Eastman Company's consolidated financial statements and the related notes, which are included elsewhere in this proxy statement.

                                EASTMAN COMPANY

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                                             SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                  JUNE 30,
                                               ------------------------------------------   ------------------
                                                2000     1999     1998     1997     1996     2001        2000
                                               ------   ------   ------   ------   ------   ------      ------
                                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
  DATA:
Sales........................................  $3,665   $3,187   $2,987   $2,618   $2,519   $1,919      $1,733
Earnings (loss) before taxes.................     253      112      271      362      402      (77)        124
Net earnings (loss)..........................     162       70      180      233      251      (41)         83
UNAUDITED PRO FORMA EARNINGS (LOSS) PER
  SHARE:
Basic(1).....................................  $ 2.11   $ 0.91   $ 2.35   $ 3.04   $ 3.27   $(0.53)     $ 1.08
Diluted(1)...................................    2.10     0.91     2.33     3.01     3.25    (0.53)       1.07
Shares used in calculating unaudited pro
  forma earnings (loss) per share:
  Basic......................................    76.7     76.7     76.7     76.7     76.7     76.7        76.7
  Diluted....................................    77.3     77.3     77.3     77.3     77.3     76.7        77.3
CONSOLIDATED BALANCE SHEET DATA:
Current assets...............................  $  863   $  740   $  777   $  814   $  745   $1,008      $  788
Current liabilities..........................     693      579      639      549      496      552         581
Working capital..............................     170      161      138      265      249      456         207
Property, plant and equipment, net...........   2,609    2,527    2,532    2,469    2,228    2,605       2,409
Total assets.................................   4,415    3,952    3,565    3,531    3,216    4,580       3,930
OTHER DATA:
EBITDA excluding nonrecurring
  charges(2)(3)..............................  $  623   $  524   $  584   $  668   $  653   $  223      $  325
EBIT excluding nonrecurring charges(2)(3)....     335      272      356      445      441       73         183
Cash flows provided by (used in) operating
  activities.................................     462      467      578      446      432      (22)        232
Cash flows used in investing activities......    (390)    (588)    (385)    (481)    (411)    (344)        (77)
Cash flows provided by (used in) financing
  activities.................................     (72)     121     (193)      35      (21)     366        (155)
Capital expenditures.........................     156      191      358      501      428       80          55

---------------

(1) Shares used in calculating basic pro forma earnings per share is based on the number of shares expected to be outstanding at the date of the Distribution (assumed to be equal to the 76.7 million shares of Eastman Chemical common stock outstanding on June 30, 2001). Shares used in calculating diluted earnings per share is based on the number of shares expected to be issued in the Distribution and the dilutive effect of stock options and other stock-based instruments of Eastman Company expected to be issued in the Distribution.
(2) Nonrecurring charges are discussed in Eastman Company Summary Financial Data included elsewhere in this proxy statement. Nonrecurring charges for 1997 include a pre-tax charge of $62 million for the partial settlement/curtailment of pension and other postemployment benefit liabilities. This charge resulted from the retirement of approximately 1,700 employees, a majority of whom chose to take their retirement benefits as a lump sum. Eastman Company's portion of this charge was approximately $32 million.
(3) EBITDA excluding nonrecurring charges and EBIT excluding nonrecurring charges are discussed in Eastman Company Summary Financial Data included elsewhere in this proxy statement.

                                EASTMAN COMPANY
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

SEPARATION FROM EASTMAN CHEMICAL

     Eastman Company was incorporated under the laws of the State of Delaware in August 2001 as a wholly-owned subsidiary of Eastman Chemical. Eastman Company will have no material assets or activities until the contribution to it by Eastman Chemical of the businesses comprising the coatings, adhesives, specialty polymers and inks segment, the performance chemicals and intermediates segment and the specialty plastics segment of Eastman Chemical, as well as specified Eastman Chemical strategic investments, which is expected to occur immediately prior to the Distribution. Eastman Chemical currently conducts these businesses through various operating groups and subsidiaries. After the Distribution, Eastman Company will be an independent public company and Voridian will have no continuing stock ownership interest in Eastman Company.

     In conjunction with the Distribution, Eastman Company will enter into various agreements with Eastman Chemical that address the allocation of assets and liabilities and that define Eastman Company's relationship with Voridian after the Distribution, including the distribution agreement, the tax matters agreement, the employee matters agreement and certain product supply, operating and service agreements. For further information on these arrangements, see "Relationship Between Voridian and Eastman Company After the Distribution" and "Eastman Company Unaudited Consolidated Pro Forma Financial Information."

MATTERS AFFECTING ANALYSIS

     Eastman Company's financial statements have been prepared on the historical cost basis in accordance with accounting principles generally accepted in the United States of America, and reflect the historical financial position, results of operations and cash flows of the businesses to be transferred to Eastman Company from Eastman Chemical in connection with the Distribution. The financial information included in this proxy statement, however, is not necessarily indicative of what Eastman Company's financial position, results of operations or cash flows would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

     Eastman Company's sales revenues and costs of goods sold reflect corresponding increases from historical Eastman Chemical amounts as a result of the inclusion of sales to Eastman Chemical that otherwise would have been eliminated as intercompany transactions in Eastman Chemical's historical financial statements. Because both of these amounts are recorded at cost, there is no impact on earnings. Eastman Company has been allocated specified Eastman Chemical corporate expenses using various percentages based on actual measurable results of operations and budgeted results of operations. These measurement bases include, but are not limited to, the percentage of Eastman Company sales revenue, sales volumes, employee hours incurred, and freight and duty costs to the total Eastman Chemical costs of these respective items. Eastman Company believes that these allocations have been made on a reasonable basis. Eastman Company believes that all other costs allocated to it are a reasonable representation of the costs that Eastman Company would have incurred if it had performed these functions as a stand-alone company.

     In this Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations, "existing businesses" refers to businesses whose results of operations are included for the entirety of both periods being compared. For a summary of the impact of acquisitions in the respective periods, please refer to the table under the caption "-- Effect of Acquisitions on Sales Revenue and Volume." The following discussion should be read in conjunction with "Eastman Company Selected Consolidated Financial Data" and Eastman Company's consolidated financial statements and the related notes included elsewhere in this proxy statement.

                                                          SIX MONTHS
                                                             ENDED
                                                           JUNE 30,       YEAR ENDED DECEMBER 31,
                                                        ---------------   ------------------------
                                                         2001     2000     2000     1999     1998
                                                        ------   ------   ------   ------   ------
                                                                      (IN MILLIONS)
CONSOLIDATED STATEMENTS OF EARNINGS DATA
COATINGS, ADHESIVES, SPECIALTY POLYMERS, AND INKS:
Sales.................................................  $  748   $  502   $1,219   $  876   $  688
Operating earnings including nonrecurring charges.....      --       77      123      121      147
Operating earnings excluding nonrecurring charges.....      25       77      132      154      166
Capital expenditures..................................      23       17       63       42       55
EBITDA excluding nonrecurring charges(1)..............      84      129      241      243      240
EBIT excluding nonrecurring charges(1)................      25       77      132      154      166
Pro forma sales.......................................     748      N/A    1,219      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges(1)....      81      N/A      238      N/A      N/A
Pro forma EBIT excluding nonrecurring charges(1)......      22      N/A      129      N/A      N/A
PERFORMANCE CHEMICALS AND INTERMEDIATES:
Sales.................................................  $  810   $  855   $1,708   $1,616   $1,644
Operating earnings (loss) including nonrecurring
  charges.............................................     (55)      33       87       (2)      88
Operating earnings excluding nonrecurring charges.....       8       42      100       32      113
Capital expenditures..................................      32       25       55      104      217
EBITDA excluding nonrecurring charges(1)..............      59       92      200      123      199
EBIT excluding nonrecurring charges(1)................       8       42      100       32      113
Pro forma sales.......................................     797      N/A    1,689      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges(1)....      66      N/A      214      N/A      N/A
Pro forma EBIT excluding nonrecurring charges(1)......      15      N/A      114      N/A      N/A
SPECIALTY PLASTICS:
Sales.................................................  $  361   $  376   $  738   $  695   $  655
Operating earnings including nonrecurring charges.....      40       64      103       80       77
Operating earnings excluding nonrecurring charges.....      40       64      103       86       77
Capital expenditures..................................      25       13       38       45       86
EBITDA excluding nonrecurring charges(1)..............      80      104      182      158      145
EBIT excluding nonrecurring charges(1)................      40       64      103       86       77
Pro forma sales.......................................     364      N/A      746      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges(1)....      79      N/A      184      N/A      N/A
Pro forma EBIT excluding nonrecurring charges(1)......      39      N/A      105      N/A      N/A
TOTAL:
Sales.................................................  $1,919   $1,733   $3,665   $3,187   $2,987
Operating earnings (loss) including nonrecurring
  charges.............................................     (15)     174      313      199      312
Operating earnings excluding nonrecurring charges.....      73      183      335      272      356
Capital expenditures..................................      80       55      156      191      358
Cash provided by operating activities.................     (22)     232      462      467      578
Cash used in investing activities.....................    (344)     (77)    (390)    (588)    (385)
Cash provided by financing activities.................     366     (155)     (72)     121     (193)
EBITDA excluding nonrecurring charges(1)..............     223      325      623      524      584
EBIT excluding nonrecurring charges(1)................      73      183      335      272      356
Pro forma sales.......................................   1,909      N/A    3,654      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges(1)....     226      N/A      636      N/A      N/A
Pro forma EBIT excluding nonrecurring charges(1)......      76      N/A      348      N/A      N/A

---------------

(1) EBITDA excluding nonrecurring charges and EBIT excluding nonrecurring charges are discussed in "Eastman Company Summary Financial Data" included elsewhere in this proxy statement.

SUMMARY

     The chemicals industry has been challenged in recent years by global macroeconomic conditions including slowing product demand, pressure on selling prices, and higher, more volatile raw materials and energy costs. Eastman Company's operating earnings have been negatively impacted by these factors as well as declining capacity utilizations resulting from incremental capacity additions and lower global demand for its products. As demand for its products increases, Eastman Company expects capacity utilization, and therefore earnings, to improve.

     Eastman Company's sales revenue and sales volume growth in recent years has been driven primarily by strategic acquisitions in the CASPI segment. These acquisitions mitigated the impact of weaker demand in other product lines. Acquisitions affecting the comparison of periods presented include the May 2001 Hercules acquisition, the July 2000 acquisition of McWhorter, the February 2000 acquisition of Sokolov, the June 1999 acquisition of Lawter and the 1998 acquisition of Jager. Other initiatives from recent years that are expected to provide opportunities for future growth or efficiencies include the launch of ShipChem and the implementation of Eastman Company's enterprise resource planning software system.

  SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Sales revenue for Eastman Company increased 11% for the first six months of 2001 over the first six months of 2000 primarily due to increased sales volume attributable to acquisitions in the CASPI segment. Sales volume increased 7% including acquisitions but decreased 7% excluding acquisitions. The decline in the value of the euro also negatively impacted sales revenue for the first six months of 2001.

     Although sales volumes were 7% higher in the first six months of 2001, attributable to acquisitions, operating results were negatively impacted by lower capacity utilization due to lower sales volumes from existing businesses and higher raw material and energy costs of approximately $60 million, net of the impact of Eastman Company's feedstock and energy cost-hedging program. Eastman Company recorded nonrecurring pre-tax charges totaling approximately $94 million in the second quarter of 2001, which primarily related to the restructuring of the coatings operations, the write-off of in-process research and development related to the Hercules acquisition, and the restructuring of the custom synthesis and photographic chemicals product lines, which were historically managed as part of Eastman Chemical's overall fine chemicals product line.

     Higher selling and general administrative expenses for the first six months of 2001 reflected additional costs attributable to acquired businesses and costs related to ShipChem's efforts to build its customer service capability. Eastman Company also incurred pre-tax charges totaling approximately $8 million for costs associated with restructuring of the coatings operations and costs related to the Distribution.

     Research and development costs increased but remained constant as a percentage of sales. Eastman Company recorded a nonrecurring pre-tax charge of approximately $8 million in the first six months of 2001 for the write-off of acquired in-process research and development related to the Hercules acquisition.

     Higher net interest expense reflected higher average commercial paper borrowings by Eastman Chemical used to finance its recent acquisitions.

  2000 COMPARED WITH 1999

     In 2000, sales revenue increased $478 million over 1999 and operating earnings increased $114 million over 1999. Sales revenue grew primarily in the coatings, adhesives, specialty polymers and inks product lines attributable to acquisitions, which contributed approximately $360 million of the increase in sales revenue in 2000. Foreign currency exchange had a negative impact on sales revenue in 2000. Although the strength of the U.S. dollar against the euro resulted in decreased revenue of $62 million in Europe, Middle East and Africa, this impact was partially offset by Eastman Company's currency-hedging program, which had a positive impact on earnings for 2000 of approximately $20 million.

     Sales volume increased 10% in 2000, including volume related to the Lawter, Sokolov and McWhorter acquisitions, but declined 1% excluding these acquisitions. The decline in Eastman Company's existing businesses reflected slowing economic demand during the last half of 2000 and Eastman Company's decision to discontinue sales of some products.

     Operating earnings were 57% higher in 2000 than 1999 due primarily to higher selling prices for performance chemicals and an ongoing emphasis on lower cost structure. Costs for major raw materials and energy in 2000 increased approximately $160 million over 1999 levels, net of Eastman Company's feedstock and energy cost-hedging program. Operating earnings were positively affected by decreased pension expense of approximately $20 million in 2000 compared to 1999 that resulted from the June 1999 amendments to Eastman Chemical's defined benefit pension plan. Employee separations that occurred late in 1999 and additional non-labor cost reductions implemented in 2000 resulted in lower cost structure in 2000. Certain nonrecurring items described below resulted in a $50 million improvement in operating earnings for 2000 over 1999.

     Operating earnings for 2000 included pre-tax charges of approximately $13 million related to the shutdown of Eastman Company's facilities in Chocolate Bayou, Texas and Rochester, New York, and $9 million for the write-off of in-process research and development related to the McWhorter acquisition. Operating earnings for 1999 included net pre-tax charges totaling $72 million related to employee separations and pension settlement, write-off of in-process research and development related to the Lawter acquisition, phase-out of operations in Chocolate Bayou, Texas and Rochester, New York, write-off of a discontinued capital project, an increase in the reserve for sorbates civil litigation, write-off of purchased technology that was determined to have no future value and other items, all of which were partially offset by a reimbursement of previously expensed pension costs related to Holston Defense.

     Selling and general administrative expenses were unchanged as benefits derived from a lower cost structure offset the addition of costs for acquired businesses and costs related to ShipChem.

     Research and development costs were significantly lower in 2000 compared to 1999 due to Eastman Company's lower cost structure, although costs from acquired businesses partially offset this decrease. A nonrecurring pre-tax charge of approximately $9 million for the write-off of in-process research and development related to the McWhorter acquisition was recorded in 2000. Similarly, in 1999, a pre-tax charge of $25 million was recorded for the write-off of in-process research and development related to the Lawter acquisition.

     Higher net interest expense in 2000 compared to 1999 reflected decreased capitalized interest resulting from the completion of certain capital expansion projects during 1999, higher average commercial paper borrowings by Eastman Company due to acquisitions and higher interest rates on commercial paper borrowings.

     In 2000, a pre-tax gain of $38 million resulted from the initial public offering of common stock of Genencor. Other charges, net, included litigation costs related to sorbates civil litigation and increased fees related to securitized receivables, offset partially by higher income from equity investments.

  1999 COMPARED WITH 1998

     Eastman Company recorded an increase in sales revenue of 7% for 1999 over 1998. Although 1999 sales volume was 12% higher than 1998 levels, lower selling prices, which had a 3% negative impact on sales revenue, and higher raw material costs in 1999 of approximately $20 million, net of Eastman Company's feedstock and energy cost-hedging program, eroded margins for many products. Earnings were 36% lower in 1999 than in 1998, reflecting challenging market conditions and nonrecurring charges totalling $72 million incurred in 1999.

     Eastman Company implemented a program to decrease labor costs which led to employee separations in late 1999 and which resulted in a pre-tax net charge of $29 million. Acquired in-process research and development related to the Lawter acquisition resulted in a pre-tax write-off of $25 million. A decision to discontinue production at Eastman Company's sorbates facilities in Chocolate Bayou, Texas resulted in a pre-tax charge of approximately $17 million. The phase-out of operations in Rochester, New York and the write-off of construction in progress related to an EpB plant project resulted in pre-tax charges totaling approximately $18 million. Additional items netted to a pre-tax charge of approximately $4 million. These nonrecurring charges were partially offset by a pre-tax gain of approximately $20 million that resulted from the reimbursement of previously expensed pension costs related to Holston Defense, a subsidiary which operated under a series of contracts with the Department of the Army to manage the government-owned Holston Army Ammunition Plant in Kingsport, Tennessee from 1949 until expiration of the contract at the end of 1998.

     Operating earnings for 1999 were also negatively impacted by pre-tax charges totaling approximately $14 million related to the write-up of Lawter's inventory required by purchase accounting, a decrement recognized using the last-in, first-out inventory valuation method; loss on sales of excess spare parts; and two months of unplanned downtime at Eastman Company's Malaysia facility. Amendments to Eastman Chemical's defined benefit pension plan resulted in a pre-tax decrease in pension expense for 1999 of approximately $26 million for Eastman Company. As a result of the adoption of AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), Eastman Company capitalized $18 million, of which $2 million was amortized, for certain internal-use software costs which otherwise would have been expensed.

     Net earnings for 1999 included the effect of a pre-tax gain of approximately $8 million related to the sale of certain assets.

     Results for 1998 were negatively affected by several nonrecurring items, including pre-tax charges of approximately $33 million related to certain underperforming assets and discontinued capital projects, an $11 million fine for violation of the Sherman Act, and pre-tax charges of approximately $4 million related to a power outage at the Kingsport, Tennessee, manufacturing site. A lower tax rate resulting from a tax settlement increased net earnings by $8 million.

SUMMARY BY OPERATING SEGMENT

  COATINGS, ADHESIVES, SPECIALTY POLYMERS AND INKS

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Sales revenue for the CASPI segment increased 49% for the first six months of 2001. Sales revenue increased 46% due to higher sales volume resulting from acquisitions and 3% due to higher selling prices. For the first six months of 2001, the Hercules, McWhorter and Sokolov acquisitions contributed approximately $274 million to the increase in sales revenues. Excluding acquisitions, sales volume declined 9% and sales revenue declined 4% for the first six months of 2001 due to weaker demand. Foreign currency exchange rates had a slightly negative effect on sales revenue for the first six months of 2001.

     Despite higher sales volume from acquisitions and higher selling prices, operating results for the first six months of 2001 declined significantly due to lower capacity utilization from the existing businesses, higher costs for raw materials and energy and nonrecurring pre-tax charges of approximately $30 million. The nonrecurring pre-tax charges primarily related to the restructuring of the coatings operations and the write-off of in-process research and development related to the Hercules acquisition.

     2000 COMPARED WITH 1999

     Sales revenue for the CASPI segment was 39% higher in 2000 compared with 1999, reflecting higher sales volumes attributable to the Lawter, Sokolov and McWhorter acquisitions and overall higher selling prices. The increase in sales volume accounted for 38% of the increase in sales revenue and higher selling prices had a positive impact of 6% on sales revenue. The increase in selling prices was driven by increased raw materials costs. Excluding volume attributable to acquisitions, sales volumes in 2000 were level with 1999. Foreign currency exchange had a slightly negative impact on sales revenue in 2000.

     Raw materials cost increases in 2000 exceeded selling price increases, and margins eroded for many products. Lower cost structure resulting from employee separations that occurred late in 1999 and non-labor cost reductions implemented in 2000 did not offset the reduction in margins. Results for 2000 and 1999 also were impacted by several nonrecurring items, including a pre-tax charge of $9 million in 2000 for the write-off of in-process research and development related to the McWhorter acquisition. In 1999, Eastman Company recorded pre-tax charges totaling $30 million primarily related to employee separations and pension settlement and the write-off of in-process research and development related to the Lawter acquisition.

     Operating earnings were positively affected by decreased pension expense in 2000 and 1999 that resulted from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan.

     1999 COMPARED WITH 1998

     Sales revenue for 1999 for the CASPI segment was 27% higher than in 1998. Sales revenue increased 30% due to increased sales volume, mainly attributable to the Lawter acquisition, partially offset 2% by lower selling prices and the negative impact of foreign currency exchange rates. Operating earnings declined 18% in 1999 as a result of lower selling prices and higher raw material costs, particularly for propane.

     In addition, operating earnings for 1999 were adversely impacted by pre-tax charges of $25 million for the write-off of in-process research and development related to the Lawter acquisition and $8 million related to employee separations and pension settlement, which were partially offset by a $3 million adjustment to a reserve for shutdown costs. Results for 1998 reflected a nonrecurring pre-tax charge of approximately $19 million related to certain underperforming assets and discontinued capital projects, and a pre-tax charge of approximately $1 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

     Selling and general administrative expenses increased in 1999 compared to 1998 as a result of increased costs related to the Lawter and Jager acquisitions and expenses related to the development of e-businesses.

     Net interest expense increased in 1999, reflecting increased debt as a result of the Lawter acquisition.

     Decreased pension expense resulting from the mid 1999 amendments to Eastman Chemical's defined benefit pension plan had a positive impact on earnings in 1999.

  PERFORMANCE CHEMICALS AND INTERMEDIATES

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Although increased selling prices in the PCI segment had a positive impact on sales revenue of 3% for the first six months of 2001, sales revenue declined 5%. Sales revenue decreased 5% due to the negative impact of product mix and 3% due to lower sales volume attributed to weaker demand.

     Nonrecurring pre-tax charges of approximately $64 million, primarily resulting from the restructuring of the custom synthesis and photographic chemicals product lines, which were historically managed as part of Eastman Chemical's overall fine chemicals product line, sharply impacted results for the first six months of 2001. Higher selling prices did not offset the negative impact of lower capacity utilization due to lower sales volume, higher costs for raw materials and energy, and the negative impact of product mix. Based upon indications from the largest customer of the PCI segment that it does not intend to renew its contract for a custom synthesis product beyond 2002, Eastman Company does not expect to pursue that product in the future. Sales of that product contributed slightly less than 10% of Eastman Company's operating earnings for 2000.

     2000 COMPARED WITH 1999

     Sales revenue for the PCI segment was 6% higher in 2000 than in 1999 due to higher selling prices which had a positive impact on sales revenue of 9%. The increase in selling prices was driven by higher raw materials costs. Sales revenue for fine chemicals declined in 2000, partially due to lower volume associated with discontinued products that were part of the fine chemicals product line. Foreign currency exchange had a slightly negative impact on revenues in 2000.

     Lower cost structure in 2000, in part due to dependence on coal rather than oil or natural gas for acetyl-based products, and higher selling prices, resulted in substantially increased operating earnings.

     Operating earnings in 2000 were negatively impacted by pre-tax charges of approximately $13 million related to the shutdown of facilities in Chocolate Bayou, Texas and Rochester, New York, and other items. The operating loss for 1999 included net pre-tax charges totaling $32 million related to exiting sorbates production at Chocolate Bayou, Texas; employee separations and pension settlement; phase-out of operations in Rochester, New York; the write-off of construction in progress related to an EpB plant project; and an adjustment to the reserve for sorbates civil litigation; partially offset by a gain resulting from the reimbursement of previously expensed pension costs related to Holston Defense, and other items.

     Operating earnings were positively affected by decreased pension expense in 2000 and 1999 that resulted from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan.

       1999 COMPARED WITH 1998

     Sales revenue for the PCI segment in 1999 decreased 2% from 1998, due to lower selling prices and product mix which each negatively impacted sales revenue by 3%. Increased sales volume had a positive impact on sales revenue of 4%.

     The operating loss in 1999 resulted from lower selling prices, higher raw materials costs, particularly for propane, and several nonrecurring items totaling $32 million, including a pre-tax charge of $17 million related to exiting sorbates production at Chocolate Bayou, Texas, $15 million related to employee separations and pension settlement, $9 million related to phase-out of operations in Rochester, New York, $9 million for the write-off of construction in progress related to an EpB plant project and a $5 million adjustment to the reserve for sorbates civil litigation, which were partially offset by a pre-tax gain of approximately $20 million for the reimbursement of previously expensed pension costs related to Holston Defense, and other items. As a result of the adoption of SOP 98-1 in 1999, certain internal-use software costs were capitalized which otherwise would have been expensed.

     Operating earnings for 1998 were negatively impacted by nonrecurring charges totaling $27 million. Nonrecurring charges included pre-tax charges of $14 million related to certain underperforming assets and discontinued capital projects, an $11 million charge related to a fine for violation of the Sherman Act and a pre-tax charge of $2 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

     Decreased pension expense in 1999 resulting from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan had a positive impact on earnings.

  SPECIALTY PLASTICS

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30,
2000.

     Sales revenue declined 4% for the SP segment for the first six months of 2001 with 3% of the decrease due to reduced sales volume. The decrease in sales volume was driven mainly by lower demand for the cellulosics product line.

     Although operating earnings remained strong for the copolyester product lines such as Spectar copolyester, results for the cellulosics product line declined as capacity utilization decreased due to weaker demand. Higher costs for raw materials and energy negatively impacted operating earnings.

     2000 COMPARED WITH 1999

     Sales revenue for the SP segment was 6% higher in 2000 than 1999. Higher sales volume had a positive impact of 6% on sales revenue in 2000, slightly offset by the negative effect of foreign currency exchange.

     Lower cost structure resulted in increased operating earnings for 2000 compared to 1999. Operating earnings for 1999 included pre-tax charges totaling $10 million related to employee separations and pension settlement, and the write-off of purchased technology that was determined to have no future value.

     Operating earnings were positively affected by decreased pension expense in 2000 and 1999 resulting from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan.

     1999 COMPARED WITH 1998

     Sales revenue for specialty plastics increased 6% in 1999 mainly due to significantly higher sales volume, primarily for copolyester products, such as Spectar copolymer. Increased sales volume had a positive impact on sales revenue of 12% and lower selling prices had a negative impact on sales revenue of 5%.

     Operating earnings increased 4% mainly due to the increase in sales volumes. Higher raw material costs, particularly for paraxylene and ethylene glycol, had a negative impact on operating earnings in 1999. Several nonrecurring items totaling $10 million also negatively impacted operating earnings in 1999. These included a pre-tax charge of $6 million related to employee separations and pension settlement and a pre-tax charge of $4 million related to write-off of purchased technology that was determined to have no future value. As a result of the adoption of SOP 98-1 in 1999, certain internal-use software costs were capitalized which otherwise would have been expensed.

     Operating earnings for 1998 included a nonrecurring charge of $1 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

     Decreased pension expense in 1999 resulting from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan had a positive impact on earnings.

     EFFECT OF ACQUISITIONS ON SALES REVENUE AND VOLUME

     The following table presents segment information on growth in sales revenue and volume for Eastman Company's existing businesses and for Eastman Company's existing businesses with acquisitions:

                                                            % GROWTH (DECLINE) IN       % GROWTH (DECLINE) IN
                                                                SALES REVENUE               SALES VOLUME
                                                          -------------------------   -------------------------
                                                              WITH        EXISTING        WITH        EXISTING
                                                          ACQUISITIONS   BUSINESSES   ACQUISITIONS   BUSINESSES
                                                          ------------   ----------   ------------   ----------
        SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX
        MONTHS ENDED JUNE 30, 2000
Coatings, Adhesives, Specialty Polymers and Inks........       49            (4)           44            (9)
Performance Chemicals and Intermediates.................      (5)            (6)          (6)            (7)
Specialty Plastics......................................      N/A            (4)          N/A            (2)
         Total..........................................       11            (5)            7            (7)
         2000 COMPARED WITH 1999
Coatings, Adhesives, Specialty Polymers and Inks........       39              1           37            (2)
Performance Chemicals and Intermediates.................        6              3           --            (3)
Specialty Plastics......................................      N/A              6          N/A              6
         Total..........................................       15              3           10            (1)
         1999 COMPARED WITH 1998
Coatings, Adhesives, Specialty Polymers and Inks........       27              5           25              7
Performance Chemicals and Intermediates.................      N/A            (2)          N/A              8
Specialty Plastics......................................      N/A              6          N/A             15
         Total..........................................        7              2           12              9

SUMMARY BY CUSTOMER LOCATION

 SALES BY REGION

                                                                SIX MONTHS
                                                                   ENDED               YEAR ENDED
                                                                 JUNE 30,             DECEMBER 31,
                                                              ---------------   ------------------------
                                                               2001     2000     2000     1999     1998
                                                              ------   ------   ------   ------   ------
                                                                            (IN MILLIONS)
United States and Canada....................................  $1,363   $1,229   $2,600   $2,317   $2,309
Europe, Middle East and Africa..............................     315      254      552      415      336
Asia Pacific................................................     155      169      347      308      217
Latin America...............................................      86       81      166      147      125

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     In the United States and Canada, sales revenue was $1.4 billion in the first six months of 2001, up 11% from sales of $1.2 billion in the first six months of 2000. Higher sales volume had a positive impact on sales revenue of 9%. The increase in sales volume was primarily due to recent acquisitions which contributed $220 million to the increase in sales revenue. Sales volume declined for Eastman Company's existing businesses in North America. Results for the first six months of 2001 were also positively impacted 4% by higher selling prices.

     For the first six months of 2001, sales revenue outside the United States and Canada was $556 million, up 11% from sales of $504 million for the first six months of 2000, and were 29% of total sales in both the first six months of 2001 and 2000. Sales revenue increased $61 million in Europe, the Middle East and Africa in the first six months of 2001, reflecting increased sales volume attributable to acquisitions, which contributed $59 million to the increase in revenue. For the first six months of 2001, sales revenue declined $14 million in Asia Pacific primarily due to lower sales volume which accounted for $5 million of the decrease in sales revenue and price and exchange, which also had a negative impact on sales revenue of $5 million. Sales revenue in Latin America increased approximately $10 million primarily due to increased sales volumes which had a positive impact on sales revenue of $5 million and a favorable impact from product mix of $3 million.

     2000 COMPARED WITH 1999

     Sales revenue in the United States and Canada for 2000 was $2.6 billion, up 13% from 1999 sales revenue of $2.3 billion. Sales revenue increased 7% due to higher selling prices and 6% due to higher sales volumes resulting from acquisitions.

     Sales revenue outside the United States and Canada in 2000 was $1.1 billion, up 22% from 1999 sales revenue of $0.9 billion. In Europe, Middle East and Africa sales revenue increased significantly due to increased sales volumes resulting from acquisitions which had a positive impact on sales revenue of $168 million. Increased sales volumes for the PCI segment contributed $42 million to the increase in sales volume. Price and exchange had a negative impact on sales revenue in Europe, Middle East and Africa of $30 million. Sales revenue increased in Asia Pacific primarily due to higher sales volume resulting from acquisitions which contributed $28 million to the increase in sales revenue and higher selling prices which had a positive impact of $14 million on sales revenue. Sales revenue increased in Latin America mainly due to higher selling prices, which had a positive impact on sales revenue of $14 million, and higher sales volume, which positively impacted sales revenue by $8 million.

     1999 COMPARED WITH 1998

     Sales revenue in the United States and Canada increased slightly in 1999 over 1998. Increased sales volume, due to acquisitions and increased sales volume in the existing businesses, had a positive impact on sales revenue of 2%, offset by an unfavorable shift in product mix which had a negative impact on sales revenue of 2%.

     Sales revenue outside the United States and Canada for 1999 was $0.9 billion, up 28% from 1998 sales revenue of $0.7 billion. The increase is primarily due to higher sales volume resulting from acquisitions which had a positive impact on sales revenue of 33%. Overall, selling prices outside the United States and Canada had a negative impact on sales revenue of 2%. Asia Pacific sales revenue increased $90 million primarily due to higher sales volume, mainly for oxo chemicals products following the startup in 1999 of a new manufacturing site in Singapore and specialty plastics, which had a positive impact on sales revenue of $92 million. Sales revenue in Europe, Middle East and Africa increased $78 million, driven by increased sales volume which had a positive impact on sales revenue of $100 million, partially offset by price and exchange which had a negative impact on sales revenue of $19 million. In Latin America, sales revenue increased $22 million, driven by increased sales volume which had a positive impact on sales revenue of $34 million, partially offset by foreign currency exchange rates which had a negative impact on sales revenue of $9 million.

     With a substantial portion of sales to customers outside the United States, Eastman Company is subject to the risks associated with operating in international markets. To mitigate exchange rate risks, Eastman Company frequently negotiates payment terms in U.S. dollars. In addition, where deemed advisable, Eastman Company engages in foreign currency hedging transactions and requires letters of credit and prepayment for shipments where its assessment of individual customer and country risks indicates their use is appropriate. See note 10 to Eastman Company's consolidated financial statements, included elsewhere in this proxy statement.

EASTMAN COMPANY LIQUIDITY AND CAPITAL RESOURCES

                                                            SIX MONTHS
                                                               ENDED
                                                             JUNE 30,      YEAR ENDED DECEMBER 31,
                                                           -------------   ------------------------
                                                           2001    2000     2000     1999     1998
                                                           -----   -----   ------   ------   ------
                                                                        (IN MILLIONS)
Net cash provided by (used in)
  Operating activities...................................  $ (22)  $ 232   $ 462    $ 467    $ 578
  Investing activities...................................   (344)    (77)   (390)    (588)    (385)
  Financing activities...................................    366    (155)    (72)     121     (193)
                                                           -----   -----   -----    -----    -----
Net change in cash and cash equivalent...................  $  --   $  --   $  --    $  --    $  --
                                                           =====   =====   =====    =====    =====
Cash and cash equivalents at end of period...............  $  --   $  --   $  --    $  --    $  --
                                                           =====   =====   =====    =====    =====

     For purposes of the historical financial statements, Eastman Company's sources and uses of cash reflect an assumed net zero balance as of the end of each reporting period. Cash used in operating activities in the first six months of 2001 reflect an increase in working capital primarily related to a decrease in trade payables and an increase in inventories and additionally reflect the payment of certain employee incentive compensation expenses. In the first six months of 2000, cash flows were positively impacted by settlement of strategic foreign currency hedging transactions, partially offset by an increase in working capital. Cash provided by operating activities in 2000 and 1999 reflected cash provided by Eastman Chemical's continuous sale of accounts receivable program. Cash used in investing activities in the first six months of 2001 reflected the Hercules acquisition, in the first six months of 2000, reflected the Sokolov and McWhorter acquisitions, in 1999 reflected the Lawter acquisition, and in 1998 reflected the Jager acquisition. Cash used in investing activities also reflected proceeds from the sale of certain assets in 2001 and 2000. Net transactions with Eastman Chemical reflected net cash provided by Eastman Chemical in the first six months of 2001 and the year 1999 and net cash provided to Eastman Chemical in the first six months of 2000 and the years 2000 and 1998.

     Historically, cash flows from operations, supplemented by credit provided by Eastman Chemical, were used to finance the working capital requirements, capital and investment projects and acquisitions for the Eastman Company Business. On or prior to the Distribution, Eastman Company expects to assume approximately $1.3 billion of the outstanding debentures of Eastman Chemical and will establish a revolving credit facility that is expected to contain customary commercial bank covenants. Effective as of the date of the Distribution, Eastman Company's balance sheet is expected to include approximately $1.3 billion of debt, with no drawings on the revolving credit facility.

     Eastman Company expects that its capital expenditures for 2001 will be approximately $150 million and will increase by approximately $30 million in 2002 primarily for the continued integration of its acquired businesses. For 2001 and 2002, Eastman Company estimates that depreciation will be approximately $264 million and $272 million, respectively and that, for 2002, total capital expenditures, investment capital and investments will not exceed depreciation.

     Eastman Company believes that its cash flow from operations, supplemented by periodic additional borrowings from the revolving credit facility or otherwise, will provide it with sufficient resources to finance operations and planned capital needs.

DIVIDENDS

     Eastman Chemical declared cash dividends totaling $1.76 per share in 2000, declared and paid cash dividends of $0.44 per share for each of the first two quarters of 2001 and has declared a cash dividend of $0.44 per share for the third quarter of 2001 to be paid on October 1, 2001. Based on an assumed distribution ratio of one for one, it is expected that the initial annual cash dividend to be paid by Eastman Company will be between $0.80 and $0.88 per share which, when combined with the initial annual cash dividend expected to be paid by Voridian, will be less than the amount historically paid to shareowners of Eastman Chemical. The payment and level of cash dividends by Eastman Company after the Distribution are not guaranteed and will be subject to the discretion of its board of directors and any restrictions on its ability to pay dividends under Delaware law or otherwise.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In July 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles with indefinite useful lives will be evaluated against this new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and specified intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement that apply to goodwill and intangible assets acquired prior to June 30, 2001, will be adopted by Eastman Company on January 1, 2002. Eastman Company expects the adoption of these accounting standards to result in certain intangible assets being subsumed into goodwill and to have the impact of reducing annual amortization of goodwill and intangibles now included in results primarily for the CASPI segment, by approximately $16 million commencing January 1, 2002. Impairment reviews may result in future periodic write-downs.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset.

     Eastman Company is required to, and intends to, adopt the provisions of SFAS No. 143 on January 1, 2003. Upon initial application of the provisions of this statement, entities are required to recognize a liability for any existing asset retirement obligations adjusted for cumulative accretion to the date of adoption of this statement, an asset retirement cost capitalized as an increase to the carrying amount of the associated long-lived asset, and accumulated depreciation on that capitalized cost. The cumulative effect, if any, of initially applying this statement will be recognized as a change in accounting principle. Eastman Company has not yet assessed the impact of this statement on its financial statements.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for assets to be disposed of and broadens the presentation of discontinued operations to include more disposal transactions. Eastman Company is required to, and intends to, adopt the provisions of SFAS No. 144 on January 1, 2002. Eastman Company has not yet completed an assessment of the impact of this statement on its financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Eastman Company is exposed to changes in financial market conditions in the normal course of its business due to its use of certain financial instruments as well as transactions in various foreign currencies. To mitigate Eastman Company's exposure to these market risks, Eastman Company has established policies, procedures, and internal processes governing its management of financial market risks and the use of financial instruments to manage its exposure to such risks.

     Eastman Chemical uses a centralized approach to finance its operations. As a result, debt was not allocated to Eastman Company in the historical financial statements. As such, there is no market risk discussion below relating to interest rate sensitivity.

     Eastman Company's operating cash flows denominated in foreign currencies are exposed to changes in foreign exchange rates. Eastman Company continually evaluates its foreign currency exposure based on current market conditions and the locations in which Eastman Company conducts business. In order to mitigate the effect of foreign currency risk, Eastman Company enters into forward exchange contracts to hedge certain firm commitments denominated in foreign currencies and currency options to hedge probable anticipated but not yet committed export sales and purchase transactions expected within no more than two years and denominated in foreign currencies. The gains and losses on these contracts offset changes in the value of related exposures. It is Eastman Company's policy to enter into foreign currency transactions only to the extent considered necessary to meet its objectives as stated above. Eastman Company does not enter into foreign currency transactions for speculative purposes.

     Eastman Company is exposed to fluctuations in market prices for certain of its major raw materials. To mitigate short-term fluctuations in market prices for certain commodities, principally propane, ethane, and natural gas, Eastman Company enters into forwards and options contracts.

     Eastman Company determines its market risk utilizing sensitivity analysis, which measures the potential losses in fair value resulting from one or more selected hypothetical changes in foreign currency exchange rates and/or commodity prices. The market risk associated with foreign currency-sensitive instruments utilizing a modified Black-Scholes option pricing model and a 10% adverse move in the U.S. dollar relative to each foreign currency hedged by Eastman Company is approximately $3.2 million and an additional $0.2 million for an additional one percentage point adverse change in foreign currency exchange rates. Further adverse movements in foreign currencies would create losses in fair value; however, such losses would not be linear to that disclosed above. This exposure, which is primarily related to foreign currency options purchased by Eastman Company to manage fluctuations in foreign currencies, is limited to the dollar value of option premiums payable by Eastman Company for the related financial instruments. Furthermore, since Eastman Company utilizes currency-sensitive derivative instruments for hedging anticipated foreign currency transactions, a loss in fair value for those instruments is generally offset by increases in the value of the underlying anticipated transactions. The market risk associated with feedstock options and natural gas swaps assuming an instantaneous parallel shift in the underlying commodity price of 10% is approximately $3.6 million and an additional $0.3 million for each one percentage point move in closing prices thereafter.

                                EASTMAN COMPANY

                             UNAUDITED CONSOLIDATED
                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited consolidated pro forma statement of financial position as of June 30, 2001 presents Eastman Company's financial position assuming the Distribution had been completed on that date. The following unaudited consolidated pro forma statement of earnings (loss) for the year ended December 31, 2000 and the six months ended June 30, 2001 presents Eastman Company's results of operations assuming that the Distribution had been completed on January 1, 2000. In the opinion of Eastman Company's management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Distribution on the historical financial information of Eastman Company. The adjustments are described in the accompanying notes and are set forth in the "Pro Forma Adjustments" column.

     In connection with the Distribution, Eastman Company and Eastman Chemical will enter into a number of contracts relating to product sales, operating and service agreements. These agreements are given effect in the pro forma adjustments described in the accompanying unaudited pro forma consolidated statements of earnings (loss).

     Shares outstanding used in calculating basic and diluted earnings per share included in the unaudited pro forma consolidated statement of earnings (loss) gives effect to the issuance of one share of Eastman Company common stock for every one share of Eastman Chemical common stock outstanding.

     Eastman Company's unaudited pro forma consolidated financial information should be read in conjunction with, and is qualified in its entirety by, the information under "Eastman Company Selected Consolidated Financial Data," "Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations" and Eastman Company's consolidated financial statements and the related notes included elsewhere in this proxy statement. The unaudited consolidated pro forma financial information has been presented for informational purposes only and does not reflect the results of operations or financial position of Eastman Company that would have existed had it operated as a separate, independent company for the periods presented and should not be relied upon as being necessarily indicative of its future results after the Distribution.

                                EASTMAN COMPANY

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

                                                                   SIX MONTHS ENDED JUNE 30, 2001
                                                              ----------------------------------------
                                                                EASTMAN         PRO
                                                                COMPANY        FORMA             PRO
                                                              HISTORICAL    ADJUSTMENTS         FORMA
                                                              -----------   ------------       -------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales.......................................................    $1,919          (10) (a)       $1,909
Cost of sales...............................................     1,643          (22) (b)        1,621
Asset impairments and restructuring costs...................        80           --                80
                                                                ------          ---            ------
Gross profit................................................       196           12               208
Selling and general administrative expenses.................       145           10(c)            155
Research and development costs..............................        58           (1)(d)            57
Write-off of acquired in-process research and development...         8           --                 8
                                                                ------          ---            ------
Operating earnings (loss)...................................       (15)           3               (12)
Interest expense, net.......................................        50           (7)(e)            43
Other income................................................        (8)          --                (8)
Other charges...............................................        20           --                20
                                                                ------          ---            ------
Earnings (loss) before income taxes.........................       (77)          10               (67)
Provision (benefit) for income taxes........................       (36)           3(f)            (33)
                                                                ------          ---            ------
Net earnings (loss).........................................    $  (41)         $ 7            $  (34)
                                                                ======          ===            ======
Basic earnings (loss) per share.............................    $(0.53)                        $(0.44)
                                                                ======                         ======
Diluted earnings (loss) per share...........................    $(0.53)                        $(0.44)
                                                                ======                         ======
Shares used in calculating pro forma earnings (loss) per
  share:
  Basic.....................................................      76.7                           76.7
  Diluted...................................................      76.7                           76.7

---------------

(a) Product sales between Eastman Company and Voridian have historically been recorded at cost. The pro forma adjustments are based on contracts for product sales and conversion and service agreements to be entered into in connection with the Distribution as if those contracts were in effect as of January 1, 2001. Certain of these contracts are conversion agreements in which Eastman Company will convert Voridian's raw materials to finished goods and charge a fee to Voridian for this conversion. Historically, these transactions were recorded as product sales (including raw materials) from Eastman Company to Voridian at cost which resulted in $23 million in sales for Eastman Company. Based upon the pricing terms of these conversion contracts, sales for Eastman Company would have been $1 million. The net difference in these agreements results in a $22 million decrease in sales. This decrease will be partially offset by profits of $9 million on other historical sales of chemical raw materials from Eastman Company to Voridian resulting from these sales being repriced in accordance with the terms of the new contracts, as well as profits of $3 million on revenues from services to be performed by Eastman Company for Voridian.

(b) Cost of sales pro forma adjustments are based on contracts for product sales and conversion and service agreements to be entered into in connection with the Distribution as if those contracts were in effect as of January 1, 2001. Certain of these contracts are conversion agreements in which Eastman Company will convert Voridian's raw materials to finished goods and charge a fee to Voridian for this conversion. Historically, these transactions included raw materials which resulted in $23 million in cost of sales. Based upon the terms of these conversion contracts, the cost of sales would have been $1 million. The net difference in these agreements results in a $22 million decrease in cost of sales. This decrease will be partially offset by the additional cost of sales from other historical purchases of chemical raw materials manufactured by Voridian for Eastman Company resulting from the purchases being recosted in accordance with the terms of the new contracts as well as billings for services to be performed by Voridian for Eastman Company totaling $7 million. Site service management fees of $13 million charged by Eastman
     Company to Voridian are treated as reimbursement of Eastman Company's fully allocated costs.


(c) Reflects the estimated additional selling and general administrative expenses resulting from assignment of personnel to Eastman Company of $11 million offset by management fees charged to Voridian by Eastman Company of $1 million. The management fees charged to Voridian by Eastman Company is for employee, administrative and other services and are treated as a reimbursement of Eastman Company's fully allocated costs. The personnel adjustment arises due to differences between the historical cost allocation of personnel compared to the actual assignment of personnel to Eastman Company as of the date of the Distribution.

(d) Reflects the reduction of research and development costs resulting from management fees of $1 million charged to Voridian by Eastman Company and treated as a reimbursement of Eastman Company's fully allocated costs.

(e) To record the estimated decrease in net interest expense as a result of the Distribution from that which was historically allocated to Eastman Company. Assumes an aggregate of $1.3 billion of long-term debt for Eastman Company. The interest rate assumed on the long-term debt was 7.08%, the weighted average interest rate on Eastman Chemical's fixed rate debt.

     The pro forma adjustment to interest expense was calculated as follows:

                                                                  (IN MILLIONS)
                                                              ---------------------
     Gross interest expense on $1.3 billion of long-term
      debt to be assumed by Eastman Company.................          $ 46
     Less capitalized interest expense......................            (1)
     Interest income........................................            (2)
                                                                      ----
       Total pro forma interest expense.....................            43
                                                                      ----
     Less historical........................................           (50)
                                                                      ----
     Pro forma adjustment...................................          $ (7)
                                                                      ====

(f) To record the impact of the pre-tax pro forma adjustment at the tax rate of 38%.

                                EASTMAN COMPANY

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

                                                                    YEAR ENDED DECEMBER 31, 2000
                                                              -----------------------------------------
                                                                EASTMAN           PRO
                                                                COMPANY          FORMA           PRO
                                                               HISTORICAL     ADJUSTMENTS       FORMA
                                                              ------------   -------------     --------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales.......................................................     $3,665          $ (11) (a)     $3,654
Cost of sales...............................................      3,003            (45) (b)      2,958
Asset impairments and restructuring costs...................         13             --              13
                                                                 ------          -----          ------
Gross profit................................................        649             34             683
Selling and general administrative expenses.................        223             22(c)          245
Research and development costs..............................        104             (1)(d)         103
Write-off of acquired in-process research and development...          9             --               9
                                                                 ------          -----          ------
Operating earnings..........................................        313             13             326
Interest expense, net.......................................         88             (2)(e)          86
Gain recognized on initial public offering of equity
  investment................................................        (38)            --             (38)
Other income................................................        (34)            --             (34)
Other charges...............................................         44             --              44
                                                                 ------          -----          ------
Earnings before income taxes................................        253             15             268
Provision for income taxes..................................         91              5(f)           96
                                                                 ------          -----          ------
Net earnings................................................     $  162          $  10          $  172
                                                                 ======          =====          ======
Basic earnings per share....................................     $ 2.11                         $ 2.24
                                                                 ======                         ======
Diluted earnings per share..................................     $ 2.10                         $ 2.23
                                                                 ======                         ======
Shares used in calculating pro forma earnings per share:
  Basic.....................................................       76.7                           76.7
  Diluted...................................................       77.3                           77.3

---------------

(a) Product sales between Eastman Company and Voridian have historically been recorded at cost. The pro forma adjustments are based on contracts for product sales and conversion and service agreements to be entered into in connection with the Distribution as if those contracts were in effect as of January 1, 2000. Certain of these contracts are conversion agreements in which Eastman Company will convert Voridian's raw materials to finished goods and charge a fee to Voridian for this conversion. Historically, these transactions were recorded as product sales (including raw materials) from Eastman Company to Voridian at cost which resulted in $46 million in sales for Eastman Company. Based upon the pricing terms of these conversion contracts, sales for Eastman Company would have been $1 million. The net difference in these agreements results in a $45 million decrease in sales. This decrease will be partially offset by profits of $28 million on other historical sales of chemical raw materials from Eastman Company to Voridian resulting from these sales being repriced in accordance with the terms of the new contracts, as well as profits of $6 million on revenues from services to be performed by Eastman Company for Voridian.

(b) Cost of sales pro forma adjustments are based on contracts for product sales and conversion and service agreements to be entered into in connection with the Distribution as if those contracts were in effect as of January 1, 2000. Certain of these contracts are conversion agreements in which Eastman Company will convert Voridian's raw materials to finished goods and charge a fee to Voridian for this conversion. Historically, these transactions included raw materials which resulted in $46 million in cost of sales. Based upon the terms of these conversion contracts, the cost of sales would have been $1 million. The net difference in these agreements results in a $45 million decrease in cost of sales. This decrease will be partially offset by the additional cost of sales from other historical purchases of chemical raw materials manufactured by Voridian for Eastman Company resulting from the purchases being recosted in accordance with the terms of the new contracts as well as billings for services to be performed by Voridian for Eastman Company totaling $13 million. Site service management fees of $13 million charged by Eastman Company to Voridian are treated as reimbursement of Eastman Company's fully allocated costs.

(c) Reflects the estimated additional selling and general administrative expenses resulting from assignment of personnel to Eastman Company of $23 million offset by management fees charged to Voridian by Eastman Company of $1 million. The management fees charged to Voridian by Eastman Company is for employee, administrative and other services and are treated as a reimbursement of Eastman Company's fully allocated costs. The personnel adjustment arises due to differences between the historical cost allocation of personnel compared to the actual assignment of personnel to Eastman Company as of the date of the Distribution.

(d) Reflects the reduction of research and development costs resulting from management fees of $1 million charged to Voridian by Eastman Company and treated as a reimbursement of Eastman Company's fully allocated costs.

(e) To record the estimated decrease in net interest expense as a result of the Distribution from that which was historically allocated to Eastman Company. Assumes an aggregate of $1.3 billion of long-term debt for Eastman Company. The interest rate assumed on the long-term debt was 7.08%, the weighted average interest rate on Eastman Chemical's fixed rate debt.

     The pro forma adjustment to interest expense is calculated as follows:

                                                                 (IN
                                                              MILLIONS)
                                                              ---------
Gross interest expense on $1.3 billion of long-term debt to
  be assumed by Eastman Company.............................    $ 93
Less capitalized interest expense...........................      (2)
Interest income.............................................      (5)
                                                                ----
          Total pro forma interest expense..................      86
                                                                ----
Less historical interest expense............................     (88)
                                                                ----
Pro forma adjustment........................................    $ (2)
                                                                ====

(f) To record the impact of the pre-tax pro forma adjustments at the tax rate of 38%.

                                EASTMAN COMPANY

                              UNAUDITED PRO FORMA
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                                          JUNE 30, 2001
                                                              --------------------------------------
                                                               EASTMAN         PRO
                                                               COMPANY        FORMA           PRO
                                                              HISTORICAL   ADJUSTMENTS       FORMA
                                                              ----------   -----------      --------
                                                                          (IN MILLIONS)
                                               ASSETS
Current assets:
  Cash and cash equivalents.................................    $   --            --         $   --
  Trade receivables, net of allowance of $11................       359            --            359
  Miscellaneous receivables.................................        49       $    (5)(a)         44
  Inventories...............................................       535            --            535
  Other current assets......................................        65            --             65
                                                                ------       -------         ------
         Total current assets...............................     1,008            (5)         1,003
Properties
  Properties and equipment at cost..........................     5,792            --          5,792
  Less: Accumulated depreciation............................     3,187            --          3,187
                                                                ------       -------         ------
         Net properties.....................................     2,605            --          2,605
                                                                ------       -------         ------
Goodwill, net of accumulated amortization of $35............       336            --            336
Other intangibles, net of accumulated amortization of $29...       268            --            268
Other noncurrent assets.....................................       363            --            363
                                                                ------       -------         ------
         Total assets.......................................    $4,580       $    (5)        $4,575
                                                                ======       =======         ======
                                LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
  Payables and other current liabilities....................    $  552            22(b)      $  574
                                                                ------       -------         ------
         Total current liabilities..........................       552            22            574
Long-term borrowings........................................        --         1,300(c)       1,300
Deferred income tax credits.................................       530            24(a)         554
Postemployment obligations..................................       270           (57)(a)        213
Other long-term liabilities.................................        65                           65
                                                                ------       -------         ------
         Total liabilities..................................     1,417         1,289          2,706
                                                                ------       -------         ------
Shareowners' equity:
  Common stock ($0.01 par - 350,000,000 shares authorized;
    shares issued - 85,023,199).............................        --             1(d)           1
Paid in capital.............................................        --            28(a)
                                                                              (1,300)(c)
                                                                               3,240(d)
                                                                                 (22)(b)      1,946
Other comprehensive loss....................................       (78)           --            (78)
Net investment by Eastman Chemical..........................     3,241        (3,241)(d)         --
                                                                ------       -------         ------
Total shareowners' equity...................................     3,163        (1,294)         1,869
                                                                ------       -------         ------
         Total liabilities and shareowners' equity..........    $4,580       $    (5)        $4,575
                                                                ======       =======         ======

---------------
(a) To reflect the transfer of assets and liabilities and related deferred taxes of Holston Defense, which ceased operations on December 31, 1998, to Voridian as of the date of the Distribution. Holston Defense was previously operated as a part of the PCI segment of Eastman Company.

(b) To reflect interest payable on debt assigned to Eastman Company of $36 million, calculated on $1.3 billion of debt at an assumed interest rate of 7.08%, less the related tax effect of $14 million, based on the tax rate of 38%. This accrual is 4.7 months of interest, the weighted average months' interest unpaid on the assumed debt. Interest payable was not recorded by Eastman Company in the historical financial statements as no debt was allocated to Eastman Company in these historical statements.

(c) Reflects the assignment of $1.3 billion of outstanding long-term debt to Eastman Company.

(d) To adjust shareowners' equity balances to reflect the capital structure of Eastman Company.

                         EASTMAN COMPANY CAPITALIZATION

     The following table sets forth the debt and capitalization of Eastman Company as of June 30, 2001 on a historical basis and pro forma basis to give effect to the Distribution. This table should be read in conjunction with the information under the heading "Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Eastman Company and the related notes included elsewhere in this proxy statement. The pro forma information set forth below gives effect to the Distribution as if it had occurred on June 30, 2001. This information is not indicative of the capitalization of Eastman Company in the future or as it would have been had Eastman Company been a separate, independent company at June 30, 2001 or had the Distribution actually been completed on that date.

     Based upon the relative financial conditions, results of operations and prospects of Eastman Chemical (to be renamed Voridian after the Distribution) and Eastman Company, Eastman Chemical determined that $1.3 billion would be an appropriate allocation to Eastman Company of the existing Eastman Chemical debt at June 30, 2001. Accordingly, Eastman Company expects to assume approximately $1.3 billion of Eastman Chemical's currently outstanding debt, all of which will become the direct and sole obligation of Eastman Company. No cash will be paid to Voridian by Eastman Company, except for final adjustments according to the distribution agreement. Eastman Company expects to obtain a commitment for a $300 million revolving line of credit. This line of credit will be used to meet Eastman Company's working capital needs after the Distribution.

                                                                    JUNE 30, 2001
                                                              -------------------------
                                                               EASTMAN       EASTMAN
                                                               COMPANY       COMPANY
                                                              HISTORICAL    PRO FORMA
                                                              ----------   ------------
                                                                    (IN MILLIONS)
LONG-TERM BORROWINGS:
Long term debt..............................................    $   --        $1,300

SHAREOWNERS' EQUITY:
Eastman Chemical equity investment..........................     3,241            --
Other comprehensive loss....................................       (78)          (78)
Common stock................................................        --             1
Paid-in capital.............................................        --         1,946
                                                                ------        ------
          Total shareowners' equity.........................     3,163         1,869
                                                                ------        ------
          Total capitalization..............................    $3,163        $3,169
                                                                ======        ======

                              BUSINESS OF VORIDIAN

OVERVIEW

     Voridian is a global manufacturer of PET polymers, acetate fibers and polyethylene products. Voridian is the largest producer of PET polymers based on market share and believes it is one of the two largest producers of acetate tow worldwide. Voridian's products are used in a wide range of consumer and industrial markets, including beverage bottles, food and consumer products packaging and cigarette filters. Voridian currently has nine manufacturing sites strategically positioned around the world, as well as contract manufacturing arrangements in the North American and Asia Pacific regions. In 2000, historical sales attributable to the Voridian Business totaled $2.4 billion.

     Voridian's business consists of two strategic operating segments:

     - the polymers segment, which manufactures a broad line of PET polymers and polyethylene products for the beverage bottle and consumer and industrial products markets, generated 2000 historical sales of $1.7 billion, representing 71% of the historical sales attributable to the Voridian Business; and

     - the fibers segment, which manufactures acetate tow and Estrobond triacetin plasticizers for the cigarette filter market, acetate yarn for textile markets, and acetate flake and acetyl raw materials for acetate fibers and plastics uses, generated 2000 historical sales of $700 million, representing 29% of the historical sales attributable to the Voridian Business.

     Voridian believes it is well positioned to take advantage of its market leadership in PET polymers and acetate tow product lines. Voridian intends to enhance profitability through capitalizing on its efficient, global integrated operations.

INDUSTRY OVERVIEW

     PET polymers are clear, lightweight plastics used principally in packaging applications such as containers for beverages, edible oils and other foods. To a lesser extent, they are also used in films and sheet for packaging and consumer and industrial applications. Defining characteristics include high strength, light weight, durability, clarity, versatility, low cost, safety and recyclability. PET polymers function as a substitute for traditional glass and aluminum containers and over the past 10 years have virtually eliminated glass in carbonated soft drink bottles.

     PET polymer capacity is more concentrated than for many plastics. The top 10 PET polymer producers account for approximately 55% of global capacity, and in North America, the top 5 producers account for 89% of total capacity, according to industry estimates. The European market is less concentrated than North America, with the top 5 producers accounting for 69% of total capacity. Eastman Chemical has been the world's leading PET polymer producer for over ten years.

     In 2000, the worldwide market for PET polymers, including containers, film and sheet, was approximately 7.0 million metric tons, representing about $7.5 billion in sales. Demand for PET polymers has grown briskly over the past several years, driven by its popularity as a substitute for glass in packaging and consumer applications. PET polymers have already made significant inroads in soft drink and water bottles, and producers are currently targeting markets such as hot-fill and barrier containers for beer, soups and sauces. Industry analysts report that PET polymers consumption grew worldwide from 1.0 million metric tons in 1989 to 4.4 million in 1998, a compound annual growth rate of 17.7%. Industry analysts project global demand for PET polymer containers is expected to grow at a compound annual growth rate of approximately 10% from 1998 to 2004. The strong growth in demand, coupled with ease of access to manufacturing technology, has resulted in the presence of approximately fifty suppliers in this market, up from fewer than twenty in 1995. Capacity utilization rates are expected to remain steady in 2002 and decline slightly in 2003 if expected additions to capacity materialize.

     Voridian's polyethylene products consist of both low density polyethylene, or LDPE, and linear low density polyethlene, or LLDPE. According to industry analysts, growth in this combined polyethylene market in North America is expected to be from 1% to 2% through 2005. Competitive advantages in this market will be gained through increased operating efficiencies and new product offerings.

     Cellulose acetate fiber is used primarily in the manufacture of acetate tow for cigarette filters. Cellulose acetate fiber is also used in acetate yarn for apparel and home furnishings. The acetate tow market, which Voridian believes is approximately a $2 billion market annually, grew at a rate of 1.5% annually from 1998 to 2000. Industry analysts indicate that, for the first two quarters of 2001, the acetate tow market grew by 3.8% as compared to the first two quarters of 2000. Two trends are contributing to the current increase in demand and are expected to do so in future years:

     - a decline in the use of polypropylene tow in China and its replacement by acetate tow; and

     - legislation in the European Union, Brazil and China to reduce tar deliveries in cigarettes, which result in cigarette filter manufacturers producing longer cigarette filters.

If polypropylene tow usage in China were totally replaced by acetate tow over the next five years, the world market for acetate tow could grow at a rate of up to 2.1% per year through 2007. Increased filter lengths due to legislated lower tar deliveries in the European Union, Brazil and China would increase the expected growth rate above the estimated 2.1% per year for the next few years. After polypropylene tow is replaced in China, the expected growth rate for worldwide demand is approximately 0.5-1.0% per year. Included within these estimates are adjustments for the expected decrease in cigarette consumption in the United States, which is expected to be more than offset by a corresponding increase in consumption overseas.

     The acetate yarn market was a $640 million market in 2000. The demand for acetate yarn is declining and is projected to continue to do so due in part to the availability of less expensive fibers. This decline has led to associated decreases in price and profitability throughout the market.

     The industries utilizing PET polymers, polyethylene products, acetate tow and acetate yarn compete to a large extent on price and can be characterized as capital intensive. Success in these industries depends largely on attaining scale-related benefits by keeping manufacturing costs at a minimum through the use of efficient processes at high levels of capacity utilization and obtaining access to low cost utilities, energy and raw materials.

STRATEGY

     Following the Distribution, Voridian intends to more effectively focus on strategic goals that are appropriate for a company operating in a price-sensitive industry. Voridian will continue to take advantage of its global position as one of the most efficient producers of PET polymers and acetate tow, while maintaining its reputation for market leading quality products at competitive prices. To achieve these objectives, Voridian employs operational strategies on both a company-wide and segment by segment basis. The key elements of the company-wide strategy include:

     - CONTINUE TO FOCUS ON OPERATIONAL EFFICIENCY

      Voridian believes it is a global leader in market share in two of its major product markets, and it intends to continue to leverage its product knowledge, experience and scale to further reduce production costs and increase output. As a highly integrated major PET polymers supplier and one of only a few integrated acetate fiber suppliers, Voridian intends to develop further efficiencies to enhance its cost position.

     - MAINTAIN SUPERIOR PROCESS TECHNOLOGIES

      Voridian is a leader in developing and implementing improved process technologies through efficient use of research and development. Voridian intends to develop increasingly efficient technologies to improve its cost position with the goal of improving operating margins.

     - LEVERAGE REPUTATION FOR QUALITY AND INNOVATION

      Voridian's product quality and innovation make it a recognized industry leader in the manufacture of PET polymers and acetate fibers products. Voridian will continue to commercialize new PET polymers products driven by customer needs and consumer preference.

     - EXPAND INTELLIGENTLY IN RESPONSE TO EXPECTED GROWTH IN THE PET POLYMERS MARKET

      Demand in the PET polymers market is expected to grow at an average of 10% per year through 2003. In response to this expected demand growth, Voridian intends to expand its production capabilities in a capital efficient manner. Voridian intends to focus on utilizing excess capacity at existing manufacturing sites, adding capacity by reducing bottlenecks in its current production lines to increase productivity and participating in strategic manufacturing alliances.

COMPETITIVE STRENGTHS

     Voridian believes it is in a strong position to successfully execute its business strategy due to its many competitive strengths, which include the following:

          VORIDIAN IS A RECOGNIZED INDUSTRY LEADER WITH GLOBAL SCOPE IN ITS PRIMARY MARKETS. Voridian has the largest global market share and is widely recognized as a supplier of choice in the PET polymers market. Voridian's strategically located manufacturing sites and the breadth of its PET polymers product line and formula capabilities position it to effectively provide a full range of products to customers. In addition, as one of the two largest suppliers of acetate tow worldwide, Voridian has developed a reputation as an industry leader.

          VORIDIAN IS A HIGHLY INTEGRATED SUPPLIER. Voridian benefits from having highly integrated production capabilities, which reduces production costs and its reliance on third-party suppliers. Voridian has proven it can successfully operate as a focused, low-cost producer, having successfully undertaken several restructuring, cost reduction and development initiatives. Voridian's integration positions it to capitalize on market upturns, as well as enabling it to adjust to changing market conditions.

          VORIDIAN HAS A SUCCESSFUL HISTORY OF TECHNOLOGICAL
     INNOVATION. Voridian has been able to leverage its expertise into significant achievements in technological innovations. Voridian's effective use of research and development activities and technical assistance to its customers results in increased process and product knowledge, which is then translated not only into successful introductions of innovative products but also to process improvements for the direct benefit of its customers.

          VORIDIAN HAS STRONG BRAND IDENTITY FOR MANY OF ITS PRODUCTS. Voridian has strong brand identity for many of its products, particularly its PET polymers, such as Aqua, VersaTray and Heatwave polymers, and its fibers products, such as Estron acetate tow and yarn, Chromspun acetate yarn and Estrobond plasticizers, due to superior performance characteristics and its history of customer service innovation.

POLYMERS SEGMENT (POLYMERS)

     OVERVIEW

     The polymers segment offers the world's largest, most global and vertically integrated PET polymers product line with a broad formula capability. Voridian is the largest supplier of PET polymers for beverage bottles and sheet for thermoforming. PET polymers serve as source products for containers for, among other things, carbonated soft drinks, water, beer and personal care items, and food containers that are suitable for both conventional and microwave oven use. Voridian has PET polymers manufacturing sites strategically positioned around the world, and competes primarily in North America, Latin America and Europe. Voridian manufactures polymers at facilities in Argentina, Mexico, Spain, the Netherlands, England and Canada, as well as the United States. In addition, Voridian has contract manufacturing arrangements in Asia and the United States.

     The polymers segment also offers a polyethylene product line including low density polyethylene, which is well-positioned in the extrusion coatings industry, and linear low density polyethylene, which is manufactured with Voridian's proprietary technology. Polyethylene products are used primarily for packaging and film applications and in extrusion coated containers such as milk and juice cartons.

     The polymers segment's product line benefits from a global asset base, which Voridian intends to grow in a capital efficient manner through the elimination of production bottlenecks and the use of business models such as contract manufacturing. In addition, Voridian intends to grow through e-business capabilities which improve connectivity to customers and, in turn, improve customer service.

     PRODUCTS

     The polymers segment's products are integral to a broad range of end-markets, which provides Voridian a number of growth opportunities. The polymers segment manufactures and supplies PET polymers and both low density and linear low density polyethylene:

     - PET POLYMERS: Voridian's broad PET polymers product line consists of 22 product offerings, which accounted for approximately 75% of historical polymers segment sales in 2000. PET polymers are used in beverage and food packaging and other applications such as custom-care and cosmetics packaging, health care and pharmaceutical uses, household products and industrial and automotive uses. Voridian's polymers offer fast and easy processing, superb clarity, excellent colorability and color consistency, durability and strength, impact and chemical resistance and high heat stability.

     - LOW DENSITY AND LINEAR LOW DENSITY POLYETHYLENE: Voridian is a market leading supplier of low density polyethylene for extrusion coatings in North America and is a manufacturer of linear low density polyethylene through utilization of Voridian's new proprietary Energx technology for gas phase polyethylene production. The low density and linear low density polyethylene product lines consist of 10 product categories, which accounted for approximately 25% of historical polymers segment sales in 2000.

     GROWTH STRATEGY

     Voridian's strategy within the polymers segment is focused on maximizing growth and shareholder value through the following initiatives:

     - INCREASE CAPACITY TO MEET MARKET DEMAND IN A CAPITAL EFFICIENT
       MANNER. Voridian intends to capitalize on PET polymers industry growth with timely and efficient capacity additions such as eliminating production bottlenecks, asset expansions, contract manufacturing arrangements and manufacturing alliances.

     - MAINTAIN LEADERSHIP IN INNOVATION THROUGH RESEARCH AND
       DEVELOPMENT. Voridian expects to continue to make efficient research and development expenditures in order to provide customers with incremental improvements in existing products and innovative new products. For example, Voridian has introduced eleven new products since the beginning of 2000 including two Aqua polymer formulas for the water market, two Elegante polymer formulas for the personal care/cosmetics market, AmberGuard polymer for the beer market, Heatwave polymer for hot-fill beverage applications that require ultra-violet (UV) protection and VersaTray polymer for food packaging and cooking that is suitable for both conventional and microwave oven use.

     - MAINTAIN AND EXPAND TECHNOLOGY LICENSING. Voridian believes that the licensing of certain of its technologies, such as its PTA and Energx technologies, provides significant revenue opportunities. Voridian intends to seek additional licensing opportunities.

     - CAPITALIZE ON OPPORTUNITIES CREATED BY NICHE POSITIONING. Voridian is a niche producer of polyethylene. Due to its size and ability to target markets which may otherwise be underserved,

       Voridian intends to continue to maximize its asset utilization in meeting the targeted needs of customers of the polymers segment while maintaining high levels of profitability.

     CUSTOMERS AND MARKETS

     The polymers segment has a diverse customer base consisting of over 150 companies worldwide. The largest 74 customers within the polymers segment accounted for 80% of the segment's total sales in 2000 on a historical basis. Also on a historical basis in 2000, sales to Eastman Company represented 2.3%, and sales to no other individual customer represented more than 9%, of total sales attributable to the Voridian Business. The polymers segment's largest customers typically have a small percentage of the overall market share in their geographic region. These customers are primarily PET polymer container suppliers whose primary business is in the large volume beverage segments such as carbonated soft drinks, water and juice, with strong participation in custom areas such as food, liquor, sport and fruit beverages, health and beauty aids and household products.

     Voridian's PET polymers product line has broad formula capabilities, which has helped it to successfully respond to market changes. Voridian's PET polymers have become preferred by customers, and have significantly replaced metal and glass as the industry standard, due to these capabilities and other benefits, such as resealability and aseptic nature. As a result, Voridian has been able to achieve brand strength with its customers.

     PET polymers supply has significantly exceeded demand since 1997 as a result of excess capacity being introduced into the market. While the demand for PET polymers has steadily increased since then, some excess capacity still remains. As a result of this imbalance, Voridian may be unable to maintain sales volume at desired price levels.

     COMPETITION

     Within the polymers segment, competition varies by region. There are a substantial number of competitors worldwide, with no PET polymers competitors having any dominant role or any significant competitive advantage over Voridian. These competitors, such as KoSa, Mossi & Ghisolfi Group and Wellman, Inc. are typically smaller than Voridian and do not have the same level of integration or global operations as Voridian. Competition is primarily on the basis of price, as well as product performance and quality, service and reliability. Industry pricing, in turn, is strongly affected by industry capacity utilization. For this reason, Voridian believes that the combination of its size and scale of operations enables it to be a low cost PET polymers producer, providing a significant advantage.

     In the PET polymers market, Voridian believes it maintains a distinct competitive advantage due to its breadth of product line and formula capability. Voridian is considered to be a technology leader in PET polymers and strives to remain at the forefront of new product development.

     Voridian is a niche polyethylene producer due to its size and ability to target specific markets. In the low density polyethylene product line, Voridian is a significant producer in extrusion coatings and is one of only two North American producers of acrylate copolymers. In the linear low density polyethylene market, Voridian employs its proprietary Energx technology, which offers ease of processability, to compete in higher strength film markets. Some polyethylene producers within the polymers segment are substantially larger than Voridian, and have greater market presence and resources devoted to polyethylene than Voridian. This may allow them, or other competitors, to price competing products at lower levels, or devote substantial resources to product development, that Voridian is unable or unwilling to match, which may substantially impair Voridian's polyethylene revenues.

     RESEARCH AND DEVELOPMENT

     Voridian directs its research and development programs for the polymers segment toward four key objectives:

     - developing new products and services in PET polymers through applications research and customer feedback;

     - developing new products and processes that are compatible with Voridian's commitment to producing more environmentally friendly products;

     - lowering manufacturing costs through process improvement; and

     - enhancing product quality by improvement in manufacturing technology and processes.

     Voridian's research and development efforts have resulted in new products that have met with wide acceptance in the marketplace. In the PET polymers business, Voridian has introduced eleven new products since the beginning of 2000 including two Aqua polymer formulas for the water market, two Elegante polymer formulas for the personal care/cosmetics market, AmberGuard polymer for the beer market, Heatwave polymer for hotfill beverage applications that require ultra-violet (UV) protection and VersaTray polymer for food packaging and cooking that is suitable for both conventional and microwave oven use. In the polyethylene business, Voridian has recently commercialized a group of new, higher-value polyethylene products with increased tear strength and impact performance such as Mxsten and Hifor.

FIBERS SEGMENT (FIBERS)

     OVERVIEW

     The fibers segment manufactures Estron acetate tow and Estrobond triacetin plasticizers, which are used primarily in cigarette filters, Estron and Chromspun acetate yarns for use in apparel, home furnishings and industrial fabrics and acetate flake and acetyl raw materials for other acetate fiber producers. Voridian is one of the world's two largest suppliers of acetate tow and has been a market leader in the manufacture and sale of acetate tow since it began producing the product in the early 1950s. Voridian is also one of the three largest producers of acetate yarn worldwide.

     Voridian's long history and experience in the fibers markets are reflected in its operating expertise, both within the company and in support of its customers' processes. Voridian's expertise in internal operating processes allows it to achieve a consistently high level of product quality, a differentiating factor in the industry. Further, Voridian's fully integrated facilities allow it to reduce its dependence on necessary petrochemicals from third parties. Voridian believes that all of these factors combine to make it a leader in performance and cost position.

     Voridian's high quality products, technical expertise and superior customer service in the fibers segment are its key competitive strengths. Voridian's industry knowledge and knowledge of its fibers segment customers' processes allow it to assist its customers in maximizing their processing efficiencies, promoting repeat sales and mutually beneficial, long-term customer relationships. In addition, Voridian is well known for its expert technical service. Voridian's scale, strong customer base and these long-standing customer relationships contribute to its market leading position. Voridian's goal is to build on these strengths to improve its strategic position.

     PRODUCTS

     Voridian's main products in the fibers segment are acetate tow, acetate yarn and acetate flake.

     - ACETATE TOW: Voridian is one of the two largest producers of acetate tow worldwide. Voridian manufactures acetate tow to various specifications providing different filtration patterns, which are primarily used by its customers in the production of cigarette filters. In addition, Voridian manufactures triacetin plasticizers for use by cigarette manufacturers as a bonding agent in these filters.

     - ACETATE YARN: Voridian is one of the three largest producers of acetate yarn worldwide. Voridian is a market leader in this product line, offering over 300 types of acetate yarn. These products are used primarily in apparel, home furnishings and industrial applications. The primary benefit of Voridian's acetate yarn products is their ease of processability. These yarns allow for fabrics with properties such as excellent breathability and comfort, silky feel, stability for shrinkage and stretch and mildew resistance. Chromspun acetate yarn is available in over 60 colors.

     - ACETATE FLAKE AND ACETYL RAW MATERIALS: Voridian produces acetate flake as part of its highly integrated production chain and sells flake to other acetate fiber producers. Acetyl raw materials are acetylation grade acetic acid and acetic anhydride for fiber production purposes.

     GROWTH STRATEGY

     Voridian's growth strategy in the fibers segment is set forth below:

     - POSITION FOR GROWTH. Voridian intends to emphasize its high quality products, excellent customer service and operational efficiencies to take advantage of global market growth.

     - CONTINUE TO CAPITALIZE ON OPERATING EXPERTISE. Voridian emphasizes incremental product and process improvements to continue to meet customers' evolving needs and to maximize efficiencies in the supply chain through collaborative planning. Voridian intends to further focus on refining its processes to lower manufacturing costs and provide additional operations improvements.

     - MAINTAIN COST-EFFECTIVE OPERATIONS. Voridian expects to continue to operate the fibers segment in a cost effective manner, capitalizing on its scale and vertical integration, and intends to make further productivity and efficiency improvements through continued investments in research and development. Voridian plans to reinvest in its business to continue to improve product performance and productivity in order to generate consistently strong cash flows.

     CUSTOMERS AND MARKETS

     The customer base in the fibers segment is relatively concentrated, consisting of about 150 companies, primarily those involved in the production of cigarettes and in the textiles industry. The largest customers within the fibers segment are multinational as well as regional cigarette producers and textile industry fabric manufacturers. The largest twenty customers within the fibers segment accounted for greater than 80% of the segment's total sales in 2000 on a historical basis. Also on a historical basis in 2000, sales to Eastman Company represented 3.4%, and sales to no other individual customer represented more than 7%, of historical sales attributable to the Voridian Business.

     Voridian is well known for its expert technical service. Voridian periodically reviews customers' processes and provides process training to some of its customers' employees to assist them in the efficient use of Voridian's products. Voridian also engages in collaborative planning with its customers to maximize supply chain management. These customer-focused efforts, combined with Voridian's long history and product quality reputation, have resulted in many long-term customer relationships, a key competitive advantage.

     COMPETITION

     Competition in the fibers segment is based primarily on product quality, technical and customer service, reliability, long-term customer relationships and price. To be successful, Voridian is required to minimize costs and maximize production efficiency. Competitors in this segment include one global supplier, Celanese AG, in both the acetate tow and yarn markets, and several regional competitors in each market. The supply and demand balance at a given time affects pricing in the market. Currently the acetate yarn market has an excess supply of products due to manufacturing capacity remaining high while demand has declined, resulting in lower prices. Voridian believes it is well positioned to respond to competitive price pressures due to its scale of operations and level of integration.

     In the acetate tow market, Voridian's principal competitor has added and is considering additional production facilities in China through joint ventures with the government-owned China National Tobacco Corporation. Further, local production in China may diminish Voridian's access to this market.

     Within the acetate yarn market, product quality, technical service and global distribution are also key factors on which Voridian competes. Particularly with respect to textile customers, a majority of the customer base and production capacity has moved to regions where Voridian does not have manufacturing capabilities. This shift in worldwide customer base challenges Voridian to capitalize upon its global distribution and product quality.

     RESEARCH AND DEVELOPMENT

     Research and development efforts for the fibers segment are primarily focused on incremental process and product improvements, as well as cost reduction, with the goal of increasing sales and reducing costs. Recent achievements have included fiber product advancements that allow improved processability on customers' equipment and improved packaging design.

SALES, MARKETING AND DISTRIBUTION

     Voridian primarily markets its products through direct sales channels; however, it employs contract representatives and resellers where it believes such employment to be beneficial. As part of its commitment to customer and technical service, which Voridian believes leads to increased repeat sales, it periodically provides audits of customers' processes, as well as process training to some of its customers' employees. Voridian is committed to maintaining its high level of customer service by remaining current with customer needs, market trends and performance requirements.

     Voridian was the first manufacturer in the industry to effectively and efficiently service customers through the use of e-business platforms, which improve connectivity and reduce costs. For example, through The Customer Center, Voridian offers its customers an Internet option for placing and tracking orders, generating reports and online auction capabilities. Voridian also provides integrated direct capabilities to some customers, allowing enhanced collaborative planning to improve supply chain efficiencies.

RESEARCH AND DEVELOPMENT

     Specific value-adding research and development activities are undertaken on a segment basis, each with a different focus as described in the segment discussions above. For 2000, 1999 and 1998, research and development expenses, on a historical basis, totaled $46 million, $64 million and $63 million, respectively.

INTELLECTUAL PROPERTY AND TRADEMARKS

     Voridian believes that significant advantages can be obtained through the continued focus on branding its products and, for this reason, protects its intellectual property through a combination of patents that expire at various times, trademarks and licenses. Voridian expects to expand its portfolio of technologies licensed to other companies in the future. To date, Voridian has selectively licensed a fairly extensive portfolio of patented technologies, including PTA technology, which has been licensed to a major engineering company in the chemicals industry, and Voridian's Energx polyethylene technology, which has been licensed to BP Amoco under an agreement that allows BP to market and sub-license the technology to other gas-phase producers. In this instance, Voridian chose BP as the licensee due to BP's ability to access the market in connection with some of its current technology.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND ENERGY

     Voridian is one of the world's largest purchasers of paraxylene and ethylene glycol, and, because of its volume of purchases, maintains a strong raw material supply position relative to its competitors. Voridian purchases a substantial portion of its key raw materials and energy through advantageous long-term contracts, generally of two to five years initial duration with renewal provisions. Other key raw materials and energy for Voridian include PTA, ethylene, cellulose, methanol, coal, natural gas and electricity. Voridian enjoys a long history of well-established relationships with the major suppliers of these raw materials around the world.

     Some purchase contracts involve arrangements with suppliers for pipeline delivery of raw materials to avoid delays in the supply chain. All raw materials are purchased under agreed-upon specifications, which often are global purchase specifications.

     In addition, following the Distribution, Eastman Company will supply raw materials, energy and services to Voridian. Eastman Company will provide energy to Voridian through provisions in long term ground leases. For the purchase and sale of raw materials and services, Voridian and Eastman Company will enter into contracts, generally for two year terms, with pricing based either on market prices or on actual production cost plus an appropriate return, which Voridian believes to be fair market value. If and when these contracts expire or are otherwise terminated, or if there is otherwise any unfavorable development in the business of either Voridian or Eastman Company so that these obligations cannot be met, there can be no assurance that Voridian will be able to find comparable sources of raw materials, energy or services. This inability to obtain raw materials or energy necessary to produce its products or services or energy necessary to run its plant sites, would have an adverse impact on Voridian's results of operations. For a discussion of these contracts, please refer to "Relationship Between Voridian and Eastman Company After the Distribution -- Agreements Related to Operations After the Distribution," which is included elsewhere in this proxy statement.

     While temporary shortages of raw materials and energy may occasionally occur, these items are generally sufficiently available to cover current and projected requirements. However, their continuous availability and price are subject to unscheduled plant interruptions occurring during periods of high demand, or due to domestic or world market and political conditions and changes in government regulations. Operations or products may, at times, be adversely affected by legislation, shortages or other events.

SEASONALITY

     Although seasonality is not a significant factor for Voridian overall, the polymers segment typically experiences stronger demand for PET polymers for beverage plastics during the second quarter due to higher consumption of beverages, while demand typically weakens during the third quarter.

ENVIRONMENTAL

     Voridian is subject to laws, regulations and legal requirements relating to the use, storage, handling, generation, transportation, emission, discharge, disposal and remediation of, and exposure to, hazardous and non-hazardous substances and wastes in all of the countries in which it does business. These health, safety and environmental considerations are a priority in Voridian's planning for all existing and new products and processes. Voridian's board of directors reviews Voridian's policies and practices concerning health, safety and the environment, and its processes for complying with related laws and regulations, as well as monitors related matters.

     Voridian's policy is to operate its plants and facilities in a manner that protects the environment and the health and safety of its employees and the public. Voridian intends to continue to make expenditures for environmental protection and improvements in a timely manner consistent with its policies and with the technology available. In some cases, applicable environmental regulations such as those adopted under the U.S. Clean Air Act and Resource Conservation and Recovery Act, and related actions of regulatory agencies, determine the timing and amount of environmental costs incurred by Voridian.

     Voridian has made capital expenditures and has incurred other costs and expenses arising from its compliance with environmental laws and regulations, cleanup initiatives and development of environmen-tally responsible products and expects that it will continue to make these capital expenditures and incur these costs and expenses in the future. Voridian estimates that capital expenditures and related expenses for environmental control facilities and related expenses for 2001 will be approximately $5 million. However, there can be no assurance that this estimate will prove accurate or that Voridian will not incur costs materially in excess of this estimate. Additionally, there can be no assurance that changes in existing laws or regulations, or the discovery of additional environmental liabilities associated with Voridian's current or historical operations, will not require Voridian to incur material costs or will not otherwise adversely affect Voridian's business, results of operations or competitive position.

     In addition to compliance and cleanup activities, Voridian is actively engaged in the development and enhancement of environmentally responsible products such as recyclable plastics, and it has established the biodegradability/photodegradability of acetate fiber. Voridian also participates in several plastic recycling and related organizations worldwide, such as the National Association for Plastic Container Recovery, American Plastics Council, The Association of Postconsumer Plastic Recyclers, Association of Plastic Manufacturers in Europe, Recycling PET France, PET Container Recycling Europe, PET Forum in Germany, VMK in the Netherlands, Plastivida and ARPET in Argentina, ABEPET in Brazil and APREPET in Mexico, among others. Finally, Voridian is an active participant in Responsible Care(R), a chemicals industry initiative that focuses on improving performance in areas of community awareness and emergency response, pollution prevention, process safety, distribution, employee health and safety and product stewardship.

EMPLOYEES

     Upon completion of the Distribution, Voridian expects to employ approximately 3,300 men and women worldwide, none of whom is expected to be represented by a labor union in the United States.

PROPERTIES

     Operations of Voridian and its subsidiaries are conducted at nine manufacturing sites in seven countries. All of the properties are owned, unless otherwise noted. The locations and general character of the major manufacturing facilities are:

                                                                SEGMENT USING
                                                                MANUFACTURING
                                                                  FACILITY
                                                              -----------------
                          LOCATION                            POLYMERS   FIBERS
                          --------                            --------   ------
USA AND CANADA
  Columbia, South Carolina..................................     x
  Kingsport, Tennessee*.....................................               x
  Longview, Texas*..........................................     x
  Toronto, Ontario, Canada..................................     x
EUROPE
  Workington, England.......................................     x         x
  Rotterdam, Netherlands....................................     x
  San Roque, Spain..........................................     x
LATIN AMERICA
  Zarate, Argentina.........................................     x
  Cosoleacaque, Mexico......................................     x

* indicates a location that Voridian will lease from Eastman Company under a long-term ground lease.

     Voridian also owns a 50% interest in a joint venture that manufactures cellulose esters at the Kingsport, Tennessee plant. The property underlying the plant site will be owned by Eastman Company and is leased to The Industrial Development Board of the County of Sullivan under a long-term ground lease and subleased to the joint venture, along with the plant located on this site, under a long-term lease agreement. Voridian has distribution facilities at all of its plant sites, as well as at other locations in the United States and foreign countries.

LEGAL PROCEEDINGS

     Voridian and its operations are parties to, or targets of, lawsuits, claims, investigations and proceedings, including product liability, personal injury, patent and intellectual property, commercial, contract, environmental, antitrust, health and safety and employment matters, and are being handled and defended in the ordinary course of business. While Voridian is unable to predict the outcome of these matters, it does not believe, based upon currently available facts, that the ultimate resolution of any pending matters will have a material adverse effect on its overall financial condition or results of operations. However, adverse developments could negatively impact earnings in any particular period.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of Eastman Chemical, as of and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from the consolidated financial statements of Eastman Chemical, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected consolidated financial data of Eastman Chemical as of and for the six months ended June 30, 2001 and 2000 are derived from the unaudited consolidated financial statements of Eastman Chemical, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data in conformity with accounting principles generally accepted in the United States of America. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be achieved for the year ending December 31, 2001.

     The selected consolidated statements of earnings (loss) data set forth below do not reflect the many significant changes that will occur in the operations and capitalization of Eastman Chemical as a result of the Distribution, including the change of the company's name to Voridian. Because the data reflect periods during which Voridian did not operate as an independent company, the data may not reflect the financial position, results of operations or cash flows that would have resulted if Voridian had operated as a separate, independent company during the periods shown. In addition, the data are not necessarily indicative of Voridian's future financial position, results of operations, or cash flows. The selected consolidated financial data should be read in conjunction with "Eastman Chemical Management's Discussion and Analysis of Financial Condition and Results of Operations," "Eastman Chemical Unaudited Consolidated Pro Forma Financial Information" and Eastman Chemical's consolidated financial statements and the related notes, which are included elsewhere in this proxy statement.

                                                                                                             SIX MONTHS
                                                                                                                ENDED
                                                                       YEAR ENDED DECEMBER 31,                JUNE 30,
                                                              ------------------------------------------   ---------------
                                                               2000     1999     1998     1997     1996     2001     2000
                                                              ------   ------   ------   ------   ------   ------   ------
                                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) DATA:
Sales.......................................................  $5,292   $4,590   $4,481   $4,678   $4,782   $2,746   $2,533
Earnings (loss) before taxes................................     452       72      360      446      607     (188)     230
Net earnings (loss).........................................     303       48      249      286      380     (110)     154
EARNINGS (LOSS) PER SHARE
Basic.......................................................  $ 3.95   $ 0.61   $ 3.15   $ 3.66   $ 4.84   $(1.44)  $ 2.00
Diluted.....................................................    3.94     0.61     3.13     3.63     4.79    (1.44)    2.00
Shares used in calculating earnings (loss) per share:
  Basic.....................................................    76.8     78.2     78.9     78.1     78.5     76.7     77.0
  Diluted...................................................    77.0     78.4     79.5     78.7     79.3     76.7     77.2
CONSOLIDATED BALANCE SHEET DATA:
Current assets..............................................  $1,523   $1,489   $1,398   $1,490   $1,345   $1,656   $1,525
Current liabilities.........................................   1,258    1,608      959      954      787    1,147    1,144
Working capital (deficit)...................................     265     (119)     439      536      558      509      381
Property, plant and equipment, net..........................   3,925    3,950    4,034    3,881    3,520    3,748    3,824
Total assets................................................   6,550    6,303    5,850    5,778    5,266    6,434    6,247
Total debt..................................................   2,020    2,105    1,649    1,714    1,523    2,364    1,957
OTHER DATA:
EBITDA excluding nonrecurring charges(1)(2).................  $1,002   $  699   $  832   $  922   $  985   $  409   $  517
EBIT excluding nonrecurring charges(1)(2)...................     584      316      478      592      671      195      314
Cash flows provided by operating activities.................     831      744      731      698      746       64      378
Cash flows used in investing activities.....................    (465)    (715)    (545)    (745)    (809)    (385)    (102)
Cash flows provided by (used in) financing activities.......    (451)     128     (186)      52      (13)     290     (293)
Capital expenditures........................................     226      292      500      749      789      117       78

---------------

(1) Nonrecurring charges are discussed in "Eastman Chemical Summary Financial Data" included elsewhere in this proxy statement. Nonrecurring charges for 1997 included a pre-tax charge of $62 million for the partial settlement/curtailment of pension and other postemployment benefit liabilities. The charge resulted from the retirement of approximately 1,700 employees, a majority of whom chose to take their retirement benefits as a lump sum.
(2) EBITDA excluding nonrecurring charges and EBIT excluding nonrecurring charges are discussed in "Eastman Chemical Summary Financial Data" included elsewhere in this proxy statement.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

CONTINUING STATUS OF EASTMAN CHEMICAL

     Eastman Chemical is a Delaware corporation with an over 80 year operating history, which currently operates in five business segments. In connection with and immediately prior to the Distribution, Eastman Chemical will transfer to its wholly-owned subsidiary, Eastman Company, all of the assets and businesses comprising the coatings, adhesives, specialty polymers and inks segment, the performance chemicals and intermediates segment and the specialty plastics segments of Eastman Chemical, as well as specified Eastman Chemical strategic investments. Eastman Chemical will retain the assets and businesses comprising its polymers and fibers segments and will be renamed Voridian Company. After the Distribution, Voridian and Eastman Company will each be independent public companies.

     In conjunction with the Distribution, Eastman Chemical will enter into a number of agreements with Eastman Company that address the allocation of assets and liabilities and that define Voridian's relationship with Eastman Company after the Distribution, including the distribution agreement, the tax matters agreement, the employee matters agreement and certain product supply, operating and service agreements. For further information on these arrangements, see "Relationship Between Voridian and Eastman Company After the Distribution" and "Eastman Chemical Unaudited Consolidated Pro Forma Financial Information."

MATTERS AFFECTING ANALYSIS

     Eastman Chemical's financial statements have been prepared on the historical cost basis in accordance with accounting principles generally accepted in the United States of America, and reflect the historical financial position, results of operations and cash flows of all of the business segments of Eastman Chemical, including the businesses to be transferred to Eastman Company in connection with the Distribution. The financial information included in this proxy statement, however, is not indicative of what Eastman Chemical's financial position, results of operations or cash flows would have been had it operated as Voridian during the periods presented, nor is it indicative of its future performance as Voridian.

     In this Eastman Chemical Management's Discussion and Analysis of Financial Condition and Results of Operations, "existing businesses" refers to businesses whose results of operations are included for the entirety of both periods being compared. For a summary of the impact of acquisitions in the respective periods, please refer to the table under the caption "-- Effect of Acquisitions on Sales Revenue and Volume." The following discussion should be read in conjunction with "Eastman Chemical Selected Consolidated Financial Data" and Eastman Chemical's consolidated financial statements and the related notes included elsewhere in this proxy statement.

ANALYSIS OF EASTMAN CHEMICAL

                                                          SIX MONTHS
                                                             ENDED
                                                           JUNE 30,       YEAR ENDED DECEMBER 31,
                                                        ---------------   ------------------------
                                                         2001     2000     2000     1999     1998
                                                        ------   ------   ------   ------   ------
                                                                      (IN MILLIONS)
CONSOLIDATED STATEMENTS OF EARNINGS DATA
COATINGS, ADHESIVES, SPECIALTY POLYMERS AND INKS:
Sales.................................................  $  722   $  480   $1,176   $  836   $  651
Operating earnings including nonrecurring charges.....       0       77      123      121      147
Operating earnings excluding nonrecurring charges.....      25       77      132      154      166
Capital expenditures..................................      18       13       55       34       46
EBITDA excluding nonrecurring charges(1)..............      75      120      219      220      216
EBIT excluding nonrecurring charges(1)................      25       77      132      154      166
PERFORMANCE CHEMICALS AND INTERMEDIATES:
Sales.................................................  $  595   $  650   $1,297   $1,245   $1,290
Operating earnings (loss) including nonrecurring
  charges.............................................     (55)      33       87       (2)      88
Operating earnings excluding nonrecurring charges.....       8       42      100       32      113
Capital expenditures..................................      28       21       46       92      205
EBITDA excluding nonrecurring charges(1)..............      58       91      171       94      171
EBIT excluding nonrecurring charges(1)................       8       42      100       32      113
SPECIALTY PLASTICS:
Sales.................................................  $  265   $  282   $  550   $  531   $  487
Operating earnings including nonrecurring charges.....      40       64      103       80       77
Operating earnings excluding nonrecurring charges.....      40       64      103       86       77
Capital expenditures..................................      21       10       30       35       75
EBITDA excluding nonrecurring charges(1)..............      80      103      160      135      123
EBIT excluding nonrecurring charges(1)................      40       64      103       86       77
POLYMERS:
Sales.................................................  $  852   $  818   $1,636   $1,344   $1,346
Operating earnings (loss) including nonrecurring
  charges.............................................    (163)      61       99     (104)      (2)
Operating earnings (loss) excluding nonrecurring
  charges.............................................      48       61       99      (72)      (2)
Capital expenditures..................................      34       25       71       95      137
EBITDA excluding nonrecurring charges(1)..............      98      110      236       67      133
EBIT excluding nonrecurring charges(1)................      48       61       99      (72)      (2)
FIBERS:
Sales.................................................  $  312   $  303   $  633   $  634   $  707
Operating earnings including nonrecurring charges.....      74       70      150      107      124
Operating earnings excluding nonrecurring charges.....      74       70      150      116      124
Capital expenditures..................................      16        9       24       36       37
EBITDA excluding nonrecurring charges(1)..............      98       93      216      183      189
EBIT excluding nonrecurring charges(1)................      74       70      150      116      124
TOTAL:
Sales.................................................  $2,746   $2,533   $5,292   $4,590   $4,481
Operating earnings (loss) including nonrecurring
  charges.............................................    (104)     305      562      202      434
Operating earnings excluding nonrecurring charges.....     195      314      584      316      478
Capital expenditures..................................     117       78      226      292      500
Cash provided by operating activities.................      64      378      831      744      731
Cash used in investing activities.....................    (385)    (102)    (465)    (715)    (545)
Cash provided by financing activities.................     290     (293)    (451)     128     (186)

                                                          SIX MONTHS
                                                             ENDED
                                                           JUNE 30,       YEAR ENDED DECEMBER 31,
                                                        ---------------   ------------------------
                                                         2001     2000     2000     1999     1998
                                                        ------   ------   ------   ------   ------
                                                                      (IN MILLIONS)
EBITDA excluding nonrecurring charges(1)..............  $  409   $  517   $1,002   $  699   $  832
EBIT excluding nonrecurring charges(1)................     195      314      584      316      478

---------------

(1) EBITDA excluding nonrecurring charges and EBIT excluding nonrecurring charges are discussed in "Eastman Chemical Summary Financial Data" included elsewhere in this proxy statement.

SUMMARY OF EASTMAN CHEMICAL RESULTS

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Sales revenue for Eastman Chemical increased 8% for the first six months of 2001 over the first six months of 2000 driven by increased sales volumes, which had a positive impact on sales revenue of 7% over the applicable period and by higher selling prices, which had a positive impact on sales revenue of approximately 5% over the applicable period. The increase in selling prices was driven by higher selling prices for PET polymers in the polymers segment. The increase in sales volumes was attributable to acquisitions in the CASPI segment. Acquisitions affecting the comparison of 2001 to 2000 include the May 2001 Hercules acquisition, the July 2000 McWhorter acquisition and the February 2000 Sokolov acquisition. Sales volumes increased 4% including acquisitions but decreased 6% in existing businesses. The lack of volume growth in existing businesses is attributed to a slowing of economic demand worldwide and cooler than normal weather in Europe and North America which affected PET polymers demand. Sales revenue for the first six months of 2001 was also negatively affected by product mix and the decline in the value of the euro.

     Although sales volumes were higher overall in the first six months of 2001, operating results were negatively impacted by lower capacity utilization due to lower sales volumes in existing businesses, and higher raw material and energy costs of approximately $114 million, net of the impact of Eastman Chemical's feedstock and energy cost hedging program. Operating results were impacted by certain nonrecurring items that are more fully described in "-- Summary by Operating Segment" below.

     For the first six months of 2001, nonrecurring charges totaling $290 million resulted in substantially lower gross profit. These nonrecurring charges included the write-off of a prepaid asset related to the termination of a raw material supply agreement, the write-down of underperforming polyethylene assets, charges related to the previously announced ongoing restructuring of the custom synthesis and photographic chemicals product lines, which were historically managed as part of the overall fine chemicals product line, and charges related to the restructuring of the coatings operations.

     Higher selling and general administrative expenses for the first six months of 2001 reflected costs related to acquired businesses and costs related to ShipChem's efforts to build capability to add new customers. Also included in selling and general administrative expenses are nonrecurring pre-tax charges totaling approximately $8 million which were recognized in the first six months of 2001 for costs associated with restructuring of the coatings operations and costs related to the Distribution.

     Research and development costs increased for the first six months of 2001 but were relatively unchanged as a percentage of sales revenue. A nonrecurring pre-tax charge of approximately $8 million was recognized in the first six months of 2001 for the write-off of acquired in-process research and development related to the Hercules acquisition.

     Higher interest expense in the first six months of 2001 reflects higher average commercial paper and other short-term borrowings used to finance recent acquisitions.

     Other income and charges includes foreign exchange transactions, results from equity investments, royalty income and gains and losses on sales of nonoperating assets. Results for the first six months of 2001 were adversely impacted by foreign exchange losses and results from equity investments.

     2000 COMPARED WITH 1999

     Eastman Chemical's record sales revenue of $5.3 billion represented an increase of 15% over 1999 sales revenue. Substantially higher operating earnings in 2000 reflected improving market conditions for PET polymers, growth through acquisitions, and an ongoing emphasis on lower cost structure. Higher selling prices accounted for 11% of the increase in sales revenue and improved sales volumes had a positive impact of 8% on sales revenue. The increase in selling prices was driven by substantially higher selling prices for PET polymers and higher selling prices in the PCI and CASPI segments. Significant sales volume growth in the CASPI segment, mainly attributable to acquisitions, accounted for the increase in sales volumes. Acquisitions contributed approximately $360 million to the increase in sales revenue in 2000. Sales volume increased 7% including acquisitions, but sales volume in existing businesses declined 1% due to a slowing of economic demand in the second half of 2000, Eastman Chemical's firm stance on pricing for PET polymers and the discontinuation of certain products. Overall, foreign currency exchange had a slight negative impact on sales revenue, although the impact in Europe, Middle East and Africa was more significant due to the strength of the U.S. dollar against the euro.

     Significant factors that impacted earnings in 2000 included the improving supply and demand balance for PET polymers accompanied by Eastman Chemical's firm stance on pricing for PET polymers, lower cost structure resulting from employee separations that occurred late in 1999 and additional non-labor cost reductions implemented in 2000, and overall higher selling prices. Certain nonrecurring items described in "-- Summary by Operating Segment" below, resulted in a $97 million improvement in operating earnings for 2000 over 1999. Lower pension expense in 2000 of approximately $30 million resulted from mid-1999 amendments to Eastman Chemical's defined benefit pension plan. Costs for major raw materials and energy were approximately $380 million higher in 2000, net of Eastman Chemical's feedstock and energy cost hedging program.

     Benefits derived from a lower cost structure resulted in significantly lower selling and general administrative expenses, even with the addition of costs for acquired businesses and costs related to ShipChem.

     Research and development costs were significantly lower during 2000 due to the lower cost structure. A nonrecurring pre-tax charge of approximately $9 million for the write-off of in-process research and development related to the McWhorter acquisition was recorded in 2000. Similarly, in 1999, a nonrecurring pre-tax charge of approximately $25 million was recorded for the write-off of in-process research and development related to the Lawter acquisition.

     Higher net interest expense in 2000 reflects decreased capitalized interest resulting from the completion of certain capital expansion projects during 1999, higher average commercial paper borrowings due to acquisitions, and higher interest rates on commercial paper borrowings in 2000 compared to 1999.

     Other income and charges include royalty income, gains and losses on sales of assets and investments, results for investments accounted for under the equity method, foreign exchange transactions and fees paid related to the securitization of receivables. Other charges, net, increased in 2000 due to higher litigation costs and higher fees related to securitized receivables, offset partially by higher income from equity investments. Losses related to foreign exchange transactions declined in 2000. Eastman Chemical reported a pre-tax gain of approximately $38 million in 2000 resulting from the initial public offering of Genencor.

     1999 COMPARED WITH 1998

     Sales revenues for Eastman Chemical in 1999 increased 2% over 1998, due primarily to increased sales volumes resulting from acquired businesses, which had a positive impact on sales revenue of 9%. The increase in sales revenue due to sales volumes was partially offset by lower selling prices for products in existing businesses, which negatively impacted revenue 4%. Sales volumes for Eastman Chemical in 1999 increased 10% from 1998 mainly due to additional capacity for PET polymers in Europe and Latin America, the Lawter acquisition, the completion and startup of a new oxo chemical plant in Singapore, and strong demand for specialty plastics. The U.S. dollar produced an unfavorable effect on sales revenues denominated in currencies other than U.S. dollars, although the impact on earnings was mitigated somewhat by gains from Eastman Chemical's currency hedging program.

     Operating earnings declined significantly in 1999 compared to 1998, reflecting the impact of challenging market conditions, which negatively affected selling prices, and a number of nonrecurring items mainly related to Eastman Chemical's cost control efforts and changes in the portfolio of products, partially offset by a reimbursement of previously expensed pension costs. Although sales volumes were 10% higher overall and 35% higher outside the United States, lower selling prices coupled with higher costs for major raw materials, particularly propane, eroded margins for many products. The negative impact of increased raw materials costs on earnings was approximately $30 million, net of Eastman Chemical's feedstock and energy cost hedging program.

     Eastman Chemical's cost control efforts and changes in the portfolio of products resulted in several nonrecurring charges which significantly impacted results for the fourth quarter and full year 1999. A program to decrease labor costs resulted in a reduction of 1,200 employees and a pre-tax net charge of $53 million in the fourth quarter of 1999. A pre-tax charge of $25 million was recorded in the fourth quarter of 1999 for the write-off of acquired in-process research and development related to the Lawter acquisition. Also in the fourth quarter, a decision was made to discontinue production at the sorbates facilities in Chocolate Bayou, Texas and to discontinue a PTA plant project in Columbia, South Carolina, resulting in pre-tax charges of approximately $33 million. Other nonrecurring charges which negatively affected the fourth quarter and full year 1999 by approximately $12 million before taxes included an increase in the reserve for civil litigation related to sorbates and other matters, the write-off of purchased technology which was determined to have no future value, and a loss recognized on an investment. A reimbursement of previously expensed pension costs related to Holston Defense had a positive impact on pre-tax earnings in the fourth quarter and full year 1999 of approximately $20 million.

     Results for the full year 1999 were also impacted by other nonrecurring items, including approximately $15 million of pre-tax charges related to the phase-out of operations in Rochester, New York and the write-off of construction in progress related to an EpB plant project and a pre-tax gain of approximately $8 million recognized on the sale of assets.

     Results for the fourth quarter and full year 1999 were also negatively impacted by pre-tax charges totaling approximately $17 million related to the write-up of Lawter's inventory required by purchase accounting, a decrement recognized using the last-in, first-out inventory valuation method, loss on sales of excess spare parts, and two months of unplanned downtime at the Malaysia facility. Amendments to Eastman Chemical's defined benefit pension plan resulted in a pre-tax decrease in pension expense for the full year 1999 of approximately $37 million. As a result of the adoption of AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), Eastman Chemical capitalized $22 million, net of $2 million amortization, of certain internal-use software costs which otherwise would have been expensed.

     Operating earnings for 1998 were negatively impacted by several nonrecurring items, including an $11 million charge for violation of the Sherman Act, pre-tax charges of approximately $33 million related to certain underperforming assets and discontinued capital projects, and pre-tax charges of approximately $7 million related to the impact of a power outage at the Kingsport, Tennessee manufacturing site, partially offset by the effect of a lower tax rate resulting from a tax settlement which favorably affected net earnings by $15 million.

     Selling and general administrative expenses increased in 1999 over 1998 as a result of the Lawter and Jager acquisitions, e-business development, and timing of expenditures.

     Research and development costs were relatively unchanged.

     Gross interest costs increased in 1999 reflecting increased debt incurred in the Lawter acquisition. Capitalized interest declined in 1999 and 1998 reflecting completion of several substantial projects in Eastman Chemical's major capital investment program during 1999 and 1998.

     Other income and other charges include interest and royalty income, gains and losses on asset sales, results from equity investments, foreign exchange transactions, and other items. Included in 1999 is a loss on foreign exchange transactions, offset partially by a gain recognized on the sale of assets. In 1998, Eastman Chemical recorded a gain on foreign exchange transactions.

EASTMAN CHEMICAL SUMMARY BY OPERATING SEGMENT

  COATINGS, ADHESIVES, SPECIALTY POLYMERS AND INKS SEGMENT

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     For the first six months of 2001, sales revenues for the CASPI segment were 51% higher than the first six months of 2000. Sales revenue increased 48% due to higher sales volumes resulting from acquisitions. Higher selling prices had a slight positive impact on sales revenue of 2%. For the first six months of 2001, the Hercules, McWhorter and Sokolov acquisitions contributed approximately $274 million to the increase in sales revenues. Excluding acquisitions, both sales volumes and sales revenues declined 9% and 7%, respectively, for the first six months of 2001 from the first six months of 2000 due to weaker demand. Foreign currency exchange rates had a slightly negative effect on sales revenue for the first six months of 2001.

     Despite higher sales volumes from acquisitions and higher selling prices, operating results for the first six months of 2001 declined significantly due to lower capacity utilization from the existing businesses, higher costs for raw materials and energy and nonrecurring pre-tax charges of approximately $30 million. The nonrecurring pre-tax charges primarily related to the restructuring of the coatings operations and the write-off of in-process research and development related to the Hercules acquisition.

     2000 COMPARED WITH 1999

     Sales revenue for the CASPI segment increased 41% in 2000 compared with 1999, reflecting higher sales volumes attributable to the Lawter, Sokolov and McWhorter acquisitions and overall higher selling prices. Sales revenue increased 40% due to increased sales volumes and 6% due to higher selling prices. Excluding volume attributable to acquisitions, sales volumes in 2000 were basically level with 1999. The increase in selling prices was driven by increased raw material costs. Foreign currency exchange had a slightly negative impact on sales revenue in 2000.

     Raw materials cost increases in 2000 exceeded selling price increases, and margins eroded for many products. Lower cost structure resulting from employee separations that occurred late in 1999 and non-labor cost reductions implemented in 2000 did not offset the reduction in margins. Results for 2000 and 1999 also were impacted by several nonrecurring items, including a pre-tax charge of $9 million in 2000 for the write-off of in-process research and development related to the McWhorter acquisition. In 1999, a net pre-tax charge totaling $30 million primarily related to employee separations and pension settlement and the write-off of in-process research and development related to the Lawter acquisition was recorded for the CASPI segment.

     Operating earnings were positively affected by decreased pension expense in 2000 and 1999 that resulted from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan.

     1999 COMPARED WITH 1998

     Sales revenue for 1999 for the CASPI segment was 28% higher than in 1998 due to higher sales volume which had a positive impact on sales revenue of 32%. The increase in sales volume, mainly attributable to the Lawter acquisition, was partially offset by lower selling prices which had a slight negative impact on sales revenue of 2%. Operating earnings declined 18% in 1999 as a result of lower selling prices and higher raw materials costs, particularly for propane.

     In addition, operating earnings for 1999 were adversely impacted by pre-tax charges of $25 million for the write-off of in-process research and development related to the Lawter acquisition and $8 million related to employee separations and pension settlement, which were partially offset by a $3 million adjustment to a reserve for shutdown costs. Results for 1998 reflected a nonrecurring pre-tax charge of approximately $19 million related to certain underperforming assets and discontinued capital projects, and a pre-tax charge of approximately $1 million related to a power outage at the Kingsport, Tennessee, manufacturing site. As a result of the adoption of SOP 98-1 in 1999, approximately $6 million of certain internal-use software costs were capitalized which otherwise would have been expensed.

     Selling and general administrative expenses increased in 1999 compared to 1998 as a result of increased costs related to the Lawter and Jager acquisitions and expenses related to the development of e-businesses.

     Net interest expense increased in 1999, reflecting increased debt as a result of the Lawter acquisition.

     Decreased pension expense resulting from the mid 1999 amendments to Eastman Chemical's defined benefit pension plan had a positive impact on earnings in 1999.

  PERFORMANCE CHEMICALS AND INTERMEDIATES

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Although increased selling prices in the PCI segment had a positive impact on sales revenue of 5% for the first six months of 2001 over the first six months of 2000, sales revenue declined 9% in the applicable period due to lower sales volume attributed to weaker demand and the mix of products sold. Decreased sales volume and the mix of products sold each had a negative impact of 6% on sales revenue in the first six months of 2001 from the first six months of 2000.

     Nonrecurring pre-tax charges of approximately $64 million, primarily resulting from the restructuring of the custom synthesis and photographic chemicals product lines, which were historically managed as part of Eastman Chemical's overall fine chemicals product line, sharply impacted results for the first six months of 2001. Higher selling prices did not offset the negative impact of lower capacity utilization due to lower sales volume, higher costs for raw materials and energy, and the negative impact of product mix.

     2000 COMPARED WITH 1999

     Sales revenue for the PCI segment increased 4% in 2000 due to moderately higher selling prices. Increased selling prices, driven by higher raw materials costs, had a positive impact on sales revenue of 7%. Sales revenue for fine chemicals declined in 2000, partially due to lower volume associated with discontinued products that were part of the fine chemicals product line. Foreign currency exchange had a slightly negative impact on revenues in 2000.

     Lower cost structure in 2000, in part due to dependence on coal rather than oil or natural gas for acetyl-based products, and higher selling prices, resulted in substantially increased operating earnings.

     Operating earnings in 2000 were negatively impacted by pre-tax charges of approximately $13 million related to the shutdown of facilities in Chocolate Bayou, Texas and Rochester, New York. The operating loss for 1999 included net pre-tax charges totaling $32 million related to exiting sorbates production at Chocolate Bayou, Texas; employee separations and pension settlement; phase-out of operations in Rochester, New York; the write-off of construction in progress related to an EpB plant project; and an adjustment to the reserve for sorbates civil litigation; partially offset by a gain resulting from the reimbursement of previously expensed pension costs related to Holston Defense; and other items.

     Operating earnings were positively affected by decreased pension expense in 2000 and 1999 that resulted from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan.

     1999 COMPARED WITH 1998

     Sales revenue for the PCI segment in 1999 decreased 4% from 1998, due to lower selling prices and product mix which had a negative impact on sales revenue of 5% and 3%, respectively, partially offset by increased sales volumes which had a positive impact on sales revenue of 5%.

     The operating loss in 1999 resulted from lower selling prices, higher raw materials costs, particularly for propane, and several nonrecurring items totaling $32 million, including a pre-tax charge of $17 million related to exiting sorbates production at Chocolate Bayou, Texas, $15 million related to employee separations and pension settlement, $9 million related to phase-out of operations in Rochester, New York, $9 million for the write-off of construction in progress related to an EpB plant project and a $5 million adjustment to the reserve for sorbates civil litigation, which were partially offset by a pre-tax gain of approximately $20 million for the reimbursement of previously expensed pension costs related to Holston Defense, and other items. As a result of the adoption of SOP 98-1 in 1999, approximately $6 million of certain internal-use software costs were capitalized which otherwise would have been expensed.

     Operating earnings for 1998 were negatively impacted by nonrecurring charges totaling $27 million. Nonrecurring charges included pre-tax charges of $14 million related to certain underperforming assets and discontinued capital projects, an $11 million charge related to a fine for violation of the Sherman Act and a pre-tax charge of $2 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

     Decreased pension expense in 1999 resulting from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan had a positive impact on earnings.

  SPECIALTY PLASTICS

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30,
2000.

     Sales revenue declined 6% for the SP segment for the first six months of 2001 due to decreased sales volumes which had a negative impact on sales revenue of 5%. The decrease in sales volumes was driven mainly by lower demand for the cellulosics product line.

     Although operating earnings remained strong for the copolyester product lines such as Spectar copolyester, results for the cellulosics product line declined as capacity utilization decreased due to weaker demand. Higher costs for raw materials and energy negatively impacted operating earnings.

     2000 COMPARED WITH 1999

     Sales revenue for the SP segment increased 4% in 2000 as higher volumes had a positive impact on revenues of 6%, partially offset 3% by the negative effect of foreign currency exchange.

     Lower cost structure resulted in increased operating earnings for 2000 compared to 1999. Operating earnings for 1999 included pre-tax charges totaling $10 million related to employee separations and pension settlement, and the write-off of purchased technology that was determined to have no future value.

     Operating earnings were positively affected by decreased pension expense in 2000 and 1999 resulting from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan.

     1999 COMPARED WITH 1998

     Sales revenue for specialty plastics increased in 1999 due to significantly higher sales volume for copolyester products, such as Spectar copolymer. Selling prices for specialty plastics were slightly lower in 1999 compared with 1998.

     Operating earnings declined significantly in 1999 as a result of higher raw materials costs, particularly for paraxylene and ethylene glycol. Several nonrecurring items totaling $10 million negatively impacted operating earnings in 1999. These included a pre-tax charge of $6 million related to employee separations and pension settlement and a pre-tax charge of $4 million related to write-off of purchased technology that was determined to have no future value. As a result of the adoption of SOP 98-1 in 1999, approximately $6 million of certain internal-use software costs were capitalized which otherwise would have been expensed.

     Operating earnings for 1998 included a nonrecurring charge of $1 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

     Decreased pension expense in 1999 resulting from the mid-1999 amendments to Eastman Chemical's defined benefit pension plan had a positive impact on earnings.

  POLYMERS SEGMENT

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Sales revenue for the polymers segment increased 4% for the first six months of 2001, primarily due to increased selling prices which had a positive impact on sales revenue of 8%. The increase in selling prices was driven by significantly higher selling prices for PET polymers, offset by lower sales revenue for polyethylene. An unfavorable move in foreign currency exchange rates negatively affected revenues for the first six months of 2001 by 2%.

     Nonrecurring pre-tax charges totaling approximately $211 million, higher costs for raw materials and energy and lower selling prices for polyethylene products sharply impacted operating earnings for the first six months of 2001. The nonrecurring pre-tax charges primarily resulted from the write-off of a prepaid asset related to the termination of a raw material supply agreement and the write-down of underperforming polyethylene assets.

     2000 COMPARED WITH 1999

     Sales revenue for the polymers segment increased 22% mainly due to higher selling prices which had a positive impact on sales revenue of 26%. The increase in selling prices is attributable to higher selling prices for PET polymers in 2000, driven by an improved supply and demand balance for PET polymers. Sales volumes for PET polymers used in beverage containers were level in 2000 compared with 1999 due to Eastman Chemical's firm stance on selling prices and a maturing carbonated soft drink market in North America. Foreign currency exchange had a negative impact on sales revenue of 4%, although the impact in Europe, Middle East and Africa was more significant due to the strength of the U.S. dollar against the euro.

     Operating earnings for the segment were sharply higher for the year primarily due to Eastman Chemical's lower cost structure and substantially higher selling prices for PET polymers. Margins on polyethylene products were pressured by higher raw material costs and lower selling prices that resulted from slowing demand.

     The polymers segment's operating earnings were positively affected by decreased pension expense in 2000 and 1999 resulting from mid-1999 amendments to Eastman Chemical's defined benefit pension plan, and in 2000, by a gain on the sale of certain assets.

     Operating earnings for 1999 were negatively impacted by previously reported pre-tax charges totaling $37 million related to employee separations and pension settlement, write-off of construction in progress related to a PTA plant project in Columbia, South Carolina, a loss recognized on an investment, and write-off of technology which was determined to have no future value.

     1999 COMPARED WITH 1998

     Continued strong worldwide demand for PET polymers resulted in higher sales volumes of approximately 14% for PET polymers in 1999 compared to 1998. Although selling prices for PET polymers for the year overall were approximately 15% lower than 1998, prices increased during the latter half of 1999. Operating earnings declined sharply in 1999 as a result of lower selling prices, higher raw material costs, particularly for ethylene glycol and paraxylene, and several nonrecurring items totaling $37 million pertaining to employee separations and pension settlement, write-off of construction in progress related to a PTA plant project in Columbia, South Carolina, a loss recognized on an investment, and write-off of technology which was determined to have no future value. Operating earnings for the polymers segment were positively affected by decreased pension expense in 1999 resulting from mid-1999 amendments to Eastman Chemical's defined benefit pension plan. As a result of the adoption of SOP 98-1 in 1999, approximately $3 million of certain internal-use software costs were capitalized which otherwise would have been expensed.

     Results for 1998 reflected a pre-tax charge of approximately $1 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

  FIBERS SEGMENT

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Higher selling prices had a positive impact on sales revenue of 3% and higher sales volume, attributable to the timing of increased orders in Asia Pacific, had a slight positive impact on sales revenue for the fibers segment in the first six months of 2001.

     Operating earnings increased 6% for the first six months of 2001 mainly due to the increase in sales volume.

     2000 COMPARED WITH 1999

     Sales revenue for the fibers segment was level in 2000 compared with 1999. Higher sales volume was offset by the negative impact of price and foreign exchange.

     Operating earnings for the fibers segment increased sharply for the year mainly due to lower cost structure and were positively affected by decreased pension expense in 2000 and 1999 resulting from mid-1999 amendments to Eastman Chemical's defined benefit pension plan. Operating earnings for 1999 were negatively impacted by previously reported pre-tax charges totaling $8 million related to employee separations and pension settlement.

     1999 COMPARED WITH 1998

     In 1999, sales revenue for the fibers segment declined 8% due to lower sales volume and 3% due to lower selling prices. Operating earnings declined 14% mainly due to higher costs for raw materials and lower selling prices and sales volumes.

     Operating earnings in 1999 were also negatively impacted by nonrecurring charges totaling $8 million pertaining to a net charge related to employee separations and pension settlement. Operating earnings were positively affected by decreased pension expense in 1999 resulting from amendments to Eastman Chemical's defined benefit pension plan. As a result of the adoption of SOP 98-1 in 1999, approximately $3 million of certain internal-use software costs were capitalized which otherwise would have been expensed.

     Results for 1998 reflected a pre-tax charge of approximately $2 million related to a power outage at the Kingsport, Tennessee, manufacturing site.

  EFFECT OF ACQUISITIONS ON SALES REVENUE AND VOLUME

     The following table presents segment information on growth in sales revenue and volume for Eastman Chemical's existing businesses and for Eastman Chemical's existing businesses with acquisitions:

                                                                % GROWTH (DECLINE)          % GROWTH (DECLINE)
                                                                 IN SALES REVENUE             IN SALES VOLUME
                                                             -------------------------   -------------------------
                                                                 WITH        EXISTING        WITH        EXISTING
                                                             ACQUISITIONS   BUSINESSES   ACQUISITIONS   BUSINESSES
                                                             ------------   ----------   ------------   ----------
     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX
       MONTHS ENDED JUNE 30, 2000
Coatings, Adhesives, Specialty Polymers and Inks...........       50            (7)           44             (9)
Performance Chemicals and Intermediates....................       (8)          (10)          (11)           (12)
Specialty Plastics.........................................      N/A            (6)          N/A             (6)
Polymers...................................................      N/A             4           N/A             --
Fibers.....................................................      N/A             3           N/A             (2)
         Total.............................................        8            (3)            4             (6)
     2000 COMPARED WITH 1999
Coatings, Adhesives, Specialty Polymers and Inks...........       41            --            37             (2)
Performance Chemicals and Intermediates....................        4             1             1             (3)
Specialty Plastics.........................................      N/A             4           N/A              6
Polymers...................................................      N/A            22           N/A             --
Fibers.....................................................      N/A            --           N/A              5
         Total.............................................       15             7             7             (1)
     1999 COMPARED WITH 1998
Coatings, Adhesives, Specialty Polymers and Inks...........       28             5            25              7
Performance Chemicals and Intermediates....................      N/A            (3)          N/A             10
Specialty Plastics.........................................      N/A             9           N/A             16
Polymers...................................................      N/A            --           N/A              9
Fibers.....................................................      N/A           (10)          N/A            (10)
         Total.............................................        2            (1)           10              8

SUMMARY BY CUSTOMER LOCATION

  SALES BY REGION

                                                          SIX MONTHS
                                                             ENDED               YEAR ENDED
                                                           JUNE 30,             DECEMBER 31,
                                                        ---------------   ------------------------
                                                         2001     2000     2000     1999     1998
                                                        ------   ------   ------   ------   ------
                                                                      (IN MILLIONS)
United States and Canada..............................  $1,656   $1,557   $3,229   $2,869   $2,934
Europe, Middle East, and Africa.......................     588      510    1,062      849      752
Asia Pacific..........................................     264      262      547      486      428
Latin America.........................................     238      204      454      386      367

     In the United States and Canada, sales revenue increased 6% for the first six months of 2001, primarily due to higher sales volumes resulting from recent acquisitions which had a positive impact on sales revenue of 6%. Excluding acquisitions, sales volume declined 12%.

     For the first six months of 2001, sales revenue outside the United States and Canada increased 12% compared to 2000. For the first six months of 2001, sales revenue for Europe, the Middle East, and Africa increased $62 million due to higher selling prices, mainly for PET polymers, and $53 million due to increased sales volume attributable to acquisitions. Foreign currency exchange rates had a negative impact on sales revenue of $36 million. Strong demand and higher selling prices for PET polymers resulted in increased sales in Latin America for the first six months of 2001. Increased sales volumes had a positive impact on sales revenue of $22 million and higher selling prices had a positive impact on sales revenue of $16 million. For the first six months of 2001, slightly higher sales volume in Asia Pacific had a positive impact on sales revenue of $11 million, partially offset by the impact of unfavorable foreign currency movements and a shift in the mix of products sold, which combined, had a negative impact on sales revenue of $8 million.

     Sales revenue in the United States and Canada for 2000 was $3.2 billion, up 13% from 1999 sales revenue of $2.9 billion. The improvement was primarily attributable to significantly higher selling prices, mainly for PET polymers, which accounted for 8% of the increase in sales revenue and higher sales volume, resulting from acquisitions, which accounted for 5% of the increase in sales revenue.

     Sales revenue outside the United States and Canada in 2000 was $2.1 billion, up 24% from 1999 sales revenue of $1.7 billion due to higher selling prices, mainly for PET polymers, which had a positive impact on sales revenue of 15% and higher sales volume resulting from acquisitions which had a positive impact on sales revenue of 13%. Sales revenue outside the United States and Canada in 2000 was 39% of total sales revenue compared with 37% in 1999. In Europe, Middle East and Africa, higher selling prices, mainly for PET polymers, had a positive impact on sales revenue of $190 million. Additional volume resulting from acquisitions contributed $163 million to the increase in sales revenue for 2000. A strong U.S. dollar against the euro resulted in a significantly unfavorable currency exchange effect of $131 million for that region. The increase in sales revenue for Latin America is primarily attributable to higher selling prices, mainly for PET polymers, which had a positive impact on sales revenue of $61 million. Sales revenue in Asia Pacific increased primarily due to higher sales volumes which had a positive impact on sales revenue of $54 million in 2000 and higher selling prices which had a positive impact on sales revenue of $12 million in 2000. The increase in sales volume was mainly for the fibers segment and the increase in selling prices was primarily for the PCI segment and for PET polymers.

     Sales revenue in the United States and Canada for 1999 and 1998 was $2.9 billion. Although polyethylene prices improved, selling prices declined overall 3% and were significantly lower for PET polymers, oxo chemicals products, and imaging chemicals. Sales volume overall was relatively flat as volume gains, mainly attributable to the Lawter acquisition and fine chemicals, were offset by lower sales volume for PET polymers, acetyls and fibers.

     Sales revenue from customers outside the United States and Canada for 1999 was $1.7 billion, up 11% from 1998 sales revenue of $1.5 billion due to significantly higher sales volume, which had a positive impact on sales revenue of $345 million. Sales revenue outside the United States and Canada was 37% of total sales revenue in 1999 compared with 35% for 1998. Sales revenue in Europe, Middle East and Africa was positively impacted $203 million due primarily to increased sales volume resulting from the Lawter acquisition and sales volume improvement for PET polymers. Lower selling prices had a negative impact on sales revenue of $60 million. A strong U.S. dollar against foreign currencies resulted in an overall slightly unfavorable currency exchange effect, negatively impacting sales revenue in Europe, Middle East and Africa by $21 million. In Asia Pacific, sales revenue was positively impacted $72 million due to higher sales volume resulting from the Lawter acquisition. Lower selling prices had a negative impact on sales revenue of $22 million. Sales volumes for fibers declined in Asia Pacific, but oxo chemicals products increased following the startup of a new manufacturing site in Singapore. Latin America sales increased $70 million due to higher sales volumes resulting from improvement for PET polymers, partially offset by an unfavorable currency exchange effect which negatively impacted sales revenue by $31 million and lower selling prices which had a negative effect on sales revenue of $9 million.

     With a substantial portion of sales to customers outside the United States, Eastman Chemical is subject to the risks associated with operating in international markets. To mitigate exchange rate risks, Eastman Chemical frequently negotiates payment terms in U.S. dollars. In addition, where such actions are advisable, Eastman Chemical engages in foreign currency hedging transactions and requires letters of credit and prepayment for shipments where individual customer and country risks indicates their use is appropriate.

EASTMAN CHEMICAL LIQUIDITY AND CAPITAL RESOURCES

                                                             SIX MONTHS           YEAR ENDED
                                                           ENDED JUNE 30,        DECEMBER 31,
                                                           ---------------   ---------------------
                                                            2001     2000    2000    1999    1998
                                                           ------   ------   -----   -----   -----
                                                                        (IN MILLIONS)
CASH FLOW
Net cash provided by (used in)
  Operating activities...................................  $  64    $ 378    $ 831   $ 744   $ 731
  Investing activities...................................   (385)    (102)    (465)   (715)   (545)
  Financing activities...................................    290     (293)    (451)    128    (186)
                                                           -----    -----    -----   -----   -----
Net change in cash and cash equivalents..................  $ (31)   $ (17)   $ (85)  $ 157   $  --
                                                           =====    =====    =====   =====   =====
Cash and cash equivalents at end of period...............  $  70    $ 169    $ 101   $ 186   $  29
                                                           =====    =====    =====   =====   =====

     For Eastman Chemical, cash provided by operating activities for the first six months of 2001 reflected an increase in working capital related to a decrease in trade accounts payable, an increase in inventories and higher receivables related to the increase in sales, and also reflects the payment of specified employee incentive compensation expenses. In the first six months of 2000, cash flows from Eastman Chemical's operations were positively impacted by settlement of strategic foreign currency hedging transactions, partially offset by an increase in working capital. Cash used in investing activities in the first six months of 2001 reflected higher expenditures for capital additions and the Hercules acquisition, which will become a part of Eastman Company following the Distribution, and in the first six months of 2000, reflected the Sokolov acquisition, which also will become a part of Eastman Company following the Distribution. Cash used in investing activities also reflected lower proceeds from sales of assets in the first six months of 2001 compared to 2000. Cash provided by financing activities in the first six months of 2001 reflected an increase in commercial paper and other short-term borrowings related to the Hercules acquisition and for general operating purposes and, in first quarter 2000, a repayment of borrowings associated with acquisitions. Cash provided by financing activities in the first six months of 2001 included the effect of an increase in treasury stock resulting from a reverse/forward stock split of Eastman Chemical's common stock approved by the shareowners on May 3, 2001, and the repurchase of shares of Eastman Chemical's common stock in the first six months of 2000.

     Cash provided by operating activities was significantly higher in 2000, reflecting Eastman Chemical's higher net earnings. Cash provided by operating activities in 2000 and 1999 also reflected cash provided by a continuous sale of accounts receivable program and, in 2000, reflected proceeds from the settlement of strategic foreign currency hedging transactions. Cash used in investing activities reflected lower capital expenditures over the periods presented as Eastman Chemical's major capital expansion projects were completed. Cash used in financing activities in 2000 reflected the McWhorter and Sokolov acquisitions, in 1999 reflected the Lawter acquisition and the acquisition of a North American textile chemicals business and in 1998 reflected the acquisition of a German manufacturer of specialty polymers, all of which will become a part of Eastman Company following the Distribution. Cash used in financing activities in 2000 reflected significant repayment of debt incurred in the McWhorter, Lawter and Sokolov acquisitions and repayment of other, primarily short-term, borrowings. Cash provided by financing activities in 1999 reflected an increase in commercial paper borrowings primarily related to the Lawter acquisition and additional borrowings at year-end as a precautionary measure related to the year 2000 issue. Also reflected in cash flows from financing activities is the payment of dividends in all years presented and common stock repurchases in 2000 and 1999.

     Eastman Chemical has access to an $800 million revolving credit facility expiring in July 2005 and to a short-term $165 million credit agreement expiring in December 2001. Although Eastman Chemical does not have any amounts outstanding under the credit facility or the credit agreement, any borrowings would be subject to interest at varying spreads above quoted market rates, principally LIBOR. The credit facility and the credit agreement require facility fees on the total commitment that vary based on Eastman Chemical's credit rating. The rate for these fees for the credit facility was 0.125% as of June 30, 2001 and

December 31, 2000. The rate for these fees for the credit facility in 1999 and 1998 was 0.085% and 0.075%, respectively. The rate for these fees for the credit agreement was 0.125% as of June 30, 2001 and December 30, 2000. The credit facility and the credit agreement contain a number of covenants and events of default, including the maintenance of certain financial ratios. Eastman Chemical is in compliance with all these covenants for all periods.

     Eastman Chemical utilizes commercial paper, generally with maturities of 90 days or less, to meet its liquidity needs. Because the credit facility, which provides liquidity support for commercial paper, expires in July 2005, the commercial paper borrowings are classified as long-term borrowings since Eastman Chemical has the ability to refinance such borrowings long term. At December 31, 1999, Eastman Chemical's commercial paper borrowings were classified as short-term borrowings because the revolving credit facility then in effect would have expired in December 2000. In 1998, commercial paper borrowings were classified as long-term borrowings. As of June 30, 2001, Eastman Chemical's commercial paper outstanding balance was $675 million at an effective interest rate of 5.15%. At December 31, 2000, 1999 and 1998, Eastman Chemical's commercial paper outstanding balance was $400 million at an effective interest rate of 7.12%, $398 million at an effective interest rate of 6.30%, and $123 million at interest rates ranging between 5.25% and 5.81%, respectively.

     In 1999, Eastman Chemical entered into an agreement that allows it to sell undivided interests in specified domestic trade accounts receivable under a planned continuous sale program to a third party. Under this agreement, receivables sold to the third party totaled $200 million at June 30, 2001 and December 31, 2000, and $150 million at December 31, 1999. Undivided interests in designated receivable pools were sold to the purchaser with recourse limited to the receivables purchased. Fees to be paid by Eastman Chemical under this agreement are based on specified variable market rate indices.

     On May 1, 2001, Eastman Chemical completed the Hercules acquisition for approximately $250 million. Hercules' facilities acquired by Eastman Chemical are located in the United States, the Netherlands, England and Mexico. Additionally, certain operating assets acquired will be operated under contract with Hercules at shared facilities in the United States. The transaction was financed with available cash and commercial paper borrowings.

     As of June 30, 2001, Eastman Chemical had outstanding approximately $1.5 billion in long-term debt, approximately $200 million of which is expected to be retained by Voridian or retired, through refinancing or repurchases, in connection with the Distribution.

     Eastman Chemical is currently authorized to repurchase up to $400 million of its common stock. In the second quarter 2001, a total of 77,069 shares of common stock at a total cost of approximately $4 million, or an average price of $53 per share, were repurchased. This repurchase was the result of a reverse/forward stock split of Eastman Chemical's common stock, which was approved by the shareowners on May 3, 2001. During 2000, 1,575,000 shares of common stock at a total cost of approximately $57 million, or an average price of approximately $36 per share, were repurchased under this authorization. During 1999, 1,094,800 shares of common stock at a cost of approximately $50 million, or an average price of approximately $46 per share, were repurchased under this authorization. A total of 2,746,869 shares of common stock at a cost of approximately $112 million, or an average price of approximately $41 per share, have been repurchased under the authorization. Repurchased Eastman Chemical shares may be used by Eastman Chemical or, following the Distribution, by Voridian to meet common stock requirements for compensation and benefit plans and other corporate purposes.

     Eastman Chemical anticipates that no contribution to its defined benefit pension plan will be required for 2001. However, Eastman Chemical's future pension obligations, including projected annual contributions, are affected by general economic conditions (particularly interest rates), the actual investment return on plan assets, retirement and attrition rates for employees, federal government regulation and other factors.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In July 2001, the Financial Accounting Standards Board, or FASB, issued Statements of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles with indefinite useful lives will be evaluated against this new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and specified intangibles is more than its fair value. On January 1, 2002, Voridian will adopt the provisions of each statement that apply to goodwill and intangible assets acquired prior to June 30, 2001. Voridian expects the adoption of these accounting standards to result in certain intangible assets, which will be transferred to Eastman Company in connection with the Distribution, being subsumed into goodwill and to have the impact of reducing annual amortization of goodwill and intangibles, now included in results primarily for the CASPI segment, by approximately $16 million commencing January 1, 2002. Impairment reviews may result in future periodic write-downs.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal use of the asset.

     Voridian is required and plans to adopt the provisions of SFAS No. 143 January 1, 2003. Upon initial application of the provisions of this Statement, entities are required to recognize a liability for any existing asset retirement obligations adjusted for cumulative accretion to the date of adoption of this Statement, an asset retirement cost capitalized as an increase to the carrying amount of the associated long-lived asset, and accumulated depreciation on that capitalized cost. The cumulative effect, if any, of initially applying this Statement will be recognized as a change in accounting principle. Voridian has not yet assessed the impact of this Statement on its financial statements.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for assets to be disposed of and broadens the presentation of discontinued operations to include more disposal transactions. Voridian is required and plans to adopt the provisions of SFAS No. 144 January 1, 2002. Voridian has not yet completed an assessment of the impact of this Statement on its financial statements.

ANALYSIS OF VORIDIAN

     Voridian is not a separate company from Eastman Chemical; accordingly, no separate historical financial statements have been presented for Voridian. Certain limited financial information for the Voridian Business is presented below. For purposes of this presentation, Voridian's sales revenue and costs of goods sold reflect corresponding increases from historical Eastman Chemical amounts as a result of the inclusion of sales to Eastman Company that otherwise would have been eliminated as intercompany transactions in Eastman Chemical's historical financial statements. Because both of these amounts are recorded at cost, there is no impact on earnings.

                                                      SIX MONTHS ENDED           YEAR ENDED
                                                          JUNE 30,              DECEMBER 31,
                                                      -----------------   ------------------------
                                                       2001      2000      2000     1999     1998
                                                      -------   -------   ------   ------   ------
                                                                     (IN MILLIONS)
VORIDIAN STATEMENTS OF EARNINGS DATA
POLYMERS:
Sales...............................................  $  884    $  846    $1,692   $1,377   $1,378
Operating earnings (loss) including nonrecurring
  charges...........................................    (163)       61        99     (104)      (2)
Operating earnings (loss) excluding nonrecurring
  charges...........................................      48        61        99      (72)      (2)
Capital expenditures................................      25        16        53       70      113
EBITDA excluding nonrecurring charges...............      98       110       236       67      133
EBIT excluding nonrecurring charges.................      48        61        99      (72)      (2)
Pro forma sales.....................................     883       N/A     1,688      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges.....      88       N/A       176      N/A      N/A
Pro forma EBIT excluding nonrecurring charges.......      46       N/A        88      N/A      N/A
FIBERS:
Sales...............................................  $  358    $  345    $  716   $  726   $  796
Operating earnings including nonrecurring charges...      74        70       150      107      124
Operating earnings excluding nonrecurring charges...      74        70       150      116      124
Capital expenditures................................      12         7        17       31       29
EBITDA excluding nonrecurring charges...............      98        93       216      183      189
EBIT excluding nonrecurring charges.................      74        70       150      116      124
Pro forma sales.....................................     360       N/A       718      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges.....      95       N/A       191      N/A      N/A
Pro forma EBIT excluding nonrecurring charges.......      73       N/A       149      N/A      N/A
TOTAL:
Sales...............................................  $1,242    $1,191    $2,408   $2,103   $2,174
Operating earnings (loss) including nonrecurring
  charges...........................................     (89)      131       249        3      122
Operating earnings excluding nonrecurring charges...     122       131       249       44      122
Capital expenditures................................      37        23        70      101      142
EBITDA excluding nonrecurring charges...............     196       203       452      250      322
EBIT excluding nonrecurring charges.................     122       131       249       44      122
Pro forma sales.....................................   1,243       N/A     2,406      N/A      N/A
Pro forma EBITDA excluding nonrecurring charges.....     183       N/A       367      N/A      N/A
Pro forma EBIT excluding nonrecurring charges.......     119       N/A       237      N/A      N/A

SUMMARY OF VORIDIAN RESULTS

     SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2000

     Sales revenue for the Voridian Business, and for each segment individually, for the first six months of 2001 was approximately 4% higher than the comparable period in 2000. The polymers segment revenue increased 7% due to higher selling prices, primarily for PET polymers, partially offset by lower sales revenue for polyethylene. An unfavorable move in foreign currency exchange rates negatively affected revenues 2% for the first six months of 2001. Sales volume for the Voridian Business, and for each segment individually, for the first six months of 2001 increased 1%. In the polymers segment, increased sales volume for PET polymers was primarily offset by a decline in polyethylene volume.

     Operating results for the Voridian Business declined $220 million for the first six months of 2001 mainly impacted by nonrecurring pre-tax charges totaling approximately $211 million. These charges are more fully described under the discussion of the polymers segment in "Summary by Operating Segment" above. Operating earnings were also negatively impacted by lower margins on polyethylene products and higher costs for raw materials and energy of approximately $50 million, net of Voridian Business' feedstock and energy cost hedging program. Improved performance of PET polymers had a positive impact on results. Operating earnings for the fibers segment were 6% higher for the first six months of 2001 mainly due to the increase in sales volume.

     2000 COMPARED WITH 1999

     Sales revenue for the Voridian Business increased 14% for 2000 primarily due to a 23% increase in sales revenue for the polymers segment and an improved supply and demand balance. The increase in sales revenue in the polymers segment was driven by higher selling prices, mainly for PET polymers, which had a positive impact on sales revenue of 26%. Increased sales volume for the fibers segment was offset by lower selling prices. Foreign currency exchange had a negative impact on revenues for both segments.

     Although raw material costs increased approximately $220 million, net of Voridian Business' feedstock and energy cost hedging program, operating earnings increased $246 million for the year primarily due to higher revenues in the polymers segment arising from substantially higher selling prices for PET polymers and lower cost structure. Margins on polyethylene products were pressured by higher raw materials costs and lower selling prices that resulted from slowing demand. The Voridian Business' fibers segment operating earnings increased 40% for the year mainly due to lower cost structure. Certain nonrecurring items that impacted operating results for 1999 are more fully described under the polymers and fibers segments in "-- Summary by Operating Segment" above.

     1999 COMPARED WITH 1998

     Sales revenue for the Voridian Business declined 3% in 1999 compared with 1998, with sales revenue remaining flat for the polymers segment and down 9% for the fibers segment. In the polymers segment, continued strong worldwide demand for PET polymers resulted in a 9% increase in sales volume in 1999 compared to 1998. However, selling prices for the year for the polymers segment were lower than 1998, primarily for PET polymers, and had a negative impact on sales revenue of 5%. Increased sales volumes had a positive impact on Voridian's revenue of 4% as higher polymers segment sales volume was partially offset by a sales volume decline for fibers.

     Operating earnings for the Voridian Business declined $119 million in 1999 primarily due to lower selling prices and nonrecurring pre-tax charges totaling approximately $45 million. The charges are more fully described in "-- Summary by Operating Segment" above. Operating earnings were also negatively impacted by higher raw material costs, particularly for ethylene glycol and paraxylene, which had a negative impact on results of approximately $11 million, net of Voridian Business' feedstock and energy cost hedging program.

VORIDIAN LIQUIDITY AND CAPITAL RESOURCES

     Historically, cash flows from operations, supplemented by credit provided by Eastman Chemical, were used to finance the working capital requirements, capital and investment projects of the Voridian Business. Upon or prior to the Distribution, Voridian expects to enter into credit arrangements providing for new borrowing options and customary commercial bank covenants appropriate to the Voridian Business. Assuming the Distribution had occurred on June 30, 2001, on a pro forma basis Voridian would have had total debt of $1.064 billion.

     Voridian expects that its capital requirements for 2001 will be approximately $65 million and will increase by approximately $30 million in 2002, primarily for reducing bottlenecks in production lines and other process improvements. For 2001 and 2002, Voridian expects that depreciation will be approximately $113 million and $112 million, respectively.

     Voridian believes that its cash flow from operations, supplemented by periodic additional borrowings from the revolving credit facility or otherwise, will provide it with sufficient resources to finance its operations, debt repayment and planned capital needs.

DIVIDENDS

     Eastman Chemical declared cash dividends totaling $1.76 per share in 2000, declared and paid cash dividends of $0.44 per share for each of the first two quarters of 2001 and has declared a cash dividend of $0.44 per share for the third quarter of 2001 to be paid on October 1, 2001. Based on an assumed distribution ratio of one for one, it is expected that the initial annual cash dividend to be paid by Voridian will be between $0.28 and $0.32 per share which, when combined with the initial cash dividend expected to be paid by Eastman Company, will be less than the amount historically paid to shareowners of Eastman Chemical. The payment and level of cash dividends by Voridian after the Distribution are not guaranteed and will be subject to the discretion of its board of directors and any restrictions on its ability to pay dividends under Delaware law or otherwise.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                             UNAUDITED CONSOLIDATED
                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited consolidated pro forma statement of financial position as of June 30, 2001 presents Eastman Chemical's financial position assuming the Distribution had been completed on that date. The following unaudited consolidated pro forma statements of earnings (loss) for the year ended December 31, 2000 and the six months ended June 30, 2001 presents Eastman Chemical's results of operations assuming that the Distribution had been completed on January 1, 2000. In the opinion of Eastman Chemical's management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Distribution on the historical financial information of Eastman Chemical. The adjustments are described in the accompanying notes to and are set forth in the "Pro Forma Adjustments" column.

     Following the Distribution, Eastman Chemical (to be renamed Voridian) will conduct the Voridian Business. For accounting purposes, Eastman Chemical will treat the Distribution of the Eastman Company Business as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30. Accordingly, the following unaudited 1999 and 1998 pro forma financial information reflects the exclusion of the assets and liabilities and the results of operations of Eastman Company.

     In connection with the Distribution, Eastman Chemical and Eastman Company will enter into a number of contracts relating to product sales, operating and service agreements. These agreements are given effect in the pro forma adjustments as described in the accompanying unaudited pro forma consolidated statements of earnings (loss).

     Voridian's unaudited consolidated pro forma financial information should be read in conjunction with, and are qualified in their entirety by, the information under "Eastman Chemical Selected Consolidated Financial Data," "Eastman Chemical Management's Discussion and Analysis of Financial Condition and Results of Operations" and Eastman Chemical's consolidated financial statements and the related notes included elsewhere in this proxy statement. The unaudited consolidated pro forma financial information has been presented for informational purposes only and does not necessarily reflect the results of operations or financial position of Voridian that would have existed had Voridian operated as a separate, independent company for the periods presented and should not be relied upon as being indicative of its future results after the Distribution.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                        UNAUDITED PRO FORMA CONSOLIDATED
                          STATEMENT OF EARNINGS (LOSS)

                                                               SIX MONTHS ENDED JUNE 30, 2001
                                                     --------------------------------------------------
                                                                   EASTMAN          PRO
                                                     EASTMAN       COMPANY         FORMA         PRO
                                                     CHEMICAL   HISTORICAL(A)   ADJUSTMENTS    FORMA(A)
                                                     --------   -------------   -----------    --------
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales..............................................   $2,746       $1,919          $415(b)
                                                                                      1(c)      $1,243
Cost of sales......................................    2,261        1,643           415(b)
                                                                                     13(d)       1,046
Asset impairments and restructuring costs..........      290           80            --            210
                                                      ------       ------          ----         ------
Gross profit.......................................      195          196           (12)           (13)
Selling and general administrative expenses........      212          145           (10)(e)         57
Research and development costs.....................       79           58             1(f)          22
Write-off of acquired in-process research and
  development......................................        8            8            --             --
                                                      ------       ------          ----         ------
Operating earnings (loss)..........................     (104)         (15)           (3)           (92)
Interest expense, net..............................       72           50             7(g)          29
Other income.......................................      (11)          (8)           --             (3)
Other charges......................................       23           20            --              3
                                                      ------       ------          ----         ------
Earnings (losses) before income taxes..............     (188)         (77)          (10)          (121)
Provision (benefit) for income taxes...............      (78)         (36)           (3)(h)        (45)
                                                      ------       ------          ----         ------
          Net earnings (loss) from continuing
            operations.............................   $ (110)      $  (41)         $ (7)        $  (76)
                                                      ======       ======          ====         ======
Basic earnings (loss) per share....................   $(1.44)                                   $(0.99)
                                                      ======                                    ======
Diluted earnings (loss) per share..................   $(1.44)                                   $(0.99)
                                                      ======                                    ======
Shares used in calculating earnings (loss) per
  share:
  Basic............................................     76.7                                      76.7
  Diluted..........................................     76.7                                      76.7

---------------

(a) Represents the exclusion of the results of operations of Eastman Company that are included in Eastman Chemical's Consolidated Statements of Earnings
     (Loss).

(b) Reflects the recording of sales and purchases, when recorded at cost, between the Voridian Business and the Eastman Company Business, which were previously eliminated as part of the Eastman Chemical consolidation.

(c) Product sales between Voridian and Eastman Company were historically recorded at cost. This adjustment reflects the estimated net profits on product sales from Voridian to Eastman Company. The adjustments are based on contracts for product sales that will be entered into as of the date of the Distribution.

(d) Reflects the estimated additional cost of sales resulting from product sales from Eastman Company to Voridian at market or formula based pricing and services performed by Eastman Company for Voridian, offset by the net amount of management fees charged between Eastman Company and Voridian. The adjustments are based on contracts for product sales and operating services that will be entered into as of the date of the Distribution. Operating service management fees of $1 million charged by Voridian are treated as reimbursement of Voridian's fully allocated cost.

(e) Reflects the estimated additional selling and general administrative expenses resulting from assignment of personnel to Voridian of $11 million offset by management fees charged to Voridian by Eastman Company of $1 million. The management fees charged to Voridian by Eastman Company

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                        UNAUDITED PRO FORMA CONSOLIDATED
                  STATEMENT OF EARNINGS (LOSS) -- (CONTINUED)

     are for employee, administrative and other services. The personnel adjustment arises due to differences between the historical cost allocation of personnel compared to the actual assignment of personnel to Voridian as of the date of the Distribution.

(f) Reflects the increase in research and development costs resulting from management fees charged to Voridian by Eastman Company.

(g) To record the estimated net increase in net interest expense as a result of the Distribution above that which was historically allocated to the Voridian Business. Interest rate assumed on the long-term debt was 6.91%, Eastman Chemical's historical weighted average interest rate.

     The pro forma adjustment to interest expense reflected the following items:

                                                                  (IN MILLIONS)
    Gross interest expense on long-term debt remaining with
      Eastman Chemical..........................................      $ 33
    Less capitalized interest expense...........................        (2)
    Interest income.............................................        (2)
                                                                      ----
              Total pro forma net interest expense..............        29
    Less historical.............................................       (22)
                                                                      ----
    Pro forma adjustment........................................      $  7
                                                                      ====

     An increase in the assumed rate on the revolving credit facility and fixed rate debt of 1/4% would increase the pro forma interest expense by $1.1 million.

(h) To record the impact of the pre-tax pro forma adjustments at the tax rate of 38%.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                        UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF EARNINGS

                                                               YEAR ENDED DECEMBER 31, 2000
                                                     -------------------------------------------------
                                                                   EASTMAN          PRO
                                                     EASTMAN       COMPANY         FORMA         PRO
                                                     CHEMICAL   HISTORICAL(A)   ADJUSTMENTS     FORMA
                                                     --------   -------------   -----------     ------
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales..............................................   $5,292       $3,665          $781(b)
                                                                                     (2)(c)     $2,406
Cost of sales......................................    4,226        3,016           781(b)
                                                                                     31(d)       2,022
                                                      ------       ------          ----         ------
Gross profit.......................................    1,066          649           (33)           384
Selling and general administrative expenses........      346          223           (22)(e)        101
Research and development costs.....................      149          104             1(f)          46
Write-off of acquired in-process research and
  development......................................        9            9            --             --
                                                      ------       ------          ----         ------
Operating earnings.................................      562          313           (12)           237
Interest expense, net..............................      135           88             2(g)          49
Gain recognized on initial public offering of
  equity investment................................      (38)         (38)           --             --
Other income.......................................      (39)         (34)           --             (5)
Other charges......................................       52           44            --              8
                                                      ------       ------          ----         ------
Earnings before income taxes.......................      452          253           (14)           185
Provision for income taxes.........................      149           91            (5)(h)         53
                                                      ------       ------          ----         ------
Net earnings from continuing operations............   $  303       $  162          $ (9)        $  132
                                                      ======       ======          ====         ======
Basic earnings per share...........................   $ 3.95                                    $ 1.72
                                                      ======                                    ======
Diluted earnings per share.........................   $ 3.94                                    $ 1.71
                                                      ======                                    ======
Shares used in calculating earnings per share:
  Basic............................................     76.8                                      76.8
  Diluted..........................................     77.0                                      77.0

---------------

(a) Represents the exclusion of the results of operations of Eastman Company that are included in Eastman Chemical's Consolidated Statements of Earnings
     (Loss).

(b) Reflects the recording of sales and purchases, recorded at cost, between the Voridian Business and the Eastman Company Business, which were previously eliminated as part of the Eastman Chemical consolidation.

(c) Product sales between Voridian and Eastman Company were historically recorded at cost. This adjustment reflects the estimated net profits on product sales from Voridian to Eastman Company. The adjustments are based on contracts for product sales that will be entered into as of the date of the Distribution.

(d) Reflects the estimated additional cost of sales resulting from product sales from Eastman Company to Voridian at market or formula based pricing and services performed by Eastman Company for Voridian, offset by the net amount of management fees charged between Eastman Company and Voridian. The adjustments are based on contracts for product sales and operating services that will be entered into as of the date of the Distribution. Operating service management fees of $1 million charged by Voridian are treated as reimbursement of Voridian's fully allocated cost.

(e) Reflects the estimated additional selling and general administrative expenses resulting from assignment of personnel to Voridian of $23 million offset by management fees charged to Voridian by Eastman Company of $1 million. The management fee charged to Voridian by Eastman Company is for employee, administrative and other services. The personnel adjustment arises due to differences

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                        UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENT OF EARNINGS -- (CONTINUED)

     between the historical cost allocation of personnel compared to the assignment of personnel to Voridian as of the date of the Distribution.

(f) Reflects the increase in research and development costs resulting from management fees charged to Voridian by Eastman Company.

(g) To record the estimated net increase in net interest expense as a result of the Distribution above that which was historically allocated to the Voridian Business. Interest rate assumed on the long-term debt was 7.05%, Eastman Chemical's historical weighted average interest rate.

     The pro forma adjustment to interest expense reflected the following items:

                                                              (IN MILLIONS)
                                                              -------------
Gross interest expense on long-term debt....................      $ 55
Less capitalized interest expense...........................        (4)
Interest income.............................................        (2)
                                                                  ----
          Total pro forma net interest expense..............        49
Less historical.............................................       (47)
                                                                  ----
Pro forma adjustment........................................      $  2
                                                                  ====

     An increase in the assumed rate on the long term debt of 1/4% would increase the pro forma interest expense by $2.2 million.

(h) To record the impact of the pre-tax pro forma adjustments at the tax rate of 38%.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                              UNAUDITED PRO FORMA
                       CONSOLIDATED STATEMENT OF EARNINGS

                                                               YEAR ENDED DECEMBER 31, 1999
                                                     -------------------------------------------------
                                                                   EASTMAN          PRO
                                                     EASTMAN       COMPANY         FORMA         PRO
                                                     CHEMICAL   HISTORICAL(A)   ADJUSTMENTS     FORMA
                                                     --------   -------------   -----------     ------
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales..............................................   $4,590       $3,187          $700(b)      $2,103
Cost of sales......................................    3,768        2,588           700(b)       1,880
                                                      ------       ------          ----         ------

Gross profit.......................................      822          599            --            223
Selling and general administrative expenses........      355          223            --            132
Research and development costs.....................      187          123            --             64
Write-off of acquired in-process research and
  development......................................       25           25            --             --
Employee separations and pension
  settlement/curtailment...........................       53           29            --             24
                                                      ------       ------          ----         ------
Operating earnings.................................      202          199            --              3
Interest expense, net..............................      121           75           (10)(c)         36
Other income.......................................      (20)         (18)           --             (2)
Other charges......................................       29           30            --             (1)
                                                      ------       ------          ----         ------
Earnings (loss) before income taxes................       72          112            10            (30)
Provision (benefit) for income taxes...............       24           42             4(d)         (14)
                                                      ------       ------          ----         ------
Net earnings (loss) from continuing operations.....   $   48       $   70          $  6         $  (16)
                                                      ======       ======          ====         ======
Basic earnings (loss) per share....................   $ 0.61                                    $(0.20)
                                                      ======                                    ======
Diluted earnings (loss) per share..................   $ 0.61                                    $(0.20)
                                                      ======                                    ======
Shares used in calculating earnings per share:
  Basic............................................     78.2                                      78.2
  Diluted..........................................     78.4                                      78.2

---------------

(a) Represents the exclusion of the results of operations of Eastman Company that are included in Eastman Chemical's Consolidated Statement of Earnings
     (Loss).

(b) Reflects the recording of sales and purchases, when recorded at cost, between the Voridian Business and the Eastman Company Business, which were previously eliminated as part of the Eastman Chemical consolidation.

(c) To record the estimated net decrease in net interest expense as a result of the Distribution above that which was historically allocated to the Voridian Business. Interest rate assumed on the long-term debt was 6.86%, Eastman Chemical's historical weighted average interest rate.

     The pro forma adjustment to interest expense reflected the following items:

                                                                         (IN MILLIONS)
                                                                         -------------
       Gross interest expense on long term debt....................          $ 46
       Less capitalized interest expense...........................            (9)
       Interest income.............................................            (1)
                                                                             ----
                 Total pro forma net interest expense..............            36
       Less historical.............................................           (46)
                                                                             ----
       Pro forma adjustment........................................          $(10)
                                                                             ====

(d) To record the impact of the pre-tax pro forma adjustments at the tax rate of 38%.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

                                                               YEAR ENDED DECEMBER 31, 1998
                                                     -------------------------------------------------
                                                                   EASTMAN          PRO
                                                     EASTMAN       COMPANY         FORMA         PRO
                                                     CHEMICAL   HISTORICAL(A)   ADJUSTMENTS     FORMA
                                                     --------   -------------   -----------     ------
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales..............................................   $4,481       $2,987         $  680(b)     $2,174
Cost of sales......................................    3,546        2,362            680(b)      1,864
                                                      ------       ------         ------        ------
Gross profit.......................................      935          625             --           310
Selling and general administrative expenses........      316          191             --           125
Research and development costs.....................      185          122             --            63
                                                      ------       ------         ------        ------
Operating earnings.................................      434          312             --           122
Interest expense, net..............................       91           55            (25)(c)        11
Other income.......................................      (19)         (16)            --            (3)
Other charges......................................        2            2             --            --
                                                      ------       ------         ------        ------
Earnings before income taxes.......................      360          271             25           114
Provision for income taxes.........................      111           91             10(d)         30
                                                      ------       ------         ------        ------
Net earnings from continuing operations............   $  249       $  180         $   15        $   84
                                                      ======       ======         ======        ======
Basic earnings per share...........................   $ 3.15                                    $ 1.06
                                                      ======                                    ======
Diluted earnings per share.........................   $ 3.13                                    $ 1.06
                                                      ======                                    ======
Shares used in calculating earnings per share:
  Basic............................................     78.9                                      78.9
  Diluted..........................................     79.5                                      79.5

---------------

(a) Represents the exclusion of the results of operations of Eastman Company that are included in Eastman Chemical's Consolidated Statement of Earnings
     (Loss).

(b) Reflects the recording of sales and purchases, recorded at cost, between the Voridian Business and the Eastman Company Business, which were previously eliminated as part of the Eastman Chemical consolidation.

(c) To record the estimated net decrease in net interest expense as a result of the Distribution above that which was historically allocated to the Voridian Business. Interest rate assumed on the long-term debt was 7.09%, Eastman Chemical's historical weighted average interest rate.

     The pro forma adjustment to interest expense reflected the following items:

                                                                         (IN MILLIONS)
                                                                         -------------
       Gross interest expense on long term debt....................          $ 34
       Less capitalized interest expense...........................           (22)
       Interest income.............................................            (1)
                                                                             ----
                 Total pro forma net interest expense..............            11
       Less historical.............................................           (36)
                                                                             ----
       Pro forma adjustment........................................          $(25)
                                                                             ====

(d) To record the impact of the pre-tax pro forma adjustments at the tax rate of 38%.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                        UNAUDITED PRO FORMA CONSOLIDATED
                        STATEMENT OF FINANCIAL POSITION

                                                                       JUNE 30, 2001
                                                    ---------------------------------------------------
                                                                  EASTMAN          PRO
                                                    EASTMAN       COMPANY         FORMA          PRO
                                                    CHEMICAL   HISTORICAL(A)   ADJUSTMENTS      FORMA
                                                    --------   -------------   -----------     --------
                                                                       (IN MILLIONS)
                                                ASSETS
Current assets
  Cash and cash equivalents.......................   $   70       $   --         $    --        $   70
  Trade receivables, net..........................      673          359              --           314
  Miscellaneous receivables.......................       86           49               5(b)         42
  Inventories.....................................      731          535              --           196
  Other current assets............................       96           65               6(c)         37
                                                     ------       ------         -------        ------
          Total current assets....................    1,656        1,008              11           659
                                                     ------       ------         -------        ------
Properties
  Properties and equipment at cost................    8,908        5,792              --         3,116
  Less: Accumulated depreciation..................    5,160        3,187              --         1,973
                                                     ------       ------         -------        ------
          Net properties..........................    3,748        2,605              --         1,143
                                                     ------       ------         -------        ------
Goodwill, net of accumulated amortization.........      336          336              --            --
Other intangibles, net of accumulated
  amortization....................................      268          268              --            --
Other noncurrent assets...........................      426          363              39(b)        102
                                                     ------       ------         -------        ------
          Total assets............................   $6,434       $4,580         $    50        $1,904
                                                     ======       ======         =======        ======
                                  LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities
  Payables and other current liabilities..........   $  968       $  552         $    15(c)
                                                                                     (22)(d)    $  409
  Borrowings due within one year..................      179           --              --           179
                                                     ------       ------         -------        ------
          Total current liabilities...............    1,147          552              (7)          588
                                                     ------       ------         -------        ------
Long-term borrowings..............................    2,185           --          (1,300)(e)       885
Deferred income tax credits.......................      527          530              15(b)         12
Postemployment obligations........................      849          270              57(b)        636
Other long-term liabilities.......................      116           65              --            51
                                                     ------       ------         -------        ------
          Total liabilities.......................    4,824        1,417          (1,235)        2,172
                                                     ------       ------         -------        ------
Shareowners' equity
  Common stock ($0.01 par -- 350,000,000 shares
     authorized; shares issued -- 85,023,199).....        1           --              --             1
  Paid-in capital.................................      118           --              --           118
  Retained earnings...............................    2,088           --
                                                                                      (9)(c)
                                                                                     (28)(b)
                                                                                  (3,241)(f)
                                                                                   1,300(e)
                                                                                      22(d)        132
  Other comprehensive loss........................     (155)         (78)                          (77)
  Net investment in Eastman Chemical..............       --        3,241           3,241(f)         --
                                                     ------       ------         -------        ------
                                                      2,052        3,163           1,285           174

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                        UNAUDITED PRO FORMA CONSOLIDATED
                 STATEMENT OF FINANCIAL POSITION -- (CONTINUED)

                                                                       JUNE 30, 2001
                                                    ---------------------------------------------------
                                                                  EASTMAN          PRO
                                                    EASTMAN       COMPANY         FORMA          PRO
                                                    CHEMICAL   HISTORICAL(A)   ADJUSTMENTS      FORMA
                                                    --------   -------------   -----------     --------
                                                                       (IN MILLIONS)
  Less: Treasury stock at cost (8,073,859
     shares)......................................      442           --              --           442
                                                     ------       ------         -------        ------
          Total shareowners' equity...............    1,610        3,163           1,285          (268)
                                                     ------       ------         -------        ------
          Total liabilities and shareowners'
            equity................................   $6,434       $4,580         $    50        $1,904
                                                     ======       ======         =======        ======

---------------
(a) Reflects the separation of the assets and liabilities of Eastman Company that are in Eastman Chemical's consolidated balance sheet as of June 30, 2001. Amounts have been derived from the unaudited consolidated financial statements of Eastman Company as of June 30, 2001.

(b) To record the transfer of assets and liabilities, and the related deferred taxes, of Holston Defense, which ceased operations on December 31, 1998, to Voridian. As of the date of Distribution, ownership of Holston Defense will be assumed by Voridian.

(c) In connection with the Distribution, Eastman Chemical expects to incur various transaction costs of approximately $15 million. These costs are not included in the unaudited pro forma consolidated statement of earnings. These costs are reflected on the unaudited pro forma consolidated statement of financial position and are outlined as follows:

                                                                    (IN MILLIONS)
                                                                ---------------------
Financial advisors..........................................            $  5
Legal and accounting........................................             7.5
Other.......................................................             2.5
                                                                        ----
                                                                          15
Less tax effect at 38%......................................              (6)
                                                                        ----
                                                                        $  9
                                                                        ====

(d) To reflect interest payable on debt assigned to Eastman Company of $36 million, calculated on $1.3 billion of debt at an assumed interest rate of 7.08%, less the related tax effect of $14 million, based on the tax rate of 38%. This accrual is 4.7 months of interest, the weighted average months' interest unpaid on the assumed debt. Interest payable was not allocated to Eastman Company in the historical financial statements as no debt was allocated to Eastman Company in these historical statements.

(e) Reflects the long term debt to be assumed by Eastman Company as well as Voridian's expected borrowing on its revolving credit facility concurrent with the Distribution.

(f)  To reflect Eastman Chemical's distribution of Eastman Company.

                                EASTMAN CHEMICAL
                            (TO BE RENAMED VORIDIAN)

                                 CAPITALIZATION

     The following table sets forth the debt and capitalization of Eastman Chemical as of June 30, 2001 on a historical basis and of Voridian on a pro forma basis to give effect to the Distribution. This table should be read in conjunction with the information under the heading "Eastman Chemical Management's Discussion and Analysis of Financial Condition and Results of Operations" and Eastman Chemical's consolidated financial statements and the related notes included elsewhere in this proxy statement. The pro forma information set forth below gives effect to the Distribution as if it had occurred on June 30, 2001. This information is not indicative of the capitalization of Voridian in the future or as it would have been had Voridian been a separate, independent company at June 30, 2001 or had the Distribution actually been completed on that date.

     Based upon the relative financial conditions, results of operations and prospects of Eastman Chemical (to be renamed Voridian after the Distribution) and Eastman Company, Eastman Chemical determined that $1.3 billion would be an appropriate allocation to Eastman Company of the existing Eastman Chemical debt at June 30, 2001. Accordingly, in connection with the Distribution (i) approximately $200 million of Eastman Chemical's long-term debt will be retained by Voridian or retired, and (ii) $675 million of commercial paper of Eastman Chemical will be retired. Eastman Chemical expects to amend and restate its $800 million revolving line of credit. Eastman Chemical is in the process of negotiating credit arrangements for Voridian, which are expected to be implemented simultaneously with the Distribution. These arrangements are expected to be used for the retirement of debt and for Voridian's working capital needs after the Distribution.

                                                                      JUNE 30, 2001
                                                              ------------------------------
                                                               EASTMAN            EASTMAN
                                                               CHEMICAL           CHEMICAL
                                                              HISTORICAL         PRO FORMA
                                                              ----------        ------------
                                                                      (IN MILLIONS)
SHORT-TERM BORROWINGS:
  Notes payable.............................................    $  174             $  174
  Other.....................................................         5                  5
LONG-TERM BORROWINGS:
  Long term debt............................................     1,493                868
  Commercial paper..........................................       675                 --
  Other.....................................................        17                 17
SHAREOWNERS' EQUITY:
  Common stock, $0.01 par value, 350,000,000 shares
     authorized, 85,023,199 issued and outstanding..........         1                  1
  Paid-in capital...........................................       118                118
  Retained earnings.........................................     2,088                132
  Other comprehensive loss..................................      (155)               (77)
  Treasury stock............................................      (442)              (442)
                                                                ------             ------
          Total Shareowners' Equity.........................     1,610               (268)
                                                                ------             ------
          Total Capitalization..............................    $3,974             $  796
                                                                ======             ======

                               DIVIDEND POLICIES

     Following the Distribution, Voridian intends to pay quarterly dividends on its common stock at an initial annual rate of between $0.28 and $0.32 per share, and Eastman Company intends to pay quarterly dividends on its common stock at an initial annual rate of between $0.80 and $0.88 per share, assuming a distribution ratio of one for one. The payment and level of cash dividends by Voridian and Eastman Company are not guaranteed and will be subject to the discretion of each company's board of directors. Some factors to be considered by each company's board of directors in determining the actual amount of dividends to pay after the Distribution include that company's results of operations, financial condition, cash needs, business prospects and other factors deemed relevant, including any restrictions on that company's ability to pay dividends on its common stock under Delaware law or otherwise. Delaware law prohibits a company from declaring and paying dividends that exceed (i) the company's surplus, which is the excess of the net assets of the company over its stated capital or (ii) the company's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Assuming the Distribution had been completed as of June 30, 2001, Voridian would have had pro forma negative shareowners' equity of $302 million. If Voridian continues to have negative shareowners' equity after the Distribution, it would be limited in the amount it could pay as a dividend to the amount of its net profits for the year in which the dividend is declared and/or the preceding year.

               RELATIONSHIP BETWEEN VORIDIAN AND EASTMAN COMPANY
                             AFTER THE DISTRIBUTION

     Eastman Company is currently a wholly-owned subsidiary of Eastman Chemical. After the Distribution, Eastman Chemical (which will change its name to Voridian Company) will not have any ownership interest in Eastman Company, and Eastman Company will be an independent public company. In addition, after the Distribution, Eastman Company will not have any ownership interest in Voridian, and Voridian will be an independent public company.

AGREEMENTS RELATED TO EFFECTING THE DISTRIBUTION

     In connection with the Distribution, Eastman Chemical has entered into the distribution agreement and will enter into a number of related agreements with Eastman Company for the purpose of accomplishing the contribution to Eastman Company of the businesses described in this proxy statement and the Distribution. These agreements provide, among other things, for the allocation of tax, employee benefits and other liabilities and obligations between Voridian and Eastman Company attributable to periods prior to and as a result of the Distribution. These agreements, prepared before the Distribution, reflect agreements that will be entered into between affiliated parties. These agreements include the distribution agreement, which is summarized below and is attached as Appendix A to this proxy statement. The distribution agreement may be amended on, prior to or subsequent to the date of the Distribution, and the following summary is qualified by reference to the full text of the agreement.

  DISTRIBUTION AGREEMENT

     Eastman Chemical and Eastman Company have entered into the distribution agreement providing for, among other things, specified corporate transactions required to effect the Distribution and other arrangements between Voridian and Eastman Company subsequent to the Distribution.

     In general, the distribution agreement provides that:

     - Eastman Chemical will transfer the Eastman Company Business to Eastman Company;

     - Eastman Chemical will distribute all of the outstanding shares of Eastman Company common stock to Eastman Chemical's shareowners on a pro-rata basis and will change its name to Voridian Company;

     - following the Distribution, Eastman Company will indemnify Voridian for liabilities incurred by Voridian that relate to specified liabilities assumed by Eastman Company; and

     - following the Distribution, Voridian will indemnify Eastman Company for liabilities incurred by Eastman Company that relate to liabilities retained by Voridian.

     In particular, the distribution agreement defines the assets and liabilities which are being allocated to, and assumed by, Eastman Company and those which will remain with Voridian. The distribution agreement also defines what constitutes the "Eastman Company Business" and what constitutes the "Voridian Business."

     Under the distribution agreement, Eastman Chemical is obligated to transfer or cause to be transferred all of its right, title and interest in the assets comprising the Eastman Company Business and other assets not specifically included in the Voridian Business to Eastman Company, and Eastman Company is obligated to transfer or cause to be transferred all its right, title and interest, if any, in the assets comprising the Voridian Business to Eastman Chemical. All assets are being transferred without any representation or warranty, "as is-where is," except for specified representations relating to certain real and intellectual property. Each party has also agreed to cooperate to obtain any necessary consents and approvals and to take those actions that may be reasonably necessary or desirable to carry out the purposes of the distribution agreement.

     Under the terms of the distribution agreement, all assets of Eastman Chemical prior to the date of the Distribution, other than those relating to the Voridian Business, will become assets of Eastman Company. The distribution agreement also provides for the assumption of liabilities and cross-indemnities designed to allocate, generally effective as of the date of the Distribution, financial responsibility for all current and specified long-term liabilities arising out of or in connection with the Eastman Company Business to Eastman Company and all liabilities arising out of or in connection with the Voridian Business to Voridian. The distribution agreement provides that the Distribution is conditioned upon the satisfaction of several conditions, which are discussed in "The Distribution -- Conditions to the Distribution" in this proxy statement. If any of these conditions are not satisfied, Eastman Chemical could decide to cancel the Distribution or waive the conditions and complete the Distribution. The distribution agreement also provides that Eastman Chemical may terminate and abandon, or defer, the Distribution at any time prior to its completion, either before or after approval by its shareowners, if, in the opinion of Eastman Chemical's board of directors, such action would be in the best interests of Eastman Chemical and its shareowners.

     In the event that any transfers contemplated by the distribution agreement are not effected on or prior to the date of the Distribution, the parties will be required to cooperate to effect those transfers as promptly as practicable following the date of the Distribution, and pending those transfers, to hold any asset not so transferred in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), and to retain any liability not so transferred for the account of the party by whom that liability is to be assumed.

     The distribution agreement also provides in general that, when the Distribution is completed, Voridian and its affiliates will not use the Eastman corporate name or names derived therefrom, and that the parties will cooperate in the handling of specified litigation matters.

  TAX MATTERS AGREEMENT

     Eastman Chemical and Eastman Company will enter into a tax matters agreement, which will set forth each party's rights and obligations with respect to tax matters for periods before and after the date of the Distribution.

     The tax matters agreement will provide that Voridian will generally be responsible for the portion of the consolidated tax liability for the year ending December 31, 2001 that is attributable to Eastman Chemical and its subsidiaries (excluding the Eastman Company Business owned and conducted after the Distribution by Eastman Company and its subsidiaries), and Eastman Company will generally be responsible for the portion attributable to the Eastman Company Business.

     The tax matters agreement will detail Voridian's and Eastman Company's responsibilities relating to tax payments and refunds, the filing of returns and the conduct of audits. The tax matters agreement also will provide for cooperation with respect to specified tax matters and for the exchange of information and retention of records which may affect the tax liability of either party.

     The tax matters agreement will allocate the federal income tax liability that may arise if the Distribution of Eastman Company's stock is found to be a taxable transaction. Generally, Voridian will bear 40% of that corporate tax liability and Eastman Company will bear 60% of that corporate tax liability, except where the liability is attributable to one party's actions or to a change of ownership, as described in Section 355(e) of the Code, with respect to one party's stock. In any of those events, the party that has caused the Distribution to be taxable or which has had a change of ownership occur will generally bear the entire corporate tax liability.

     Since the Distribution will be implemented only following receipt of a favorable tax ruling, it is not anticipated that the IRS will challenge the tax-free status of the Distribution unless the provisions of Section 355(e) were to apply. See the discussion of Section 355(e) in "The Distribution -- Material United States Federal Income Tax Consequences."

     Each corporation included as a member of a consolidated federal income tax return group is jointly and severally liable for all of the federal income tax associated with that return. Although the tax matters agreement will allocate the tax liabilities between the parties with respect to consolidated returns which include Eastman Chemical and Eastman Company, Voridian and Eastman Company may each be liable for all of the federal income tax with respect to those returns, if the party upon whom the tax matters agreement imposes responsibility for all or a portion of that tax fails to discharge that responsibility.

     Although valid as between Voridian and Eastman Company, the tax matters agreement will not be binding on the IRS or other taxing authorities.

AGREEMENTS RELATED TO OPERATIONS AFTER THE DISTRIBUTION

     The division of Eastman Chemical's assets and businesses into the Voridian Business and the Eastman Company Business has required Eastman Chemical to separate ownership of portions of its integrated manufacturing sites and to divide its employees between the two companies. Voridian and Eastman Company will enter into a number of contractual relationships to effect the subdivision of the ownership and operation of the facilities on these sites and the provision of products, energy and services to one another, and the division of employees and related benefits. Ownership by separate chemical companies of portions of an integrated manufacturing facility is common in the chemicals industry. Eastman Chemical and Eastman Company believe that the arrangements to be entered into between Voridian and Eastman Company are similar to contractual relationships entered into by unrelated third parties in similar circumstances and that these arrangements will equitably reflect the benefits and costs of the ongoing relationship between Voridian and Eastman Company. These agreements may be amended on, prior to or subsequent to the date of the Distribution.

     Set forth below is a description of the types of agreements expected to be entered into between Voridian and Eastman Company.

  ADMINISTRATIVE SERVICES AGREEMENTS

     Voridian and Eastman Company will enter into agreements under which each company will provide the other specified administrative, technical and support services. The services to be provided will include payroll and accounting, information systems, engineering, environmental, regulatory, maintenance and security. The service agreements generally will have terms of two years or less.

  PROCUREMENT AND SUPPLY AGREEMENTS

     Voridian and Eastman Company will enter into a number of procurement and supply agreements which generally will have terms of two years. These agreements will contain representations, warranties and covenants that Voridian and Eastman Company believe to be customary in the chemicals industry. The most significant procurement and supply agreements expected to be entered into between Voridian and Eastman Company include:

     - agreements which provide that Eastman Company will procure coal, oxygen and isopropyl alcohol for Voridian and Voridian will procure paraxylene for Eastman Company. The price of each product will be calculated at the seller's cost plus fees to cover operational expenses related to the product;

     - an agreement in which Voridian will sell acetic acid and acetic anhydride to Eastman Company and Eastman Company will sell acetic anhydride to Voridian. This supply agreement will generally provide that the customer must obtain all of its requirements for the product from the supplier. The products will be sold based upon the fully allocated costs of production of the supplier and a reasonable return on the assets utilized in production; and

     - an agreement for Eastman Company to supply ethylene to Voridian for a period of 15 years. This longer term agreement is designed to ensure Voridian an economical supply of ethylene, a critical component of the Voridian Business. The agreement will establish minimum and maximum amounts of ethylene that each party is required to supply and purchase, subject to adjustments for extraordinary circumstances. Voridian will pay Eastman Company under a pricing formula based upon Eastman Company's fully allocated costs of production plus a reasonable return on the capitalized costs of the assets utilized in the production.

  INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

     Voridian and Eastman Company will enter into an intellectual property transfer and license agreement relating to the transfer of specified intellectual property and proprietary technology between Eastman Chemical and Eastman Company. Among other things, the agreement will:

     - assign specified patents and proprietary information to Eastman Company;

     - license specified intellectual property from Eastman Company to Voridian;

     - license specified intellectual property from Voridian to Eastman Company; and

     - assign to Eastman Company those marks which Eastman Company uses in the Eastman Company Business.

  OPERATING AGREEMENTS

     Voridian and Eastman Company will enter into operations agreements with respect to the operation of the coal gasification plant located in Kingsport, Tennessee and the CHDM production facility located in San Roque, Spain. The initial term of each agreement will be two years.

     Voridian will own the coal gasification plant and Eastman Company will operate it. The coal gasification plant produces acetic anhydride, acetic acid and related products from coal. These products are used by Voridian in producing acetate fibers and related products and by Eastman Company in producing polymer intermediates, cellulose esters and sales grade acids and anhydrides for sales to customers. Eastman Chemical determined that Voridian should own the coal gasification plant because it has the greatest vested interest in the products produced in that plant. However, efficiencies in environmental permitting and compliance certification derived from having a common operator for coal gas and other operations at the Kingsport, Tennessee site resulted in Eastman Chemical determining that the coal gasification plant should be operated by Eastman Company.

     The San Roque, Spain CHDM production facility will be owned by Eastman Company, and Voridian will operate it. The chemical produced at the facility, CHDM, is a critical component of the Eastman Company Business. Voridian and Eastman Company have agreed that Eastman Company will own the plant; however, due to regulatory restrictions and overall efficiency considerations, Voridian will continue to operate the CHDM production facility in conjunction with the operation of the other facilities in San Roque that it will own and operate.

     The operating agreements for both the coal gasification and the CHDM facility will provide that, among other things, each operator will, as an independent contractor, provide, or arrange for the provision of, such production, specified utilities and certain ancillary services as are reasonably necessary or required for the production operations at the Kingsport and San Roque facilities. Each party receiving services from the Kingsport and San Roque facilities will be required to pay all direct and indirect costs incurred by the operator of the facility in the performance or supply of such services, plus an agreed upon return on the assets utilized in connection with the respective operating agreements.

  EMPLOYEE MATTERS AGREEMENT

     Eastman Chemical will enter into an employee matters agreement with Eastman Company that provides for the treatment of employee benefit matters and other compensation arrangements for Eastman Chemical employees who will become Eastman Company employees. This agreement will also allocate responsibility for specified employee benefits matters and liabilities after the Distribution.

     Under the employee matters agreement, Eastman Company will be responsible for providing specified welfare and retirement benefits to its employees after the Distribution, which will generally be similar to the benefits now provided by Eastman Chemical to those employees. These benefits include, but are not limited to, medical, dental, flexible spending accounts covering health care and dependent care expenses, life and accident insurance plans, short and long term disability, a severance plan, a combined 401(k) and qualified employee stock ownership plan, and a defined benefit pension plan, as well as vacations and holidays. Upon the Distribution, Eastman Company's active employees generally will cease current participation in the Eastman Chemical employee benefit plans and begin participation in the Eastman Company employee benefit plans. Eastman Company will generally recognize, among other things, its employees' past service with Eastman Chemical for purposes of Eastman Company's employee benefit plans. During a transition period after the Distribution, Eastman Company will administer some of Voridian's plans together with the Eastman Company plans, and Voridian will provide reimbursement to Eastman Company for any costs or expenses Eastman Company incurs in connection with that administration.

     Eastman Chemical will retain, and therefore Voridian will bear, the responsibility for providing welfare benefits to all of its former employees and existing employees who retire prior to or on the date of the Distribution and their eligible dependents, referred to in this proxy statement as the Eastman Chemical Retirees. Voridian will have the responsibility of providing pension, 401(k) and retiree health and welfare benefits for Eastman Chemical Retirees and former Eastman Chemical employees on long term disability who have previously terminated employment with Eastern Chemical with vested benefits. Except as specifically provided in the employee matters agreement, nothing in that agreement will restrict Eastman Company's or Voridian's ability to amend, modify or terminate any of its respective employee benefit plans.

     Eastman Chemical and Eastman Company will agree that neither the continued employment of those Eastman Chemical employees who will become Eastman Company employees nor the Distribution will be deemed a severance of employment from Eastman Chemical for purposes of any employee benefits or compensation arrangements of Eastman Chemical. The employee matters agreement will also provide that the Distribution will not constitute a "change in control" or "potential change in control" under any employee benefits or compensation arrangements. Eastman Chemical will retain, and therefore Voridian will bear, the responsibility for any liabilities and obligations in connection with severance pay relating to terminations that occur prior to or on the date of the Distribution.

     RETIREMENT PLANS

     Eastman Company Investment and Employee Stock Ownership Plan. Effective before or immediately after the Distribution, Eastman Company will establish an investment and employee stock ownership plan that will be similar to Eastman Chemical's investment and employee stock ownership plan as currently in effect. Generally, Eastman Company's investment and employee stock ownership plan will cover all current employees of Eastman Chemical who will become Eastman Company employees upon the Distribution. Eastman Chemical Retirees will remain participants in the Voridian investment and employee stock ownership plan, and their accounts will not be transferred to the Eastman Company investment and employee stock ownership plan. The Eastman Company investment and employee stock ownership plan will receive a transfer from the Voridian investment and employee stock ownership plan of the account balances of each of the active employees who become Eastman Company employees upon the Distribution and each will be credited under Eastman Company's investment and employee stock ownership plan with the account balance credited to him or her as of the transfer date.

     During a transition period, a Voridian stock account and an Eastman Company stock account will be maintained under the investment and employee stock ownership plans of both companies to hold the shares of Voridian common stock and the shares of Eastman Company common stock distributed to those accounts with respect to the Distribution. Participants will not be allowed to add to their accounts through new contributions or balance transfers to the stock fund of the company for whom they are not employed. Any dividends on Eastman Company common stock in accounts of Voridian employees will be reinvested
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

in the Eastman Company stock fund. Any dividends on Voridian common stock in accounts of Eastman Company employees will be reinvested in the Voridian stock fund.

     Eastman Company Retirement Plan. Effective before or immediately after the Distribution, Eastman Company will establish its own qualified defined benefit pension plan which will be similar to Eastman Chemical's retirement assistance plan currently in effect. Eastman Company's retirement plan will generally provide benefits to the Eastman Chemical employees who become Eastman Company employees upon the Distribution. Eastman Company employees who currently participate in Eastman Chemical's retirement assistance plan will be eligible for immediate participation in Eastman Company's retirement plan. Eastman Chemical Retirees will not become participants in the Eastman Company plan, but will remain participants under Eastman Chemical's retirement assistance plan, which will be renamed the Voridian Company retirement plan. Following the Distribution, Eastman Company employees will also be credited under Eastman Company's retirement plan, for eligibility and vesting purposes, with service credited to them under Eastman Chemical's retirement assistance plan.

     It is contemplated that Voridian's retirement plan will transfer assets and liabilities to Eastman Company's retirement plan for benefits earned by Eastman Company employees through the date of the Distribution, including a pro rata share of surplus plan assets, if any. The transfer is scheduled to occur as soon as practicable after the date of Distribution, and will be effective as of the date of the Distribution. Pursuant to the transfer, assets will be allocated between the trust for Voridian's retirement plan and the trust for Eastman Company's retirement plan based on the methodology set forth in the employee matters agreement. Any excess assets will be shared between Voridian's retirement plan and Eastman Company's retirement plan in accordance with the employee matters agreement. Following the transfers, Eastman Company employees would look solely to the Eastman Company retirement plan for their pension benefits.

     HEALTH AND WELFARE PLANS

     Eastman Company will assume all liabilities and responsibilities for providing health and welfare benefits to its active employees. As of the date of the Distribution, Eastman Company intends to establish health and welfare plans that are substantially similar to Eastman Chemical's current plans. During a transition period after the Distribution, Eastman Company will administer some of Voridian's plans together with the respective Eastman Company plans, and Voridian will provide reimbursement to Eastman Company for any costs or expenses Eastman Company incurs in connection with that administration. For those benefits that are provided through insurance, Voridian will take steps to have each insurance carrier agree to allow Eastman Company's employees to continue to be covered by Voridian's policies or through separate contracts on substantially the same terms during the transition period.

     POSTRETIREMENT WELFARE PLANS

     Eastman Chemical currently provides specified health and welfare benefits to eligible retirees in the United States and their eligible dependents. The employee matters agreement will provide that Voridian will continue to provide certain health and welfare benefits to Eastman Chemical Retirees and will retain the portion of the unfunded benefit obligation reported in Eastman Chemical's financial statements for these postretirement benefits. Any of the Eastman Chemical employees who are eligible to retire, and do retire, from Eastman Chemical prior to or on the date of the Distribution will receive any such retiree health and welfare benefits from Voridian. Eastman Company will provide any applicable health and welfare benefits to eligible retirees who are active employees of Eastman Company and who subsequently retire from Eastman Company.

     COMPENSATION PLANS

     Omnibus Long-Term Compensation Plans. Prior to the date of the Distribution, Eastman Company intends to establish an omnibus long-term compensation plan that will provide for grants of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares and other stock

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and stock-based awards, which will be substantially similar to Eastman
Chemical's 1997 omnibus long-term compensation plan. With respect to outstanding options for both Eastman Chemical employees and Eastman Company employees, the employee matters agreement will provide that options under Eastman Chemical's omnibus long-term compensation plans will be retained and become Voridian options. Additionally, holders of Eastman Chemical options will be granted one new option to purchase Eastman Company common stock for each Eastman Chemical option outstanding. The exercise price of each Eastman Company option will bear the same ratio to the market price of Eastman Company's stock, as of the day after the Distribution, as the exercise price of the original Eastman Chemical stock option bore to the market price of Eastman Chemical's common stock as of the day before the Distribution. A corresponding adjustment will be made to the exercise price of the Voridian stock options. Eastman Company stock options will be granted under the omnibus long-term compensation plan Eastman Company intends to establish.

     In the adjustment of options granted under Eastman Chemical's omnibus long-term compensation plans, and in the grant of new Eastman Company stock options, the exercisable and unexercisable aggregate intrinsic value of the options immediately after the conversion will be equal to the intrinsic value immediately before the adjustment and grant. The vesting provisions and term of Eastman Company's and Voridian's stock options will be the same as for the original Eastman Chemical stock options. Accordingly, no compensation expense will be recognized by Eastman Company or Voridian. All other terms of the Voridian and Eastman Company stock options will generally remain the same as in effect immediately prior to the Distribution. For options held by Eastman Company's employees in some foreign countries, if the above method is not permitted or desirable under the foreign tax, securities or other laws, a different approach may be used.

     Holders of Eastman Chemical's restricted stock will retain their restricted stock and will also receive the dividend of Eastman Company shares that will be subject to similar restrictions as the existing original Eastman Chemical restricted stock. Restricted shares of both companies will require continued employment with Eastman Company or Voridian as a condition of vesting in such shares.

     Assuming the Distribution is completed, all outstanding performance share awards for which the three year performance period would typically extend beyond December 31, 2001 will be terminated as of December 31, 2001. For purposes of determining the payout under those awards, Eastman Chemical will measure Eastman Chemical's actual performance versus that of the applicable peer companies over the corresponding period as of the date of termination as if such period would have expired on December 31, 2001, regardless of the period of time actually remaining in the performance period.

     Deferred Compensation Plans. Eastman Chemical has unfunded obligations to pay deferred compensation and retirement income under its executive deferred compensation plan, unfunded retirement plan, supplemental Eastman Chemical retirement assistance plan and individual severance agreements. Eastman Chemical has established a benefit security trust, referred to in this proxy statement as the Rabbi Trust, to provide a degree of financial security for its unfunded obligations under these plans and agreements. Eastman Chemical has conveyed to the trustee rights to certain assets as partial security for Eastman Chemical's funding under the Rabbi Trust. The employee matters agreement will provide that Eastman Chemical will retain the benefit obligations for Eastman Chemical Retirees and Eastman Chemical employees who remain employed by Voridian after the Distribution.

     Eastman Company will assume the liabilities associated with the employees who become Eastman Company employees after the date of the Distribution. The employee matters agreement also will provide that Eastman Company will establish a deferred compensation plan and severance arrangements for its eligible employees and that the accounts of Eastman Company's employees who are participants under Eastman Chemical's similar arrangements will be transferred to Eastman Company's deferred compensation plans. Eastman Company will also establish a benefit security trust similar to Eastman Chemical's Rabbi Trust to provide a degree of financial security for its unfunded obligations under its deferred compensation plans and severance arrangements.

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     Annual Variable Cash Compensation Plans.  Under the Eastman Chemical
performance plan and unit performance plan, with respect to awards for the performance period that began on January 1, 2001 and will end on December 31, 2001, Eastman Chemical will be responsible for determining the extent to which the performance criteria have been met and for making any required payments under the plans at the time required by the plans to all participants, including Eastman Company employees and eligible Eastman Chemical Retirees. Prior to the Distribution, Eastman Company intends to establish its own variable cash compensation programs for performance periods following the date of the Distribution that are expected to be similar to the existing Eastman Chemical plans.

     Director Compensation. None of the directors of Eastman Company has received compensation from Eastman Company since it was formed. Once the board of directors has been expanded in connection with the Distribution, each non-employee member of the board of directors is expected to receive compensation under Eastman Company's director compensation arrangements that will be adopted prior to the Distribution. Obligations for Eastman Chemical directors resigning to become members of Eastman Company's board of directors are expected to be assumed by Eastman Company. Obligations for Eastman Chemical directors remaining on Voridian's board of directors and retired directors of Eastman Chemical will be retained by Voridian.

     In addition, prior to the date of the Distribution, Eastman Company intends to establish a director long-term compensation plan that will provide for grants of nonqualified stock options and restricted shares to non-employee members of Eastman Company's board of directors and a non-employee director stock option plan that will provide for grants of nonqualified stock options to non-employee members of Eastman Company's board of directors in lieu of all or a portion of each member's annual retainer. Each plan established by Eastman Company will be substantially similar to Eastman Chemical's current director long-term compensation plan and director stock option plan. With respect to outstanding options of non-employee directors, the employee matters agreement will provide that each option outstanding on the date of the Distribution under Eastman Chemical's 1999 director long-term compensation plan and 1996 non-employee director stock option plan will be retained and become Voridian options. Additionally, holders of Eastman Chemical options will be granted one new option to purchase Eastman Company common stock for each Eastman Chemical option outstanding. The exercise price of each Eastman Company option will bear the same ratio to the market price of Eastman Company's common stock, as of the day after the Distribution, as the exercise price of the original Eastman Chemical stock option bore to the market price of Eastman Chemical's common stock as of the day before the Distribution. A corresponding adjustment will be made to the exercise price of the Voridian stock options. The Eastman Company stock options will be granted under the director long-term compensation plan and stock option plan Eastman Company intends to establish.

     In the adjustment of options granted under Eastman Chemical's 1999 director long-term compensation plan and 1996 nonemployee director stock option plan for the Distribution, and in the grant of new Eastman Company stock options, the exercisable and unexercisable aggregate intrinsic value of the options immediately after the conversion will be equal to the intrinsic value immediately before the adjustment and grant. The vesting provisions and term of the Eastman Company and Voridian stock options will be the same as for the original Eastman Chemical stock options. Accordingly, no compensation expense will be recognized by Eastman Company or Voridian. All other terms of the Voridian and Eastman Company stock options will generally remain the same as in effect immediately prior to the Distribution.

     Eastman Chemical nonemployee directors who hold Eastman Chemical's restricted stock will retain their restricted stock and will also receive the dividend of Eastman Company shares that will be subject to similar restrictions as the original Eastman Chemical restricted stock. Restricted shares of both companies will require continued service as a non-employee director of Eastman Company or Voridian as a condition of vesting in such shares.

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                         MANAGEMENT OF EASTMAN COMPANY

EASTMAN COMPANY EXECUTIVE OFFICERS AND DIRECTORS

     Information as of September 1, 2001 regarding the persons who are expected to be the executive officers and directors of Eastman Company following the Distribution is provided below. Each Eastman Company executive officer is currently an executive officer of Eastman Chemical and each Eastman Company director is currently a director of Eastman Chemical. Each named Eastman Company executive officer or director will resign his or her position or positions with Eastman Chemical effective upon the Distribution. Similar to the current Eastman Chemical board of directors, the Eastman Company board of directors will be divided into three classes with the terms of office of the respective classes ending in successive years. All executive officers will be elected by, and serve at the discretion of, the Eastman Company board of directors.

NAME                                         AGE               EXPECTED POSITION
----                                         ---               -----------------
J. Brian Ferguson..........................  47   Chairman of the Board and Chief Executive
                                                  Officer
James P. Rogers............................  50   Chief Operating Officer and Chief Financial
                                                  Officer
Betty W. DeVinney..........................  56   Senior Vice President, Human Resources,
                                                  Communications and Public Affairs
Theresa K. Lee.............................  48   Senior Vice President, General Counsel and
                                                  Secretary
Roger K. Mowen, Jr.........................  55   Senior Vice President
Mark W. Joslin.............................  42   Vice President, Finance
H. Jesse Arnelle...........................  67   Director
Calvin A. Campbell, Jr.....................  67   Director
Jerry E. Dempsey...........................  68   Director
Donald W. Griffin..........................  64   Director
David W. Raisbeck..........................  51   Director
Peter M. Wood..............................  63   Director

     J. BRIAN FERGUSON joined Eastman Chemical in 1977. He was named Vice President, Industry and Federal Affairs in 1994, became Managing Director, Greater China in 1997, was named President, Eastman Chemical Asia Pacific in 1998 and became President, Polymers Group in 1999. He became President, Chemicals Group in February 2001 in connection with the Distribution.

     JAMES P. ROGERS joined Eastman Chemical in 1999 as Senior Vice President and Chief Financial Officer. Mr. Rogers served previously as Executive Vice President and Chief Financial Officer of GAF Corporation, a manufacturer of commercial and residential roofing materials. He also served as Executive Vice President, Finance, of International Specialty Products, Inc., which was spun off from GAF in 1997. Mr. Rogers is a member of the four-person executive management team that is overseeing the Distribution transition during 2001. Before he joined the Company in August 1999, Mr. Rogers was Executive Vice President and Chief Financial Officer of GAF Corporation and of certain affiliated and successor entities of GAF, including G-I Holdings, Inc. On January 5, 2001, G-I Holdings announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey to resolve asbestos liability claims.

     BETTY W. DEVINNEY joined Eastman Chemical in 1973. She became Manager, Employment in 1991, Manager, Community Relations in 1995 and Manager, Corporate Relations in 1997. She became Vice President, Communications and Public Affairs of Eastman Chemical in 1998.

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

     THERESA K. LEE joined Eastman Chemical as a staff attorney in 1987, served as Assistant General Counsel for the health, safety and environmental legal staff from 1993 to 1995 and served as Assistant General Counsel for the corporate legal staff from 1995 until her appointment as Vice President, Associate General Counsel and Secretary in 1997. She became Vice President, General Counsel and Secretary of Eastman Chemical in 2000. Ms. Lee is a member of the four-person executive management team that is overseeing the Distribution transition during 2001.

     ROGER K. MOWEN, JR. joined Eastman Chemical in 1971. He was named Vice President and General Manager, Polymer Modifiers in 1991, Superintendent of the Polymers Division in 1994, and President, Carolina Operations in 1996. In 1998, he was named Vice President, Customer Demand Chain and became Vice President, CustomerFirst and Chief Information Officer in 1999. In 2000, Mr. Mowen became Senior Vice President, Global Customer Services Group and Chief Information Officer.

     MARK W. JOSLIN joined Eastman Chemical in 2000 as Vice President, Finance. Mr. Joslin previously served as Chief Financial Officer, Treasurer and Secretary of Lawter International, Inc. Prior to joining Lawter in 1996, he was employed by Arthur Andersen LLP, an international accounting and consulting firm, Baxter International, Inc., a medical products and services company and ANGUS Chemical Company, a manufacturer and marketer of nitroparaffin-based chemicals. He became Vice President and Controller of Eastman Chemical in 2000.

     H. JESSE ARNELLE is of counsel to the Winston-Salem, North Carolina-based law firm of Womble, Carlyle, Sandridge & Rice. He was a partner of the San Francisco-based law firm of Arnelle, Hastie, McGee, Willis & Greene or its predecessor from 1985 until 1996. Mr. Arnelle is Immediate Past Chairman of the Board of Trustees of Pennsylvania State University, is a director of the National Football Foundation and Collegiate Hall of Fame and is a member of the boards of directors of Armstrong World Industries, Inc., FPL Group, Inc., Gannett Corporation, Metropolitan Series Fund, Inc., Textron, Inc., and Waste Management, Inc. Mr. Arnelle has been a director of Eastman Chemical since 1994.

     CALVIN A. CAMPBELL, JR. has been Chairman of the Board, President and Chief Executive Officer of Goodman Equipment Corporation since 1971. Goodman Equipment designs, manufactures and markets worldwide underground mining locomotives and personnel carriers and services and parts for injection molding machinery. He was also President and Chief Executive Officer of Cyprus Amax Minerals Company, a producer of copper and molybdenum, in 1992, Chairman of the Board in 1991 and 1992, and a director from 1985 through 1994. Mr. Campbell is a member of the boards of directors of Mine Safety Appliances Company and of Bulley & Andrews Company. He is also a director and former Chairman of the National Association of Manufacturers, a director of the National Mining Association, a director and former Chairman of the Illinois Manufacturers Association, and serves as Chairman of Armour College of Engineering and Science, and as a trustee of the Illinois Institute of Technology. Mr. Campbell has been a director of Eastman Chemical since 1994.

     JERRY E. DEMPSEY served as Chairman of the Board and Chief Executive Officer of PPG Industries, Inc., a manufacturer of protective and decorative coatings, fiberglass products and specialty chemicals, from 1993 until his retirement in 1997. From 1991 until he joined PPG, he was Senior Vice President of WMX Technologies, Inc., a waste treatment and disposal company, and Chairman of its publicly-traded, majority-owned subsidiary, Chemical Waste Management, Inc., having served as President and Chief Executive Officer of Chemical Waste Management, Inc. since 1985. Mr. Dempsey is also a member of the boards of directors of Birmingham Steel Corporation and Navistar International Corporation. Mr. Dempsey has been a director of Eastman Chemical since 1997.

     DONALD W. GRIFFIN is Chairman of the Board, President and Chief Executive Officer of Olin Corporation, a manufacturer of chemicals, metals and ammunition. He joined Olin in 1961, and served in a series of marketing and management positions prior to appointment to the position of President and Chief Operating Officer in 1994 and to his current positions in 1996. Mr. Griffin also serves as a trustee of the University of Evansville and the Buffalo Bill Historical Center. Mr. Griffin has been a director of Eastman Chemical since 1999.

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     DAVID W. RAISBECK is Vice Chairman of Cargill, Incorporated, an
agricultural trading and processing company. He joined Cargill in 1971 and has held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was elected President of Cargill's Financial Markets Division in 1988, President of Cargill's Trading Sector in 1993, a director of Cargill in 1994, Executive Vice President in 1995 and to his current position in 1999. He is also a member of the board of directors of Armstrong World Industries, Inc. Mr. Raisbeck has been a director of Eastman Chemical since 2000.

     PETER M. WOOD is non-executive Chairman of the Board of Stone & Webster, Incorporated, an engineering and construction firm, and served as Managing Director of J. P. Morgan & Company, an investment banking firm, from 1986 until his retirement in 1996. He is also a member of the boards of directors of Arthur
D. Little, Inc. and Middlesex Mutual Assurance Company. Mr. Wood has been a director of Eastman Chemical since 2000.

COMPENSATION OF EASTMAN COMPANY DIRECTORS

     Eastman Company was formed in 2001. None of the directors of Eastman Company has received compensation from Eastman Company since it was formed. Following the Distribution, each non-employee member of the board of directors is expected to receive payments under Eastman Company's director compensation arrangements, which are expected to be adopted effective upon the Distribution.

COMPENSATION OF EASTMAN COMPANY NAMED EXECUTIVE OFFICERS

     The individuals who will be serving as executive officers of Eastman Company, although employed by Eastman Chemical prior to the Distribution, were not exclusively devoted to the Eastman Company Business and, in fact, devoted substantial time and effort to other Eastman Chemical businesses in other capacities. Further, some of these individuals served in capacities other than as executive officers of Eastman Chemical. Accordingly, Eastman Chemical does not believe that it is material or appropriate to include historical information on the compensation paid by Eastman Chemical to the individuals who are expected to be serving as executive officers of Eastman Company.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

     SEVERANCE AGREEMENTS. In connection with the Distribution, Eastman Company expects to enter into severance agreements with its chief executive officer and some of its other executive officers, the terms of which are expected to be substantially similar to those contained in Eastman Chemical's severance agreements. These agreements are expected to have three-year terms with automatic one-year extensions absent advance notice from Eastman Company; provided, however, that upon the occurrence of a change in control or a potential change in control, as those terms will be defined in the agreements, prior to the termination date, the terms of the agreements will automatically be extended for two years from the date of the change in control or potential change in control, as the case may be.

     A change in control will be defined in the agreements to include, with specified exceptions, the acquisition by a person of 19% or more of the voting stock of Eastman Company, the incumbent members of the board of directors (and subsequent directors approved by them) ceasing to constitute a majority of the board, approval by Eastman Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of Eastman Company will own more than 75% of the resulting corporation's voting stock or approval by Eastman Company's shareowners of a complete liquidation and dissolution of Eastman Company or the sale or other disposition of substantially all of the assets of Eastman Company other than to a subsidiary or in a spin-off transaction.

     A potential change in control will be deemed to have occurred if any of the following occurs: Eastman Company enters into an agreement that, if implemented, would result in the occurrence of a change in control, any person (including Eastman Company) publicly announces an intention to take any action that would constitute a change in control, any person (other than Eastman Company or certain affiliated entities) becomes the beneficial owner of 10% or more of the combined voting power of Eastman
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

Company's then-outstanding securities or the board of directors adopts a resolution to the effect that a potential change in control has occurred.

     If during the term of the agreements and following a change in control (or within 120 days before or after a potential change in control) of Eastman Company, the employee's employment with Eastman Company is terminated by Eastman Company other than for cause, death or disability or by the employee for good reason, then, in addition to any other benefits accruing to the employee outside the scope of the agreement, the acquiror in the change of control or the potential change of control will be obligated to:

     - pay the employee any unpaid salary, benefits or awards that would have been earned or become payable through the date of termination;

     - pay to the employee as severance an amount equal to three times the employee's "pay" (defined as the average of the three highest years out of the last ten years of the employee's total annual compensation, including annual base salary, bonus, the grant date value of stock grants and incentive compensation);

     - maintain in effect for three years after the date of termination for the employee and his dependents all welfare benefit plans in which the employee was entitled to participate immediately prior to termination; and

     - pay the employee a single lump sum amount equal to the difference between the actuarial equivalent of the pension benefit to which the employee would have been entitled under Eastman Company's defined benefit pension plan if the employee had five additional years of service and was five years older, and the pension benefit to which the employee is actually entitled under this plan at that time.

     EMPLOYEE PROTECTION PLAN. Eastman Company expects to establish an employee protection plan, substantially similar to Eastman Chemical's employee protection plan, which will provide severance pay, health, dental, disability, and life insurance continuation, and a retraining allowance (of up to $5,000) for substantially all employees whose employment is terminated within two years following a change in control. A change in control will be defined in the employee protection plan and will generally relate to circumstances in which Eastman Company is acquired by another entity or its controlling ownership is changed. For purposes of the employee protection plan, participants will be credited for their service with Eastman Chemical and its affiliates prior to the Distribution. The employee protection plan will provide for a lump sum severance payment of three weeks of "pay" (as defined in the plan) for each year of service up to 16 years and four weeks of pay for each year of service in excess of 16 years, with a minimum of six weeks of pay and a maximum of 104 weeks. Health, dental, disability, and life insurance are expected to be continued at Eastman Company's expense for up to 12 months, depending on years of service, on the same basis as in effect on the date of employment termination, except that no employee contributions would be required. In addition, the employee protection plan will provide for the payment of specified bonuses declared in the year in which employment terminates. Finally, in the event that the total payments under the employee protection plan and any other plan or agreement that the employee is party to subject the employee to specified federal excise taxes, the employee protection plan will provide for a "gross-up payment." The gross-up payment would be in an amount such that the net amount retained by the employee, after deduction of any such excise tax and any tax on the gross-up payment, would equal the total payments under the employee protection plan and other plans or agreements.

     OMNIBUS LONG-TERM COMPENSATION PLAN. In connection with the Distribution, Eastman Company expects to establish an omnibus long-term compensation plan, also referred to as the omnibus plan, for its management and key employees, which will provide for the grant of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares and other stock and stock-based awards, substantially similar to those currently authorized by Eastman Chemical's existing omnibus long-term compensation plans. It is anticipated that the omnibus plan will authorize the use of sufficient shares to provide grants and awards that are competitive with those of other chemicals companies and which are intended to align the interests of management and key employees with those of the shareowners. In

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

addition, the omnibus plan will be designed to help Eastman Company attract and retain key employees by providing an incentive to increase their proprietary interest in Eastman Company. The omnibus plan will be administered by the compensation and management development committee.

     Eastman Company expects that the omnibus plan will contain provisions regarding the treatment of the various nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares and other stock and stock-based awards in the event of a change in ownership and a change in control. A change of ownership, as is expected to be defined in the omnibus plan, generally relates to circumstances in which Eastman Company's common stock is no longer publicly traded. A change in control, as is expected to be defined in the omnibus plan, generally relates to circumstances in which Eastman Company is acquired by another entity or its controlling ownership is changed. Upon a change in ownership or change in control, the rules described below are expected to apply to the various awards granted under the omnibus plan. However, Eastman Company expects that the omnibus plan will allow the compensation and management development committee to have the discretion either to determine that a particular transaction is of the type that does not warrant the described consequences with respect to the various awards, in which case such consequences would not occur, or to alter the way in which the various awards are treated upon a change in ownership or change in control.

     If a change in ownership occurs (and the compensation and management development committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the compensation and management development committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the compensation and management development committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.

     In the event of a change in control (assuming the compensation and management development committee has not exercised its discretion outlined above), if a participant's employment is terminated within two years following the change in control, unless such termination is due to death, disability or cause (as defined in the omnibus plan), resignation (other than as a result of certain actions by Eastman Company and any successor) or retirement, all conditions, restrictions, and limitations in effect with respect to any unexercised award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant's termination of employment with respect to all of such participant's awards.

     BENEFIT SECURITY TRUST. Eastman Company expects to establish a benefit security trust, referred to as the Rabbi Trust, to provide a degree of financial security for its unfunded obligations under various unfunded deferred compensation plans and severance agreements. The assets of the Rabbi Trust would be subject to the claims of Eastman Company's creditors in the event of insolvency. Upon the occurrence of a change in control or a potential change in control, which generally will be defined in the same way as in the severance agreements, or if Eastman Company fails to meet its payment obligations under the covered plans or the severance agreements, Eastman Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of Eastman Company's obligations under the plans and severance agreements. Eastman Company will convey to the trustee rights to certain assets as partial security for Eastman Company's funding obligations under the Rabbi Trust.

                             MANAGEMENT OF VORIDIAN

VORIDIAN EXECUTIVE OFFICERS AND DIRECTORS

     Information as of September 1, 2001 regarding the persons who are expected to be the executive officers and directors of Voridian following the Distribution is provided below. Each named Voridian director is currently a director of Eastman Chemical, and each named Voridian executive officer is currently an officer or employee of Eastman Chemical. Each named Voridian executive officer will be appointed to his or her new position effective upon the Distribution. All executive officers will be appointed by, and serve at the discretion of, the Voridian board of directors.

NAME                                        AGE                    EXPECTED POSITION
----                                        ----                   -----------------
Allan R. Rothwell.........................    54   Chairman of the Board and Chief Executive Officer
B. Fielding Rolston.......................    60   Senior Vice President, Human Resources,
                                                     Communications and Public Affairs
David E. Cotey............................    45   Vice President, General Counsel and Secretary
James L. Harlan II........................    45   Vice President Operations Support
Albert J. Wargo...........................    47   Vice President, Chief Financial Officer and
                                                   Treasurer
Richard L. Johnson........................    52   Group Vice President, Fibers
Thomas A. Smith...........................    57   Group Vice President, PET and Polyethylene
Robin M. Wilkerson........................    46   Controller
John W. Donehower.........................    55   Director
Lee Liu...................................    68   Director
Marilyn R. Marks..........................    48   Director
Dr. John A. White.........................    61   Director

     ALLAN R. ROTHWELL joined Eastman Chemical in 1969, became Vice President and General Manager, Container Plastics in 1994 and was appointed Vice President, Corporate Development and Strategy in 1997. He was named Senior Vice President and Chief Financial Officer in 1998 and became President, Chemicals Group in 1999. Mr. Rothwell became President, Polymers Group in February 2001 in connection with the Distribution.

     B. FIELDING ROLSTON joined Eastman Chemical in 1964, was appointed Vice President, Customer Service and Materials Management in 1987 and Vice President, Human Resources and Health, Safety, Environment and Security in 1998. He became Vice President, Human Resources and Quality of Eastman Chemical in 1999.

     DAVID E. COTEY joined Eastman Chemical as a staff attorney in 1981, and thereafter had assignments in the areas of patent law, environmental and regulatory law, commercial law and litigation management, and became Managing Counsel, Litigation in 1995. Mr. Cotey became Assistant General Counsel of the corporate legal staff in 1999.

     JAMES L. HARLAN II joined Eastman Chemical in 1978 as a chemical engineer. He has served in several technical and management positions. In 1991, he became Engineering and Start-Up Manager for the company's joint venture, Primester, and became Director of Acquisitions Integration in 1999. Later that year, he became Director, Operations Support Services in Kingsport, Tennessee.

     ALBERT J. WARGO joined Eastman Chemical in 1976 as an industrial engineer and, since then, has served in several financial positions. He became Assistant Treasurer in 1993, Director of Investor Relations in 1997 and Treasurer in 1999.

     RICHARD L. JOHNSON joined Eastman Chemical as a chemical engineer in 1971, was appointed Department Superintendent in the Acid Division in 1986, was named Manager of New Business Development in 1988, was appointed Manager, Quality Management and Staff for the Tennessee Eastman Division in 1989, was appointed Superintendent, Cellulose Esters Division in 1991 and was named

Superintendent, Acetate Tow Division in 1993. Mr. Johnson became Vice President and General Manager, Fibers in 1996.

     THOMAS A. SMITH joined Eastman Chemical in 1966 as a chemical engineer. After a series of manufacturing assignments, Mr. Smith was appointed Vice President and General Manager, Flexible Plastics in 1991, President, Latin America Region in 1994 and Vice President and General Manager, Container Plastics in 1999.

     ROBIN M. WILKERSON joined Eastman Chemical in 1979 as a systems analyst and, after a series of information technology and internal audit positions, became Principal Accountant, External Reporting in 1993. She was named Supervisor, Manufacturing Cost Accounting in 1996, Manager of Global Financial Infrastructure in 1998, Manager, Internal Auditing in early 1999 and became Director, Corporate Assessment later that year.

     JOHN W. DONEHOWER is Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation, a manufacturer and marketer of a wide range of tissue, personal care and health care products for personal, business and industrial uses. He joined Kimberly-Clark in 1974, and served in a series of management positions prior to election to his current position in 1993. Mr. Donehower is also a member of the boards of directors of Factory Mutual Insurance Company and Kimberly-Clark De Mexico S.A. de C.V.

     LEE LIU served as Chairman of the Board of Alliant Energy Corporation, a public utility holding company, from 1999 until his retirement in 2000, was Chairman of the Board of Alliant's predecessor, Interstate Energy Corporation from 1998 to 1999, and was Chairman of the Board and Chief Executive Officer of IES Industries, Inc., predecessor of Interstate Energy Corporation, and of IES Utilities, the major subsidiary of IES Industries, from 1993 to 1998. Mr. Liu was previously employed with Iowa Electric Light & Power Company, predecessor of IES Industries, since 1957. He is also a member of the boards of directors of Alliant Energy Corporation and Principal Financial Group.

     MARILYN R. MARKS was Chairman of the Board of Dorsey Trailers, Inc., a truck trailer manufacturer, from 1987 until her resignation in March 2001. She was Chairman, Chief Executive Officer and President of Dorsey from 1987 to 1997 and was Chairman and Chief Executive Officer of Dorsey from 1997 until 1999. Miss Marks was Chairman and Chief Executive Officer of TruckBay.com, Inc., an Internet source of goods, services and information serving the trucking industry, from 1999 to 2000. On December 5, 2000, Dorsey filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Alabama. Miss Marks is also a member of the board of directors of Dana Corporation.

     DR. JOHN A. WHITE is Chancellor of, and Distinguished Professor of Industrial Engineering at, the University of Arkansas. From 1991 to 1997, he was Dean of the College of Engineering at the Georgia Institute of Technology. From July 1988 to September 1991, he was Assistant Director of the National Science Foundation in Washington, D.C. and served on the faculty of the Georgia Institute of Technology from 1975 to 1997. Dr. White is also a member of the National Science Board, a member of the National Academy of Engineering, and a member of the boards of directors of J.B. Hunt Transport Services, Inc., Logility, Inc., Motorola, Inc. and Russell Corporation.

               SECURITY OWNERSHIP OF SPECIFIED BENEFICIAL OWNERS
                       AND MANAGEMENT OF EASTMAN COMPANY

     All of the outstanding shares of Eastman Company common stock are currently held by Eastman Chemical. The following table sets forth, as of September 1, 2001, the number of shares of Eastman Company common stock that would have been beneficially owned immediately after the Distribution assuming the Distribution had occurred on September 1, 2001 by:

     - each person expected to be a director of Eastman Company;

     - each person expected to be an executive officer of Eastman Company;

     - all expected Eastman Company directors and executive officers as a group (12 persons); and

     - those persons expected by Eastman Chemical to beneficially own more than 5% of Eastman Company's common stock, based solely upon their ownership of Eastman Chemical's common stock.

                          EASTMAN COMPANY COMMON STOCK

                 NAME OF BENEFICIAL OWNER                    NUMBER OF SHARES BENEFICIALLY OWNED(1)(2)
                 ------------------------                    -----------------------------------------
J. Brian Ferguson..........................................                    98,125(3)
James P. Rogers............................................                   385,046(4)
Betty W. DeVinney..........................................                   185,491(5)
Theresa K. Lee.............................................                    46,812(6)
Roger K. Mowen, Jr. .......................................                    76,305(7)
Mark W. Joslin.............................................                    14,116(8)
H. Jesse Arnelle...........................................                     5,012(9)
Calvin A. Campbell, Jr. ...................................                     7,045(10)
Jerry E. Dempsey...........................................                     7,409(11)
Donald W. Griffin..........................................                     1,793(12)
David W. Raisbeck..........................................                       317(13)
Peter M. Wood..............................................                     1,787(14)
All Eastman Company directors and executive officers as a
  group (12 persons).......................................                   670,834

                                                                 SHARES BENEFICIALLY OWNED(1)
                                                             -------------------------------------
                 NAME OF BENEFICIAL OWNER                      NUMBER         PERCENT OF CLASS(15)
                 ------------------------                    ----------       --------------------
AXA Financial, Inc.........................................   9,898,203(16)          12.84%
  1290 Avenue of the Americas
  New York, New York 10104
Dodge & Cox................................................   5,299,485(17)           6.87%
  One Sansome St., 35th Floor
  San Francisco, California 94104
Barclays Global Investors N.A. ............................   4,814,440(18)           6.24%
  45 Fremont Street
  San Francisco, California 94105

---------------

 (1) Information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
 (2) The total number of shares of common stock beneficially owned by all directors and executive officers as a group or by any individual director or executive officer does not in any case exceed one percent of the outstanding shares of common stock as of September 1, 2001. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.
 (3) Includes 91,920 shares that may be acquired upon exercise of options (including an option to purchase 56,800 shares only if certain stock price targets are met) and 578 shares allocated to Mr. Ferguson's ESOP account.
 (4) Includes 199,500 shares that may be acquired upon exercise of options, 322 shares allocated to Mr. Rogers' ESOP account, and 11,300 restricted shares that generally vest in August 2002 but as to which Mr. Rogers currently has voting power. Also includes 158,424 shares expected to be owned by the Eastman Company Foundation, Inc., of which shares Mr. Rogers may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the foundation.
 (5) Includes 22,120 shares that may be acquired upon exercise of options (including an option to purchase 10,650 shares only if certain stock price targets are met, and options to purchase 2,500 shares held by Ms. DeVinney's spouse as to which options Ms. DeVinney disclaims beneficial ownership) and 493 shares allocated to Ms. DeVinney's ESOP account. Also includes 158,424 shares expected to be owned by the Eastman Company Foundation, Inc. of which shares Ms. DeVinney may also be deemed a beneficial owner by virtue of her shared voting and investment power as a director of the Foundation.
 (6) Includes 44,540 shares that may be acquired upon exercise of options (including an option to purchase 21,300 shares only if certain stock price targets are met) and 740 shares allocated to Ms. Lee's ESOP account.
 (7) Includes 72,942 shares that may be acquired upon exercise of options (including an option to purchase 35,500 shares only if certain stock price targets are met) and 784 shares allocated to Mr. Mowen's ESOP account.
 (8) Includes 6,500 shares that may be acquired upon exercise of options, 110 shares allocated to Mr. Joslin's ESOP account, and 3,308 restricted shares that generally vest in January 2002 but as to which Mr. Joslin currently has voting power.
 (9) Includes 1,778 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Arnelle currently has voting power.
(10) Includes 2,078 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Campbell currently has voting power.
(11) Includes 1,976 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Dempsey currently has voting power.
(12) Includes 1,500 shares that may be acquired upon exercise of options, 175 restricted shares that generally vest on May 6, 2002, but as to which Mr. Griffin currently has voting power and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Griffin currently has voting power.
(13) Includes 222 restricted shares that generally vest on December 7, 2003, but as to which Mr. Raisbeck currently has voting power and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Raisbeck currently has voting power.
(14) Includes 500 shares that may be acquired upon exercise of options, 192 restricted shares that generally vest on May 4, 2003, but as to which Mr. Wood currently has voting power and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Wood currently has voting power.
(15) Based upon the number of shares of common stock outstanding as of September 1, 2001.

(16) Based on a Schedule 13G filed with the SEC on February 12, 2001 by AXA Financial, Inc., and certain of its subsidiaries. According to this
     Schedule 13G, AXA Financial and these subsidiaries together have sole investment power with respect to 9,895,753 of these shares, sole voting power with respect to 5,894,682 of these shares and shared voting power with respect to 1,606,270 of these shares.
(17)Based on a Schedule 13G filed with the SEC on February 14, 2001 by Dodge & Cox. According to this Schedule 13G, Dodge & Cox has sole investment power with respect to all of these shares, sole voting power with respect to 4,946,275 of these shares, and shared voting power with respect to 46,200 of these shares.
(18) Based on a Schedule 13G filed with the SEC on February 14, 2001 by Barclays Global Investors N.A., and certain affiliated entities. According to this
     Schedule 13G, Barclays Global Investors and these entities together have sole investment power with respect to all of these shares and sole voting power with respect to 4,437,160 of these shares.

               SECURITY OWNERSHIP OF SPECIFIED BENEFICIAL OWNERS
                       AND MANAGEMENT OF EASTMAN CHEMICAL

     The following table sets forth, as of September 1, 2001, the number of shares of Eastman Chemical common stock that are beneficially owned by:

     - each of Eastman Chemical's directors;

     - each of Eastman Chemical's chief executive officer and four other most highly compensated executive officers as of December 31, 2000;

     - all Eastman Chemical directors and executive officers as a group (21 persons); and

     - those persons known to Eastman Chemical to beneficially own more than 5% of Eastman Chemical's common stock.

                         EASTMAN CHEMICAL COMMON STOCK

NAME OF BENEFICIAL OWNER                                     NUMBER OF SHARES BENEFICIALLY OWNED(1)(2)
------------------------                                     -----------------------------------------
Earnest W. Deavenport, Jr..................................                    662,760(3)
James L. Chitwood..........................................                    161,932(4)
J. Brian Ferguson..........................................                     98,125(5)
James P. Rogers............................................                    385,046(6)
Allan R. Rothwell..........................................                    118,923(7)
H. Jesse Arnelle...........................................                      5,012(8)
Calvin A. Campbell, Jr.....................................                      7,045(9)
Jerry E. Dempsey...........................................                      7,409(10)
John W. Donehower..........................................                      2,887(11)
Donald W. Griffin..........................................                      1,793(12)
Lee Liu....................................................                      9,295(13)
Marilyn R. Marks...........................................                      7,393(14)
David W. Raisbeck..........................................                        317(15)
John A. White..............................................                      7,128(16)
Peter M. Wood..............................................                      1,787(17)
All Eastman Chemical directors and executive officers as a
  group (21 persons).......................................                  1,783,665(18)

                                                                SHARES BENEFICIALLY OWNED(1)
                                                              ---------------------------------
NAME OF BENEFICIAL OWNER                                       NUMBER      PERCENT OF CLASS(19)
------------------------                                      ---------    --------------------
AXA Financial, Inc..........................................  9,898,203(20)        12.84%
  1290 Avenue of the Americas
  New York, New York 10104
Dodge & Cox.................................................  5,299,485(21)         6.87%
  One Sansome St., 35th Floor
  San Francisco, California 94104
Barclays Global Investors N.A...............................  4,814,440(22)         6.24%
  45 Fremont Street
  San Francisco, California 94105

---------------

 (1) Information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
 (2) The total number of shares of common stock beneficially owned by all directors and executive officers as a group represents approximately 2.27% of the shares of common stock outstanding as of September 1, 2001. The percentage beneficially owned by any individual director or executive officer does not exceed one percent of the outstanding shares of common stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.
 (3) Includes 608,930 shares that may be acquired upon exercise of options (including options to purchase a total of 119,990 shares only if certain stock price targets are met).
 (4) Includes 140,936 shares that may be acquired upon exercise of options (including an option to purchase 28,400 shares only if certain stock price targets are met) and 893 shares allocated to Dr. Chitwood's ESOP account. Also includes 101 shares held by Dr. Chitwood's spouse as custodian for his adult children, as to which shares Dr. Chitwood disclaims beneficial ownership.
 (5) Includes 91,920 shares that may be acquired upon exercise of options (including an option to purchase 56,800 shares only if certain stock price targets are met) and 578 shares allocated to Mr. Ferguson's ESOP account.
 (6) Includes 199,500 shares that may be acquired upon exercise of options, 322 shares allocated to Mr. Rogers' ESOP account, and 11,300 restricted shares that generally vest in August 2002 but as to which Mr. Rogers currently has voting power. Also includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Rogers may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the foundation.
 (7) Includes 113,700 shares that may be acquired upon exercise of options (including an option to purchase 56,800 shares only if certain stock price targets are met) and 770 shares allocated to Mr. Rothwell's ESOP account.
 (8) Includes 1,778 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Arnelle currently has voting power.
 (9) Includes 2,078 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Campbell currently has voting power.
(10) Includes 1,976 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Dempsey currently has voting power.
(11) Includes 1,907 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Donehower currently has voting power.
(12) Includes 1,500 shares that may be acquired upon exercise of options, 175 restricted shares that generally vest on May 6, 2002, but as to which Mr. Griffin currently has voting power and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Griffin currently has voting power.
(13) Includes 4,916 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Liu currently has voting power. Also includes 600 shares held by Mr. Liu's spouse, as to which shares Mr. Liu disclaims beneficial ownership, and 1,090 shares held by the Lee and Andrea Liu Foundation.
(14) Includes 4,258 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Miss Marks currently has voting power.
(15) Includes 222 restricted shares that generally vest on December 7, 2003, but as to which Mr. Raisbeck currently has voting power and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Raisbeck currently has voting power.
(16) Includes 3,688 shares that may be acquired upon exercise of options and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. White currently has voting power.

(17) Includes 500 shares that may be acquired upon exercise of options, 192 restricted shares that generally vest on May 4, 2003, but as to which Mr. Wood currently has voting power and 95 restricted shares that generally vest on May 3, 2004, but as to which Mr. Wood currently has voting power.
(18) Includes a total of 1,438,509 shares that may be acquired upon exercise of options and 5,579 shares allocated to executive officers' ESOP accounts. Includes options held by the spouse of an executive officer not named above, as to which options such executive officer disclaims beneficial ownership. Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Rogers and two other executive officers not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.
(19) Based upon the number of shares of common stock outstanding as of September 1, 2001.
(20) Based on a Schedule 13G filed with the SEC on February 12, 2001 by AXA Financial, Inc., and certain of its subsidiaries. According to this
     Schedule 13G, AXA Financial and these subsidiaries together have sole investment power with respect to 9,895,753 of these shares, sole voting power with respect to 5,894,682 of these shares and shared voting power with respect to 1,606,270 of these shares.
(21)Based on a Schedule 13G filed with the SEC on February 14, 2001 by Dodge & Cox. According to this Schedule 13G, Dodge & Cox has sole investment power with respect to all of these shares, sole voting power with respect to 4,946,275 of these shares, and shared voting power with respect to 46,200 of these shares.
(22) Based on a Schedule 13G filed with the SEC on February 14, 2001 by Barclays Global Investors N.A., and certain affiliated entities. According to this
     Schedule 13G, Barclays Global Investors and these entities together have sole investment power with respect to all of these shares and sole voting power with respect to 4,437,160 of these shares.

                  DESCRIPTION OF EASTMAN COMPANY CAPITAL STOCK

     The following description of Eastman Company capital stock is based on the amended and restated certificate of incorporation and bylaws of Eastman Company, which will take effect simultaneously with the Distribution. The following description is qualified in its entirety by reference to those documents, which have been filed as exhibits to Eastman Company's registration statement on Form 10.

GENERAL

     Eastman Company's certificate of incorporation authorizes the issuance of 350,000,000 shares of Eastman Company common stock, par value $0.01 per share and 50,000,000 shares of Eastman Company preferred stock. Based on approximately 77,105,150 shares of Eastman Chemical common stock outstanding as of November 2, 2001, approximately 77,105,150 shares of Eastman Company common stock will be distributed to Eastman Chemical shareowners on a pro rata basis on the effective date of the Distribution. Based on approximately 39,453 holders of record of Eastman Chemical common stock as of November 2, 2001, there will be approximately 39,453 holders of record of Eastman Company common stock on the effective date of the Distribution. No shares of Eastman Company preferred stock will be outstanding immediately following the Distribution.

COMMON STOCK

     VOTING RIGHTS. Holders of Eastman Company common stock are entitled to one vote per share on all matters voted on generally by shareowners. Except as otherwise required by law or with respect to any outstanding series of Eastman Company preferred stock, holders of common stock possess all voting power. Eastman Company bylaws state that shareowner action is effective upon majority vote. However, an affirmative vote of the holders of at least 66 2/3% of the voting power of outstanding shares is required to amend or repeal the bylaws, unless those actions are approved by Eastman Company's board of directors.

     DIVIDEND RIGHTS; RIGHTS UPON LIQUIDATION. Subject to any preferential rights of holders of any Eastman Company preferred stock that may be outstanding, holders of shares of Eastman Company common stock are entitled to receive dividends on common stock out of assets legally available for distribution when, as and if authorized and declared by Eastman Company's board of directors and to share ratably in the assets of Eastman Company legally available for distribution to its shareowners in the event of its liquidation, dissolution or winding-up.

     MISCELLANEOUS. Holders of Eastman Company common stock have no preferences or preemptive, conversion or exchange rights. Shares of Eastman Company common stock are not liable for further calls or assessments by Eastman Company, and holders of Eastman Company common stock are not liable for any liabilities of Eastman Company.

PREFERRED STOCK

     Eastman Company's certificate of incorporation authorizes Eastman Company's board of directors to provide for the issuance, from time to time, of Eastman Company preferred stock in series, and to fix the voting rights, designations, powers, preferences and the relative participating, optional or other rights of the shares, if any, of each series and any qualifications, limitations or restrictions with respect to each series. Because Eastman Company's board of directors has the power to establish the preferences and rights of the shares of any series of Eastman Company preferred stock, holders of any Eastman Company preferred stock may be afforded voting rights and preferences, powers and rights senior to the rights of holders of Eastman Company common stock in a way which could adversely affect the rights of holders of Eastman Company common stock.

ANTI-TAKEOVER PROVISIONS OF EASTMAN COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW

  GENERAL

     Certain provisions of Eastman Company's certificate of incorporation and bylaws are designed to encourage persons seeking to acquire control of Eastman Company to negotiate with Eastman Company's board. Eastman Company believes that, as a general rule, its interests and the interests of its shareowners would be served best if any change in control results from negotiations with Eastman Company's board based upon careful consideration of the proposed terms, such as the price to be paid to shareowners, the form of consideration to be paid and the anticipated tax effects of the transaction.

     Eastman Company's certificate of incorporation and bylaw provisions could, however, have the effect of discouraging a prospective acquiror from making a tender offer for Eastman Company's stock or otherwise attempting to obtain control of Eastman Company. To the extent that these provisions discourage takeover attempts, they could deprive shareowners of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common stock, thus depriving shareowners of any advantages which large accumulations of stock might provide.

  CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     NUMBER OF DIRECTORS; REMOVAL; VACANCIES

     Eastman Company's certificate of incorporation and bylaws provide that the number of directors shall be determined from time to time exclusively by a vote of a majority of Eastman Company's board of directors then in office. The board of directors has the exclusive right to fill vacancies, including vacancies created by expansion of the board. The certificate of incorporation further provides that directors may be removed only for cause and only by the affirmative vote of the owners of at least two-thirds of the voting power of all of the shares of Eastman Company's capital stock then entitled to vote in the election of directors. This provision, together with the provision of the certificate of incorporation authorizing the board to fill vacant directorships, could prevent shareowners from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

     CLASSIFIED BOARD OF DIRECTORS

     The board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the directors are elected each year. Eastman Company believes that a classified board will help to assure the continuity and stability of its board of directors, and its business strategies and policies as determined by its board, because a majority of the directors at any given time will have prior experience as directors of Eastman Company. This provision should also help to ensure that Eastman Company, if confronted with an unsolicited proposal from a third party that has acquired a block of Eastman Company's voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareowners. A classified board could prevent a third party which acquires control of a majority of the outstanding voting stock from obtaining control of Eastman Company's board of directors until the second annual shareowners meeting following the date the third party obtains the controlling stock interest. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Eastman Company and could thus increase the likelihood that incumbent directors will retain their positions.

     NO SHAREOWNER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     The certificate of incorporation provides that shareowner action can be taken only at an annual special meeting of shareowners and cannot be taken by written consent in lieu of a meeting. However, special meetings of the shareowners can only be called pursuant to a resolution approved by a majority of the board of directors then in office. In other words, shareowners are not permitted to call a special meeting or to require the board of directors to call a special meeting of shareowners. These provisions could delay a shareowner vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.

     NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     The bylaws establish an advance notice procedure for shareowner proposals to be brought before a meeting of shareowners and for nominations by shareowners of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the bylaws, only such business may be conducted at a meeting of shareowners as has been brought before the meeting by, or at the direction of, the board of directors, or by a shareowner who has given the secretary of Eastman Company timely written notice, in proper form, of the shareowner's intention to bring that business before the meeting. The presiding officer at this meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a shareowner who has given timely written notice, will be eligible for election as directors of Eastman Company.

     These provisions could make it more difficult for shareowners to raise matters affecting control of Eastman Company, including tender offers, business combinations or the election or removal of directors, for shareowner vote.

     AMENDMENTS TO BYLAWS; CERTIFICATE OF INCORPORATION

     The certificate of incorporation provides that the board of directors or the owners of at least two-thirds of the voting power of all of the shares of Eastman Company's capital stock then entitled to vote generally in the election of directors have the power to amend or repeal the bylaws. This provision could make it more difficult for shareowners to amend or repeal any provisions of the bylaws adopted by the board of directors or to adopt any bylaws provisions opposed by the board of directors.

     In addition, any proposal to amend, alter, change or repeal any provision of the certificate of incorporation requires approval by the affirmative vote of both a majority of the members of the board of directors then in office and a majority vote of the voting power of all of the shares of Eastman Company's capital stock entitled to vote generally in the election of directors. This provision could make it more difficult for shareowners to adopt, amend or repeal any provision of the certificate of incorporation, including a provision affecting control of Eastman Company.

     PREFERRED STOCK AND ADDITIONAL COMMON STOCK

     Under Eastman Company's certificate of incorporation, the board of directors has the authority, without further shareowner approval, to issue Eastman Company preferred stock in series, and to fix the designations, voting powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions with respect to that series. With this authority, Eastman Company's board of directors could create and issue a series of Eastman Company preferred stock with rights, preferences or restrictions which have the effect of discriminating against an existing or prospective owner of capital stock of Eastman Company as a result of the owner beneficially owning or commencing a tender offer for a substantial amount of Eastman Company common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult for, or discourage an attempt by, a potential acquiror to obtain control of Eastman Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Eastman Company's management. The issuance of any shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Eastman Company without any further action by the shareowners of Eastman Company. For example, the issuance of new shares might impede a business combination if the terms of these shares include voting rights which would enable an owner to block business combinations.

  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Eastman Company will be subject to Section 203 of the Delaware General Corporation Law, or DGCL. The provisions of Section 203 prohibit Eastman Company from engaging in specified "business combinations" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

     - prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of Eastman Company's outstanding voting stock; or

     - on or after the date that the person became an interested stockholder, the business combination is approved by Eastman Company's board of directors and by the holders of at least two-thirds of Eastman Company's outstanding voting stock, excluding voting stock owned by the interested stockholder.

     Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of Eastman Company's voting stock. These provisions of Section 203 may encourage companies interested in acquiring Eastman Company to negotiate in advance with the board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions may also have the effect of preventing changes in the management of Eastman Company. It is possible that these provisions could make it more difficult to accomplish transactions which shareowners may otherwise deem to be in their best interests.

RIGHTS PLAN

     Eastman Company's board of directors has adopted a share purchase rights plan and will issue, as a dividend, one right for each outstanding share of Eastman Company's common stock, effective as of the time of the Distribution. Each right will entitle the registered owner to purchase from Eastman Company one one-hundredth of a share of preferred stock of Eastman Company, designed to have economic and voting terms similar to those of one share of Eastman Company common stock, for an exercise price of $100 per one one-hundredth of a preferred share. The price and the number of rights outstanding, or in certain circumstances the securities that can be purchased upon exercise of the rights, are subject to adjustment upon the occurrence of specified events.

     The rights will be evidenced by the certificates evidencing Eastman Company common stock until the separation time, which is the earlier of:

          (i) the close of business on the tenth business day following the first date, referred to as the flip-in date, of a public announcement that a person or group (other than Eastman Company, a subsidiary or employee benefit or stock ownership plan of Eastman Company or any of its affiliates or associates), together with its affiliates and associates, has acquired beneficial ownership of 15% or more of the outstanding Eastman Company common stock (that person or group being hereinafter called an acquiring person); or

          (ii) the close of business on the tenth business day (or a later date that may be specified by the board of directors) following the commencement of a tender offer or exchange offer by a person or group (other than Eastman Company, a subsidiary or employee benefit or stock ownership plan of Eastman Company or any of its affiliates or associates), that, if consummated, would result in that person or group becoming an acquiring person.

     Until the separation time, the rights may be transferred with and only with shares of Eastman Company common stock. Until the separation time (or earlier redemption, exchange or expiration of the rights), any certificate evidencing Eastman Company common stock issued upon transfer or new issuance of Eastman Company common stock will contain a notation incorporating the rights agreement by reference. Until the separation time (or earlier redemption, exchange or expiration of the rights), the surrender for transfer of any certificates evidencing Eastman Company common stock will also constitute the transfer of the rights associated with those certificates.

     As soon as practicable following the separation time, separate certificates evidencing the rights will be mailed to owners of record of Eastman Company common stock as of the close of business on the date of the separation time and these separate right certificates alone will evidence the rights. No right is exercisable following that time before the separation time. The rights will expire on the earliest of:

     - the date Eastman Company's board of directors exchanges all of the then outstanding rights for shares of Eastman Company's common stock;

     - the date the rights are redeemed as described below; or

     - the close of business on the tenth anniversary of the record date of the rights distribution.

     Until a right is exercised, the holder of the right will have no additional rights as a shareowner of Eastman Company, including the right to vote or to receive dividends.

     In the event that prior to the termination, expiration or redemption of the rights, a flip-in date occurs, Eastman Company will take any action as shall be necessary to ensure and provide that each right (other than rights beneficially owned by an acquiring person or any affiliate, associate or transferee, which rights shall become void) shall thereafter constitute the right to purchase from Eastman Company that number of shares of Eastman Company's common stock having an aggregate market price equal to two times the exercise price for an amount in cash equal to the then current exercise price. In addition, Eastman Company's board of directors may, at its option, at any time after a flip-in date and prior to the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of Eastman Company common stock, elect to exchange all of the then outstanding rights for shares of Eastman Company common stock at an exchange ratio of one share of Eastman Company common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the separation time. Immediately upon that action by Eastman Company's board of directors, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive a number of shares of Eastman Company's common stock equal to that exchange ratio. If Eastman Company becomes obligated to issue shares of its common stock upon exercise of or in exchange for rights, Eastman Company may, at its option, substitute shares of preferred stock for that common stock, at a rate of one one-hundredth of a share of preferred stock for each share of common stock issuable.

     In the event that prior to the termination, expiration or redemption of the rights, Eastman Company enters into, consummates or permits to occur a transaction or series of transactions, referred to as a flip-over transaction, after any time a person becomes an acquiring person in which, directly or indirectly, one of the following occurs:

          (i) Eastman Company consolidates, merges or participates in a share exchange with any other person if, at the time of the transaction or at the time Eastman Company enters into an agreement with respect to the transaction, and any term of or arrangement concerning the treatment of shares of capital stock in the transaction relating to the acquiring person is not identical to the terms and arrangements relating to ether holders of Eastman Company's common stock; or

          (ii) Eastman Company sells or otherwise transfers assets either aggregating more than 50% of its assets or generating more than 50% of its operating income or cash flow if at the time of the sale or transfer of assets or at the time Eastman Company enters into an agreement with respect to the sale or transfer, the acquiring person controls Eastman Company's board of directors, then Eastman Company shall take any action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur any flip-over transaction until it enters into a supplemental agreement with the person engaging in that flip-over transaction, referred to as the flip-over entity, for the benefit of the holders of the rights, providing that upon consummation or occurrence of the flip-over transaction (i) each right shall thereafter constitute the right to purchase from the flip-over entity, upon exercise in accordance with the terms of the rights agreement, that number of shares of common stock of the flip-over entity having an aggregate market price on the date of or occurrence of the flip-over transaction equal to twice the exercise price for an amount in cash equal to the then current exercise price and
     (ii) the flip-over entity shall thereafter be liable for, and shall assume, by virtue of the flip-over transaction and supplemental agreement, all the obligations and duties of Eastman Company under the rights agreement.

     The rights are redeemable by Eastman Company at $0.01 per right, subject to adjustment upon the occurrence of specified events, at any date prior to the flip-in date. The rights have no voting rights and are not entitled to dividends.

     The rights will not prevent a takeover of Eastman Company. The rights, however, may cause substantial dilution to an acquiring person, unless the rights are first redeemed or the rights plan is amended by Eastman Company's board of directors. Nevertheless, the rights should not interfere with a transaction that is in the best interests of Eastman Company and its shareowners because the rights can be redeemed or the rights plan may be amended as described, before the consummation of any proposed transaction.

TRANSFER AGENT AND REGISTRAR

     American Stock Transfer & Trust Company will act as transfer agent and registrar for Eastman Company's common stock and as rights agent under the rights plan.

                INDEMNIFICATION AND LIMITATION OF LIABILITY FOR
                     EASTMAN COMPANY DIRECTORS AND OFFICERS

     Set forth below is a description of provisions of Eastman Company's certificate of incorporation and bylaws and Delaware law that serve to indemnify or limit the liability of Eastman Company's officers and directors for monetary damages to Eastman Company. This description is intended as a summary only and is qualified in its entirety by reference to those documents, which have been filed as exhibits to Eastman Company's registration statement on Form 10.

INDEMNIFICATION OF LIABILITY FOR DIRECTORS AND OFFICERS

     Eastman Company is a Delaware corporation. Eastman Company's certificate of incorporation provides that Eastman Company will indemnify and hold harmless its officers, directors and others serving the corporation in various capacities to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify officers and directors in specified circumstances.

     Under Section 145 of the DGCL, a corporation may indemnify its directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, referred to as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of that action, and Section 145 requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     Section 145 of the DGCL further provides that to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter within that action, suit or proceeding, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with that defense. Eastman Company's certificate of incorporation provides that the indemnification rights described above shall be contract rights and shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the DGCL. Section 145 requires an undertaking to repay any amount advanced if the director or officer receiving that amount is ultimately determined not to be entitled to indemnification.

     Indemnification provided for by Section 145 of the DGCL and Eastman Company's certificate of incorporation is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Eastman Company's certificate of incorporation permit Eastman Company to maintain insurance on behalf of a director, officer or others against any liability asserted against that person and incurred by that person, whether or not Eastman Company would have the power to indemnify that person against those liabilities under Section 145.

     Anyone claiming rights to indemnification under Eastman Company's certificate of incorporation may bring suit if that indemnification is not paid within thirty days. Eastman Company's certificate of incorporation further provides that Eastman Company bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under Section 145 of the DGCL if Eastman Company elects to defend that action.

LIMITATION OF LIABILITY OF DIRECTORS

     Eastman Company's certificate of incorporation provides that, to the fullest extent permitted under the DGCL, a director of Eastman Company will not be personally liable to Eastman Company or its shareowners for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation provisions limiting the personal liability of its directors for monetary damages to the corporation except that directors shall remain personally liable for:

     - acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

     - the payment of dividends or the redemption of purchase of stock in violation of Delaware law;

     - any breach of the director's duty of loyalty to the corporation or its shareowners; or

     - any transaction from which the director derived an improper personal benefit.

                       SUBMISSION OF SHAREOWNER PROPOSALS

     Assuming the Distribution is completed, it is expected that Voridian's 2002 annual meeting of shareowners will be held on Tuesday, May 14, 2002. In accordance with rules of the SEC, if you want to submit a proposal for presentation at Voridian's 2002 annual meeting of shareowners, it must be received by Voridian at its principal executive offices on or before November 26, 2001 in order to be included in Voridian's proxy materials relating to its 2002 annual meeting of shareowners. In addition, Voridian's bylaws require that a proposal to be submitted by a shareowner for a vote of Voridian's shareowners, whether or not also submitted for inclusion in Voridian's proxy materials, must be preceded by adequate and timely notice to the secretary of Voridian. If the 2002 annual meeting is held as scheduled on Tuesday, May 14, 2002, then that advance notice would be timely if delivered on or before March 15, 2002.

                             AVAILABLE INFORMATION

     Eastman Chemical is, and after the Distribution Voridian will continue to be, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, it files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be examined without charge in the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Copies of all or a portion of this proxy statement can be obtained from the Public Reference Room upon payment of prescribed fees. Eastman Chemical's filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at the address http://www.sec.gov.

     This document constitutes a part of the registration statement on Form 10, together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement, which Eastman Company has filed with the SEC covering shares of Eastman Company's common stock to be registered immediately upon the Distribution. This proxy statement does not contain all of the information in the registration statement. Reference is made to the registration statement for further information about Eastman Company and Eastman Company's common stock. Each statement contained in this proxy statement as to the contents of any contract, agreement or other document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a more complete description of the matter involved. The registration statement can be examined at the SEC's Public Reference Room.

     After the Distribution, Eastman Company will be subject to the information and reporting requirements of the Exchange Act and will be required to file periodic reports, proxy statements and other information with the SEC. Eastman Company will send an annual report to shareowners, containing audited financial statements, and any additional reports or statements required by the SEC.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSAL. EASTMAN CHEMICAL HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 9, 2001.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
EASTMAN CHEMICAL CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Financial Statements (Unaudited):
  Consolidated Statements of Earnings (Loss), Comprehensive
     Income (Loss), and Retained Earnings for the Six Months
     Ended June 30, 2001 and 2000...........................   F-2
  Consolidated Statements of Financial Position at June 30,
     2001 and December 31, 2000.............................   F-3
  Consolidated Statements of Cash Flows for the Six Months
     Ended June 30, 2001 and 2000...........................   F-4
  Notes to Unaudited Consolidated Financial Statements......   F-5
Report of Independent Accountants...........................  F-14
Consolidated Financial Statements:
  Consolidated Statements of Earnings, Comprehensive Income,
     and Retained Earnings for the Three Years Ended
     December 31, 2000, 1999 and 1998.......................  F-15
  Consolidated Statements of Financial Position at December
     31, 2000 and 1999......................................  F-16
  Consolidated Statements of Cash Flows for the Three Years
     Ended December 31, 2000, 1999 and 1998.................  F-17
  Notes to Consolidated Financial Statements................  F-18
EASTMAN COMPANY CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants...........................  F-49
Consolidated Financial Statements:
  Consolidated Statements of Earnings (Loss) and
     Comprehensive Income (Loss) for the Six Months Ended
     June 30, 2001 and 2000 (Unaudited) and the Three Years
     Ended December 31, 2000, 1998 and 1998.................  F-50
  Consolidated Statements of Financial Position at June 30,
     2001 (Unaudited) and December 31, 2000 and 1999........  F-51
  Consolidated Statements of Cash Flows for the Six Months
     Ended June 30, 2001 and 2000 (Unaudited) and the Three
     Years Ended December 31, 2000, 1999 and 1998...........  F-52
  Notes to Consolidated Financial Statements................  F-53

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF EARNINGS (LOSS), COMPREHENSIVE
                      INCOME (LOSS), AND RETAINED EARNINGS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------   ------------
                                                                     (UNAUDITED)
Sales.......................................................    $2,746         $2,533
Cost of sales...............................................     2,261          1,993
Asset impairments and restructuring costs...................       290             --
                                                                ------         ------
Gross profit................................................       195            540
Selling and general administrative expenses.................       212            161
Research and development costs..............................        79             74
Write-off of acquired in-process research and development...         8             --
                                                                ------         ------
Operating earnings (loss)...................................      (104)           305
Interest expense, net.......................................        72             64
Other income................................................       (11)           (17)
Other charges...............................................        23             28
                                                                ------         ------
Earnings (loss) before income taxes.........................      (188)           230
Provision (benefit) for income taxes........................       (78)            76
                                                                ------         ------
Net earnings (loss).........................................    $ (110)        $  154
                                                                ======         ======
Earnings (loss) per share
  Basic.....................................................    $(1.44)        $ 2.00
                                                                ======         ======
  Diluted...................................................    $(1.44)        $ 2.00
                                                                ======         ======
COMPREHENSIVE INCOME (LOSS)
Net earnings (loss).........................................    $ (110)        $  154
Other comprehensive loss....................................       (38)           (34)
                                                                ------         ------
Comprehensive income (loss).................................    $ (148)        $  120
                                                                ======         ======
RETAINED EARNINGS
Retained earnings at beginning of period....................    $2,266         $2,098
Net earnings (loss).........................................      (110)           154
Cash dividends declared.....................................       (68)           (67)
                                                                ------         ------
Retained earnings at end of period..........................    $2,088         $2,185
                                                                ======         ======

   The accompanying notes are an integral part of these financial statements.

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                             (DOLLARS IN MILLIONS)

                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
                                                                    (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................   $   70       $  101
  Trade receivables, net of allowance of $21 and $16........      673          650
  Miscellaneous receivables.................................       86           87
  Inventories...............................................      731          580
  Other current assets......................................       96          105
                                                               ------       ------
          Total current assets..............................    1,656        1,523
                                                               ------       ------
Properties:
  Properties and equipment at cost..........................    8,908        9,039
  Less: Accumulated depreciation............................    5,160        5,114
                                                               ------       ------
          Net properties....................................    3,748        3,925
                                                               ------       ------
Goodwill, net of accumulated amortization of $35 and $28....      336          344
Other intangibles, net of accumulated amortization of $29
  and $20...................................................      268          277
Other noncurrent assets.....................................      426          481
                                                               ------       ------
          Total assets......................................   $6,434       $6,550
                                                               ======       ======
                         LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
  Payables and other current liabilities....................   $  968       $1,152
  Borrowings due within one year............................      179          106
                                                               ------       ------
          Total current liabilities.........................    1,147        1,258
Long-term borrowings........................................    2,185        1,914
Deferred income taxes.......................................      527          607
Postemployment obligations..................................      849          829
Other long-term liabilities.................................      116          130
                                                               ------       ------
          Total liabilities.................................    4,824        4,738
                                                               ------       ------
Commitments and contingencies:
Shareowners' equity:
  Common stock ($0.01 par -- 350,000,000 shares authorized;
     shares issued -- 85,023,199 and 84,739,902)............        1            1
  Paid-in capital...........................................      118          100
  Retained earnings.........................................    2,088        2,266
  Other comprehensive loss..................................     (155)        (117)
                                                               ------       ------
                                                                2,052        2,250
  Less: Treasury stock at cost (8,073,859 and 7,996,790
     shares)................................................      442          438
                                                               ------       ------
          Total shareowners' equity.........................    1,610        1,812
                                                               ------       ------
          Total liabilities and shareowners' equity.........   $6,434       $6,550
                                                               ======       ======

   The accompanying notes are an integral part of these financial statements.

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                               SIX MONTHS
                                                                  ENDED
                                                                JUNE 30,
                                                              -------------
                                                              2001    2000
                                                              -----   -----
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).......................................  $(110)  $ 154
                                                              -----   -----
Adjustments to reconcile net earnings (loss) to net cash
  provided by operating activities, net of effect of
  acquisitions:
  Depreciation and amortization.............................    214     199
  Write-off of impaired assets..............................    287      --
  Write-off of acquired in-process research and
     development............................................      8      --
  Provision (benefit) for deferred income taxes.............    (81)      6
  Increase in receivables...................................    (22)    (14)
  Increase in inventories...................................    (86)    (57)
  Increase (decrease) in liabilities for employee benefits
     and incentive pay......................................    (47)      3
  Increase (decrease) in liabilities excluding borrowings
     and liabilities for employee benefits and incentive
     pay....................................................    (73)     57
  Other items, net..........................................    (26)     30
                                                              -----   -----
          Total adjustments.................................    174     224
                                                              -----   -----
          Net cash provided by operating activities.........     64     378
                                                              -----   -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to properties and equipment.....................   (117)    (78)
  Acquisitions, net of cash acquired........................   (250)    (52)
  Additions to capitalized software.........................    (15)     (9)
  Other investments.........................................     (7)    (23)
  Proceeds from sales of fixed assets.......................      4      60
                                                              -----   -----
          Net cash used in investing activities.............   (385)   (102)
                                                              -----   -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in commercial paper and other short-term
     borrowings.............................................    348      51
  Repayment of borrowings...................................     (4)   (221)
  Dividends paid to shareowners.............................    (68)    (68)
  Treasury stock purchases..................................     (4)    (57)
  Other items...............................................     18       2
                                                              -----   -----
          Net cash provided by (used in) financing
           activities.......................................    290    (293)
                                                              -----   -----
          Net change in cash and cash equivalents...........    (31)    (17)
Cash and cash equivalents at beginning of period............    101     186
                                                              -----   -----
Cash and cash equivalents at end of period..................  $  70   $ 169
                                                              =====   =====

   The accompanying notes are an integral part of these financial statements.

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared by Eastman Chemical in accordance and consistent with the accounting policies stated in Eastman Chemical's 2000 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the first quarter 2001 and should be read in conjunction with the consolidated financial statements appearing therein. In the opinion of Eastman Chemical, all normally recurring adjustments necessary for a fair presentation have been included in the unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements are based in part on estimates made by management.

     Eastman Chemical has reclassified certain 2000 amounts to conform to the 2001 presentation.

2. INVENTORIES

                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
                                                               (DOLLARS IN MILLIONS)
At FIFO or average cost (approximates current cost):
  Finished goods............................................   $  574        $482
  Work in process...........................................      172         125
  Raw materials and supplies................................      287         248
                                                               ------        ----
          Total inventories.................................    1,033         855
  Reduction to LIFO value...................................     (302)       (275)
                                                               ------        ----
          Total inventories at LIFO value...................   $  731        $580
                                                               ======        ====

     Inventories valued on the LIFO method were approximately 70% of total inventories in each of the periods.

3. PAYABLES AND OTHER CURRENT LIABILITIES

                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
                                                               (DOLLARS IN MILLIONS)
Trade creditors.............................................    $475        $  526
Accrued payrolls, vacation, and variable-incentive
  compensation..............................................     143           201
Accrued taxes...............................................     103            95
Deferred gain on currency options...........................      --            68
Other.......................................................     247           262
                                                                ----        ------
          Total.............................................    $968        $1,152
                                                                ====        ======

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

4. BORROWINGS

                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
                                                               (DOLLARS IN MILLIONS)
SHORT-TERM BORROWINGS:
Notes payable...............................................   $  174       $  101
Other.......................................................        5            5
                                                               ------       ------
          Total short-term borrowings.......................      179          106
                                                               ------       ------
LONG-TERM BORROWINGS:
6 3/8% notes due 2004.......................................      500          500
7 1/4% debentures due 2024..................................      496          496
7 5/8% debentures due 2024..................................      200          200
7.60% debentures due 2027...................................      297          297
Commercial paper............................................      675          400
Other.......................................................       17           21
                                                               ------       ------
          Total long-term borrowings........................    2,185        1,914
                                                               ------       ------
          Total borrowings..................................   $2,364       $2,020
                                                               ======       ======

     Eastman Chemical has access to an $800 million revolving credit facility expiring in July 2005 and to a short-term $165 million credit agreement expiring in December 2001. Although Eastman Chemical does not have any amounts outstanding under the credit facility or the credit agreement, any such borrowings would be subject to interest at varying spreads above quoted market rates, principally LIBOR. The credit facility and the credit agreement require facility fees on the total commitment that vary based on Eastman Chemical's credit rating. For the credit facility, the rate for such fees was 0.125% as of June 30, 2001 and December 31, 2000. For the credit agreement, the rate for such fees was 0.125% as of June 30, 2001. The credit facility and the credit agreement contain a number of covenants and events of default, including the maintenance of certain financial ratios. Eastman Chemical was in compliance with all such covenants for all periods.

     Eastman Chemical utilizes commercial paper, generally with maturities of 90 days or less, to meet its liquidity needs. Because the credit facility which provides liquidity support for the commercial paper expires in July 2005, the commercial paper borrowings are classified as long-term borrowings because Eastman Chemical has the ability to refinance such borrowings long term. As of June 30, 2001, Eastman Chemical's commercial paper outstanding balance was $675 million at an effective interest rate of 5.15%. At December 31, 2000, Eastman Chemical's commercial paper outstanding balance was $400 million at an effective interest rate of 7.12%.

5. EARNINGS (LOSS) AND DIVIDENDS PER SHARE

                                                              SIX MONTHS
                                                                 ENDED
                                                               JUNE 30,
                                                              -----------
                                                              2001   2000
                                                              ----   ----
Shares used for earnings (loss) per share calculation (in
  millions):
  Basic.....................................................  76.7   77.0
  Diluted...................................................  76.7   77.2

     As a result of the net loss reported for the six months ended June 30, 2001, common shares underlying options have been excluded from the calculation of diluted earnings (loss) per share. Excluded from the first six months 2001 calculation were shares underlying options to purchase 5,581,894 shares of

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES common stock at a range of prices from $33.01 to $73.94. Excluded from the first six months 2000 calculations were shares underlying options to purchase 3,060,841 common shares at a range of prices from $45.44 to $73.81, in both instances because the exercise price of the options was greater than the average market price of the underlying common shares.

     In 1999, several key executive officers were awarded performance-based stock options to further align their compensation with the return to Eastman Chemical's shareowners and to provide additional incentive and opportunity for reward to individuals in key positions having direct influence over corporate actions that are expected to impact the market price of Eastman Chemical's stock. Options to purchase a total of 574,000 shares will become exercisable through December 31, 2001, if both the stock price and time vesting conditions are met. The options will be cancelled and forfeited on December 31, 2001 as to any shares for which the applicable stock price target is not met. As a result of the net loss reported for the first six months 2001, 156,060 shares underlying such options were excluded from the calculation of diluted earnings
(loss) per share because their effect would be anti-dilutive. At June 30, 2000, 149,240 shares underlying such options were included in diluted earnings per share calculations as a result of the stock price conditions for vesting being met.

     Additionally, 200,000 shares underlying an option issued to the chief executive officer in the third quarter 1997 were excluded from diluted earnings
(loss) per share calculations because the stock price vesting conditions to exercise had not been met as to any of the shares as of June 30, 2001 or June 30, 2000.

     Eastman Chemical declared cash dividends of $0.88 per share in the first six months of 2001 and 2000.

6. ACQUISITIONS

  CERTAIN BUSINESSES OF HERCULES INCORPORATED

     On May 1, 2001, Eastman Chemical completed the asset acquisition of the hydrocarbon resins and select portions of the rosin-based resins business from Hercules Inc., or Hercules, for approximately $250 million. Hercules' resins businesses facilities acquired are located in the United States, the Netherlands, England and Mexico. Additionally, certain operating assets acquired will be operated under contract with Hercules at shared facilities in the United States.

     The transaction, which was financed with available cash and commercial paper borrowings, was accounted for by the purchase method of accounting and, accordingly, the results of operations of certain Hercules resins businesses for the period from the acquisition date are included in the accompanying consolidated financial statements. Tangible assets acquired were recorded at their fair values. Goodwill and other intangible assets totaling approximately $30 million are included in other noncurrent assets in the consolidated statement of financial position and will be reclassified pending completion of an independent appraisal currently underway. Acquired in-process research and development of approximately $8 million was written off during the second quarter 2001. Assuming this transaction had been made at January 1, 2000 and 2001, the consolidated pro forma results for the first six months 2000 and 2001 would not be materially different from reported results.

  MCWHORTER TECHNOLOGIES, INC.

     In July 2000, Eastman Chemical completed its acquisition of McWhorter Technologies, Inc., or McWhorter, for approximately $200 million in cash and the assumption of $155 million in debt. McWhorter manufactures specialty resins and colorants used in the production of consumer and industrial coatings and reinforced fiberglass plastics.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     This transaction, which was funded through available cash and commercial paper borrowings, was accounted for by the purchase method of accounting and, accordingly, the results of operations of McWhorter for the period from the acquisition date are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed were recorded at their fair values. Goodwill and other intangible assets of approximately $190 million, which represents the excess of cost over the fair value of net tangible assets acquired, are being amortized on a straight-line basis over 11-40 years. Acquired in-process research and development of approximately $9 million was written off after completion of purchase accounting. Assuming this transaction had been made at January 1, 2000, the consolidated pro forma results for the first six months 2000 would not be materially different from reported results.

  CHEMICKE ZAVODY SOKOLOV

     As of February 21, 2000, Eastman Chemical acquired 76% of the shares of Chemicke Zavody Sokolov, or Sokolov, a manufacturer of waterborne polymer products, acrylic acid and acrylic esters located in the Czech Republic. During the second quarter 2000, Eastman Chemical acquired an additional 21% of the shares resulting in 97% ownership of Sokolov. These transactions, for cash consideration totaling approximately $46 million (net of $3 million cash acquired) and the assumption of $21 million of Sokolov debt, were financed with available cash and commercial paper borrowings.

     The acquisition of Sokolov was accounted for by the purchase method of accounting and, accordingly, the results of operations of Sokolov from the acquisition date are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed have been recorded at their fair values. The minority interest, which is included in other long-term liabilities in the consolidated statements of financial position, is not significant. Assuming this transaction had been made at January 1, 2000, the consolidated pro forma results for the first six months 2000 would not be materially different from reported results.

  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                               2001           2000
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
Details of Acquisitions
Fair value of assets acquired, including goodwill...........   $250            $96
Liabilities assumed.........................................     --             44
                                                               ----            ---
          Net cash paid for acquisitions....................   $250            $52
                                                               ====            ===

7. DERIVATIVE FINANCIAL INSTRUMENTS HELD OR ISSUED FOR PURPOSES OTHER THAN
TRADING

     Effective January 1, 2001, Eastman Chemical adopted Statement of Financial Accounting Standards or, SFAS, No. 133, as amended by SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. Instruments with a fair market value of $33 million, previously not required to be recorded and primarily pertaining to Eastman Chemical's raw materials and energy cost hedging program, were recognized as miscellaneous receivables in the consolidated statement of financial position on January 1, 2001. Previously deferred gains of $68 million from the settlement of currency options were reclassified from other current liabilities. These amounts resulted in an after-tax credit of $58 million to other comprehensive income, a component of shareowners' equity, and an after-tax gain of $4 million included in net earnings as of January 1, 2001.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     At June 30, 2001 the remaining mark-to-market gains and losses from hedging activities included an increase in other comprehensive income of approximately $21 million. This balance is expected to be reclassified into earnings during 2001. The mark-to-market gains or losses on non-qualifying, excluded, and ineffective portions of hedges are recognized in cost of sales or other income and charges immediately. Such amounts did not have a material impact on earnings
(loss) during the first six months 2001.

     Eastman Chemical is exposed to market risk, such as changes in currency exchange rates, raw material and energy costs, and interest rates. To manage the volatility relating to these exposures, Eastman Chemical nets the exposures on a consolidated basis to take advantage of natural offsets. For the residual portion, Eastman Chemical uses various derivative financial instruments pursuant to its policies for hedging practices. Such instruments are used to mitigate the risk that changes in exchange rates or raw material and energy costs will adversely affect the eventual dollar cash flows resulting from the hedged transactions. Designation is performed on a specific exposure basis to support hedge accounting. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the cash flows of the underlying exposures being hedged. Eastman Chemical does not currently utilize fair value hedges and does not hold or issue derivative financial instruments for trading purposes.

  CURRENCY RATE HEDGING

     Eastman Chemical manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. Eastman Chemical enters into forward exchange contracts to hedge certain firm commitments denominated in foreign currencies and currency options to hedge probable anticipated, but not yet committed, export sales transactions expected within no more than 2 years and denominated in foreign currencies (principally the British pound, French franc, German mark, Italian lira, Canadian dollar, euro and the Japanese yen). These contracts are designated as cash flow hedges. The mark-to-market gain or loss on qualifying hedges is included in other comprehensive income to the extent effective, and reclassified into cost of sales in the period during which the hedged transaction affects earnings.

  COMMODITY HEDGING

     Raw materials and energy sources used by Eastman Chemical are subject to price volatility caused by weather, supply conditions, economic variables and other unpredictable factors. To mitigate short-term fluctuations in market prices for propane and natural gas, Eastman Chemical enters into forwards and options contracts. These contracts are designated as cash flow hedges. The mark-to-market gain or loss on qualifying hedges is included in other comprehensive income to the extent effective, and reclassified into cost of sales in the period during which the hedged transaction affects earnings.

  OTHER INSTRUMENTS

     From time to time, Eastman Chemical also utilizes interest rate derivative instruments, primarily swaps, to hedge its exposure to movements in interest rates. These instruments are typically 100% effective. As a result, there is no current impact to earnings due to hedge ineffectiveness. These instruments are recorded on the balance sheet at fair value, but the impact was not material to the income statement. During the second quarter 2001, an interest rate derivative instrument held as a cash flow hedge was discontinued and resulted in an immaterial loss. The loss was charged to earnings when incurred. No other cash flow hedges were discontinued.

8. EMPLOYEE SEPARATIONS

     In the fourth quarter 1999, Eastman Chemical accrued costs associated with employee terminations which resulted from voluntary and involuntary employee separations that occurred during the fourth

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES quarter 1999. The voluntary and involuntary separations resulted in a reduction of about 1,200 employees. About 760 employees who were eligible for full retirement benefits left Eastman Chemical under a voluntary separation program and approximately 400 additional employees were involuntarily separated from Eastman Chemical. Employees separated under these programs each received a separation package equaling two weeks' pay for each year of employment, up to a maximum of one year's pay and subject to certain minimum payments. Approximately $71 million was accrued in 1999 for termination allowance payments associated with the separations, of which $6 million was paid in 1999, $58 million was paid during 2000 and approximately $5 million was paid in the first six months of 2001. As of June 30, 2001, approximately $2 million remains to be paid.

9. ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

  WRITE-OFF OF PREPAID ASSET

     During the second quarter 2001, Eastman Chemical terminated an agreement with a supplier that guaranteed its right to buy a specified quantity of a certain raw material annually through 2007 at prices determined by the pricing formula specified in the agreement. In prior years, Eastman Chemical paid a total of $239 million to the supplier and deferred those costs to be amortized over the 15-year period during which the product was to be received. Eastman Chemical began amortizing those costs in 1993 and had recorded accumulated amortization of $131 million at March 31, 2001. As a result of the termination of this agreement, the remaining net book value of $108 million was charged to the Polymers segment's earnings during the second quarter 2001 as no continuing economic benefits will be received pertaining to this contract.

  WRITE-OFF OF IMPAIRED POLYETHYLENE ASSETS

     During the second quarter 2001, management identified and announced the assets that are intended to be spun-off at year-end 2001 pursuant to a previously announced plan to become two independent public companies by the end of 2001, assuming all conditions to the spin-off are met and it occurs. An indirect result of these decisions is that the continuing operations, which consist primarily of the Polymers and Fibers segments, will be required to purchase certain raw materials and utilities that are currently produced internally for use in the manufacture of polyethylene. Considering the purchase price for these raw materials and utilities, the carrying value of certain assets used in the manufacture of polyethylene exceeds the expected future cash flows attributable to such assets. An impairment loss of $103 million, representing the excess of the carrying value over expected future cash flows, was charged to the Polymers segment's earnings during the second quarter 2001. The fair value of the impacted assets was determined using the discounted estimated net cash flows related to the products produced by the impacted assets.

  RESTRUCTURING AND ASSET IMPAIRMENTS OF THE FINE CHEMICALS BUSINESS

     During the second quarter 2001, Eastman Chemical recorded a charge of approximately $63 million related to certain fine chemicals product lines that do not fit Eastman Chemical's long-term strategic objectives and other assets determined to be impaired. The ongoing restructuring initiatives and related asset impairments involve Eastman Chemical's Performance Chemicals and Intermediates segment and include assets at its Tennessee and Arkansas sites within the United States, a plant in Wales and a plant in Hong Kong. The restructuring and asset impairments at the domestic sites primarily pertain to write-downs of fixed assets associated with product lines that Eastman Chemical will no longer pursue, and are net of the effect of a reversal of a customer deposit related to the impacted assets. The assets will be used to meet current contractual requirements and then be idled. The impairments at the foreign sites include the write-down of fixed assets and other long-term deposits. The fair value of the impacted assets was

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES determined using current market information where available or discounted estimated net cash flows from contracts that are currently in effect.

  RESTRUCTURING OF THE COATINGS OPERATIONS

     During the second quarter 2001, Eastman Chemical recorded a restructuring charge, including related asset write-downs, of approximately $16 million related to plans to close two plants in the United States. The restructuring charge includes a write-down of the fixed assets at the facilities, severance accruals for approximately 50 employees impacted by the plant shut-downs and other costs associated with closing the facilities. The facilities are expected to be closed prior to December 31, 2001. In addition, a $4 million charge was included in selling and general administrative expenses related to severance costs for other employees impacted by the restructuring of the coatings operations.

10. SEGMENT INFORMATION

     Effective with the second quarter 2001, Eastman Chemical began reporting financial results in five operating segments: the Coatings, Adhesives, Specialty Polymers and Inks segment; the Performance Chemicals and Intermediates segment; the Specialty Plastics segment; the Polymers segment; and the Fibers segment. As previously reported, the products of the new Specialty Plastics segment have been moved from the Polymers Group to the Chemicals Group effective with the second quarter of 2001, and will be a part of the new Eastman Company after the spin-off. Through first quarter 2001, Eastman Chemical managed and reported its operations in two segments -- Chemicals and Polymers. Amounts for prior periods have been reclassified to conform to the second quarter 2001 presentation.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     Sales revenue presented below represents sales to third parties. Intersegment transfers, recorded at cost, have been eliminated and have no impact on earnings.

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                2001         2000
                                                              --------     --------
                                                              (DOLLARS IN MILLIONS)
SALES:
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers and Inks..........   $  722       $  480
  Performance Chemicals and Intermediates...................      595          650
  Specialty Plastics........................................      265          282
                                                               ------       ------
          Total Chemicals Group.............................    1,582        1,412
                                                               ------       ------
Polymers Group Segments:
  Polymers..................................................      852          818
  Fibers....................................................      312          303
                                                               ------       ------
          Total Polymers Group..............................    1,164        1,121
                                                               ------       ------
          Total Eastman Chemical............................   $2,746       $2,533
                                                               ======       ======
OPERATING EARNINGS (LOSS):
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers and Inks..........   $   --       $   77
  Performance Chemicals and Intermediates...................      (55)          33
  Specialty Plastics........................................       40           64
                                                               ------       ------
          Total Chemicals Group.............................      (15)         174
                                                               ------       ------
Polymers Group Segments:
  Polymers..................................................     (163)          61
  Fibers....................................................       74           70
                                                               ------       ------
          Total Polymers Group..............................      (89)         131
                                                               ------       ------
          Total Eastman Chemical............................   $ (104)      $  305
                                                               ======       ======

                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
                                                               (DOLLARS IN MILLIONS)
ASSETS:
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers and Inks..........   $1,991       $1,856
  Performance Chemicals and Intermediates...................    1,364        1,443
  Specialty Plastics........................................      890          989
                                                               ------       ------
          Total Chemicals Group.............................    4,245        4,288
                                                               ------       ------
Polymers Group Segments:
  Polymers..................................................    1,565        1,604
  Fibers....................................................      624          658
                                                               ------       ------
          Total Polymers Group..............................    2,189        2,262
                                                               ------       ------
          Total Eastman Chemical............................   $6,434       $6,550
                                                               ======       ======

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

11. LEGAL MATTERS

     Eastman Chemical's operations are parties to or targets of lawsuits, claims, investigations, and proceedings, including product liability, personal injury, patent and intellectual property, commercial, contract, environmental, antitrust, health and safety, and employment matters, which are being handled and defended in the ordinary course of business. While Eastman Chemical is unable to predict the outcome of these matters, it does not believe, based upon currently available facts, that the ultimate resolution of any of such pending matters will have a material adverse effect on its overall financial position or results of operations. However, adverse developments could negatively impact earnings in a particular period.

12. COMMITMENTS

     In 1999, Eastman Chemical entered into an agreement that allows it to sell undivided interests in certain domestic trade accounts receivable under a planned continuous sale program to a third party. Under this agreement, receivables sold to the third party totaled $200 million at June 30, 2001 and December 31, 2000. Undivided interests in designated receivable pools were sold to the purchaser with recourse limited to the receivables purchased. Fees paid by Eastman Chemical under this agreement are based on certain variable market rate indices and totaled approximately $5 million in each of the first six months 2001 and 2000. Average monthly proceeds from collections reinvested in the continuous sale program were approximately $230 million in each of the first six months 2001 and 2000. The portion that continues to be recognized by Eastman Chemical in the statement of financial position are domestic trade receivables of $110 million at June 30, 2001.

13. RECENTLY ISSUED ACCOUNTING STANDARDS

     In July 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles with indefinite useful lives will be evaluated against this new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement which apply to goodwill and intangible assets acquired prior to June 30, 2001, will be adopted by Eastman Chemical on January 1, 2002. Eastman Chemical expects the adoption of these accounting standards to result in certain intangibles being subsumed into goodwill and to have the impact of reducing annual amortization of goodwill and intangibles, now included in results primarily for the CASPI segment, by approximately $16 million commencing January 1, 2002. Impairment reviews may result in future periodic write-downs.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowners of Eastman Chemical Company

     In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of earnings, comprehensive income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Eastman Chemical Company and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Eastman Chemical Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the consolidated financial statements, on January 1, 1999, Eastman Chemical Company adopted AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use."

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
January 25, 2001, except as to Note 23, for which the date is February 5, 2001 and Note 18, for which the date is August 30, 2001

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF EARNINGS, COMPREHENSIVE
                         INCOME, AND RETAINED EARNINGS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     1999     1998
                                                              ------   ------   ------
Sales.......................................................  $5,292   $4,590   $4,481
Cost of sales...............................................   4,226    3,768    3,546
                                                              ------   ------   ------
Gross profit................................................   1,066      822      935
Selling and general administrative expenses.................     346      355      316
Research and development costs..............................     149      187      185
Write-off of acquired in-process research and development...       9       25       --
Employee separations and pension settlement/curtailment.....      --       53       --
                                                              ------   ------   ------
Operating earnings..........................................     562      202      434
Interest expense, net.......................................     135      121       91
Gain recognized on initial public offering of equity
  investment................................................     (38)      --       --
Other income................................................     (39)     (20)     (19)
Other charges...............................................      52       29        2
                                                              ------   ------   ------
Earnings before income taxes................................     452       72      360
Provision for income taxes..................................     149       24      111
                                                              ------   ------   ------
Net earnings................................................  $  303   $   48   $  249
                                                              ======   ======   ======
Basic earnings per share....................................  $ 3.95   $  .61   $ 3.15
                                                              ======   ======   ======
Diluted earnings per share..................................  $ 3.94   $  .61   $ 3.13
                                                              ======   ======   ======
COMPREHENSIVE INCOME
Net earnings................................................  $  303   $   48   $  249
Other comprehensive income (loss)...........................     (63)     (36)      19
                                                              ------   ------   ------
Comprehensive income........................................  $  240   $   12   $  268
                                                              ======   ======   ======
RETAINED EARNINGS
Retained earnings at beginning of year......................  $2,098   $2,188   $2,078
Net earnings................................................     303       48      249
Cash dividends declared.....................................    (135)    (138)    (139)
                                                              ------   ------   ------
Retained earnings at end of year............................  $2,266   $2,098   $2,188
                                                              ======   ======   ======

   The accompanying notes are an integral part of these financial statements.

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                             (DOLLARS IN MILLIONS)

                                                               DECEMBER 31,
                                                              ---------------
                                                               2000     1999
                                                              ------   ------
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................  $  101   $  186
  Trade receivables, net of allowance of $16 and $13........     650      572
  Miscellaneous receivables.................................      87       59
  Inventories...............................................     580      485
  Other current assets......................................     105      187
                                                              ------   ------
          Total current assets..............................   1,523    1,489
                                                              ------   ------
Properties:
  Properties and equipment at cost..........................   9,039    8,820
  Less: Accumulated depreciation............................   5,114    4,870
                                                              ------   ------
          Net properties....................................   3,925    3,950
                                                              ------   ------
Goodwill, net of accumulated amortization of $28 and $14....     344      271
Other intangibles, net of accumulated amortization of $20
  and $6....................................................     277      175
Other noncurrent assets.....................................     481      418
                                                              ------   ------
          Total assets......................................  $6,550   $6,303
                                                              ======   ======
                     LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
  Payables and other current liabilities....................  $1,152   $1,009
  Borrowings due within one year............................     106      599
                                                              ------   ------
          Total current liabilities.........................   1,258    1,608
Long-term borrowings........................................   1,914    1,506
Deferred income tax credits.................................     607      485
Postemployment obligations..................................     829      789
Other long-term liabilities.................................     130      156
                                                              ------   ------
          Total liabilities.................................   4,738    4,544
                                                              ------   ------
Commitments and contingencies
Shareowners' equity:
  Common stock ($0.01 par -- 350,000,000 shares authorized;
     shares issued -- 84,739,902 and 84,512,004)............       1        1
  Paid-in capital...........................................     100       95
  Retained earnings.........................................   2,266    2,098
  Other comprehensive loss..................................    (117)     (54)
                                                              ------   ------
                                                               2,250    2,140
  Less: Treasury stock at cost (7,996,790 and 6,421,790
     shares)................................................     438      381
                                                              ------   ------
          Total shareowners' equity.........................   1,812    1,759
                                                              ------   ------
          Total liabilities and shareowners' equity.........  $6,550   $6,303
                                                              ======   ======

   The accompanying notes are an integral part of these financial statements.

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     1999     1998
                                                              ------   ------   ------
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings................................................  $ 303    $  48    $ 249
                                                              -----    -----    -----
Adjustments to reconcile net earnings to net cash provided
  by operating activities, net of effect of acquisitions:
  Depreciation and amortization.............................    418      383      351
  Gain recognized on initial public offering of equity
     investment.............................................    (38)      --       --
  Write-off of impaired assets..............................     --       54       33
  Write-off of acquired in-process research and
     development............................................      9       25       --
  Provision (benefit) for deferred income taxes.............     64      (18)      66
  (Increase) decrease in receivables........................     (1)     163       19
  (Increase) decrease in inventories........................    (43)      63       19
  Increase (decrease) in employee benefit liabilities and
     incentive pay..........................................     28      (69)      57
  Increase (decrease) in liabilities excluding borrowings,
     employee benefit liabilities, and incentive pay........      9      115      (35)
  Other items, net..........................................     82      (20)     (28)
                                                              -----    -----    -----
          Total adjustments.................................    528      696      482
                                                              -----    -----    -----
          Net cash provided by operating activities.........    831      744      731
                                                              -----    -----    -----
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to properties and equipment.....................   (226)    (292)    (500)
  Acquisitions, net of cash acquired........................   (261)    (381)     (32)
  Additions to capitalized software.........................    (21)     (24)      --
  Other investments.........................................    (30)      --       --
  Capital advances to suppliers.............................     --      (21)     (21)
  Proceeds from sales of investments........................     12       --       --
  Proceeds from sales of fixed assets.......................     61       --       --
  Other items...............................................     --        3        8
                                                              -----    -----    -----
          Net cash used in investing activities.............   (465)    (715)    (545)
                                                              -----    -----    -----
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings..................................    208      348      (66)
  Repayment of borrowings...................................   (471)     (34)      --
  Dividends paid to shareowners.............................   (135)    (138)    (138)
  Treasury stock purchases..................................    (57)     (51)      --
  Other items...............................................      4        3       18
                                                              -----    -----    -----
          Net cash provided by (used in) financing
            activities......................................   (451)     128     (186)
                                                              -----    -----    -----
          Net change in cash and cash equivalents...........    (85)     157       --
Cash and cash equivalents at beginning of year..............    186       29       29
                                                              -----    -----    -----
Cash and cash equivalents at end of year....................  $ 101    $ 186    $  29
                                                              =====    =====    =====

   The accompanying notes are an integral part of these financial statements.

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

  FINANCIAL STATEMENT PRESENTATION

     The consolidated financial statements of Eastman Chemical and its subsidiaries are prepared in conformity with accounting principles generally accepted in the United States of America and of necessity include some amounts that are based upon management estimates and judgments. Future actual results could differ from such current estimates. The consolidated financial statements include assets, liabilities, revenues, and expenses of all wholly-owned subsidiaries. Eastman Chemical accounts for joint ventures and investments in minority-owned companies where it exercises significant influence on the equity basis. Intercompany transactions and balances are eliminated in consolidation.

  TRANSLATION OF NON-U.S. CURRENCIES

     Eastman Chemical uses the local currency as the "functional currency" to translate the accounts of all consolidated entities outside the United States where cash flows are primarily denominated in local currencies. The effects of translating those operations that use the local currency as the functional currency are included as a component of comprehensive income and shareowners' equity. The effects of remeasuring those operations where the U.S. dollar is used as the functional currency and all transaction gains and losses are reflected in current earnings.

  REVENUE RECOGNITION

     In 2000, Eastman Chemical implemented Staff Accounting Bulletin, or SAB, 101, "Revenue Recognition in Financial Statements" which specifies the criteria that must be met before revenue is realized or realizable and earned. In accordance with SAB 101, Eastman Chemical recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed or determinable and collectibility is reasonably assured. Appropriate accruals for discounts, volume incentives and other allowances are recorded as reductions in sales. The implementation of SAB 101 did not have a material impact on sales, operating earnings or net earnings for 2000 or prior years.

  SHIPPING AND HANDLING FEES AND COSTS

     Shipping and handling fees related to sales transactions are billed to customers and are recorded as sales revenue. Shipping and handling costs incurred are recorded in cost of sales.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash, time deposits and readily marketable securities with original maturities of three months or less.

  ACCOUNTS RECEIVABLE SALES

     Under a planned continuous sale program agreement entered into in 1999, Eastman Chemical sells to a third party undivided interests in certain domestic accounts receivable. Undivided interests in designated receivable pools are sold to the purchaser with recourse limited to the receivables purchased. Eastman Chemical's retained interests in the designated receivable pools are measured at fair value, based on expected future cash flows, using management's best estimates of returns and credit losses commensurate with the risks involved. Eastman Chemical's retained interests in receivables sold are recorded as trade receivables in the consolidated financial statements. Fees paid by Eastman Chemical under this agreement are based on certain variable market rate indices and are included in other (income) charges, net, in the consolidated financial statements.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  INVENTORIES

     Inventories are valued at cost, which is not in excess of market. Eastman Chemical determines the cost of most raw materials, work in process, and finished goods inventories in the United States by the last-in, first-out, or LIFO, method. The cost of all other inventories, including inventories outside the United States, is determined by the first-in, first-out, FIFO, or average cost method.

  PROPERTIES

     Eastman Chemical records properties at cost. Maintenance and repairs are charged to earnings; replacements and betterments are capitalized. When Eastman Chemical retires or otherwise disposes of assets, it removes the cost of such assets and related accumulated depreciation from the accounts. Eastman Chemical records any profit or loss on retirement or other disposition in earnings.

  DEPRECIATION

     Depreciation expense is calculated based on historical cost and the estimated useful lives of the assets (buildings and building equipment 20 to 50 years; machinery and equipment 3 to 33 years), generally using the straight-line method. For U.S. assets acquired before January 1, 1992, Eastman Chemical generally uses accelerated methods to calculate the provision for depreciation.

  AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangibles are amortized on a straight-line basis over the expected useful lives of the underlying assets, generally from 5 to 40 years.

  IMPAIRED ASSETS

     Eastman Chemical reviews the carrying values of long-lived assets, identifiable intangibles and goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Eastman Chemical reviews these assets for impairment based first on estimated future undiscounted cash flows attributable to the assets. An impairment loss for an asset to be held and used is recognized when the fair value of the asset, generally based on discounted estimated future cash flows, is less than the carrying value of the asset. An impairment loss for assets to be disposed of is recognized when the fair value of the asset, less costs to dispose, is less than the carrying value of the asset.

  DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments are used by Eastman Chemical in the management of its exposures to fluctuations in foreign currency, raw materials and energy costs, and interest rates. Such instruments are used to mitigate the risk that changes in exchange rates or raw materials and energy costs will adversely affect the eventual dollar cash flows resulting from the hedged transactions.

     Eastman Chemical enters into forward exchange contracts to hedge certain firm commitments denominated in foreign currencies and currency options to hedge probable anticipated, but not yet committed, export sales and purchase transactions expected within no more than 2 years and denominated in foreign currencies (principally the British pound, French franc, German mark, Italian lira, Canadian dollar, euro and the Japanese yen). To mitigate short-term fluctuations in market prices for propane and natural gas (major raw materials and energy used in the manufacturing process), Eastman Chemical enters into forwards and options contracts. From time to time, Eastman Chemical also utilizes interest rate derivative instruments, primarily swaps, to hedge its exposure to movements in interest rates.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     Eastman Chemical forwards and options contracts are accounted for as hedges because the derivative instruments are designated and effective as hedges and reduce its exposure to identified risks. Gains and losses resulting from effective hedges of existing assets, liabilities, firm commitments, or anticipated transactions are deferred and recognized when the offsetting gains and losses are recognized on the related hedged items and are reported as a component of operating earnings.

     Deferred currency option premiums are generally included in other noncurrent assets and are amortized over the life of the contract. The related obligation for payment is generally included in other liabilities and is paid in the period in which the options are exercised or expire and forward exchange contracts mature.

     On January 1, 2001 Eastman Chemical adopted Statement of Financial Accounting Standard, or SFAS, 133, as amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." The adoption of SFAS 133, as amended by SFAS 138, has not had a material impact on the results of operations. Instruments with a fair value of approximately $30 million, previously not required to be recorded and primarily pertaining to Eastman Chemical's raw materials and energy cost hedging program, were recognized as miscellaneous receivables in the consolidated statement of financial position on January 1, 2001. In addition, previously deferred gains of approximately $70 million from the settlement of currency options were reclassified from other current liabilities. These amounts resulted in an after-tax credit to other comprehensive income of approximately $62 million on January 1, 2001.

  INVESTMENTS

     Eastman Chemical includes in other noncurrent assets its investments in joint ventures which are managed as integral parts of its operations and accounted for on the equity basis. Eastman Chemical carries certain investments at negative values, based on its intention to fund its share of deficits in such investments, and includes such negative carrying values in other long-term liabilities. Eastman Chemical includes its share of earnings and losses of such joint ventures in other income and charges.

     Marketable securities held by Eastman Chemical, currently common or preferred stock, are deemed by management to be available-for-sale and are reported at fair value, with net unrealized gains or losses reported as a component of other comprehensive income in shareowners' equity.

     Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities. Eastman Chemical includes these investments in other noncurrent assets.

     Other equity investments, for which fair values are not readily determinable, are carried at historical cost and are included in other noncurrent assets.

  OTHER INCOME AND OTHER CHARGES

     Included in other income and other charges are results from equity investments, gains or losses on sales of nonoperating assets, royalty income, gains or losses on foreign exchange transactions, fees on securitized receivables, and other miscellaneous items. Material amounts are separately presented in the Consolidated Statements of Earnings, Comprehensive Income, and Retained Earnings.

  EARNINGS PER SHARE

     Basic earnings per share reflect reported earnings divided by the weighted average number of common shares outstanding. Diluted earnings per share include the effect of dilutive stock options outstanding during the year.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  INCOME TAXES

     Deferred income taxes, reflecting the impact of temporary differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes, are based on tax laws currently enacted.

  STOCK-BASED COMPENSATION

     As permitted by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," Eastman Chemical continues to apply intrinsic value accounting for its stock option plans. Compensation cost for stock options, if any, is measured as the excess of the quoted market price of Eastman Chemical's stock at the date of grant over the amount an employee must pay to acquire the stock. Eastman Chemical's pro forma net earnings and pro forma earnings per share based upon the fair value at the grant dates for awards under Eastman Chemical's plans are disclosed in Note 10.

  RECOGNITION OF GAINS OR LOSSES ON SUBSIDIARY OR AFFILIATE STOCK SALES

     Gains and losses on subsidiary or affiliate stock sales are recorded in other income or other charges and are separately disclosed in the Statements of Earnings, Comprehensive Income, and Retained Earnings.

  COMPENSATED ABSENCES

     Eastman Chemical accrues compensated absences and related benefits as current charges to earnings.

  COMPUTER SOFTWARE COSTS

     Certain costs, including internal payroll costs, incurred in connection with the development or acquisition of software for internal use are capitalized. Capitalized software costs are amortized on a straight-line basis over three years, the expected useful life of such assets, beginning when the software project is substantially complete and placed in service.

     On January 1, 1999, Eastman Chemical adopted AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which requires the capitalization of certain costs, including internal payroll costs, incurred in connection with the development or acquisition of software for internal use. Capitalized software costs will be amortized on a straight-line basis over three years, the expected useful life of such assets, beginning when the software project is substantially complete and placed in service. The adoption of this standard resulted in capitalization in 1999 of $24 million, of which $2 million was amortized, for certain internal-use software costs which otherwise would have been expensed. The impact on 1999 net earnings was approximately $14.7 million or $0.19 per diluted share. No restatement of prior year results was required.

  ENVIRONMENTAL COSTS

     Eastman Chemical accrues environmental costs when it is probable that it has incurred a liability and the amount can be reasonably estimated. Estimated costs associated with closure/postclosure are accrued over the facilities' estimated remaining useful lives. Accruals for environmental liabilities are included in other long-term liabilities at undiscounted amounts and exclude claims for recoveries from insurance companies or other third parties. Environmental costs are capitalized if they extend the life of the related property, increase its capacity, and/or mitigate or prevent future contamination. The cost of operating and maintaining environmental control facilities is charged to expense.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  COMPREHENSIVE INCOME

     Components of other comprehensive income (loss) include cumulative translation adjustments, additional minimum pension liabilities, and unrecognized gains or losses on investments. Amounts of other comprehensive income (loss) are presented net of applicable taxes. Because cumulative translation adjustments are considered a component of permanently invested unremitted earnings of subsidiaries outside the United States, no taxes are provided on such amounts.

  RECLASSIFICATIONS

     Eastman Chemical has reclassified certain 1999 and 1998 amounts to conform to the 2000 presentation.

2. INVENTORIES

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN MILLIONS)
At FIFO or average cost (approximates current cost):
  Finished goods............................................   $ 482         $ 404
  Work in process...........................................     125           128
  Raw materials and supplies................................     248           210
                                                               -----         -----
          Total inventories.................................     855           742
  Reduction to LIFO value...................................    (275)         (257)
                                                               -----         -----
          Total inventories at LIFO value...................   $ 580         $ 485
                                                               =====         =====

     Inventories valued on the LIFO method were approximately 70% of total inventories in each of the periods.

3. PROPERTIES AND ACCUMULATED DEPRECIATION

  PROPERTIES AT COST

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Balance at beginning of year................................   $8,820       $8,594
  Additions
     Capital expenditures...................................      226          292
     Acquisitions...........................................      253          101
  Deductions................................................     (260)        (167)
                                                               ------       ------
Balance at end of year......................................   $9,039       $8,820
                                                               ======       ======
Properties:
  Land......................................................   $   64       $   61
  Buildings and building equipment..........................      846          884
  Machinery and equipment...................................    7,985        7,685
  Construction in progress..................................      144          190
                                                               ------       ------
Balance at end of year......................................   $9,039       $8,820
                                                               ======       ======

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  ACCUMULATED DEPRECIATION

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Balance at beginning of year................................   $4,870       $4,560
  Provision for depreciation................................      382          368
  Deductions................................................     (138)         (58)
                                                               ------       ------
Balance at end of year......................................   $5,114       $4,870
                                                               ======       ======

     Construction-period interest of $340 million and $336 million, reduced by accumulated depreciation of $171 million and $157 million, is included in cost of properties at December 31, 2000 and 1999, respectively.

     Depreciation expense was $382 million, $368 million, and $351 million for 2000, 1999, and 1998, respectively.

4. EQUITY INVESTMENTS AND OTHER NONCURRENT ASSETS AND LIABILITIES

     Eastman Chemical owns 25 million shares or approximately 42% of the outstanding common shares of Genencor International, Inc., or Genencor, a company engaged in the discovery, development, manufacture, and marketing of biotechnology products for the industrial chemicals, agricultural, and health care markets. Prior to its initial public offering in July, 2000, Genencor was a joint venture in which Eastman Chemical owned a 50% interest.

     In the second quarter 2000, Genencor completed an initial public offering of 8,050,000 shares of its common stock at a price of $18 per share. Net proceeds to Genencor from the sale of the shares of common stock were approximately $135 million.

     As a result of this initial public offering, Eastman Chemical recorded a gain of $38 million due to the change in Eastman Chemical's percentage ownership interest in Genencor. This investment is accounted for under the equity method, and is included in other noncurrent assets. At December 31, 2000 and December 31, 1999, Eastman Chemical's investment in Genencor was $209 million and $157 million, respectively.

     Eastman Chemical has a 50% interest in and serves as the operating partner in Primester, a joint venture engaged in the manufacture of cellulose esters at its Kingsport, Tennessee plant, accounted for by the equity method. Eastman Chemical guarantees a portion of the principal amount of the joint venture's third-party borrowings; however, management believes, based on current facts and circumstances and the structure of the venture, that the likelihood of a payment pursuant to such guarantee is remote. At December 31, 2000 and 1999, Eastman Chemical had a negative investment in the joint venture of $41 million for both periods, representing the recognized portion of the venture's accumulated deficits and the debt guarantee that it has a commitment to fund, as necessary. Such amounts are included in other long-term liabilities. Eastman Chemical provides certain utilities and general plant services to the joint venture. In return for Eastman Chemical providing those services, the joint venture paid Eastman Chemical a total of $39 million in three equal installments in 1991, 1992 and 1993. Eastman Chemical is amortizing the deferred credit to earnings over a 10-year period.

     Eastman Chemical has entered into an agreement with a supplier that guarantees its right to buy a specified quantity of a certain raw material annually through 2007 at prices determined by the pricing formula specified in the agreement. In return, Eastman Chemical paid a total of $239 million to the supplier through December 31, 2000 and 1999. Eastman Chemical defers and amortizes those costs over the 15-year period during which the product is received. Eastman Chemical began amortizing those costs

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES in 1993 and has recorded accumulated amortization of $128 million and $112 million at December 31, 2000 and 1999, respectively.

5. PAYABLES AND OTHER CURRENT LIABILITIES

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Trade creditors.............................................   $  526       $  373
Accrued payrolls, vacation, and variable-incentive
  compensation..............................................      201          143
Accrued taxes...............................................       95          112
Deferred gain on currency options...........................       72           --
Accrued restructuring charge................................        7           65
Other.......................................................      251          316
                                                               ------       ------
          Total.............................................   $1,152       $1,009
                                                               ======       ======

6. BORROWINGS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
SHORT-TERM BORROWINGS
Commercial paper............................................   $   --       $  398
Notes payable...............................................      101          125
Other.......................................................        5           76
                                                               ------       ------
          Total short-term borrowings.......................      106          599
                                                               ------       ------
LONG-TERM BORROWINGS
6 3/8% notes due 2004.......................................      500          500
7 1/4% debentures due 2024..................................      497          496
7 5/8% debentures due 2024..................................      200          200
7.60% debentures due 2027...................................      296          297
Commercial paper............................................      400           --
Other.......................................................       21           13
                                                               ------       ------
          Total long-term borrowings........................    1,914        1,506
                                                               ------       ------
          Total borrowings..................................   $2,020       $2,105
                                                               ======       ======

     Eastman Chemical has access to an $800 million revolving credit facility expiring in July 2005, and to a short-term $150 million credit agreement expiring in June 2001. Although Eastman Chemical does not have any amounts outstanding under the credit facility or the credit agreement, any such borrowings would be subject to interest at varying spreads above quoted market rates, principally LIBOR. The credit facility and the credit agreement require facility fees on the total commitment that vary based on Eastman Chemical's credit rating. The annual rate for such fees was 0.125% in 2000, and, for the credit facility, was 0.085% in 1999. The credit facility and the credit agreement contain a number of covenants and events of default, including the maintenance of certain financial ratios. Eastman Chemical was in compliance with all such covenants for all periods.

     Eastman Chemical utilizes commercial paper, generally with maturities of 90 days or less, to meet its liquidity needs. Because the credit facility, which provides liquidity support for the commercial paper, expires in July 2005, the commercial paper borrowings at December 31, 2000 are classified as long-term

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES borrowings as Eastman Chemical has the ability to refinance such borrowings long term. As of December 31, 2000 and December 31, 1999, the effective interest rates for Eastman Chemical's commercial paper borrowings were 7.12% and 6.30%, respectively.

7. SHAREOWNERS' EQUITY

                                                             2000          1999          1998
                                                          -----------   -----------   -----------
                                                                   (DOLLARS IN MILLIONS)
Common stock at par value...............................  $         1   $         1   $         1
                                                          -----------   -----------   -----------
Paid-in capital
  Balance at beginning of year..........................           95            94            77
  Additions.............................................            5             1            17
                                                          -----------   -----------   -----------
  Balance at end of year................................          100            95            94
                                                          -----------   -----------   -----------
Retained earnings.......................................        2,266         2,098         2,188
                                                          -----------   -----------   -----------
Accumulated other comprehensive income (loss)
  Balance at beginning of year..........................          (54)          (18)          (37)
  Change in cumulative translation adjustment...........          (66)          (46)           24
  Change in unfunded minimum pension liability..........            4             7            (5)
  Change in unrecognized gain or loss on investment.....           (1)            3            --
                                                          -----------   -----------   -----------
  Balance at end of year................................         (117)          (54)          (18)
                                                          -----------   -----------   -----------
  Treasury stock at cost................................         (438)         (381)         (331)
                                                          -----------   -----------   -----------
          Total.........................................  $     1,812   $     1,759   $     1,934
                                                          ===========   ===========   ===========
Shares of common stock issued(1)
  Balance at beginning of year..........................   84,512,004    84,432,114    84,144,672
  Issued for employee compensation and benefit plans....      227,898        79,890       287,442
                                                          -----------   -----------   -----------
  Balance at end of year................................   84,739,902    84,512,004    84,432,114
                                                          ===========   ===========   ===========

---------------

(1) Includes shares held in treasury.

     Eastman Chemical has authority to issue 400 million shares of all classes of stock, of which 50 million may be preferred stock, par value $0.01 per share, and 350 million may be common stock, par value $0.01 per share. Eastman Chemical declared dividends of $1.76 per share in 2000, 1999 and 1998.

     Eastman Chemical established a benefit security trust in 1997 to provide a degree of financial security for unfunded obligations under certain plans. Eastman Chemical has contributed to the trust a warrant to purchase up to one million shares of Eastman Chemical common stock for par value. The warrant is exercisable by the trustee if Eastman Chemical does not meet certain funding obligations, which obligations would be triggered by certain occurrences, including a change in control or potential change in control, as defined, or failure by Eastman Chemical to meet its payment obligations under covered unfunded plans. Such warrant is excluded from the computation of diluted earnings per share because the conditions upon which the warrant is exercisable have not been met.

     The additions to paid-in capital for the three years are the result of exercises of stock options by employees and the issuance of shares to the Employee Stock Ownership Plan to settle Eastman Chemical Performance Plan obligations.

     Eastman Chemical repurchased 1,575,000 shares of its common stock at a cost of approximately $57 million, or an average price of approximately $36 per share, in 2000; 1,094,800 shares at a cost of approximately $50 million, or an average price of approximately $46 per share, in 1999; and no shares in

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

1998. Repurchased common shares may be used to meet common stock requirements for benefit plans and other corporate purposes.

     Treasury stock at a cost of approximately $33 million (536,188 shares) and $1 million (18,018 shares) were reissued in 1998 and 1997, respectively. Eastman Chemical's charitable foundation held 158,424 shares of Eastman Chemical common stock at December 31, 2000, December 31, 1999 and December 31, 1998.

     For 2000, 1999 and 1998, respectively, the weighted average number of common shares outstanding used to compute basic earnings per share was 76.8 million, 78.2 million and 78.9 million and for diluted earnings per share was
77.0 million, 78.4 million and 79.5 million, reflecting the effect of dilutive options outstanding. Excluded were options to purchase 3,899,076 shares of common stock at a range of prices from $45.34 to $74.25; 2,331,341 shares of common stock at a range of prices from $48.44 to $74.25; and 994,503 shares of common stock at a range of prices from $56.88 to $74.25, outstanding at the end of 2000, 1999 and 1998, respectively.

     In 1999, several key executive officers were awarded performance-based stock options to further align their compensation with the return to Eastman Chemical's shareowners and to provide additional incentive and opportunity for reward to individuals in key positions having direct influence over corporate actions that are expected to impact the market price of Eastman Chemical's stock. A total of 574,000 shares will become exercisable through October 19, 2001, if both the stock price and time vesting conditions are met. At December 31, 2000 and December 31, 1999, respectively, 149,240 shares and 45,920 shares underlying such options were included in diluted earnings per share calculations as a result of the stock price conditions for vesting being met.

     Additionally, 200,000 shares underlying an option issued to the Chief Executive Officer in 1997 were excluded from diluted earnings per share calculations because the stock price conditions to exercise had not been met as to any of the shares as of December 31, 2000, 1999 and 1998.

8. IMPAIRMENT OF ASSETS

     In 1999, Eastman Chemical recorded pre-tax charges to earnings of $10 million for the write-off of construction in progress related to an epoxybutene, or EpB, plant project which was terminated and determined to have no future value. These charges were recorded in Cost of Sales for the Chemicals segment.

     In first quarter 1999, Eastman Chemical announced a phase-out of operations at Distillation Products Industries in Rochester, New York. In 1999, Eastman Chemical recorded pre-tax charges to earnings of $9 million for costs associated with employee termination benefits and the write-down of plant and equipment used at the site. In 2000, Eastman Chemical recorded an additional pre-tax charge of $5 million for costs associated with exiting this site. It is expected that property and equipment used at this site will be disposed of during 2001. These charges were recorded in Cost of Sales for the Chemicals segment.

     During the fourth quarter 1999, Eastman Chemical decided to discontinue production at its sorbates facilities in Chocolate Bayou, Texas. The projected economic performance and cash flows for this product line were determined to be insufficient for remaining in this business. In 1999, Eastman Chemical recorded a pre-tax charge to earnings of $17 million for the write-down of plant and equipment used at the site. In 2000, Eastman Chemical recorded additional pre-tax charges of $8 million for costs associated with exiting this business. It is expected that property and equipment used at this site will be disposed of during 2001. These charges were recorded in Cost of Sales for the Chemicals segment.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     In the fourth quarter 1999, Eastman Chemical recorded pre-tax charges to earnings of $16 million for the write-off of construction in progress related to a purified terephthalic acid, or PTA, plant project. This project was terminated due to unfavorable market conditions and unsuccessful discussions with several potential buyers of this product. A significant portion of the construction in progress was determined to have no alternative use and no future value. This charge was recorded in Cost of Sales for the Polymers segment.

     In the fourth quarter 1998, Eastman Chemical recorded a pre-tax charge to earnings of $20 million for the write-down of property, plant and equipment used in the production of CHDA, a product sold in the Chemicals segment. Based on responses from customers surveyed in the fourth quarter 1998, market outlook and estimated future cash flows for this product declined significantly. The carrying values of assets related to CHDA production were written down to fair market value based on estimated discounted future cash flows. The charge was recorded in Cost of Sales for the Chemicals segment.

     Eastman Chemical also recorded in the fourth quarter 1998 a pre-tax charge to earnings of $12 million for the write-off of construction in progress related to an Eastotac expansion project and an EpB plant project. Process improvements leading to increased Eastotac manufacturing capacity at the existing Longview, Texas plant and a planned joint venture in China lead to cancellation of the Eastotac expansion project. A portion of work done to date on an EpB plant project had no future value. The Eastotac expansion project and EpB plant project costs were written off and recorded in Cost of Sales for the Chemicals segment.

9. ACQUISITIONS

  MCWHORTER TECHNOLOGIES, INC.

     In July 2000, Eastman Chemical completed its acquisition of McWhorter Technologies, Inc., or McWhorter, for approximately $200 million in cash and the assumption of $155 million in debt. McWhorter manufactures specialty resins and colorants used in the production of consumer and industrial coatings and reinforced fiberglass plastics.

     This transaction, which was funded through available cash and commercial paper borrowings, was accounted for by the purchase method of accounting and, accordingly, the results of operations of McWhorter for the period from the acquisition date are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed were recorded at their fair values. Goodwill of approximately $87 million, which represents the excess of cost over the estimated fair value of net tangible assets acquired, and other intangible assets of approximately $103 million for technology and trademarks, customer lists, and workforce are being amortized on a straight-line basis over 11-40 years. Acquired in-process research and development of approximately $9 million was written off after completion of purchase accounting. Assuming this transaction had been made at January 1, 2000 and 1999, the consolidated proforma results for 2000 and 1999 would not be materially different from reported results.

  CHEMICKE ZAVODY SOKOLOV

     As of February 21, 2000, Eastman Chemical acquired 76% of the shares of Chemicke Zavody Sokolov, or Sokolov, a manufacturer of waterborne polymer products, acrylic acid and acrylic esters located in the Czech Republic. During the second quarter 2000, Eastman Chemical acquired an additional 21% of the shares resulting in 97% ownership of Sokolov. These transactions, for cash consideration totaling approximately $46 million (net of $3 million cash acquired) and the assumption of $21 million of Sokolov debt, were financed with available cash and commercial paper borrowings. Efforts will continue to accumulate additional shares as they become available from the remaining minority shareholders.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     The acquisition of Sokolov was accounted for by the purchase method of accounting and, accordingly, the results of operations of Sokolov for the period from February 21, 2000 are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed have been recorded at their fair values. The minority interest, which is included in other long-term liabilities in the Consolidated Statements of Financial Position, is not significant. Assuming this transaction had been made at January 1, 2000 and 1999, the consolidated proforma results for 2000 and 1999 would not be materially different from reported results.

  LAWTER INTERNATIONAL, INC.

     In June 1999, Eastman Chemical completed its acquisition of Lawter International, Inc., or Lawter, for approximately $370 million (net of $41 million cash acquired) and the assumption of $145 million in debt. Lawter develops, produces and markets specialty products for the inks and coatings market.

     This transaction, which was funded through available cash and commercial paper borrowings, was accounted for by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their fair values. Goodwill of approximately $253 million, which represents the excess of cost over the estimated fair value of net tangible assets acquired, and other intangible assets of approximately $202 million for technology and trademarks, in-process research and development, customer lists and workforce, are being amortized on a straight-line basis over 5-40 years. Acquired in-process research and development of approximately $25 million was written off during 1999 after completion of purchase accounting. Assuming this transaction had been made at January 1, 1999, the consolidated pro forma results for 1999 would not be materially different from reported results.

10. STOCK OPTION AND COMPENSATION PLANS

  OMNIBUS PLAN

     Eastman Chemical's 1997 Omnibus Long-Term Compensation Plan, referred to as the 1997 Omnibus Plan, which is substantially similar to and intended to replace the 1994 Omnibus Long-Term Compensation Plan, referred to as the 1994 Omnibus Plan, provides for grants to employees of nonqualified stock options, incentive stock options, tandem and freestanding stock appreciation rights, performance shares and various other stock and stock-based awards. Certain of these awards may be based on criteria relating to Eastman Chemical performance as established by the compensation and management development committee of the board of directors. No new awards have been made under the 1994 Omnibus Plan following the effectiveness of the 1997 Omnibus Plan. Outstanding grants and awards under the 1994 Omnibus Plan are unaffected by the replacement of the 1994 Omnibus Plan with the 1997 Omnibus Plan. The 1997 Omnibus Plan provides that options can be granted through April 30, 2002, for the purchase of Eastman Chemical common stock at an option price not less than 50% of the per share fair market value on the date of the stock option's grant. Substantially all grants awarded under the 1994 Omnibus Plan and under the 1997 Omnibus Plan have been at option prices equal to the fair market value on the date of grant. Options typically become exercisable 50% one year after grant and 100% after two years and expire 10 years after grant. There is a maximum of 7 million shares of common stock available for option grants and other awards during the term of the 1997 Omnibus Plan. The maximum number of shares of common stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 1997 Omnibus Plan to the Chief Executive Officer or to any of the next four most highly compensated executive officers each referred to as a Covered Employee is 200,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a Covered Employee during any one calendar year under the 1997 Omnibus Plan is equal to the fair market value of 100,000 shares of common stock as of December 31 of the preceding year.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  DIRECTOR LONG-TERM COMPENSATION PLAN

     Eastman Chemical's 1999 Director Long-Term Compensation Plan, or the Director Plan, which is substantially similar to and intended to replace the 1994 Director Long-Term Compensation Plan, provides for grants of nonqualified stock options and restricted shares to nonemployee members of the board of directors. No new awards have been made under the 1994 Director Long-Term Compensation Plan, following the effectiveness of the 1999 Director Plan. Outstanding grants and awards under the 1994 Director Long-Term Compensation Plan are unaffected by the replacement of the 1994 Director Plan with the 1999 Director Plan. Shares of restricted stock are granted upon the first day of the directors' initial term of service and nonqualified stock options and shares of restricted stock are granted each year following the annual meeting of shareowners. The Director Plan provides that options can be granted through the later of May 1, 2003, or the date of the annual meeting of shareowners in 2003 for the purchase of Eastman Chemical common stock at an option price not less than the stock's fair market value on the date of the grant. The options vest in 50% increments on the first two anniversaries of the grant date. The maximum number of shares of common stock that shall be available for grant of awards under the Director Plan during its term is 60,000.

  NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     Eastman Chemical's 1996 Nonemployee Director Stock Option Plan provides for grants of nonqualified stock options to nonemployee members of the board of directors in lieu of all or a portion of each member's annual retainer. The Nonemployee Director Stock Option Plan provides that options may be granted for the purchase of Eastman Chemical common stock at an option price not less than the stock's fair market value on the date of grant. The options become exercisable six months after the grant date. The maximum number of shares of Eastman Chemical common stock available for grant under this plan is 150,000.

  STOCK OPTION BALANCES AND ACTIVITY

     Eastman Chemical applies intrinsic value accounting for its stock option plans. If Eastman Chemical had elected to recognize compensation expense based upon the fair value at the grant dates for awards under these plans, its net earnings and earnings per share would be reduced to the unaudited pro forma amounts indicated below.

                                                               2000   1999    1998
                                                              ------  -----  ------
                                                              (DOLLARS IN MILLIONS,
                                                                EXCEPT PER SHARE
                                                                    AMOUNTS)
Net earnings
  As reported...............................................  $303    $48    $249
  Pro forma.................................................  $294    $45    $248
Basic earnings per share
  As reported...............................................  $3.95   $.61   $3.15
  Pro forma.................................................  $3.83   $.58   $3.14
Diluted earnings per share
  As reported...............................................  $3.94   $.61   $3.13
  Pro forma.................................................  $3.82   $.57   $3.12

     The fair value of each option is estimated on the grant date using the Black-Scholes option-pricing model, which requires input of highly subjective assumptions. Some of these assumptions used for grants in 2000, 1999, and 1998, respectively, include: average expected volatility of 26.98%, 25.48%, and 20.87%; average expected dividend yield of 3.84%, 4.05%, and 3.07%; and average risk-free interest rates of 6.19%,

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

5.74%, and 5.48%. An expected option term of six years for all periods was developed based on historical experience information. The expected term for reloads was considered as part of this calculation and is equivalent to the remaining term of the original grant at the time of reload.

     Because Eastman Chemical's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     A summary of the status of Eastman Chemical's stock option plans is presented below:

                                            2000                    1999                    1998
                                    ---------------------   ---------------------   ---------------------
                                                WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                 AVERAGE                 AVERAGE                 AVERAGE
                                                EXERCISE                EXERCISE                EXERCISE
                                     OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                    ---------   ---------   ---------   ---------   ---------   ---------
Outstanding at beginning of
  year............................  4,784,957    $   50     3,865,101     $  51     3,716,208    $   50
  Granted.........................  1,263,051        45     1,019,977        47       479,446        57
  Exercised.......................    202,691        35        81,504        39       316,360        42
  Forfeited or canceled...........     43,969        60        18,617        57        14,193        64
                                    ---------    ------     ---------     -----     ---------    ------
Outstanding at end of year........  5,801,348    $   50     4,784,957     $  50     3,865,101    $   51
                                    =========               =========               =========
Options exercisable at year-end...  3,967,571               3,400,079               3,267,275
                                    =========               =========               =========
Weighted-average fair value of
  options granted during the
  year............................               $11.06                   $9.82                  $12.40
Available for grant at end of
  year............................  6,927,075               7,503,969               8,439,445
                                    =========               =========               =========

     The following table summarizes information about stock options outstanding at December 31, 2000:

                                     OPTIONS OUTSTANDING
                            -------------------------------------     OPTIONS EXERCISABLE
                                           WEIGHTED-                -----------------------
                                            AVERAGE     WEIGHTED-                 WEIGHTED-
        RANGE OF              NUMBER       REMAINING     AVERAGE      NUMBER       AVERAGE
        EXERCISE            OUTSTANDING   CONTRACTUAL   EXERCISE    EXERCISABLE   EXERCISE
         PRICES             AT 12/31/00      LIFE         PRICE     AT 12/31/00     PRICE
        --------            -----------   -----------   ---------   -----------   ---------
$31-$40............            253,881    5.9 Years        $37         163,511       $37
     42............             19,500    8.8               42           9,750        42
  43-44............          1,428,891    3.1               43       1,416,312        43
  45-47............          1,774,064    7.6               46         370,663        46
  48-63............          1,775,694    5.5               56       1,458,017        56
  64-74............            549,318    8.2               65         549,318        65
                             ---------                               ---------
$31-$74............          5,801,348    5.8              $50       3,967,571       $51
                             =========                               =========

  EASTMAN INVESTMENT AND EMPLOYEE STOCK OWNERSHIP PLAN

     Eastman Chemical sponsors a defined contribution employee stock ownership plan, or the ESOP, a qualified plan under Section 401(a) of the Internal Revenue Code, which is a component of the Eastman Chemical Investment and Employee Stock Ownership Plan, or EIP/ESOP. Eastman Chemical anticipates that it will make annual contributions for substantially all U.S. employees equal to 5% of eligible compensation to the ESOP, or for employees who have five or more prior ESOP contributions, to either the Eastman Chemical Stock Fund or other investment funds within the Eastman Chemical Investment Plan. Through early 2001, Eastman Chemical sponsored, for its international employees, an employee stock ownership plan, which was substantially similar to the ESOP. In March 2001, shares in the

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES international employee stock ownership plan will be distributed to participants in the plan. Allocated shares in the ESOP totaled 3,075,739, 3,249,519 and 2,626,880 as of December 31, 2000, 1999 and 1998, respectively. Dividends on shares held by the EIP/ESOP are charged to retained earnings. All shares held by the EIP/ESOP are treated as outstanding in computing earnings per share.

     Charges for contributions to the EIP/ESOP were $34 million, $37 million and $36 million for 2000, 1999, and 1998, respectively. Charges related to 1998 were previously reported as part of the Eastman Performance Plan.

  EASTMAN PERFORMANCE PLAN

     The Eastman Chemical Performance Plan, or the EPP, places a portion of each employee's annual compensation at risk and provides a lump-sum payment to plan participants based on Eastman Chemical's financial performance. Charges under the EPP were $55 million, $3 million and $30 million in 2000, 1999 and 1998, respectively.

  ANNUAL PERFORMANCE PLAN

     Through 2000, Eastman Chemical's managers and executive officers participated in an Annual Performance Plan, or the APP, which placed a portion of annual cash compensation at risk based upon Eastman Chemical's performance as measured by specified annual goals. Charges under the APP for 2000, 1999 and 1998 were $3 million, $13 million and $8 million, respectively.

  UNIT PERFORMANCE PLAN

     Beginning in 2000, Eastman managers and executive officers began participating in a new variable compensation plan, the Unit Performance Plan, or the UPP, under which a portion of annual cash compensation is at risk based upon organizational unit performance and the attainment of individual objectives and expectations. In 2000, the portion of a participant's targeted pay at risk under the APP and the UPP was equal to the portion of the targeted pay that was formerly at risk under the APP prior to the inception of the UPP. Charges under the UPP for 2000 were $7 million.

     Beginning in 2001, all Eastman Chemical managers and executive officers will participate in the UPP and not the APP. Accordingly, the portion of each participant's total pay that was formerly at risk under the APP will instead be at risk under the UPP.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

11. INCOME TAXES

     Components of earnings before income taxes and the provision for U.S. and other income taxes follow:

                                                              2000     1999     1998
                                                              -----   ------   ------
                                                               (DOLLARS IN MILLIONS)
Earnings (loss) before income taxes:
  United States.............................................  $414    $ 185    $ 463
  Outside the United States.................................    39     (113)    (103)
                                                              ----    -----    -----
          Total.............................................  $453    $  72    $ 360
                                                              ====    =====    =====
Provision (benefit) for income taxes:
  United States
     Current................................................  $ 69    $  31    $  35
     Deferred...............................................    60      (14)      64
  Non-United States
     Current................................................     9       10        6
     Deferred...............................................     1       (3)      (3)
  State and other
     Current................................................     4        1        4
     Deferred...............................................     6       (1)       5
                                                              ----    -----    -----
          Total.............................................  $149    $  24    $ 111
                                                              ====    =====    =====

     Differences between the provision for income taxes and income taxes computed using the U.S. federal statutory income tax rate follow:

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Amount computed using the statutory rate....................  $158     $25    $126
State income taxes..........................................     6      --       6
Foreign rate variance.......................................     1       7      (3)
Foreign sales corporation benefit...........................   (11)     (7)    (24)
ESOP dividend payout........................................    (2)     (1)     (1)
Other.......................................................    (3)     --       7
                                                              ----     ---    ----
Provision for income taxes..................................  $149     $24    $111
                                                              ====     ===    ====

     The 1998 foreign sales corporation benefit includes $12 million attributable to amended returns reflecting redetermined foreign sales corporation results for the years prior to 1998.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     The significant components of deferred tax assets and liabilities follow:

                                                              DECEMBER 31,
                                                              -------------
                                                              2000    1999
                                                              -----   -----
                                                               (DOLLARS IN
                                                                MILLIONS)
Deferred tax assets:
  Postemployment obligations................................  $299    $285
  Payroll and related items.................................    47      40
  Deferred revenue..........................................    13      15
  Miscellaneous reserves....................................    31      51
  Preproduction and start-up costs..........................     8      10
  Other.....................................................    45      55
                                                              ----    ----
          Total.............................................  $443    $456
                                                              ====    ====
Deferred tax liabilities:
  Depreciation..............................................  $824    $775
  Inventories...............................................     6       5
  Purchase accounting adjustments...........................   103      68
  Other.....................................................    62      28
                                                              ----    ----
          Total.............................................  $995    $876
                                                              ====    ====

     Unremitted earnings of subsidiaries outside the United States totaling $156 million at December 31, 2000, are considered to be reinvested indefinitely. If remitted, they would be substantially free of additional tax. It is not practicable to determine the deferred tax liability for temporary differences related to those unremitted earnings.

     Current income taxes payable totaling $67 million and $81 million are included in current liabilities at December 31, 2000 and 1999, respectively.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                                              -----------------   -----------------
                                                              RECORDED    FAIR    RECORDED    FAIR
                                                               AMOUNT    VALUE     AMOUNT    VALUE
                                                              --------   ------   --------   ------
                                                                      (DOLLARS IN MILLIONS)
Long-term borrowings........................................   $1,914    $1,816    $1,506    $1,424
Foreign exchange contracts..................................        2         6        28        87
Commodity derivative contracts..............................       --        30        --         1

  DERIVATIVE FINANCIAL INSTRUMENTS HELD OR ISSUED FOR PURPOSES OTHER THAN
TRADING

     LONG-TERM BORROWINGS

     Eastman Chemical has based the fair value for fixed-rate borrowings on current interest rates for comparable securities. Eastman Chemical's floating-rate borrowings approximate fair value.

     FOREIGN EXCHANGE CONTRACTS

     Eastman Chemical estimates the fair value of its foreign exchange contracts based on dealer-quoted market prices of comparable instruments. Eastman Chemical had currency options with maturities of not more than two years to exchange various foreign currencies for U.S. dollars in the aggregate notional amount of $44 million and $639 million at December 31, 2000 and 1999, respectively. The net unrealized gain deferred on such options was $3 million and $59 million as of December 31, 2000 and 1999,

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES respectively. Those amounts, based on dealer-quoted prices, represent the estimated gain that would have been recognized had those hedges been liquidated at estimated market value on the last day of each year presented.

     In February 2000, currency options denominated in French franc, German mark and Italian lira with a notional amount of $545 million were effectively settled, resulting in cash proceeds of $106 million. In October 2000, euro currency options with a notional amount of $208 million were effectively settled resulting in cash proceeds of $24 million. Of these amounts, approximately $53 million, net of premium amortization, was recognized in earnings during 2000. The balance, deferred until the underlying hedged transactions are realized, is recorded in other current liabilities in the Consolidated Statements of Financial Position. The remaining deferred gain will be recognized over a period ending fourth quarter 2001.

     Eastman Chemical is exposed to credit loss in the event of nonperformance by counterparties on foreign exchange contracts but anticipates no such nonperformance. Eastman Chemical minimizes such risk exposure by limiting the counterparties to major international banks and financial institutions. Concentrations of credit risk with respect to trade accounts receivable are generally diversified because of the large number of entities constituting Eastman Chemical's customer base and their dispersion across many different industries and geographies.

     COMMODITY DERIVATIVE CONTRACTS

     Eastman Chemical utilized commodity derivatives to hedge a portion of its anticipated purchases of propane and natural gas used in the manufacturing process. Eastman Chemical estimates fair value of its commodity derivative contracts based on quotes from market makers of these instruments. The fair value represents the amount Eastman Chemical would expect to receive or pay to terminate the agreements at the reporting dates.

     OTHER FINANCIAL INSTRUMENTS

     Because of the nature of all other financial instruments, recorded amounts approximate fair value. In the judgment of management, exposure to third-party guarantees is remote and the potential earnings impact pursuant to such guarantees is insignificant.

13. COMMITMENTS

  LEASE COMMITMENTS

     Eastman Chemical leases facilities, principally property, machinery, and equipment, under cancelable, noncancelable, and month-to-month operating leases. Future lease payments, reduced by sublease income, follow:

                                                          (DOLLARS IN MILLIONS)
Year ending December 31,
  2001..................................................          $ 62
  2002..................................................            53
  2003..................................................            45
  2004..................................................            33
  2005..................................................            30
  2006 and beyond.......................................            77
                                                                  ----
          Total minimum payments required...............          $300
                                                                  ====

     If certain operating leases are terminated by Eastman Chemical, it guarantees a portion of the residual value loss, if any, incurred by the lessors in disposing of the related assets. Management believes,

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES based on current facts and circumstances and current values of such equipment, that a material payment pursuant to such guarantees is remote.

     Rental expense, net of sublease income, was approximately $83 million in 2000, 1999 and 1998.

  OTHER COMMITMENTS

     Eastman Chemical had various purchase commitments at the end of 2000 for materials, supplies and energy incident to the ordinary conduct of business. These commitments, over a period of several years, approximate $1.4 billion. Eastman Chemical has other long-term commitments relating to joint venture agreements as described in Note 4 to Consolidated Financial Statements.

     In 1999, Eastman Chemical entered into an agreement that allows it to sell certain domestic accounts receivable under a planned continuous sale program to a third party. The agreement permits the sale of undivided interests in domestic trade accounts receivable. Receivables sold to the third party totaled $200 million and $150 million at December 31, 2000 and December 31, 1999, respectively. Undivided interests in designated receivable pools were sold to the purchaser with recourse limited to the receivables purchased. Fees paid by Eastman Chemical under this agreement are based on certain variable market rate indices and totaled approximately $12 million and $4 million in 2000 and 1999, respectively. Average monthly proceeds from collections reinvested in the continuous sale program were approximately $235 million and $225 million in 2000 and 1999, respectively. The portion that continues to be recognized in the Statements of Financial Position are domestic trade receivables of $73 million and $103 million at December 31, 2000 and December 31, 1999, respectively.

14. RETIREMENT PLANS

     Eastman Chemical maintains defined benefit plans that provide eligible employees with retirement benefits. Prior to 2000, benefits were calculated using a traditional defined benefit formula based on age, years of service, and the employees' final average compensation as defined in the plans. Effective January 1, 2000, the defined benefit pension plan, the Eastman Retirement Assistance Plan, was amended. Employees' accrued pension benefits earned prior to January 1, 2000 are calculated based on previous plan provisions using the employee's age, years of service, and final average compensation as defined in the plans. The amended defined benefit pension plan uses a pension equity formula based on age, years of service, and final average compensation to calculate an employee's retirement benefit from January 1, 2000, forward. Benefits payable will be the combined pre-2000 and post-1999 benefits.

     Benefits are paid to employees from trust funds. Contributions to the plan are made as permitted by laws and regulations.

     Pension coverage for employees of Eastman Chemical's international operations is provided, to the extent deemed appropriate, through separate plans. Eastman Chemical systematically provides for obligations under such plans by depositing funds with trustees, under insurance policies, or by book reserves.

     A summary balance sheet of the change in plan assets during 2000 and 1999, the funded status of the plans, amount recognized in the statement of financial position, and the assumptions used to develop the projected benefit obligation for Eastman Chemical's U.S. defined pension plans are provided in the following tables. Non-U.S. plans are not material.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  SUMMARY BALANCE SHEET

                                                                2000         1999
                                                              ---------   ----------
                                                              (DOLLARS IN MILLIONS)
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation, beginning of year.......................    $ 877       $1,511
Service cost................................................       29           41
Interest cost...............................................       68           87
Plan amendments.............................................       --         (241)
Actuarial loss (gain).......................................       47          (54)
Curtailments/settlements....................................       --         (429)
Benefits paid...............................................     (101)         (38)
                                                                -----       ------
          Benefit obligation, end of year...................    $ 920       $  877
                                                                =====       ======
CHANGE IN PLAN ASSETS:
Fair value of plan assets, beginning of year................    $ 911       $  990
Actual return on plan assets................................       47          232
Company contributions.......................................       --          145
Acquisitions/divestitures/other receipts....................        5           --
Benefits paid...............................................      (94)        (456)
                                                                -----       ------
          Fair value of plan assets, end of year............    $ 869       $  911
                                                                =====       ======
Benefit obligation in excess of (less than) plan assets.....    $  51       $  (34)
Unrecognized actuarial (gain) loss..........................      (43)           7
Unrecognized prior service cost.............................      128          140
Unrecognized net transition asset...........................        8           12
                                                                -----       ------
          Net amount recognized, end of year................    $ 144       $  125
                                                                =====       ======
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
Accrued benefit cost........................................    $ 144       $  125
Additional minimum liability................................       16           23
Accumulated other comprehensive income (loss)...............      (16)         (23)
                                                                -----       ------
          Net amount recognized, end of year................    $ 144       $  125
                                                                =====       ======

     Eastman Chemical's worldwide net pension cost was $32 million, $58 million and $93 million in 2000, 1999 and 1998, respectively.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     A summary of the components of net periodic benefit cost recognized for Eastman Chemical's U.S. defined benefit pension plans follows:

  SUMMARY OF BENEFIT COSTS

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost................................................  $  29   $  42   $  47
Interest cost...............................................     68      86      93
Expected return on assets...................................    (64)    (78)    (73)
Amortization of:
  Transition asset..........................................     (4)     (6)     (4)
  Prior service cost........................................    (12)     (5)      5
  Actuarial loss............................................      7      14      19
                                                              -----   -----   -----
          Net periodic benefit cost.........................  $  24   $  53   $  87
                                                              =====   =====   =====
WEIGHTED-AVERAGE ASSUMPTIONS AS OF END OF YEAR:
Discount rate...............................................   7.75%   8.15%   6.75%
Expected return on plan assets..............................   9.50%   9.50%   9.50%
Rate of compensation increase...............................   4.25%   4.50%   3.75%

     In 1999, Eastman Chemical recorded a pretax gain of $12 million for the partial settlement of pension benefit liabilities resulting from a large number of employee retirements related to a voluntary and involuntary separation program. In 1998, a partial settlement and curtailment of pension and other postemployment benefit liabilities resulted from the expiration of the Holston Defense Corporation contract. This resulted in recognition of approximately $35 million of previously unrecognized liabilities, but had no effect on earnings because Eastman Chemical also recorded a receivable from the Department of Army for expected reimbursement of such amounts.

15. POSTRETIREMENT WELFARE PLANS

     Eastman provides life insurance and health care benefits for eligible retirees and health care benefits for retirees' eligible survivors. In general, Eastman Chemical provides those benefits to retirees eligible under its U.S. pension plans.

     A few of Eastman Chemical's non-U.S. operations have supplemental health benefit plans for certain retirees, the cost of which is not significant to Eastman Chemical.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     The following tables set forth the status of Eastman Chemical's U.S. plans at December 31, 2000 and 1999:

  SUMMARY BALANCE SHEET

                                                              2000   1999
                                                              ----   ----
                                                              (DOLLARS IN
                                                               MILLIONS)
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation, beginning of year.......................  $587   $617
Service cost................................................     5      7
Interest cost...............................................    48     43
Plan participants' contributions............................    --      1
Actuarial loss (gain).......................................    38    (50)
Benefits paid...............................................   (33)   (31)
                                                              ----   ----
Benefit obligation, end of year.............................  $645   $587
                                                              ====   ====
CHANGE IN PLAN ASSETS:
Fair value of plan assets, beginning of year................  $ 41   $ 45
Actual return on plan assets................................     2     --
Company contributions.......................................    26     21
Plan participants' contributions............................    --      1
Benefits paid...............................................   (32)   (26)
                                                              ----   ----
          Fair value of plan assets, end of year............  $ 37   $ 41
                                                              ====   ====
Benefit obligations in excess of plan assets................  $608   $546
Unrecognized actuarial loss.................................   (84)   (47)
Unrecognized prior service cost.............................    36     39
                                                              ----   ----
          Net amount recognized, end of year................  $560   $538
                                                              ====   ====
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
Accrued benefit cost........................................  $560   $538
                                                              ----   ----
          Net amount recognized, end of year................  $560   $538
                                                              ====   ====

     A 1% increase in health care cost trend would increase the 2000 service and interest costs by $2 million, and the 2000 benefit obligation by $32 million. A 1% decrease in health care cost trend would decrease the 2000 service and interest costs by $2 million and the 2000 benefit obligation by $28 million.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

     The net periodic postretirement benefit cost follows:

  SUMMARY OF BENEFIT COSTS

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost................................................  $   4   $   7   $   8
Interest cost...............................................     48      42      39
Expected return on assets...................................     (2)     (2)     (2)
Amortization of:
  Prior service cost........................................     (3)     (3)     (4)
  Actuarial loss............................................      1       2       1
                                                              -----   -----   -----
          Net periodic benefit cost.........................  $  48   $  46   $  42
                                                              =====   =====   =====
WEIGHTED-AVERAGE ASSUMPTIONS AS OF END OF YEAR:
Discount rate...............................................   7.75%   8.15%   6.75%
Expected return on plan assets..............................   9.50%   9.00%   9.00%
Rate of compensation increase...............................   4.25%   4.50%   3.75%
Health care cost trend
  Initial...................................................   7.00%   7.00%   7.00%
  Decreasing to ultimate trend of...........................   5.00%   5.25%   4.75%
     in year................................................   2006    2005    2004

     In 1998, a partial settlement and curtailment of pension and other postemployment benefit liabilities resulted from the December 31, 1998, expiration of the Holston Defense Corporation contract. This resulted in recognition of approximately $35 million of previously unrecognized liabilities, but had no effect on earnings because Eastman Chemical also recorded a receivable from the Department of Army for expected reimbursement of such amounts.

16. EMPLOYEE SEPARATIONS

     In the fourth quarter 1999, Eastman Chemical accrued costs associated with employee terminations which resulted from voluntary and involuntary employee separations that occurred during the fourth quarter 1999. The voluntary and involuntary separations resulted in a reduction of about 1,200 employees. About 760 employees who were eligible for full retirement benefits left Eastman Chemical under a voluntary separation program and approximately 400 additional employees were involuntarily separated from Eastman Chemical. Employees separated under these programs each received a separation package equaling two weeks' pay for each year of employment, up to a maximum of one year's pay and subject to certain minimum payments. Approximately $71 million was accrued in 1999 for termination allowance payments associated with the separations, of which $6 million was paid in 1999 and $58 million was paid during 2000. As of December 31, 2000, a balance of $7 million remains to be paid and is included in other current liabilities in the Consolidated Statements of Financial Position.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

17. HOLSTON DEFENSE CORPORATION

     Holston Defense Corporation, or Holston, a wholly-owned subsidiary of Eastman Chemical, managed the government-owned Holston Army Ammunition Plant in Kingsport, Tennessee, or the Facility, under contract with the Department of Army from 1949 until expiration of the contract, or the Contract, on December 31, 1998. The Department of Army awarded a contract to manage the Facility to a third party effective January 1, 1999.

     The Contract provided for reimbursement of allowable costs incurred by Holston. During the fourth quarter 1999, the Department of Army reimbursed approximately $20 million of previously expensed pension costs. This reimbursement was credited to earnings in the fourth quarter 1999.

18. SEGMENT INFORMATION

     As described in Note 23, Eastman Chemical plans to separate into two independent public companies by the end of 2001. The planned spin-off and related management changes completed in the second quarter of 2001 resulted in certain specialty plastics products, primarily copolyesters, moving between segments. Effective with the second quarter 2001, Eastman Chemical began reporting financial results in five operating segments: the CASPI segment; the PCI segment; the SP segment; the Polymers segment; and the Fibers segment. Through first quarter 2001, Eastman Chemical managed and reported its operations in two segments -- Chemicals and Polymers. Through 1999, Eastman Chemical's products and operations were managed and reported in three operating segments -- Specialty and Performance, Core Plastics, and Chemical Intermediates.

     The CASPI segment, which refers to the coatings, adhesives, specialty polymers and inks operating segment, manufactures raw materials, additives and specialty polymers primarily for the paints and coatings, inks and graphic arts and adhesives markets. CASPI's products consist of binders and resins, liquid vehicles, pigment concentrates and additives, unsaturated polyester resins and polyester and acrylic emulsions. Binders and resins, such as alkyd and polyester resins, hydrocarbon resins and rosins and rosin esters, are used in adhesives as a key component and in paints and inks to form a protective coating or film and bind color to the substrate. Liquid vehicles, such as ester, ketone and alcohol solvents, maintain the binders in liquid form for ease of application. Pigment concentrates and additives, such as cellulosic polymers, Texanol coalescing aid and chlorinated polyolefins, provide different properties or performance enhancements to the end product. Unsaturated polyester resins are used primarily in gel coats and fiberglass reinforced plastics. Polyester and acrylic emulsions are traditionally used to protect fibers during processing in textile manufacturing, and the technology is being extended for use in waterbased paints, coatings and inks.

     The PCI segment, which refers to the performance chemicals and intermediates operating segment, manufactures chemicals for agricultural products, fibers, food and beverage ingredients, photographic chemicals, pharmaceutical intermediates, polymer compounding, custom synthesis and chemical manufacturing intermediates.

     The SP segment, which refers to the specialty plastics operating segment, manufactures copolyesters and cellulosic plastics for value-added end uses such as consumer products, medical devices, electrical connectors, medical packaging, heavy gauge sheeting for signs and displays, specialty packaging films and tape.

     The polymers segment manufactures a broad line of PET polymers and polyethylene products for the beverage bottle and consumer and industrial products markets. PET polymers serve as source products for containers for, among other things, carbonated soft drinks, water, beer and personal care items, and food containers that are suitable for both conventional and microwave oven use. The polymers segment also

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES offers low density polyethylene and linear low density polyethylene, which are used primarily for packaging and film applications and in extrusion coated containers such as milk and juice cartons.

     The fibers segment manufactures acetate tow and Estrobond triacetin plasticizers for the cigarette filter market, acetate yarn for textile markets, and acetate flake and acetyl raw materials for acetate fibers and plastics uses.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Corporate and certain other costs are allocated to operating segments using systematic allocation methods consistently applied. Senior management believes presenting the operating segments' performance with these costs allocated is appropriate in the circumstances. Non-operating income and expense, including interest cost, are not allocated to operating segments.

     Sales revenue presented below represents sales to third parties. Intersegment transfers, recorded at cost, have been eliminated and have no impact on earnings.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     1999     1998
                                                              ------   ------   ------
                                                               (DOLLARS IN MILLIONS)
SALES
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers, and Inks.........  $1,176   $  836   $  651
  Performance Chemicals and Intermediates...................   1,297    1,245    1,290
  Specialty Plastics........................................     550      531      487
                                                              ------   ------   ------
          Total Chemicals Group.............................   3,023    2,612    2,428
                                                              ======   ======   ======
Polymers Group Segments:
  Polymers..................................................   1,636    1,344    1,346
  Fibers....................................................     633      634      707
                                                              ------   ------   ------
          Total Polymers Group..............................   2,269    1,978    2,053
                                                              ------   ------   ------
          Consolidated Eastman Total........................  $5,292   $4,590   $4,481
                                                              ======   ======   ======
OPERATING EARNINGS (LOSS)(1)
Chemicals Group Segments
  Coatings, Adhesives, Specialty Polymers, and Inks.........  $  123   $  121   $  147
  Performance Chemicals and Intermediates...................      87       (2)      88
  Specialty Plastics........................................     103       80       77
                                                              ------   ------   ------
          Total Chemicals Group.............................     313      199      312
                                                              ------   ------   ------
Polymers Group Segments:
  Polymers..................................................      99     (104)      (2)
  Fibers....................................................     150      107      124
                                                              ------   ------   ------
          Total Polymers Group..............................     249        3      122
                                                              ------   ------   ------
          Consolidated Eastman Total........................  $  562   $  202   $  434
                                                              ======   ======   ======

---------------

(1) Operating earnings for 2000 include the effect of nonrecurring charges for the write-off of in-process research and development related to the McWhorter acquisition; charges related to phase-out of operations at Chocolate Bayou, Texas, and Distillation Products Industries in Rochester, New York; and certain litigation costs; partially offset by a gain related to the sale of certain assets. These charges are reflected in segments as follows: Performance Chemicals and Intermediates segment $12

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES million, Coatings, Adhesives, Specialty Polymers, and Inks segment $9 million, and Polymers segment ($1) million.

     Operating earnings for 1999 include the effect of a charge for employee separations; a charge for the write-off of in-process research and development related to the Lawter acquisition; charges related to certain discontinued capital projects, underperforming assets, and phase-out of operations at certain sites; and other items; partially offset by a gain recognized on the reimbursement of previously expensed pension costs and a gain on pension settlement. These nonrecurring items are reflected in segments as follows: Polymers segment $37 million, Performance Chemicals and Intermediates segment $32 million, Coatings, Adhesives, Specialty Polymers, and Inks segment $30 million, Specialty Plastics segment $10 million, and Fibers segment $8 million.

     Operating earnings for 1998 include the effect of charges related to a fine for violation of the Sherman Act; charges related to certain underperforming assets and discontinued capital projects; the impact of a power outage at the Kingsport, Tennessee, manufacturing site; and other items. These nonrecurring items are reflected in segments as follows:
     Performance Chemicals and Intermediates segment $27 million, Coatings, Adhesives, Specialty Polymers, and Inks segment $20 million, Fibers segment $2 million, Specialty Plastics segment $1 million, and Polymers segment $1 million.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                                                               YEAR ENDED DECEMBER 31,
                                                               ------------------------
                                                                2000     1999     1998
                                                               ------   ------   ------
                                                                (DOLLARS IN MILLIONS)
ASSETS
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers, and Inks.........   $1,856   $1,390   $  663
  Performance Chemicals and Intermediates...................    1,443    1,497    1,565
  Specialty Plastics........................................      989    1,098    1,061
                                                               ------   ------   ------
          Total Chemicals Group.............................    4,288    3,985    3,289
                                                               ======   ======   ======
Polymers Group Segments:
  Polymers..................................................    1,604    1,634    1,805
  Fibers....................................................      658      684      756
                                                               ------   ------   ------
          Total Polymers Group..............................    2,262    2,318    2,561
                                                               ------   ------   ------
          Consolidated Eastman Total........................   $6,550   $6,303   $5,850
                                                               ======   ======   ======
DEPRECIATION EXPENSE
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers, and Inks.........   $   86   $   66   $   52
  Performance Chemicals and Intermediates...................       80       80       80
  Specialty Plastics........................................       63       64       63
                                                               ------   ------   ------
          Total Chemicals Group.............................      229      210      195
                                                               ------   ------   ------
Polymers Group Segments:
  Polymers..................................................      104      107      106
  Fibers....................................................       49       51       50
                                                               ------   ------   ------
          Total Polymers Group..............................      153      158      156
                                                               ------   ------   ------
          Consolidated Eastman Total........................   $  382   $  368   $  351
                                                               ======   ======   ======
CAPITAL EXPENDITURES
Chemicals Group Segments:
  Coatings, Adhesives, Specialty Polymers, and Inks.........   $   55   $   34   $   46
  Performance Chemicals and Intermediates...................       46       92      205
  Specialty Plastics........................................       30       35       75
                                                               ------   ------   ------
          Total Chemicals Group.............................      131      161      326
                                                               ------   ------   ------
Polymers Group Segments:
  Polymers..................................................       71       95      137
  Fibers....................................................       24       36       37
                                                               ------   ------   ------
          Total Polymers Group..............................       95      131      174
                                                               ------   ------   ------
          Consolidated Eastman Total........................   $  226   $  292   $  500
                                                               ======   ======   ======

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

  GEOGRAPHIC INFORMATION

                                                               2000     1999     1998
                                                              ------   ------   ------
                                                               (DOLLARS IN MILLIONS)
REVENUES
  United States.............................................  $3,016   $2,662   $2,764
  All foreign countries.....................................   2,276    1,928    1,717
                                                              ------   ------   ------
          Total.............................................  $5,292   $4,590   $4,481
                                                              ======   ======   ======
LONG-LIVED ASSETS, NET
  United States.............................................  $3,009   $3,036   $3,088
  All foreign countries.....................................     916      914      946
                                                              ------   ------   ------
          Total.............................................  $3,925   $3,950   $4,034
                                                              ======   ======   ======

     Revenues are attributed to countries based on customer location. No individual foreign country is material with respect to revenues or long-lived assets.

19. SUPPLEMENTAL CASH FLOW INFORMATION

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Cash paid for interest and income taxes is as follows:
  Interest (net of amounts capitalized).....................  $156    $127    $107
  Income taxes..............................................    90      (4)     80
Details of acquisitions are as follows:
  Fair value of assets acquired.............................  $635    $662    $ 42
  Liabilities assumed.......................................   374     281      10
                                                              ----    ----    ----
          Net cash paid for acquisitions....................   261     381      32
  Cash acquired in acquisitions.............................     4      41       7
                                                              ----    ----    ----
          Cash paid for acquisitions........................  $265    $422    $ 39
                                                              ====    ====    ====

     Cash flows from operating activities include gains from equity investments of $15 million, $10 million and $12 million for 2000, 1999 and 1998, respectively. Derivative financial instruments and related gains and losses are included in cash flows from operating activities. The effect on cash of foreign currency transactions and exchange rate changes for all years presented was insignificant.

     In March 1998, Eastman Chemical issued 536,188 shares of its common stock with a market value of $35 million to its Employee Stock Ownership Plan as partial settlement of the Eastman Performance Plan payout. This noncash transaction is not reflected in the Consolidated Statements of Cash Flows.

20. ENVIRONMENTAL MATTERS

     Certain Eastman Chemical manufacturing sites generate hazardous and nonhazardous wastes, of which the treatment, storage, transportation and disposal are regulated by various governmental agencies. In connection with the cleanup of various hazardous waste sites, Eastman Chemical, along with many other entities, has been designated a potentially responsible party, or PRP, by the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act, which potentially subjects PRPs to joint and several liability for such cleanup costs. In addition, Eastman Chemical will be required to incur costs for environmental remediation and closure/postclosure under the federal Resource Conservation and Recovery Act. Adequate reserves for environmental contingencies have been established in accordance with Eastman Chemical's policies described in Note 1. Because of

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES expected sharing of costs, the availability of legal defenses, and Eastman Chemical's preliminary assessment of actions that may be required, Eastman Chemical does not believe its liability for these environmental matters, individually or in the aggregate, will be material to Eastman's consolidated financial position, results of operations, or competitive position.

     Eastman Chemical's environmental protection and improvement cash expenditures were approximately $195 million, $220 million and $190 million in 2000, 1999 and 1998, respectively, including investments in construction, operations, and development.

21. LEGAL MATTERS

  GENERAL

     Eastman Chemical's operations are parties to or targets of lawsuits, claims, investigations, and proceedings, including product liability, personal injury, patent and intellectual property, commercial, contract, environmental, antitrust, health and safety, and employment matters, which are being handled and defended in the ordinary course of business. While Eastman Chemical is unable to predict the outcome of these matters, it does not believe, based upon currently available facts, that the ultimate resolution of any of such pending matters, including the sorbates litigation described in the following paragraphs, will have a material adverse effect on Eastman Chemical's overall financial position or results of operations. However, adverse developments could negatively impact earnings in a particular period.

  SORBATES LITIGATION

     As previously reported, on September 30, 1998, Eastman Chemical entered into a voluntary plea agreement with the U.S. Department of Justice and agreed to pay an $11 million fine to resolve a charge brought against Eastman Chemical for violation of Section One of the Sherman Act. Under the agreement, the Company entered a plea of guilty to one count of price-fixing for sorbates, a class of food preservatives, from January 1995 through June 1997. The plea agreement was approved by the United States District Court for the Northern District of California on October 21, 1998. Eastman Chemical recognized the entire fine in third quarter 1998 and is paying the fine in installments over a period of five years. On October 26, 1999, Eastman Chemical pleaded guilty in a Federal Court of Canada to a violation of the Competition Act of Canada and was fined $780,000 (Canadian). The plea admitted that the same conduct that was the subject of the September 30, 1998 plea in the United States had occurred with respect to sorbates sold in Canada, and prohibited repetition of the conduct and provides for future monitoring. The fine has been paid and was recognized as a charge against earnings in the fourth quarter 1999.

     In addition, Eastman Chemical, along with other companies, is currently a defendant in twenty-one antitrust lawsuits brought subsequent to Eastman Chemical's plea agreements as putative class actions on behalf of certain purchasers of sorbates in the United States and Canada. In each lawsuit, the plaintiffs allege that the defendants engaged in a conspiracy to fix the price of sorbates and that the class members paid more for sorbates than they would have paid absent the defendants' conspiracy. Seven of the lawsuits are pending in California state court in a consolidated action and allege state antitrust and consumer protection violations on behalf of classes of indirect purchasers of sorbates; six of the lawsuits are pending in the United States District Court for the Northern District of California in a consolidated action and allege federal antitrust violations on behalf of classes of direct purchasers of sorbates; two lawsuits were filed in Tennessee state courts under the antitrust and consumer protection laws of various states, including Tennessee, on behalf of classes of indirect purchasers of sorbates in those states; two lawsuits were filed in Wisconsin State Court under various state antitrust laws on behalf of a class of indirect purchasers of sorbates in those states; two lawsuits were filed in Kansas State Court under Kansas antitrust laws on behalf of a class of indirect purchasers of sorbates in that state; one lawsuit was filed in New Mexico State

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

Court under New Mexico antitrust laws on behalf of a class of indirect purchasers of sorbates in that state; one lawsuit was filed in the Ontario Superior Court of Justice under the federal competition law and pursuant to common law causes of action on behalf of a class of direct and indirect purchasers of sorbates in Canada; and one lawsuit was filed in the Quebec Superior Court under the federal competition law on behalf of a class of direct and indirect purchasers of sorbates in the Province of Quebec. The plaintiffs in most cases seek damages of unspecified amounts, attorneys' fees and costs, and other unspecified relief; in addition, certain of the actions claim restitution, injunction against alleged illegal conduct, and other equitable relief. Eastman Chemical has reached settlements in the direct and indirect purchaser class actions pending in California. The California direct purchaser settlement has received final court approval; the California indirect purchaser settlement has yet to be finally approved by the court. One of the two indirect purchaser actions in Tennessee has been preliminarily approved by the trial court in Davidson County, Tennessee, and appellate review of that court's action is presently underway. Eastman Chemical has also reached preliminary settlements that would resolve the Wisconsin and New Mexico indirect purchaser actions; however, these settlements require further court approval. Each of the remaining class actions is in the preliminary discovery stage, with no class having been certified to date.

     Eastman Chemical has also been included as a defendant in two separate lawsuits concerning sorbates currently pending in the United States District Court for the Northern District of California, one filed on behalf of Dean Foods Company, Kraft Foods, Inc. and Ralston Purina Company, and the other filed on behalf of Conopco, Inc. Both lawsuits allege that the defendants engaged in a conspiracy to fix the price of sorbates in violation of Section One of the Sherman Act and that the plaintiffs were direct purchasers of sorbates from the defendants. These plaintiffs elected to opt out of the final class action settlement of the federal direct purchaser cases in California and are pursuing their claims individually.

     Eastman Chemical intends to continue vigorously to defend these actions unless they can be settled on terms acceptable to the parties. These matters could result in Eastman Chemical being subject to monetary damages and expenses. Eastman Chemical recognized charges to earnings in the fourth quarter 1998, the fourth quarter 1999, and the first and second quarters of 2000 for estimated costs, including legal fees, related to the pending sorbates litigation described above. The ultimate outcome of these matters cannot presently be determined, however, and they may result in greater or lesser liability than that currently provided for in Eastman Chemical's financial statements.

  ENVIRONMENTAL MATTER

     As previously reported, in May 1997, Eastman Chemical received notice from the Tennessee Department of Environment and Conservation, or TDEC, alleging that the manner in which hazardous waste was fed into certain boilers at the Tennessee Eastman facility in Kingsport, Tennessee violated provisions of the Tennessee Hazardous Waste Management Act. The Company had voluntarily disclosed this matter to TDEC in December 1996. Over a three year period, Eastman Chemical has provided extensive information relating to this matter to TDEC, the U.S. Environmental Protection Agency, or EPA, and the U.S. Department of Justice. On September 7, 1999, Eastman Chemical and EPA entered into a Consent Agreement and Consent Order whereby Eastman Chemical agreed to pay a civil penalty of $2.75 million to EPA for an alleged violation concerning monitoring and recordkeeping. Eastman Chemical recognized the fine in 1999 and paid the fine in three installments over a period of one year. Various agencies are continuing to review the information submitted by Eastman Chemical.

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

22. QUARTERLY SALES AND EARNINGS DATA -- UNAUDITED

                                                              1ST QTR.   2ND QTR.   3RD QTR.   4TH QTR.
                                                              --------   --------   --------   --------
                                                                        (DOLLARS IN MILLIONS,
                                                                      EXCEPT PER SHARE AMOUNTS)
2000(1)
Sales.......................................................   $1,217     $1,316     $1,387     $1,372
Gross profit................................................      250        290        291        235
Operating earnings..........................................      132        173        154        103
Earnings before income taxes................................      102        128        145         78
Provision for income taxes..................................       34         42         48         26
Net earnings................................................       68         86         97         52
Basic earnings per share(3).................................      .88       1.12       1.27        .68
Diluted earnings per share(3)...............................      .88       1.12       1.27        .68
1999(2)
Sales.......................................................   $1,023     $1,122     $1,190     $1,255
Gross profit................................................      194        225        215        188
Operating earnings (loss)...................................       71         96         75        (40)
Earnings before income taxes................................       37         64         49        (78)
Provision for income taxes..................................       12         21         17        (26)
Net earnings (loss).........................................       25         43         32        (52)
Basic earnings (loss) per share(3)..........................      .32        .55        .42       (.67)
Diluted earnings (loss) per share(3)........................      .31        .54        .42       (.67)

---------------

(1) Second quarter 2000 includes nonrecurring charges related to phase-out of operations at Chocolate Bayou, Texas, and Distillation Products Industries in Rochester, New York, and certain litigation costs. Third quarter 2000 includes a nonrecurring gain related to the initial public offering of shares of Genencor International, Inc., and additional nonrecurring charges related to phase-out of operations at Chocolate Bayou, Texas, and the write-off of in-process research and development related to the McWhorter acquisition.
(2) First quarter 1999 includes charges related to a discontinued capital project and phase-out of operations at Distillation Products Industries in Rochester, New York. Third quarter 1999 includes a nonrecurring gain from the sale of assets. Fourth quarter 1999 includes the effect of a charge for employee separations; a charge for the write-off of in-process research and development related to the Lawter acquisition; charges related to certain discontinued capital projects, underperforming assets, and phase-out of operations at certain sites, including Eastman Chemical's sorbates manufacturing facilities in Chocolate Bayou, Texas; and other items; partially offset by a gain recognized on the reimbursement of previously expensed pension costs and a gain from pension settlement.
(3) Each quarter is calculated as a discrete period; the sum of the four quarters may not equal the calculated full-year amount.

23. SUBSEQUENT EVENTS

  CREATION OF TWO INDEPENDENT COMPANIES THROUGH SPIN-OFF

     Eastman Chemical reported on February 5, 2001 that its board of directors has authorized management to pursue a plan that would result in Eastman Chemical becoming two independent public companies. Under the plan, Eastman Chemical would separate its business into two companies -- a specialty chemicals and plastics company and a polyethylene terephthalate, or PET, polymer and acetate fibers company. The specialty chemicals and plastics company would include the coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates, and speciality plastics businesses of

          EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

Eastman Chemical, and will continue Eastman Chemical's strategic initiatives in less capital intensive businesses. The PET and acetate fibers company would include Eastman Chemical's PET polymers, acetate fibers and polyethylene products.

     The new companies are expected to be launched through a spin-off in the form of a tax-free stock dividend to be effective by the end of the fourth quarter 2001, subject to a favorable Internal Revenue Service ruling that the distribution of shares will be tax-free to shareowners, final approval of the transaction by the board of directors, and other customary conditions. Immediately after the spin-off, Eastman Chemical shareowners would own shares in both companies. Eastman Chemical has not yet finalized all aspects of the transaction, but expects the capital structures of the companies to be appropriate for each company's financial profile and that each company will maintain investment-grade ratings. Eastman Chemical expects to record a one-time charge in connection with the spin-off.

  ACQUISITION OF CERTAIN BUSINESSES OF HERCULES INCORPORATED

     As previously reported, Eastman Chemical has entered into a letter of intent with Hercules Incorporated ("Hercules") to acquire Hercules' hydrocarbon resins and select portions of its rosins resins businesses. These businesses generated approximately $300 million in sales revenue in 1999. Subject to the negotiation of customary agreements, approval by the boards of directors of both companies, and regulatory approvals, the transaction is expected to be completed early in second quarter 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowners of Eastman Chemical Company

     In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of earnings (loss), comprehensive income (loss) and of cash flows present fairly, in all material respects, the financial position of Eastman Company (as described in Note 1 to the consolidated financial statements) and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1 to the consolidated financial statements, on January 1, 1999, the Company adopted AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use."

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
October 22, 2001

                        EASTMAN COMPANY AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                        AND COMPREHENSIVE INCOME (LOSS)

                                                           SIX MONTHS
                                                              ENDED
                                                            JUNE 30,          YEAR ENDED DECEMBER 31,
                                                        -----------------   ---------------------------
                                                         2001      2000      2000      1999      1998
                                                        -------   -------   -------   -------   -------
                                                           (UNAUDITED)
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Sales to third parties................................  $1,582    $1,412    $3,023    $2,612    $2,428
Sales to Eastman Chemical.............................     337       321       642       575       559
                                                        ------    ------    ------    ------    ------
  Sales...............................................   1,919     1,733     3,665     3,187     2,987
Cost of sales to third parties........................   1,306     1,079     2,361     1,978     1,770
Cost of sales to Eastman Chemical.....................     337       321       642       575       559
                                                        ------    ------    ------    ------    ------
  Cost of sales.......................................   1,643     1,400     3,003     2,553     2,329
Asset impairments and restructuring costs.............      80         9        13        35        33
                                                        ------    ------    ------    ------    ------
Gross profit..........................................     196       324       649       599       625
Selling and general administrative expenses...........     145       100       223       223       191
Research and development costs........................      58        50       104       123       122
Write-off of acquired in-process research and
  development.........................................       8        --         9        25        --
Employee separations and pension
  settlement/curtailment..............................      --        --        --        29        --
                                                        ------    ------    ------    ------    ------
Operating earnings (loss).............................     (15)      174       313       199       312
Interest expense, net.................................      50        40        88        75        55
Gain recognized on initial public offering of equity
  investment..........................................      --        --       (38)       --        --
Other income..........................................      (8)      (14)      (34)      (18)      (16)
Other charges.........................................      20        24        44        30         2
                                                        ------    ------    ------    ------    ------
Earnings (loss) before income taxes...................     (77)      124       253       112       271
Provision (benefit) for income taxes..................     (36)       41        91        42        91
                                                        ------    ------    ------    ------    ------
Net earnings (loss)...................................  $  (41)   $   83    $  162    $   70    $  180
                                                        ======    ======    ======    ======    ======
Pro forma earnings (loss) per share (unaudited)
  Basic...............................................  $(0.53)   $ 1.08    $ 2.11    $ 0.91    $ 2.35
                                                        ======    ======    ======    ======    ======
  Diluted.............................................  $(0.53)   $ 1.07    $ 2.10    $ 0.91    $ 2.33
                                                        ======    ======    ======    ======    ======
Shares used to calculate pro forma earnings (loss) per
  share (unaudited)
  Basic...............................................    76.7      76.7      76.7      76.7      76.7
                                                        ======    ======    ======    ======    ======
  Diluted.............................................    76.7      77.3      77.3      77.3      77.3
                                                        ======    ======    ======    ======    ======
COMPREHENSIVE INCOME (LOSS)
  Net earnings (loss).................................  $  (41)   $   83    $  162    $   70    $  180
  Other comprehensive income (loss)...................     (20)      (20)      (44)       (9)        7
                                                        ------    ------    ------    ------    ------
Comprehensive income (loss)...........................  $  (61)   $   63    $  118    $   61    $  187
                                                        ======    ======    ======    ======    ======

   The accompanying notes are an integral part of these financial statements.

                        EASTMAN COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                             DECEMBER 31,
                                                               JUNE 30,     ---------------
                                                                 2001        2000     1999
                                                              -----------   ------   ------
                                                              (UNAUDITED)
                                                                  (DOLLARS IN MILLIONS)
                                          ASSETS
Current assets
  Cash and cash equivalents.................................    $   --      $   --   $   --
  Trade receivables, net of allowance of $11, $9, and $7....       359         343      294
  Miscellaneous receivables.................................        49          48       49
  Inventories...............................................       535         411      291
  Other current assets......................................        65          61      106
                                                                ------      ------   ------
          Total current assets..............................     1,008         863      740
                                                                ------      ------   ------
Properties
  Properties and equipment at cost..........................     5,792       5,947    5,713
  Less: Accumulated depreciation............................     3,187       3,338    3,186
                                                                ------      ------   ------
          Net properties....................................     2,605       2,609    2,527
                                                                ------      ------   ------
Goodwill, net of accumulated amortization of $35, $28, and
  $14.......................................................       336         344      271
Other intangibles, net of accumulated amortization of $29,
  $20, and $6...............................................       268         277      175
Other noncurrent assets.....................................       363         322      239
                                                                ------      ------   ------
Total assets................................................    $4,580      $4,415   $3,952
                                                                ======      ======   ======

                          LIABILITIES AND EASTMAN CHEMICAL EQUITY
Current liabilities
  Payables and other current liabilities....................    $  552      $  693   $  579
                                                                ------      ------   ------
          Total current liabilities.........................       552         693      579
Deferred income tax credits.................................       530         530      418
Postemployment obligations..................................       270         258      240
Other long-term liabilities.................................        65          76       81
                                                                ------      ------   ------
          Total liabilities.................................     1,417       1,557    1,318
                                                                ------      ------   ------
Other comprehensive income..................................       (78)        (58)     (14)
Eastman Chemical's investment in Eastman Company............     3,241       2,916    2,648
                                                                ------      ------   ------
Eastman Chemical equity.....................................     3,163       2,858    2,634
                                                                ------      ------   ------
Total liabilities and Eastman Chemical equity...............    $4,580      $4,415   $3,952
                                                                ======      ======   ======

   The accompanying notes are an integral part of these financial statements.

                        EASTMAN COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED             YEAR ENDED
                                                           JUNE 30,                DECEMBER 31,
                                                   -------------------------   ---------------------
                                                      2001          2000       2000    1999    1998
                                                   -----------   -----------   -----   -----   -----
                                                   (UNAUDITED)   (UNAUDITED)
                                                                 (DOLLARS IN MILLIONS)
Cash flows from operating activities
  Net earnings (loss)............................     $ (41)        $  83      $ 162   $  70   $ 180
                                                      -----         -----      -----   -----   -----
Adjustments to reconcile net earnings to net cash
  provided by operating activities, net of effect
  of acquisitions
  Depreciation and amortization..................       150           142        288     252     228
  Gain recognized on initial public offering of
     equity investment...........................        --            --        (38)     --      --
  Write-off of impaired assets...................        76            --         --      34      33
  Write-off of acquired in-process research and
     development.................................         8            --          9      25      --
  Provision (benefit) for deferred income
     taxes.......................................        (1)            6         46     (21)     52
  (Increase) decrease in receivables.............       (17)            9         56     121      (8)
  (Increase) decrease in inventories.............       (69)          (74)       (65)     45      31
  Increase (decrease) in employee benefit
     liabilities and incentive pay...............       (43)            6         24     (72)     18
  Increase (decrease) in liabilities excluding
     borrowings, employee benefit liabilities,
     and incentive pay...........................       (98)            6        (25)     14     (14)
  Other items, net...............................        13            54          5      (1)     58
                                                      -----         -----      -----   -----   -----
  Total adjustments..............................        19           149        300     397     398
                                                      -----         -----      -----   -----   -----
  Net cash provided by (used in) operating
     activities..................................       (22)          232        462     467     578
                                                      -----         -----      -----   -----   -----
Cash flows from investing activities
  Additions to properties and equipment..........       (80)          (55)      (156)   (191)   (358)
  Acquisitions, net of cash acquired.............      (250)          (52)      (261)   (381)    (32)
  Additions to capitalized software..............       (11)           (7)       (16)    (18)     --
  Other investments..............................        (7)          (23)       (30)     --      --
  Proceeds from sales of investments.............        --            --         12      --      --
  Proceeds from sales of fixed assets............         4            60         61      --      --
  Other items....................................        --            --         --       2       5
                                                      -----         -----      -----   -----   -----
          Net cash used in investing
            activities...........................      (344)          (77)      (390)   (588)   (385)
                                                      -----         -----      -----   -----   -----
Cash flows from financing activities
  Net transactions with Eastman Chemical.........       366          (155)       (72)    121    (193)
                                                      -----         -----      -----   -----   -----
          Net cash provided by (used in)
            financing activities.................       366          (155)       (72)    121    (193)
                                                      -----         -----      -----   -----   -----
          Net change in cash and cash
            equivalents..........................        --            --         --      --      --
Cash and cash equivalents at beginning of year...        --            --         --      --      --
                                                      -----         -----      -----   -----   -----
Cash and cash equivalents at end of year.........     $  --         $  --      $  --   $  --   $  --
                                                      =====         =====      =====   =====   =====

   The accompanying notes are an integral part of these financial statements.

                        EASTMAN COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

FINANCIAL STATEMENT PRESENTATION

     The accompanying financial statements of Eastman Company and subsidiaries, referred to as Eastman Company, are prepared in conformity with accounting principles generally accepted in the United States of America and of necessity include some amounts that are based upon management estimates and judgments. Future actual results could differ from such current estimates. The accompanying unaudited interim consolidated financial statements have been prepared by Eastman Company in accordance and consistent with the accounting policies in these footnotes. In the opinion of Eastman Chemical, all normal recurring adjustments necessary for a fair presentation have been included in the unaudited interim consolidated financial statements. The accompanying combined financial statements, herein referred to as consolidated financial statements, have been prepared on a basis which reflects the historical financial statements of Eastman Company assuming that the operations of Eastman Chemical expected to be contributed to Eastman Company in connection with the spin-off of Eastman Company to Eastman Chemical's stockholders, referred to as the Distribution, were organized as a separate legal entity, owning certain net assets of Eastman Chemical. Generally, only those assets and liabilities of the ongoing Eastman Chemical business expected to be transferred to Eastman Company prior to the Distribution were included in the Consolidated Statement of Financial Position.

     Eastman Chemical provided certain general and administrative services to Eastman Company, including finance, legal, treasury, information systems, human resources and distribution. The costs for these services were allocated to Eastman Company using various percentages based on actual measurable results of operations and budgeted results of operations. These measurement bases, determined to be reasonable by management, include, but are not limited to, the percentage of Eastman Company sales revenue, sale quantities, employee hours incurred by Eastman Company, freight and duty costs to the total Eastman Chemical costs of these respective items. As a result of the Distribution, Eastman Company will be required to perform these general and administrative services using its own resources or purchased services and will be responsible for the costs and expenses associated with the management of a public company. It is estimated that annual selling and general administrative expenses would have been $20 million to $30 million higher if Eastman Company had been unaffiliated with Eastman Chemical.

     As described in Notes 12 and 13, Eastman Company employees participate in various Eastman Chemical pension, health care, savings and other benefit plans. The costs and certain obligations related to these plans are included in Eastman Company consolidated financial statements generally based on the percentage of Eastman Company personnel to total Eastman Chemical personnel.

     Certain assets and liabilities related to Eastman Company's operations have been managed and controlled by Eastman Chemical on a centralized basis. Certain assets and a portion of post-employment obligations and other long-term liabilities have been allocated to Eastman Company in the manner described in preceding paragraphs for allocating general and administrative expenses and benefit plans.

     Eastman Chemical uses a centralized approach to cash management and the financing of its operations. As a result, cash and cash equivalents and debt were not allocated to Eastman Company in the historical financial statements. Eastman Company generally has not had borrowings except amounts due to Eastman Chemical. However, interest expense has been allocated to Eastman Company in the consolidated financial statements based upon the percentage of Eastman Company assets to total Eastman Chemical assets.

     The allocation methodology followed in preparing the consolidated financial statements may not necessarily reflect the results of operations, cash flows, or financial position of Eastman Company in the future, or what the results of operations, cash flows, or financial position would have been had Eastman Company been a separate stand-alone public entity.

               EASTMAN COMPANY AND SUBSIDIARIES

PENDING DISTRIBUTION

     In February 2001, Eastman Chemical's board of directors approved in principle a plan to spin off Eastman Company to the stockholders of Eastman Chemical. In the Distribution, each of Eastman Chemical's stockholders will receive a pro rata share of the voting common stock of Eastman Company in a special dividend and Eastman Company will become a separately traded, publicly held company. The Distribution is subject to several conditions, including stockholder approval. Eastman Chemical has filed a request for a ruling from the U.S. Internal Revenue Service that this transaction generally would be free from U.S. federal income taxes.

     The Distribution will be accomplished through a distribution agreement that will provide for, among other things, the assets to be contributed to Eastman Company and the liabilities to be assumed by Eastman Company. Eastman Chemical and Eastman Company will also enter into an employee matters agreement to set forth the manner in which assets and liabilities under employee benefit plans and other employment-related liabilities will be divided between them.

     The final determination of the assets to be contributed to Eastman Company and the liabilities to be assumed by Eastman Company will be made pursuant to the agreements to be entered into between Eastman Chemical and Eastman Company in connection with the Distribution. As of the date of the Distribution, the effect of the final transfer will be treated as a direct increase or decrease in "Eastman Chemical Company Equity" in the Consolidated Statement of Financial Position. Regardless of the allocation of the assets and liabilities described in the preceding paragraphs, Eastman Company's Consolidated Statements of Earnings (Loss) include all of the related costs of doing business including an allocation of certain general corporate expenses from Eastman Chemical which were not directly related to Eastman Company.

TRANSLATION OF NON-U.S. CURRENCIES

     Eastman Company uses the local currency as the "functional currency" to translate the accounts of all consolidated entities outside the United States where cash flows are primarily denominated in local currencies. The effects of translating those operations that use the local currency as the functional currency are included as a component of comprehensive income and shareowners' equity. The effects of remeasuring those operations where the U.S. dollar is used as the functional currency and all transaction gains and losses are reflected in current earnings.

REVENUE RECOGNITION

     In 2000, Eastman Company implemented Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements" which specifies the criteria that must be met before revenue is realized or realizable and earned. In accordance with SAB 101, Eastman Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed or determinable, and collectibility is reasonably assured. Appropriate accruals for discounts, volume incentives, and other allowances are recorded as reductions in sales. The implementation of SAB 101 did not have a material impact on sales, operating earnings, or net earnings for 2000 or prior years.

SHIPPING AND HANDLING FEES AND COSTS

     Shipping and handling fees related to sales transactions are billed to customers and are recorded as sales revenue. Shipping and handling costs incurred are recorded in cost of sales.

               EASTMAN COMPANY AND SUBSIDIARIES

ACCOUNTS RECEIVABLE SALES

     Under a planned continuous sale program agreement that Eastman Company is a party to, Eastman Company sells to a third party undivided interests in certain domestic accounts receivable. Undivided interests in designated receivable pools are sold to the purchaser with recourse limited to the receivables purchased. Eastman Company's retained interests in the designated receivable pools are measured at fair value, based on expected future cash flows, using management's best estimates of returns and credit losses commensurate with the risks involved. Eastman Company's retained interests in receivables sold are recorded as trade receivables in the consolidated financial statements. Fees paid by Eastman Company under this agreement are based on certain variable market rate indices and are included in other (income) charges, net, in the consolidated financial statements.

INVENTORIES

     Inventories are valued at cost, which is not in excess of market. The Company determines the cost of most raw materials, work in process, and finished goods inventories in the United States by the last-in, first-out, or LIFO, method. The cost of all other inventories, including inventories outside the United States, is determined by the first-in, first-out, or FIFO, or average cost method.

PROPERTIES

     Eastman Company records properties at cost. Maintenance and repairs are charged to earnings; replacements and betterments are capitalized. When Eastman Company retires or otherwise disposes of assets, it removes the cost of such assets and related accumulated depreciation from the accounts. Eastman Company records any profit or loss on retirement or other disposition in earnings.

DEPRECIATION

     Depreciation expense is calculated based on historical cost and the estimated useful lives of the assets (buildings and building equipment 20 to 50 years; machinery and equipment 3 to 33 years), generally using the straight-line method. For U.S. assets acquired before January 1, 1992, Eastman Company generally uses accelerated methods to calculate the provision for depreciation.

AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangibles are amortized on a straight-line basis over the expected useful lives of the underlying assets, generally from 5 to 40 years.

IMPAIRED ASSETS

     Eastman Company reviews the carrying values of long-lived assets, identifiable intangibles, and goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Eastman Company reviews these assets for impairment based first on estimated future undiscounted cash flows attributable to the assets. An impairment loss for an asset to be held and used is recognized when the fair value of the asset, generally based on discounted estimated future cash flows, is less than the carrying value of the asset. An impairment loss for assets to be disposed of is recognized when the fair value of the asset, less costs to dispose, is less than the carrying value of the asset.

DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments are used by Eastman Company in the management of its exposures to fluctuations in foreign currency, raw materials and energy costs, and interest rates. Such instruments are

               EASTMAN COMPANY AND SUBSIDIARIES
used to mitigate the risk that changes in exchange rates or raw materials and energy costs will adversely affect the eventual dollar cash flows resulting from the hedged transactions.

     Eastman Company enters into forward exchange contracts to hedge certain firm commitments denominated in foreign currencies and currency options to hedge probable anticipated, but not yet committed, export sales and purchase transactions expected within no more than 2 years and denominated in foreign currencies (principally the British pound, French franc, German mark, Italian lira, Canadian dollar, euro, and the Japanese yen). To mitigate short-term fluctuations in market prices for propane and natural gas (major raw materials and energy used in the manufacturing process), Eastman Company enters into forwards and options contracts. From time to time, Eastman Company also utilizes interest rate derivative instruments, primarily swaps, to hedge Eastman Company's exposure to movements in interest rates.

     Eastman Company's forwards and options contracts are accounted for as hedges because the derivative instruments are designated and effective as hedges and reduce Eastman Company's exposure to identified risks. Gains and losses resulting from effective hedges of existing assets, liabilities, firm commitments, or anticipated transactions are deferred and recognized when the offsetting gains and losses are recognized on the related hedged items and are reported as a component of operating earnings.

     Deferred currency option premiums are generally included in other noncurrent assets and are amortized over the life of the contract. The related obligation for payment is generally included in other liabilities and is paid in the period in which the options are exercised or expire and forward exchange contracts mature.

     On January 1, 2001 Eastman Company adopted Statement of Financial Accounting Standard ("SFAS") 133, as amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." The adoption of SFAS 133, as amended by SFAS 138, has not had a material impact on the results of operations. Instruments with a fair value of approximately $30 million, previously not required to be recorded and primarily pertaining to Eastman Company's raw materials and energy cost hedging program, were recognized as miscellaneous receivables in the Consolidated Statement of Financial Position on January 1, 2001. In addition, previously deferred gains of approximately $30 million from the settlement of currency options were reclassified from other current liabilities. These amounts resulted in an after-tax credit to other comprehensive income of approximately $37 million on January 1, 2001.

INVESTMENTS

     Eastman Company includes in other noncurrent assets its investments in joint ventures which are managed as integral parts of Eastman Company's operations and accounted for on the equity basis. Eastman Company includes its share of earnings and losses of such joint ventures in other income and charges.

     Marketable securities held by Eastman Company, currently common or preferred stock, are deemed by management to be available-for-sale and are reported at fair value, with net unrealized gains or losses reported as a component of other comprehensive income in shareowners' equity.

     Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities. Eastman Company includes these investments in other noncurrent assets.

     Other equity investments, for which fair values are not readily determinable, are carried at historical cost and are included in other noncurrent assets.

               EASTMAN COMPANY AND SUBSIDIARIES

OTHER INCOME AND OTHER CHARGES

     Included in other income and other charges are results from equity investments, gains or losses on sales of nonoperating assets, royalty income, gains or losses on foreign exchange transactions, fees on securitized receivables, and other miscellaneous items. Material amounts are separately presented in the Consolidated Statements of Earnings (Loss) and Comprehensive Income (Loss).

PRO FORMA EARNINGS PER SHARE (UNAUDITED)

     Shares used to calculate basic pro forma earnings per share is based on the number of shares expected to be outstanding at the date of Distribution (assumed to be equal to the 76.7 million shares of Eastman Chemical common stock outstanding on June 30, 2001). Shares used to calculate diluted earnings per share is based on the number of shares expected to be issued in the distribution and the dilutive effect stock option and other stock-based instruments of Eastman Chemical, held by Eastman Company employees, that will be converted to equivalent instruments in Eastman Company.

INCOME TAXES

     Eastman Company does not file separate tax returns. It is included in the consolidated returns filed by Eastman Chemical and its subsidiaries in various U.S. and ex-U.S. jurisdictions. The tax provisions reflected in the Consolidated Statements of Earnings (Loss) have been computed as if Eastman Company was a separate company. The accompanying Consolidated Statement of Financial Position includes deferred tax amounts applicable to Eastman Company. Taxes currently payable and income tax payments are recorded directly by Eastman Chemical and, as a result, amounts related to Eastman Company are included in "Net transactions with Eastman Chemical" in the Consolidated Statements of Cash Flows. In connection with the distribution, Eastman Company and Eastman Chemical will enter into a tax matters agreement which will set forth each party's rights and obligations with respect to tax matters for periods before and after the distribution date. This agreement will provide that Eastman Chemical (to be renamed "Voridian") will be responsible for the portion of the consolidated tax liability as of June 30, 2001 that is attributable to Eastman Chemical and its subsidiaries and Eastman Company will be responsible for the portion attributable to the Eastman Company Business.

STOCK-BASED COMPENSATION

     As permitted by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," Eastman Company continues to apply intrinsic value accounting for its stock option plans. Compensation cost for stock options, if any, is measured as the excess of the quoted market price of Eastman Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Eastman Company's pro forma net earnings and pro forma earnings per share based upon the fair value at the grant dates for awards under Eastman Chemical's plans are disclosed in Note 8.

RECOGNITION OF GAINS OR LOSSES ON SUBSIDIARY OR AFFILIATE STOCK SALES

     Gains and losses on subsidiary or affiliate stock sales are recorded in other income or other charges and are separately disclosed in the Statements of Earnings (Loss) and Comprehensive Income (Loss).

COMPENSATED ABSENCES

     Eastman Company accrues compensated absences and related benefits as current charges to earnings.

               EASTMAN COMPANY AND SUBSIDIARIES

COMPUTER SOFTWARE COSTS

     Certain costs, including internal payroll costs, incurred in connection with the development or acquisition of software for internal use are capitalized. Capitalized software costs are amortized on a straight-line basis over three years, the expected useful life of such assets, beginning when the software project is substantially complete and placed in service.

     On January 1, 1999, Eastman Company adopted AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which requires the capitalization of certain costs, including internal payroll costs, incurred in connection with the development or acquisition of software for internal use. Capitalized software costs will be amortized on a straight-line basis over three years, the expected useful life of such assets, beginning when the software project is substantially complete and placed in service. The adoption of this standard resulted in capitalization of $16 million in 2000 and $18 million in 1999 of which approximately $7 million and $2 million was amortized, respectively, for certain internal-use software costs which otherwise would have been expensed. No restatement of prior year results was required.

ENVIRONMENTAL COSTS

     Eastman Company accrues environmental costs when it is probable that Eastman Company has incurred a liability and the amount can be reasonably estimated. Estimated costs associated with closure/postclosure are accrued over the facilities' estimated remaining useful lives. Accruals for environmental liabilities are included in other long-term liabilities at undiscounted amounts and exclude claims for recoveries from insurance companies or other third parties. Environmental costs are capitalized if they extend the life of the related property, increase its capacity, and/or mitigate or prevent future contamination. The cost of operating and maintaining environmental control facilities is charged to expense.

2. INVENTORIES

                                                                           DECEMBER 31,
                                                              JUNE 30,     -------------
                                                                2001       2000    1999
                                                             -----------   -----   -----
                                                             (UNAUDITED)
                                                                (DOLLARS IN MILLIONS)
At FIFO or average cost (approximates current cost)
  Finished goods...........................................     $ 416      $ 344   $ 264
  Work in process..........................................       125         89      83
  Raw materials and supplies...............................       136        162     130
                                                                -----      -----   -----
          Total inventories................................       677        595     477
  Reduction to LIFO value..................................      (142)      (184)   (186)
                                                                -----      -----   -----
Total inventories at LIFO value............................     $ 535      $ 411   $ 291
                                                                =====      =====   =====

     Inventories valued on the LIFO method were approximately 80% of total inventories in each of the periods.

                EASTMAN COMPANY AND SUBSIDIARIES

3. PROPERTIES AND ACCUMULATED DEPRECIATION

PROPERTIES AT COST

                                                                           DECEMBER 31,
                                                             JUNE 30,     ---------------
                                                               2001        2000     1999
                                                            -----------   ------   ------
                                                            (UNAUDITED)
                                                                (DOLLARS IN MILLIONS)
Balance at beginning of year..............................    $5,947      $5,713   $5,551
  Additions...............................................
     Capital expenditures.................................        80         156      191
     Acquisitions.........................................       157         250      102
  Deductions..............................................      (392)       (172)    (131)
                                                              ------      ------   ------
Balance at end of year....................................    $5,792      $5,947   $5,713
                                                              ======      ======   ======
Properties................................................
  Land....................................................    $   62      $   50   $   30
  Buildings and building equipment........................       760         584      523
  Machinery and equipment.................................     4,849       5,209    5,062
  Construction in progress................................       121         104       98
                                                              ------      ------   ------
Balance at end of year....................................    $5,792      $5,947   $5,713
                                                              ======      ======   ======

ACCUMULATED DEPRECIATION

                                                                           DECEMBER 31,
                                                             JUNE 30,     ---------------
                                                               2001        2000     1999
                                                            -----------   ------   ------
                                                            (UNAUDITED)
                                                                (DOLLARS IN MILLIONS)
Balance at beginning of year..............................    $3,338      $3,186   $3,019
  Provision for depreciation..............................       127         255      237
  Deductions..............................................      (278)       (103)     (70)
                                                              ------      ------   ------
Balance at end of year....................................    $3,187      $3,338   $3,186
                                                              ======      ======   ======

     Construction-period interest of $188 million (unaudited), $187 million, and $182 million, reduced by accumulated depreciation of $101 million (unaudited), $93 million, and $86 million, is included in cost of properties at June 30, 2001, December 31, 2000 and 1999, respectively.

     Depreciation expense was $127 million (unaudited), $255 million, $237 million and $225 million for the six months ended June 30, 2001 and for the years 2000, 1999 and 1998, respectively.

4. EQUITY INVESTMENTS

     Eastman Company owns 25 million shares or approximately 42% of the outstanding common shares of Genencor International, Inc. or Genencor, a company engaged in the discovery, development, manufacture, and marketing of biotechnology products for the industrial chemicals, agricultural, and health care markets. Prior to its initial public offering in July 2000, Genencor was a joint venture in which Eastman Company owned a 50% interest.

     In the second quarter 2000, Genencor completed an initial public offering of 8,050,000 shares of its common stock at a price of $18 per share. Net proceeds to Genencor from the sale of the shares of common stock were approximately $135 million.

                EASTMAN COMPANY AND SUBSIDIARIES

     As a result of this initial public offering, Eastman Company recorded a gain of $38 million due to the change in Eastman Company's percentage ownership interest in Genencor. This investment is accounted for under the equity method, and is included in other noncurrent assets. At June 30, 2001, December 31, 2000 and December 31, 1999, Eastman Company's investment in Genencor was $214 million (unaudited), $209 million and $157 million, respectively.

5. PAYABLES AND OTHER CURRENT LIABILITIES

                                                                            DECEMBER 31,
                                                               JUNE 30,     -------------
                                                                 2001       2000    1999
                                                              -----------   -----   -----
                                                              (UNAUDITED)
                                                                 (DOLLARS IN MILLIONS)
Trade creditors.............................................     $311       $352    $237
Accrued payrolls, vacation, and variable-incentive
  compensation..............................................      111        162     114
Deferred gain on currency options...........................       --         30      --
Accrued restructuring charge................................        1          4      36
Other.......................................................      129        145     192
                                                                 ----       ----    ----
          Total.............................................     $552       $693    $579
                                                                 ====       ====    ====

6. ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

FINE CHEMICALS BUSINESS

     During the second quarter 2001, Eastman Company recorded a charge of approximately $63 million (unaudited) related to certain fine chemicals product lines that do not fit Eastman Company's long-term strategic objectives and for assets determined to be impaired. The ongoing restructuring initiatives and related asset impairments involve Eastman Company's Performance Chemicals and Intermediates segment and include assets at Eastman Company's Tennessee and Arkansas sites within the United States, a plant in Wales, and a plant in Hong Kong. The restructuring and asset impairments at the domestic sites primarily pertain to write-downs of fixed assets associated with product lines that Eastman Company will no longer pursue, and are net of the effect of a reversal of a customer deposit related to the impacted assets. The assets will be used to meet current contractual requirements and then be idled. The impairments at the foreign sites include the write-down of fixed assets and other long-term deposits. The fair value of the impacted assets was determined using current market information where available or discounted estimated net cash flows from contracts that are currently in effect.

COATINGS OPERATIONS

     During the second quarter 2001, Eastman Company recorded a restructuring charge, including related asset write-downs, of approximately $16 million (unaudited) related to plans to close two plants in the United States. The restructuring charge includes a write-down of the fixed assets at the facilities, severance accruals for approximately 50 employees impacted by the plant shut-downs, and other costs associated with closing the facilities. The facilities are expected to be closed prior to December 31, 2001. In addition, a $4 million (unaudited) charge was included in selling and general administrative expenses related to severance costs for other employees impacted by the restructuring of the coatings operations.

     In 1999, Eastman Company recorded pre-tax charges to earnings of $10 million for the write-off of construction in progress related to an epoxybutene, or EpB, plant project which was terminated and determined to have no future value. These charges were recorded in Cost of Sales for the performance chemicals and intermediates segment.

               EASTMAN COMPANY AND SUBSIDIARIES

DISTILLATION PRODUCTS INDUSTRIES

     In first quarter 1999, Eastman Company announced a phase-out of operations at Distillation Products Industries in Rochester, New York. In 1999, Eastman Company recorded pre-tax charges to earnings of $9 million for costs associated with employee termination benefits and the write-down of plant and equipment used at the site. In 2000, Eastman Company recorded an additional pre-tax charge of $5 million for costs associated with exiting this site. The property and equipment used at this site was disposed of during 2001. These charges were recorded in Cost of Sales for the Performance Chemicals and Intermediates segment.

SORBATES

     During the fourth quarter 1999, Eastman Company decided to discontinue production at its sorbates facilities in Chocolate Bayou, Texas. The projected economic performance and cash flows for this product line were determined to be insufficient for remaining in this business. In 1999, Eastman Company recorded a pre-tax charge to earnings of $17 million for the write-down of plant and equipment used at the site. In 2000, Eastman Company recorded additional pre-tax charges of $8 million for costs associated with exiting this business. Property and equipment used at this site has been disposed of. These charges were recorded in Cost of Sales for the Performance Chemicals and Intermediates segment.

CHDA

     In the fourth quarter 1998, Eastman Company recorded a pre-tax charge to earnings of $20 million for the write-down of property, plant and equipment used in the production of CHDA, a product sold in the Coatings, Adhesives, Specialty Polymers, and Inks and Performance Chemicals and Intermediates segments. Based on responses from customers surveyed in the fourth quarter 1998, market outlook and estimated future cash flows for this product declined significantly. The carrying values of assets related to CHDA production were written down to fair market value based on estimated discounted future cash flows. Approximately $15 million of the charge was recorded in Cost of Sales for the Coatings, Adhesives, Specialty Polymers, and Inks segment and approximately $5 million was recorded in Cost of Sales for the Performance Chemicals and Intermediates segment.

EASTOTAC

     Eastman Company also recorded in the fourth quarter 1998 a pre-tax charge to earnings of $12 million for the write-off of construction in progress related to an Eastotac expansion project and an EpB plant project. Process improvements leading to increased Eastotac manufacturing capacity at the existing Longview, Texas plant and a planned joint venture in China lead to cancellation of the Eastotac expansion project. A portion of work done to date on an EpB plant project had no future value. The write-off of the Eastotac expansion project was recorded in Cost of Sales for the Coatings, Adhesives, Specialty Polymers, and Inks segment. The write-off of the EpB plant project was recorded in Cost of Sales for the Performance Chemicals and Intermediates segment.

     Activity with respect to the asset impairments and restructuring charges was as follows (dollars in millions):

                                       BALANCE AT      PROVISION/     NONCASH                   BALANCE AT
                                     JANUARY 1, 1998   ADJUSTMENTS   REDUCTIONS   SPENDING   DECEMBER 31, 1998
                                     ---------------   -----------   ----------   --------   -----------------
Noncash impairments................        $--             $33         $ (33)       $ --            $--
Severance..........................         --              --            --          --             --
Closure costs......................          8              --            --          --              8
                                           ---             ---         -----        ----            ---
          Total....................        $ 8             $33         $ (33)       $ --            $ 8
                                           ===             ===         =====        ====            ===

               EASTMAN COMPANY AND SUBSIDIARIES

                                       BALANCE AT      PROVISION/     NONCASH                   BALANCE AT
                                     JANUARY 1, 1999   ADJUSTMENTS   REDUCTIONS   SPENDING   DECEMBER 31, 1999
                                     ---------------   -----------   ----------   --------   -----------------
Noncash impairments................        $--             $35          $(35)       $--             $--
Severance..........................         --               3            --         --               3
Closure costs......................          8              --            --         (2)              6
                                           ---             ---          ----        ---             ---
          Total....................        $ 8             $38          $(35)       $(2)            $ 9
                                           ===             ===          ====        ===             ===

                                       BALANCE AT      PROVISION/     NONCASH                   BALANCE AT
                                     JANUARY 1, 2000   ADJUSTMENTS   REDUCTIONS   SPENDING   DECEMBER 31, 2000
                                     ---------------   -----------   ----------   --------   -----------------
Noncash impairments................        $--             $--          $ --        $ --            $--
Severance..........................          3              --            --          (3)            --
Closure costs......................          6              14            --         (10)            10
                                           ---             ---          ----        ----            ---
          Total....................        $ 9             $14          $ --        $(13)           $10
                                           ===             ===          ====        ====            ===

                                       BALANCE AT      PROVISION/     NONCASH                   BALANCE AT
                                     JANUARY 1, 2001   ADJUSTMENTS   REDUCTIONS   SPENDING     JUNE 30, 2001
                                     ---------------   -----------   ----------   --------     -------------
Noncash impairments................        $--             $75          $(75)       $--             $--
Severance..........................         --               5            --         --               5
Closure costs......................         10               3            --         (5)              8
                                           ---             ---          ----        ---             ---
          Total....................        $10             $83          $(75)       $(5)             13
                                           ===             ===          ====        ===             ===

7. ACQUISITIONS

CERTAIN BUSINESSES OF HERCULES INCORPORATED (UNAUDITED)

     On May 1, 2001, Eastman Company completed the asset acquisition of the hydrocarbon resins and select portions of the rosin-based resins business from Hercules Incorporated, or Hercules, for approximately $250 million. Hercules' resins businesses facilities acquired are located in the United States, the Netherlands, England and Mexico. Additionally, certain operating assets acquired will be operated under contract with Hercules at shared facilities in the United States.

     The transaction, which was financed with available cash and commercial paper borrowings was accounted for by the purchase method of accounting and, accordingly, the results of operations of certain Hercules resins businesses for the period from the acquisition date are included in the accompanying consolidated financial statements. Tangible assets acquired were recorded at their fair values. Goodwill and other intangible assets totaling approximately $30 million are included in other noncurrent assets in the Consolidated Statement of Financial Position and will be reclassified pending completion of an independent appraisal currently underway. Acquired in-process research and development of approximately $8 million was written off during the second quarter 2001. Assuming this transaction had been made at January 1, 2001, 2000, 1999, and 1998 the consolidated pro forma results for the first six months 2001 and 2000 and the years 2000, 1999 and 1998 would not be materially different from reported results.

MCWHORTER TECHNOLOGIES, INC.

     In July 2000, Eastman Company completed its acquisition of McWhorter Technologies, Inc., or McWhorter, for approximately $200 million in cash and the assumption of $155 million in debt. McWhorter manufactures specialty resins and colorants used in the production of consumer and industrial coatings and reinforced fiberglass plastics.

     This transaction, which was funded through available cash and commercial paper borrowings, was accounted for by the purchase method of accounting and, accordingly, the results of operations of

               EASTMAN COMPANY AND SUBSIDIARIES

McWhorter for the period from the acquisition date are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed were recorded at their fair values. Goodwill of approximately $87 million, which represents the excess of cost over the estimated fair value of net tangible assets acquired, and other intangible assets of approximately $103 million for technology and trademarks, customer lists, and workforce are being amortized on a straight-line basis over 11 - 40 years. Acquired in-process research and development of approximately $9 million was written off after completion of purchase accounting. Assuming this transaction had been made at January 1, 2000, 1999, and 1998, the consolidated proforma results for 2000, 1999, and 1998 would not be materially different from reported results.

CHEMICKE ZAVODY SOKOLOV

     As of February 21, 2000, Eastman Company acquired 76% of the shares of Chemicke Zavody Sokolov, or Sokolov, a manufacturer of waterborne polymer products, acrylic acid, and acrylic esters located in the Czech Republic. During the second quarter 2000, Eastman Company acquired an additional 21% of the shares resulting in 97% ownership of Sokolov. These transactions, for cash consideration totaling approximately $46 million (net of $3 million cash acquired) and the assumption of $21 million of Sokolov debt, were financed with available cash and commercial paper borrowings. Efforts will continue to accumulate additional shares as they become available from the remaining minority shareholders.

     The acquisition of Sokolov was accounted for by the purchase method of accounting and, accordingly, the results of operations of Sokolov for the period from February 21, 2000 are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed have been recorded at their fair values. The minority interest, which is included in other long-term liabilities in the Consolidated Statements of Financial Position, is not significant. Assuming this transaction had been made at January 1, 2000, 1999, and 1998, the consolidated proforma results for 2000, 1999, and 1998 would not be materially different from reported results.

LAWTER INTERNATIONAL, INC.

     In June 1999, Eastman Company completed its acquisition of Lawter International, Inc., or Lawter, for approximately $370 million (net of $41 million cash acquired) and the assumption of $145 million in debt. Lawter develops, produces and markets specialty products for the inks and coatings market.

     This transaction, which was funded through available cash and commercial paper borrowings, was accounted for by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their fair values. Goodwill of approximately $253 million, which represents the excess of cost over the estimated fair value of net tangible assets acquired, and other intangible assets of approximately $202 million for technology and trademarks, in-process research and development, customer lists, and workforce, are being amortized on a straight-line basis over 5 - 40 years. Acquired in-process research and development of approximately $25 million was written off during 1999 after completion of purchase accounting. Assuming this transaction had been made at January 1, 1999 and 1998, the consolidated proforma results for 1999 and 1998 would not be materially different from reported results.

               EASTMAN COMPANY AND SUBSIDIARIES

DETAILS OF ACQUISITIONS:

                                                          6 MONTHS
                                                            ENDED          YEAR ENDED
                                                          JUNE 30,        DECEMBER 31,
                                                         -----------   ------------------
                                                         2001   2000   2000   1999   1998
                                                         ----   ----   ----   ----   ----
                                                         (UNAUDITED)
                                                              (DOLLARS IN MILLIONS)
Fair value of assets acquired, including goodwill......  $250   $96    $635   $662   $42
Liabilities assumed....................................    --    44     374    281    10
                                                         ----   ---    ----   ----   ---
  Net cash paid for acquisitions.......................   250    52     261    381    32
Cash acquired in acquisitions..........................    --    --       4     41     7
                                                         ----   ---    ----   ----   ---
  Cash paid for acquisitions...........................  $250   $52    $265   $422   $39
                                                         ====   ===    ====   ====   ===

8. STOCK OPTION AND COMPENSATION PLANS

     Eastman Chemical has several stock option and compensation plans in which Eastman Company executives, directors and employees participate. The following describes the terms of those plans as they relate to Eastman Chemical.

1997 OMNIBUS LONG-TERM COMPENSATION PLAN

     Eastman Chemical's 1997 Omnibus Long-Term Compensation Plan, referred to as the 1997 Omnibus Plan, which is substantially similar to and intended to replace the 1994 Omnibus Long-Term Compensation Plan, referred to as the 1994 Omnibus Plan, provides for grants to employees of nonqualified stock options, incentive stock options, tandem and freestanding stock appreciation rights, performance shares, and various other stock and stock-based awards. Certain of these awards may be based on criteria relating to Eastman Chemical's performance as established by the compensation and management development committee of the board of directors. No new awards have been made under the 1994 Omnibus Plan following the effectiveness of the 1997 Omnibus Plan. Outstanding grants and awards under the 1994 Omnibus Plan are unaffected by the replacement of the 1994 Omnibus Plan with the 1997 Omnibus Plan. The 1997 Omnibus Plan provides that options can be granted through April 30, 2002, for the purchase of Eastman Chemical common stock at an option price not less than 50% of the per share fair market value on the date of the stock option's grant. Substantially all grants awarded under the 1994 Omnibus Plan and under the 1997 Omnibus Plan have been at option prices equal to the fair market value on the date of grant. Options typically become exercisable 50% one year after grant and 100% after two years and expire 10 years after grant. There is a maximum of 7 million shares of common stock available for option grants and other awards during the term of the 1997 Omnibus Plan. The maximum number of shares of common stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 1997 Omnibus Plan to the Chief Executive Officer or to any of the next four most highly compensated executive officers, each, a Covered Employee, is 200,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a Covered Employee during any one calendar year under the 1997 Omnibus Plan is equal to the fair market value of 100,000 shares of common stock as of December 31 of the preceding year.

DIRECTOR LONG-TERM COMPENSATION PLAN

     Eastman Chemicals 1999 Director Long-Term Compensation Plan, referred to as the Director Plan, which is substantially similar to and intended to replace the 1994 Director Long-Term Compensation Plan, provides for grants of nonqualified stock options and restricted shares to nonemployee members of the board of directors. No new awards have been made under the 1994 Director Long-Term Compensation

               EASTMAN COMPANY AND SUBSIDIARIES

Plan, following the effectiveness of the 1999 Director Plan. Outstanding grants and awards under the 1994 Director Long-Term Compensation Plan are unaffected by the replacement of the 1994 Director Plan with the 1999 Director Plan. Shares of restricted stock are granted upon the first day of the directors' initial term of service and nonqualified stock options and shares of restricted stock are granted each year following the annual meeting of shareowners. The Director Plan provides that options can be granted through the later of May 1, 2003, or the date of the annual meeting of shareowners in 2003 for the purchase of Eastman Chemical common stock at an option price not less than the stock's fair market value on the date of the grant. The options vest in 50% increments on the first two anniversaries of the grant date. The maximum number of shares of common stock that shall be available for grant of awards under the Director Plan during its term is 60,000.

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     Eastman Chemical's 1996 Nonemployee Director Stock Option Plan provides for grants of nonqualified stock options to nonemployee members of the Board of Directors in lieu of all or a portion of each member's annual retainer. The Nonemployee Director Stock Option Plan provides that options may be granted for the purchase of Eastman Chemical common stock at an option price not less than the stock's fair market value on the date of grant. The options become exercisable six months after the grant date. The maximum number of shares of Eastman Chemical common stock available for grant under the Plan is 150,000.

STOCK OPTION BALANCES AND ACTIVITY

     Eastman Chemical applies intrinsic value accounting for its stock option plans. If Eastman Chemical had elected to recognize compensation expense based upon the fair value at the grant dates for awards under these plans, the Eastman Company's net earnings and pro forma earnings per share would be reduced as indicated below.

                                                             2000         1999         1998
                                                            -------      -------      -------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER
                                                                     SHARE AMOUNTS)
Net earnings.....................  As reported               $ 162        $  70        $ 180
                                   Pro forma                 $ 155        $  68        $ 179
Pro forma basic earnings per
  share..........................  As reported (unaudited)   $2.11        $0.91        $2.35
                                   Pro forma (unaudited)     $2.02        $0.89        $2.33
Pro forma diluted earnings per
  share..........................  As reported (unaudited)   $2.10        $0.91        $2.33
                                   Pro forma (unaudited)     $2.01        $0.88        $2.32

     The following information relates to Eastman Chemical's stock option plans.

     The fair value of each option is estimated on the grant date using the Black-Scholes option-pricing model, which requires input of highly subjective assumptions. Some of these assumptions used for grants in 2000, 1999, and 1998, respectively, include: average expected volatility of 26.98%, 25.48%, and 20.87%; average expected dividend yield of 3.84%, 4.05%, and 3.07%; and average risk-free interest rates of 6.19%, 5.74%, and 5.48%. An expected option term of six years for all periods was developed based on historical experience information. The expected term for reloads was considered as part of this calculation and is equivalent to the remaining term of the original grant at the time of reload.

     Because Eastman Chemical's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

               EASTMAN COMPANY AND SUBSIDIARIES

     A summary of the status of Eastman Chemical's stock option plans is presented below:

                                            2000                    1999                    1998
                                    ---------------------   ---------------------   ---------------------
                                                WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                 AVERAGE                 AVERAGE                 AVERAGE
                                                EXERCISE                EXERCISE                EXERCISE
                                     OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                    ---------   ---------   ---------   ---------   ---------   ---------
Outstanding at beginning of
  year............................  4,784,957    $   50     3,865,101     $  51     3,716,208    $   50
  Granted.........................  1,263,051        45     1,019,977        47       479,446        57
  Exercised.......................    202,691        35        81,504        39       316,360        42
  Forfeited or canceled...........     43,969        60        18,617        57        14,193        64
                                    ---------    ------     ---------     -----     ---------    ------
Outstanding at end of year........  5,801,348    $   50     4,784,957     $  50     3,865,101    $   51
                                    =========               =========               =========
Options exercisable at year-end...  3,967,571               3,400,079               3,267,275
                                    =========               =========               =========
Weighted-average fair value of
  options granted during the
  year............................               $11.06                   $9.82                  $12.40
Available for grant at end of
  year............................  6,927,075               7,503,969               8,439,445
                                    =========               =========               =========

     The following table summarizes information about stock options of Eastman Chemical outstanding at December 31, 2000:

                                                    OPTIONS OUTSTANDING
                                           -------------------------------------     OPTIONS EXERCISABLE
                                                          WEIGHTED-                -----------------------
                                                           AVERAGE     WEIGHTED-                 WEIGHTED-
                                             NUMBER       REMAINING     AVERAGE      NUMBER       AVERAGE
                                           OUTSTANDING   CONTRACTUAL   EXERCISE    EXERCISABLE   EXERCISE
RANGE OF EXERCISE PRICES                   AT 12/31/00      LIFE         PRICE     AT 12/31/00     PRICE
------------------------                   -----------   -----------   ---------   -----------   ---------
$31 - $40................................     253,881     5.9 Years       $37         163,511       $37
       42................................      19,500           8.8        42           9,750        42
 43 -  44................................   1,428,891           3.1        43       1,416,312        43
 45 -  47................................   1,774,064           7.6        46         370,663        46
 48 -  63................................   1,775,694           5.5        56       1,458,017        56
 64 -  74................................     549,318           8.2        65         549,318        65
                                            ---------                               ---------
$31 - $74................................   5,801,348           5.8       $50       3,967,571       $51
                                            =========                               =========

     Options to purchase Eastman Chemical's common stock under the above plans will be converted into options to purchase both Eastman Company common stock and Voridian common stock. The total value of the options prior to the conversion will be equal to the combined value of the resulting options at the date of the Distribution.

EASTMAN INVESTMENT AND EMPLOYEE STOCK OWNERSHIP PLAN

     Eastman Chemical sponsors a defined contribution employee stock ownership plan, or the ESOP, a qualified plan under Section 401(a) of the Internal Revenue Code which is a component of the Eastman Investment and Employee Stock Ownership Plan, or EIP/ESOP. Eastman Chemical anticipates that it will make annual contributions for substantially all U.S. employees equal to 5% of eligible compensation to the ESOP, or for employees who have five or more prior ESOP contributions, to either the Eastman Stock Fund or other investment funds within the Eastman Investment Plan. Through early 2001, Eastman Chemical sponsored, for its international employees, an employee stock ownership plan which was substantially similar to the ESOP. In March 2001, shares in the international employee stock ownership plan were distributed to participants in the plan. Allocated shares in the ESOP totaled 3,075,739, 3,249,519, and 2,626,880 as of December 31, 2000, 1999, and 1998, respectively. Dividends on shares held

               EASTMAN COMPANY AND SUBSIDIARIES
by the EIP/ESOP are charged to retained earnings. All shares held by the EIP/ESOP are treated as outstanding in computing earnings per share.

     Charges for contributions to the EIP/ESOP were $19 million (unaudited), $34 million, $37 million, and $36 million for the first six months 2001 and the years 2000, 1999 and 1998, respectively. Eastman Company's portion of the charges was approximately $14 million (unaudited), $26 million, $29 million and $28 million for the first six months 2001 and the years 2000, 1999 and 1998, respectively.

EASTMAN PERFORMANCE PLAN

     The Eastman Performance Plan, or EPP, places a portion of each employee's annual compensation at risk and provides a lump-sum payment to plan participants based on Eastman Chemical's financial performance. Charges under the EPP were $9 million (unaudited), $55 million, $3 million, and $30 million for the first six months 2001 and for the years 2000, 1999, and 1998, respectively. Eastman Company's portion of the charges was approximately $6 million (unaudited), $43 million, $2 million and $23 million for the first six months 2001 and the years 2000, 1999 and 1998, respectively.

ANNUAL PERFORMANCE PLAN

     Through 2000, Eastman Chemical's managers and executive officers participated in an Annual Performance Plan, or the APP, which placed a portion of annual cash compensation at risk based upon Eastman Chemical's performance as measured by specified annual goals. Charges under the APP for the first six months 2001 and the years 2000, 1999, and 1998 were $2 million (unaudited), $3 million, $13 million, and $8 million, respectively. Eastman Company's portion of the charges was approximately $1 million (unaudited), $2 million, $10 million and $6 million for the first six months 2001 and the years 2000, 1999 and 1998, respectively.

UNIT PERFORMANCE PLAN

     Beginning in 2000, Eastman Chemical's managers and executive officers began participating in a new variable compensation plan, the Unit Performance Plan, or the UPP, under which a portion of annual cash compensation is at risk based upon organizational unit performance and the attainment of individual objectives and expectations. In 2000, the portion of a participant's targeted pay at risk under the APP and the UPP was equal to the portion of the targeted pay that was formerly at risk under the APP prior to the inception of the UPP. Charges under the UPP for the first six months 2001 and the year 2000 were $2 million (unaudited) and $7 million, respectively. Eastman Company's portion of the charges was approximately $1 million (unaudited) and $5 million for the first six months 2001 and year 2000, respectively.

               EASTMAN COMPANY AND SUBSIDIARIES

     Beginning in 2001, all Eastman Chemical's managers and executive officers will participate in the UPP and not the APP. Accordingly, the portion of each participant's total pay that was formerly at risk under the APP will instead be at risk under the UPP.

9. INCOME TAXES

     Components of earnings before income taxes and the provision for U.S. and other income taxes follow:

                                                        SIX MONTHS
                                                           ENDED          YEAR ENDED
                                                         JUNE 30,        DECEMBER 31,
                                                        -----------   ------------------
                                                        2001   2000   2000   1999   1998
                                                        ----   ----   ----   ----   ----
                                                        (UNAUDITED)
                                                             (DOLLARS IN MILLIONS)
Earnings (loss) before income taxes
  United States.......................................  $(91)  $100   $230   $124   $276
  Outside the United States...........................    14     24     23    (12)    (5)
                                                        ----   ----   ----   ----   ----
          Total.......................................  $(77)  $124   $253   $112   $271
                                                        ====   ====   ====   ====   ====
Provision (benefit) for income taxes
  United States
     Current..........................................  $  2   $ 32   $ 20   $ 42   $ 29
     Deferred.........................................   (35)     1     55     (9)    48
  Non-United States
     Current..........................................     3      5      6      6      2
     Deferred.........................................    --     --     (1)     2     (1)
  State and other
     Current..........................................    (2)     3      5      2      8
     Deferred.........................................    (4)    --      6     (1)     5
                                                        ----   ----   ----   ----   ----
          Total.......................................  $(36)  $ 41   $ 91   $ 42   $ 91
                                                        ====   ====   ====   ====   ====

     Differences between the provision for income taxes and income taxes computed using the U.S. federal statutory income tax rate follow:

                                                           SIX MONTHS
                                                              ENDED          YEAR ENDED
                                                            JUNE 30,        DECEMBER 31,
                                                           -----------   ------------------
                                                           2001   2000   2000   1999   1998
                                                           ----   ----   ----   ----   ----
                                                           (UNAUDITED)
                                                                (DOLLARS IN MILLIONS)
Amount computed using the statutory rate.................  $(27)  $43    $89    $39    $95
State income taxes.......................................    (4)    2      3      2      6
Foreign rate variance....................................    (4)   (1)     1      6     (1)
Foreign tax credit benefit...............................    --    --     --     --     (1)
Foreign sales corporation benefit........................    (2)   (3)    (7)    (4)   (12)
ESOP dividend payout.....................................    (1)   (1)    (1)    (1)    (1)
Non-deductible...........................................     2     1      6     --      5
                                                           ----   ---    ---    ---    ---
Provision (benefit) for income taxes.....................  $(36)  $41    $91    $42    $91
                                                           ====   ===    ===    ===    ===

     The 1998 foreign sales corporation benefit includes $6 million attributable to amended returns reflecting redetermined foreign sales corporation results for the years prior to 1998.

               EASTMAN COMPANY AND SUBSIDIARIES

     The significant components of deferred tax assets and liabilities follow:

                                                                            DECEMBER 31,
                                                               JUNE 30,     -------------
                                                                 2001       2000    1999
                                                              -----------   -----   -----
                                                              (UNAUDITED)
                                                                 (DOLLARS IN MILLIONS)
Deferred tax assets
  Postemployment obligations................................     $100       $ 99    $ 90
  Payroll and related items.................................       25         23      19
  Deferred revenue..........................................        2          8       9
  Miscellaneous reserves....................................       32         30      41
  Preproduction and start-up costs..........................        2          2       2
  Other.....................................................       25         26      18
                                                                 ----       ----    ----
          Total.............................................     $186       $188    $179
                                                                 ====       ====    ====
Deferred tax liabilities
  Depreciation..............................................     $528       $534    $480
  Inventories...............................................        7          6       5
  Purchase accounting adjustments...........................      105        103      68
  Other.....................................................       37         37       4
                                                                 ----       ----    ----
          Total.............................................     $677       $680    $557
                                                                 ====       ====    ====

     Unremitted earnings of subsidiaries outside the United States totaling $143 million at December 31, 2000, are considered to be reinvested indefinitely. If remitted, they would be substantially free of additional tax. It is not practicable to determine the deferred tax liability for temporary differences related to those unremitted earnings.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                    DECEMBER 31, 2000    DECEMBER 31, 1999
                                                    ------------------   ------------------
                                                    RECORDED    FAIR     RECORDED    FAIR
                                                     AMOUNT     VALUE     AMOUNT     VALUE
                                                    --------   -------   --------   -------
                                                             (DOLLARS IN MILLIONS)
Foreign exchange contracts........................  $     1    $     2   $    11    $    35
Commodity derivative contracts....................       --         30        --          1

DERIVATIVE FINANCIAL INSTRUMENTS HELD OR ISSUED FOR PURPOSES OTHER THAN TRADING

  FOREIGN EXCHANGE CONTRACTS

     Eastman Company estimates the fair value of its foreign exchange contracts based on dealer-quoted market prices of comparable instruments. Eastman Company had currency options with maturities of not more than two years to exchange various foreign currencies for U.S. dollars in the aggregate notional amount of $61 million (unaudited), $18 million, and $256 million at June 30, 2001, December 31, 2000 and December 31, 1999, respectively. The net unrealized gain deferred on such options was $4 million (unaudited), $1 million, and $24 million as of June 30, 2001, December 31, 2000 and December 31, 1999, respectively. Those amounts, based on dealer-quoted prices, represent the estimated gain that would have been recognized had those hedges been liquidated at estimated market value on the last day of each year presented.

     In February 2000, currency options denominated in French franc, German mark, and Italian lira with a notional amount of $218 million were effectively settled, resulting in cash proceeds of $42 million. In October 2000, euro currency options with a notional amount of $83 million were effectively settled

               EASTMAN COMPANY AND SUBSIDIARIES
resulting in cash proceeds of $10 million. Of these amounts, approximately $21 million, net of premium amortization, was recognized in earnings during 2000. The balance, deferred until the underlying hedged transactions are realized, is recorded in other current liabilities in the Consolidated Statements of Financial Position. The remaining deferred gain will be recognized over a period ending fourth quarter 2001.

     Eastman Company is exposed to credit loss in the event of nonperformance by counterparties on foreign exchange contracts but anticipates no such nonperformance. Eastman Company minimizes such risk exposure by limiting the counterparties to major international banks and financial institutions. Concentrations of credit risk with respect to trade accounts receivable are generally diversified because of the large number of entities constituting Eastman Company's customer base and their dispersion across many different industries and geographies.

  COMMODITY DERIVATIVE CONTRACTS

     Eastman Company utilized commodity derivatives to hedge a portion of its anticipated purchases of propane and natural gas used in the manufacturing process. Eastman Company estimates fair value of its commodity derivative contracts based on quotes from market makers of these instruments. The fair value represents the amount Eastman Company would expect to receive or pay to terminate the agreements at the reporting dates.

  OTHER FINANCIAL INSTRUMENTS

     Because of the nature of all other financial instruments, recorded amounts approximate fair value. In the judgment of management, exposure to third-party guarantees is remote and the potential earnings impact pursuant to such guarantees is insignificant.

11. COMMITMENTS

LEASE COMMITMENTS

     Eastman Company leases facilities, principally property, machinery, and equipment, under cancelable, noncancelable, and month-to-month operating leases. Future lease payments, reduced by sublease income, follow:

                                                              (DOLLARS IN
                                                               MILLIONS)
Year ending December 31, 2001...............................     $ 60
  2002......................................................       51
  2003......................................................       44
  2004......................................................       31
  2005......................................................       28
  2006 and beyond...........................................       58
                                                                 ----
Total minimum payments required.............................     $272
                                                                 ====

     If certain operating leases are terminated by Eastman Company, it guarantees a portion of the residual value loss, if any, incurred by the lessors in disposing of the related assets. Management believes, based on current facts and circumstances and current values of such equipment, that a material payment pursuant to such guarantees is remote.

     Rental expense, net of sublease income, was approximately $35 million (unaudited) for the first six months 2001 and approximately $75 million for the years 2000, 1999, and 1998.

               EASTMAN COMPANY AND SUBSIDIARIES

OTHER COMMITMENTS

     Eastman Company had various purchase commitments at the end of 2000 for materials, supplies, and energy incident to the ordinary conduct of business. These commitments, over a period of several years, approximate $0.9 billion.

     Eastman Chemical is a party to an agreement that allows it to sell certain domestic accounts receivable under a planned continuous sale program to a third party. The agreement permits the sale of undivided interests in domestic trade accounts receivable. Receivables sold to the third party totaled $200 million at June 30, 2001 and December 31, 2000, and $150 million at December 31, 1999. Undivided interests in designated receivable pools were sold to the purchaser with recourse limited to the receivables purchased. Fees paid by Eastman Chemical under this agreement are based on certain variable market rate indices and totaled approximately $5 million (unaudited), $12 million, and $4 million in the first six months 2001 and the years 2000 and 1999, respectively. Average monthly proceeds from collections reinvested in the continuous sale program were approximately $230 million (unaudited), $235 million, and $225 million for the first six months 2001 and the years 2000 and 1999, respectively. The portion that continues to be recognized by Eastman Chemical in the Statements of Financial Position are domestic trade receivables of $110 million (unaudited), $73 million, and $103 million for the six months ended June 30, 2001 and the years ended December 31, 2000 and December 31, 1999, respectively. For the first six months 2001 and the years, 2000 and 1999, Eastman Company's portion of the receivables sold totaled approximately $107 million (unaudited), $106 million, and $79 million, respectively. Additionally, Eastman Company's portion of the fees paid under this agreement totaled approximately $3 million (unaudited), $6 million, and $2 million, respectively, and average monthly proceeds from collections reinvested were approximately $123 million (unaudited), $125 million, and $118 million, respectively. The portion that continues to be recognized by Eastman Company in the Statements of Financial Position are domestic trade receivables of $58 million (unaudited), $39 million, and $55 million for the six months ended June 30, 2001 and the years ended December 31, 2000 and December 31, 1999, respectively.

12. RETIREMENT PLANS

     Eastman Chemical maintains defined benefit plans that provide eligible employees with retirement benefits. Prior to 2000, benefits were calculated using a traditional defined benefit formula based on age, years of service, and the employees' final average compensation as defined in the plans. Effective January 1, 2000, the defined benefit pension plan, the Eastman Retirement Assistance Plan, was amended. Employees' accrued pension benefits earned prior to January 1, 2000 are calculated based on previous plan provisions using the employee's age, years of service, and final average compensation as defined in the plans. The amended defined benefit pension plan uses a pension equity formula based on age, years of service, and final average compensation to calculate an employee's retirement benefit from January 1, 2000, forward. Benefits payable will be the combined pre-2000 and post-1999 benefits.

     Benefits are paid to employees from trust funds. Contributions to the plan are made as permitted by laws and regulations.

     Pension coverage for employees of Eastman Chemical's international operations is provided, to the extent deemed appropriate, through separate plans. Eastman Chemical systematically provides for obligations under such plans by depositing funds with trustees, under insurance policies, or by book reserves.

     Eastman Company's employees participate in Eastman Chemical's defined benefit pension plans. No detailed information regarding the funded status of the plans and components of net periodic pension costs, as it relates to Eastman Company is available. The information that follows relates to all of Eastman Chemical's pension plans.

               EASTMAN COMPANY AND SUBSIDIARIES

     A summary balance sheet of the change in plan assets during 2000 and 1999, the funded status of the plans, amount recognized in the statement of financial position, and the assumptions used to develop the projected benefit obligation for Eastman Chemical's U.S. defined pension plans are provided in the following tables. Non-U.S. plans are not material.

SUMMARY BALANCE SHEET

                                                              2000     1999
                                                              -----   ------
                                                               (DOLLARS IN
                                                                MILLIONS)
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation, beginning of year.......................  $ 877   $1,511
Service cost................................................     29       41
Interest cost...............................................     68       87
Plan amendments.............................................     --     (241)
Actuarial loss (gain).......................................     47      (54)
Curtailments/settlements....................................     --     (429)
Benefits paid...............................................   (101)     (38)
                                                              -----   ------
Benefit obligation, end of year.............................  $ 920   $  877
                                                              =====   ======
CHANGE IN PLAN ASSETS:
Fair value of plan assets, beginning of year................  $ 911   $  990
Actual return on plan assets................................     47      232
Eastman Chemical contributions..............................     --      145
Acquisitions/divestitures/other receipts....................      5       --
Benefits paid...............................................    (94)    (456)
                                                              -----   ------
Fair value of plan assets, end of year......................  $ 869   $  911
                                                              =====   ======
Benefit obligation in excess of (less than) plan assets.....  $  51   $  (34)
Unrecognized actuarial (gain) loss..........................    (43)       7
Unrecognized prior service cost.............................    128      140
Unrecognized net transition asset...........................      8       12
                                                              -----   ------
Net amount recognized, end of year..........................  $ 144   $  125
                                                              =====   ======
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
Accrued benefit cost........................................  $ 144   $  125
Additional minimum liability................................     16       23
Accumulated other comprehensive income (loss)...............    (16)     (23)
                                                              -----   ------
Net amount recognized, end of year..........................  $ 144   $  125
                                                              =====   ======

     Eastman Company's portion of the liability was approximately $106 million and $97 million as of December 31, 2000 and 1999, respectively.

     Eastman Chemical's worldwide net pension cost was $32 million, $58 million and $93 million in 2000, 1999 and 1998, respectively. Of these amounts, approximately $22 million, $43 million and $64 million for 2000, 1999 and 1998, respectively, were allocated to Eastman Company.

     Eastman Company is expected to retain obligations related to its active employees following the Distribution. Eastman Chemical will retain obligations related to all its retirees as well as its active employees following the Distribution. Consequently, future pension costs for Eastman Company after the Distribution are likely to be different when compared with historical amounts. Separate actuarial calculations will be performed as of the date of the Distribution. Eastman Chemical will retain the accrued

               EASTMAN COMPANY AND SUBSIDIARIES
pension liability and related net periodic pension expense for all retired employees as of the date of the Distribution.

     A summary of the components of net periodic benefit cost recognized for Eastman Chemical's U.S. defined benefit pension plans follows:

SUMMARY OF BENEFIT COSTS

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost................................................  $ 29    $ 42    $ 47
Interest cost...............................................    68      86      93
Expected return on assets...................................   (64)    (78)    (73)
Amortization of:
  Transition asset..........................................    (4)     (6)     (4)
  Prior service cost........................................   (12)     (5)      5
  Actuarial loss............................................     7      14      19
                                                              ----    ----    ----
Net periodic benefit cost...................................  $ 24    $ 53    $ 87
                                                              ====    ====    ====

                                                              2000    1999    1998
                                                              ----    ----    ----
WEIGHTED-AVERAGE ASSUMPTIONS AS OF END OF YEAR:
Discount rate...............................................  7.75%   8.15%   6.75%
Expected return on plan assets..............................  9.50%   9.50%   9.50%
Rate of compensation increase...............................  4.25%   4.50%   3.75%

     In 1999, Eastman Chemical recorded a pretax gain of $12 million for the partial settlement of pension benefit liabilities resulting from a large number of employee retirements related to a voluntary and involuntary separation program. In 1998, a partial settlement and curtailment of pension and other postemployment benefit liabilities resulted from the expiration of the Holston Defense Corporation contract. This resulted in recognition of approximately $35 million of previously unrecognized liabilities, but had no effect on earnings because Eastman Chemical also recorded a receivable from the Department of Army for expected reimbursement of such amounts.

13. POSTRETIREMENT WELFARE PLANS

     Eastman Chemical provides life insurance and health care benefits for eligible retirees, and health care benefits for retirees' eligible survivors. In general, Eastman Chemical provides those benefits to retirees eligible under its U.S. pension plans.

     A few of Eastman Chemical's non-U.S. operations have supplemental health benefit plans for certain retirees, the cost of which is not significant.

     Eastman Company is expected to retain obligations associated with the postretirement benefits related to its active employees following the Distribution. Eastman Chemical will retain obligations associated with postretirement benefits related to its retirees as well as its active employees following the Distribution. Consequently, future postretirement benefit costs after the Distribution are likely to be different when compared with historical amounts. Separate actuarial calculations will be performed as of the date of the Distribution. Eastman Chemical will retain the postretirement benefit obligation and related net periodic benefit costs for all retired employees as of the date of the Distribution.

               EASTMAN COMPANY AND SUBSIDIARIES

     The following tables set forth the status of Eastman Chemical's U.S. plans at December 31, 2000 and 1999:

SUMMARY BALANCE SHEET

                                                              2000   1999
                                                              ----   ----
                                                              (DOLLARS IN
                                                               MILLIONS)
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation, beginning of year.......................  $587   $617
Service cost................................................     5      7
Interest cost...............................................    48     43
Plan participants' contributions............................    --      1
Actuarial loss (gain).......................................    38    (50)
Benefits paid...............................................   (33)   (31)
                                                              ----   ----
Benefit obligation, end of year.............................  $645   $587
                                                              ====   ====
CHANGE IN PLAN ASSETS:
Fair value of plan assets, beginning of year................  $ 41   $ 45
Actual return on plan assets................................     2     --
Eastman Chemical contributions..............................    26     21
Plan participants' contributions............................    --      1
Benefits paid...............................................   (32)   (26)
                                                              ----   ----
Fair value of plan assets, end of year......................  $ 37   $ 41
                                                              ====   ====
Benefit obligations in excess of plan assets................  $608   $546
Unrecognized actuarial loss.................................   (84)   (47)
Unrecognized prior service cost.............................    36     39
                                                              ----   ----
Net amount recognized, end of year..........................  $560   $538
                                                              ====   ====
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
Accrued benefit cost........................................  $560   $538
                                                              ----   ----
Net amount recognized, end of year..........................  $560   $538
                                                              ====   ====

     A 1% increase in health care cost trend would increase Eastman Chemical's 2000 service and interest costs by $2 million, and the 2000 benefit obligation by $32 million. A 1% decrease in health care cost trend would decrease Eastman Chemical's 2000 service and interest costs by $2 million, and the 2000 benefit obligation by $28 million.

     Eastman Company's portion of the liability was approximately $137 million and $124 million as of December 31, 2000 and 1999, respectively.

               EASTMAN COMPANY AND SUBSIDIARIES

     The net periodic postretirement benefit cost follows:

SUMMARY OF BENEFIT COSTS

                                                              2000     1999     1998
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost................................................   $ 4      $ 7      $ 8
Interest cost...............................................    48       42       39
Expected return on assets...................................    (2)      (2)      (2)
Amortization of:
  Prior service cost........................................    (3)      (3)      (4)
  Actuarial loss............................................     1        2        1
                                                               ---      ---      ---
Net periodic benefit cost...................................   $48      $46      $42
                                                               ===      ===      ===

     Net periodic benefit costs allocated to Eastman Company in 2000, 1999 and 1998 were $13 million, $12 million and $11 million, respectively.

                                                              2000    1999    1998
                                                              ----    ----    ----
WEIGHTED-AVERAGE ASSUMPTIONS AS OF END OF YEAR:
Discount rate...............................................  7.75%   8.15%   6.75%
Expected return on plan assets..............................  9.50%   9.00%   9.00%
Rate of compensation increase...............................  4.25%   4.50%   3.75%
Health care cost trend
  Initial...................................................  7.00%   7.00%   7.00%
  Decreasing to ultimate trend of...........................  5.00%   5.25%   4.75%
     in year................................................  2006    2005    2004

     In 1998, a partial settlement and curtailment of pension and other postemployment benefit liabilities resulted from the December 31, 1998, expiration of the Holston Defense Corporation contract. This resulted in recognition of approximately $35 million of previously unrecognized liabilities, but had no effect on earnings because Eastman Chemical also recorded a receivable from the Department of Army for expected reimbursement of such amounts.

14. EMPLOYEE SEPARATIONS

     In 1999, Eastman Chemical accrued costs associated with employee terminations which resulted from voluntary and involuntary employee separations that occurred during the fourth quarter 1999. The voluntary and involuntary separations resulted in a reduction of about 1,200 employees. About 760 employees who were eligible for full retirement benefits left Eastman Chemical under a voluntary separation program and approximately 400 additional employees were involuntarily separated. Employees separated under these programs each received a separation package equaling two weeks' pay for each year of employment, up to a maximum of one year's pay and subject to certain minimum payments. Eastman Chemical accrued approximately $71 million in 1999 for termination allowance payments associated with the separations, of which $6 million was paid in 1999, $58 million was paid during 2000, and approximately $5 million (unaudited) was paid in the first six months 2001. As of June 30, 2001, approximately $2 million (unaudited) remains to be paid. Approximately $42 million of the $71 million accrued was allocated to Eastman Company.

               EASTMAN COMPANY AND SUBSIDIARIES

15. HOLSTON DEFENSE CORPORATION

     Holston Defense Corporation, or Holston, a wholly-owned subsidiary of Eastman Chemical, managed the government-owned Holston Army Ammunition Plant in Kingsport, Tennessee, referred to as the Facility under contract with the Department of Army from 1949 until expiration of the contract, referred to as the Contract on December 31, 1998. The Department of Army awarded a contract to manage the Facility to a third party effective January 1, 1999.

     The Contract provided for reimbursement of allowable costs incurred by Holston. During the fourth quarter 1999, the Department of Army reimbursed approximately $20 million of previously expensed pension costs. This reimbursement, which was credited to earnings in the fourth quarter 1999, was allocated to Eastman Company.

     Holston's net assets and results of operations have historically been reported as part of the PCI segment. However, as part of the Distribution agreement, Holston's net assets will not be distributed to Eastman Company. Consequently its net assets and results of operations will no longer be reported in such segment.

16. SEGMENT INFORMATION

     Eastman Company's products and operations are managed and reported in three operating segments -- the CASPI segment; the PCI segment; and the SP segment.

     The CASPI segment, which refers to the coatings, adhesives, specialty polymers and inks operating segment, manufactures raw materials, additives and specialty polymers primarily for the paints and coatings, inks and graphic arts and adhesives markets. CASPI's products consist of binders and resins, liquid vehicles, pigment concentrates and additives, unsaturated polyester resins and polyester and acrylic emulsions. Binders and resins, such as alkyd and polyester resins, hydrocarbon resins and rosins and rosin esters, are used in adhesives as a key component and in paints and inks to form a protective coating or film and bind color to the substrate. Liquid vehicles, such as ester, ketone and alcohol solvents, maintain the binders in liquid form for ease of application. Pigment concentrates and additives, such as cellulosic polymers, Texanol coalescing aid and chlorinated polyolefins, provide different properties or performance enhancements to the end product. Unsaturated polyester resins are used primarily in gel coats and fiberglass reinforced plastics. Polyester and acrylic emulsions are traditionally used as textile sizes to protect fibers during processing in textile manufacturing, and the technology is being extended for use in waterbased paints, coatings and inks.

     The PCI segment, which refers to the performance chemicals and intermediates operating segment, manufactures chemicals for agricultural products, fibers, food and beverage ingredients, photographic chemicals, pharmaceutical intermediates, polymer compounding, custom synthesis and chemical manufacturing intermediates.

     The SP segment, which refers to the specialty plastics operating segment, manufactures copolyesters and cellulosic plastics for value-added end uses such as consumer products, medical devices, electrical connectors, medical packaging, heavy gauge sheeting for signs and displays, specialty packaging films and tape.

               EASTMAN COMPANY AND SUBSIDIARIES

                                                                             YEAR ENDED DECEMBER 31,
                                       SIX MONTHS ENDED   SIX MONTHS ENDED   ------------------------
                                        JUNE 30, 2001      JUNE 30, 2000      2000     1999     1998
                                       ----------------   ----------------   ------   ------   ------
                                                   (UNAUDITED)
                                                           (DOLLARS IN MILLIONS)
SALES
  Coatings, Adhesives, Specialty
     Polymers, and Inks..............       $  748             $  501        $1,219   $  876   $  688
  Performance Chemicals and
     Intermediates...................          810                856         1,708    1,616    1,644
  Specialty Plastics.................          361                376           738      695      655
                                            ------             ------        ------   ------   ------
          Consolidated Eastman
            total....................       $1,919             $1,733        $3,665   $3,187   $2,987
                                            ======             ======        ======   ======   ======
OPERATING EARNINGS (LOSS)(1)
  Coatings, Adhesives, Specialty
     Polymers, and Inks..............       $   --             $   77        $  123   $  121   $  147
  Performance Chemicals and
     Intermediates...................          (55)                33            87       (2)      88
  Specialty Plastics.................           40                 64           103       80       77
                                            ------             ------        ------   ------   ------
          Consolidated Eastman
            total....................       $  (15)            $  174        $  313   $  199   $  312
                                            ======             ======        ======   ======   ======
ASSETS
  Coatings, Adhesives, Specialty
     Polymers, and Inks..............       $2,375             $1,612        $2,127   $1,605   $  940
  Performance Chemicals and
     Intermediates...................        1,279              1,338         1,327    1,348    1,526
  Specialty Plastics.................          926                980           961      999    1,099
                                            ------             ------        ------   ------   ------
          Consolidated Eastman
            total....................       $4,580             $3,930        $4,415   $3,952   $3,565
                                            ======             ======        ======   ======   ======
DEPRECIATION EXPENSE
  Coatings, Adhesives, Specialty
     Polymers, and Inks..............       $   52             $   44        $   95   $   74   $   60
  Performance Chemicals and
     Intermediates...................           42                 47            89       91       92
  Specialty Plastics.................           33                 37            71       72       73
                                            ------             ------        ------   ------   ------
          Consolidated Eastman
            total....................       $  127             $  128        $  255   $  237   $  225
                                            ======             ======        ======   ======   ======
CAPITAL EXPENDITURES
  Coatings, Adhesives, Specialty
     Polymers, and Inks..............       $   23             $   17        $   63   $   42   $   55
  Performance Chemicals and
     Intermediates...................           32                 25            55      104      217
  Specialty Plastics.................           25                 13            38       45       86
                                            ------             ------        ------   ------   ------
          Consolidated Eastman
            total....................       $   80             $   55        $  156   $  191   $  358
                                            ======             ======        ======   ======   ======

---------------

(1) Operating earnings for the first six months 2001 include the effect of nonrecurring charges related to the restructuring of the coatings operations and the fine chemicals business and the write-off of in-process research and development related to the acquisition of Hercules' resins businesses. These nonrecurring items are reflected in segments as follows: CASPI segment $30 million (unaudited) and PCI segment $64 million (unaudited).

               EASTMAN COMPANY AND SUBSIDIARIES

    Operating earnings for 2000 include the effect of nonrecurring charges for the write-off of in-process research and development related to the McWhorter acquisition; charges related to phase-out of operations at Chocolate Bayou, Texas, and Distillation Products Industries in Rochester, New York; and certain litigation costs. These nonrecurring items are reflected in segments as follows: CASPI segment $9 million and PCI segment $13 million.

    Operating earnings for 1999 include the effect of a charge for employee separations; a charge for the write-off of in-process research and development related to the Lawter acquisition; charges related to certain discontinued capital projects, underperforming assets, and phase-out of operations at certain sites; and other items; partially offset by a gain recognized on the reimbursement of previously expensed pension costs and a gain on pension settlement. These nonrecurring items are reflected in segments as follows: CASPI segment $30 million, PCI segment $32 million, and SP segment $10 million.

    Operating earnings for 1998 include the effect of charges related to a fine for violation of the Sherman Act; charges related to certain underperforming assets and discontinued capital projects; and the impact of a power outage at the Kingsport, Tennessee, manufacturing site. These nonrecurring items are reflected in segments as follows: CASPI segment $20 million, PCI segment $27 million, and SP segment $1 million.

     GEOGRAPHIC INFORMATION

                                                      6 MONTHS
                                                       ENDED       YEAR ENDED DECEMBER 31,
                                                      JUNE 30,     ------------------------
                                                        2001        2000     1999     1998
                                                    ------------   ------   ------   ------
                                                    (UNAUDITED)
                                                             (DOLLARS IN MILLIONS)
REVENUES
  United States...................................     $1,308      $2,513   $2,241   $2,248
  All foreign countries...........................        611       1,152      946      739
                                                       ------      ------   ------   ------
          Total...................................     $1,919      $3,665   $3,187   $2,987
                                                       ======      ======   ======   ======
LONG-LIVED ASSETS, NET
  United States...................................     $2,128      $2,150   $2,116   $2,196
  All foreign countries...........................        477         459      411      336
                                                       ------      ------   ------   ------
          Total...................................     $2,605      $2,609   $2,527   $2,532
                                                       ======      ======   ======   ======

     Revenues are attributed to countries based on customer location. No individual foreign country is material with respect to revenues or long-lived assets.

17. SUPPLEMENTAL CASH FLOW INFORMATION

     Cash flows from operating activities include gains from equity investments of $3 million (unaudited), $13 million, $9 million, and $11 million for the first six months 2001, and the years 2000, 1999, and 1998, respectively. Derivative financial instruments and related gains and losses are included in cash flows from operating activities. The effect on cash of foreign currency transactions and exchange rate changes for all years presented was insignificant.

     In March 1998, Eastman Chemical issued 536,188 shares of its common stock with a market value of $35 million to its Employee Stock Ownership Plan as partial settlement of the Eastman Performance Plan payout. Eastman Company's portion of the market value of shares issued was approximately $28 million. This noncash transaction is not reflected in the Consolidated Statements of Cash Flows.

               EASTMAN COMPANY AND SUBSIDIARIES

18. ENVIRONMENTAL MATTERS

     Certain Eastman Chemical manufacturing sites, to be contributed to Eastman Company in connection with the Distribution, generate hazardous and nonhazardous wastes, of which the treatment, storage, transportation, and disposal are regulated by various governmental agencies. In connection with the cleanup of various hazardous waste sites, Eastman Chemical, along with many other entities, has been designated a potentially responsible party, or PRP, by the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act, which potentially subjects PRPs to joint and several liability for such cleanup costs. In addition, Eastman Chemical will be required to incur costs for environmental remediation and closure/postclosure under the federal Resource Conservation and Recovery Act. Adequate reserves for environmental contingencies have been established in accordance with Eastman Company's policies described in Note 1. Because of expected sharing of costs, the availability of legal defenses, and Eastman Chemical's preliminary assessment of actions that may be required, it does not believe its liability for these environmental matters, individually or in the aggregate, will be material to Eastman Company's consolidated financial position, results of operations, or competitive position.

     Eastman Chemical's environmental protection and improvement cash expenditures were approximately $195 million, $220 million and $190 million in 2000, 1999 and 1998, respectively, including investments in construction, operations, and development. Eastman Company's portion of these amounts was approximately $109 million, $117 million and $95 million for 2000, 1999, and 1998, respectively.

19. LEGAL MATTERS

GENERAL

     Eastman Company's operations are parties to or targets of lawsuits, claims, investigations, and proceedings, including product liability, personal injury, patent and intellectual property, commercial, contract, environmental, antitrust, health and safety, and employment matters, which are being handled and defended in the ordinary course of business. While the Eastman Company is unable to predict the outcome of these matters, it does not believe, based upon currently available facts, that the ultimate resolution of any of such pending matters, including the sorbates litigation described in the following paragraphs, will have a material adverse effect on Eastman Company's overall financial position or results of operations. However, adverse developments could negatively impact earnings in a particular period.

     Under the distribution agreement, Eastman Company has agreed to assume from Eastman Chemical all potential liabilities relating to these legal proceedings. As a result, [although Eastman Chemical will remain the named defendant,] Eastman Company will manage the litigation and indemnify Eastman Chemical for any costs, expenses or judgments arising from this litigation.

SORBATES LITIGATION

     As previously reported, on September 30, 1998, Eastman Chemical entered into a voluntary plea agreement with the U.S. Department of Justice and agreed to pay an $11 million fine to resolve a charge brought against it for violation of Section One of the Sherman Act. Under the agreement, Eastman Chemical entered a plea of guilty to one count of price-fixing for sorbates, a class of food preservatives, from January 1995 through June 1997. The plea agreement was approved by the United States District Court for the Northern District of California on October 21, 1998. Eastman Chemical recognized the entire fine in third quarter 1998 and is paying the fine in installments over a period of five years. On October 26, 1999, Eastman Chemical pleaded guilty in a Federal Court of Canada to a violation of the Competition Act of Canada and was fined $780,000 (Canadian). The plea admitted that the same conduct that was the subject of the September 30, 1998 plea in the United States had occurred with respect to

               EASTMAN COMPANY AND SUBSIDIARIES
sorbates sold in Canada, and prohibited repetition of the conduct and provides for future monitoring. The fine was paid by Eastman Chemical and recognized as a charge against earnings in the fourth quarter 1999.

     In addition, Eastman Chemical, along with other companies, has been named a defendant in a number of antitrust lawsuits brought subsequent to its plea agreements as putative class actions on behalf of certain purchasers of sorbates in the United States and Canada. In each lawsuit, the plaintiffs allege that the defendants engaged in a conspiracy to fix the price of sorbates and that the plaintiffs paid more for sorbates than they would have paid absent the defendants' conspiracy. Seven of the lawsuits are pending in California state court in a consolidated action and allege state antitrust and consumer protection violations on behalf of classes of indirect purchasers of sorbates; six of the lawsuits are pending in the United States District Court for the Northern District of California in a consolidated action and allege federal antitrust violations on behalf of classes of direct purchasers of sorbates; two lawsuits were filed in Tennessee state courts under Tennessee law, on behalf of classes of indirect purchasers of sorbates in various states that may permit indirect purchaser claims, and one of which actions also included a claim under Tennessee law on behalf of a class of direct purchasers of sorbates manufactured or distributed in Tennessee which has been dismissed in light of the federal direct purchaser class settlement; two lawsuits were filed in Wisconsin State Court under various state antitrust laws on behalf of a class of indirect purchasers of sorbates in those states; two lawsuits were filed in Kansas State Court under Kansas antitrust laws on behalf of a class of indirect purchasers of sorbates in that state; one lawsuit was filed in New Mexico State Court under New Mexico antitrust laws on behalf of a class of indirect purchasers of sorbates in that state; one lawsuit was filed in the Ontario Superior Court of Justice under the federal competition law and pursuant to common law causes of action on behalf of a class of direct and indirect purchasers of sorbates in Canada; and one lawsuit was filed in the Quebec Superior Court under the federal competition law on behalf of a class of direct and indirect purchasers of sorbates in the Province of Quebec. The plaintiffs in most cases seek damages of unspecified amounts, attorneys' fees and costs, and other unspecified relief; in addition, certain of the actions claim restitution, injunction against alleged illegal conduct, and other equitable relief. Eastman Chemical reached settlements in the direct and indirect purchaser class actions pending in California. These settlements were finally approved by the court and Eastman Chemical was dismissed with prejudice. One of the two indirect purchaser actions in Tennessee has been preliminarily approved by the trial court in Davidson County, Tennessee, and the claims in the other Tennessee indirect purchaser action have been stayed. Eastman Chemical has also reached preliminary settlements that would resolve the Wisconsin, New Mexico, and Kansas indirect purchaser actions; however, these settlements require further court approval. Each of the remaining class actions is in the preliminary discovery stage, with no class having been certified to date.

     Eastman Chemical has also been included as a defendant in two separate lawsuits concerning sorbates currently pending in the United States District Court for the Northern District of California, one filed on behalf of Dean Foods Company, Kraft Foods, Inc., Ralston Purina Company, McKee Foods Corporation, and Nabisco, Inc; and the other filed on behalf of Conopco, Inc. Both lawsuits allege that the defendants engaged in a conspiracy to fix the price of sorbates in violation of Section One of the Sherman Act and that the plaintiffs were direct purchasers of sorbates from the defendants. These plaintiffs elected to opt out of the final class action settlement of the federal direct purchaser cases in California and are pursuing their claims individually. In addition, several indirect purchasers of sorbates have recently opted out of the proposed Kansas settlement, and have filed a separate action against Eastman Chemical and other sorbates producers in state court in Kansas.

     Eastman Chemical intends to continue vigorously to defend these actions unless they can be settled on terms acceptable to the parties. These matters could result in Eastman Chemical being subject to monetary damages and expenses. Eastman Chemical recognized charges to earnings in the fourth quarter 1998, the fourth quarter 1999, and the first and second quarters of 2000 for estimated costs, including legal

               EASTMAN COMPANY AND SUBSIDIARIES
fees, related to the pending sorbates litigation described above. The ultimate outcome of these matters cannot presently be determined, however, and they may result in greater or lesser liability than that currently provided for in Eastman Chemical's financial statements.

20. TRANSACTIONS WITH EASTMAN CHEMICAL

     Eastman Company participates in Eastman Chemical's centralized cash management system. Under this system, cash received from Eastman Company's operations is transferred to Eastman Chemical's centralized cash accounts and cash disbursements are funded from the centralized cash accounts. Included in the Consolidated Statements of Earnings (Loss) are sales to the Fibers and Polymers segments of Eastman Chemical of $337 million (unaudited), $642 million, $575 million, and $559 million in the first six months 2001 and the years 2000, 1999 and 1998, respectively. Such sales are made at fully allocated cost. As specified in Note 1, Eastman Chemical provided certain general and administrative services to Eastman Company. Net interest expense charged to Eastman Company represents an allocation from Eastman Chemical of its total interest expense. The allocated net interest expense to Eastman Company was $50 million (unaudited), $88 million, $75 million, and $55 million for the first six months 2001 and years ended December 31, 2000, 1999 and 1998, respectively.

21. EASTMAN CHEMICAL EQUITY

     The following is an analysis of Eastman Chemical's investment in Eastman
Company:

                                                                     DECEMBER 31,
                                                JUNE 30,      --------------------------
                                                  2001         2000      1999      1998
                                              ------------    ------    ------    ------
                                              (UNAUDITED)
                                                        (DOLLARS IN MILLIONS)
Balance at beginning of year................     $2,858       $2,634    $2,307    $2,313
Net income..................................        (41)         162        70       180
Other comprehensive income (loss)...........        (20)         (44)       (9)        7
Net transactions with Eastman Chemical......        366          (72)      121      (193)
Acquisition debt assumed by Eastman
  Chemical..................................         --          178       145        --
                                                 ------       ------    ------    ------
Balance at end of year......................     $3,163       $2,858    $2,634    $2,307
                                                 ======       ======    ======    ======

                                                                      APPENDIX A

                             DISTRIBUTION AGREEMENT

                                    BETWEEN

                            EASTMAN CHEMICAL COMPANY
                        (TO BE RENAMED VORIDIAN COMPANY)

                                      AND

                                EASTMAN COMPANY

                          DATED AS OF NOVEMBER 8, 2001

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1          DEFINITIONS.................................................   A-4
  Section 1.01.    Definitions.................................................   A-4
ARTICLE 2          CONTRIBUTIONS AND ASSUMPTION OF LIABILITIES.................  A-10
  Section 2.01.    Contribution of Contributed Subsidiaries....................  A-10
  Section 2.02.    Transfers of Certain Assets to Spinco Group.................  A-10
  Section 2.03.    Transfers or Retention of Certain Assets by Parent..........  A-10
  Section 2.04.    Transfer of Intellectual Property Rights and Proprietary
                   Information.................................................  A-11
  Section 2.05.    Assumption of Certain Liabilities...........................  A-11
  Section 2.06.    Transfer of Agreements; Consent.............................  A-11
  Section 2.07.    Resignations................................................  A-12
  Section 2.08.    Limited Representation or Warranties........................  A-12
  Section 2.09.    Guaranties..................................................  A-12
  Section 2.10.    Conveyancing and Assumption Instruments.....................  A-13
ARTICLE 3          CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTION; THE
                   DISTRIBUTION................................................  A-13
  Section 3.01.    Cooperation Prior to the Distribution.......................  A-13
  Section 3.02.    Parent Board Action; Conditions Precedent to the
                   Distribution................................................  A-14
  Section 3.03.    The Distribution............................................  A-15
  Section 3.04.    Stock Dividend..............................................  A-15
  Section 3.05.    Fractional Shares...........................................  A-15
  Section 3.06.    Change of Corporate Name....................................  A-15
ARTICLE 4          ACCESS TO INFORMATION.......................................  A-16
  Section 4.01.    Provision of Corporate Records..............................  A-16
  Section 4.02.    Access to Information.......................................  A-16
  Section 4.03.    Litigation Cooperation......................................  A-16
  Section 4.04.    Reimbursement...............................................  A-17
  Section 4.05.    Treatment of Records........................................  A-17
  Section 4.06.    Preservation of Privilege...................................  A-17
  Section 4.07.    Confidentiality.............................................  A-18
ARTICLE 5          EMPLOYEE MATTERS............................................  A-18
ARTICLE 6          TAXES.......................................................  A-18
ARTICLE 7          CERTAIN OTHER AGREEMENTS....................................  A-18
  Section 7.01.    Intercompany Accounts.......................................  A-18
  Section 7.02.    Further Assurances and Consents.............................  A-18
  Section 7.03.    Third-Party Beneficiaries...................................  A-19
  Section 7.04.    Certain Intercompany Arrangements...........................  A-19
ARTICLE 8          INDEMNIFICATION AND OTHER MATTERS...........................  A-19
  Section 8.01.    Assumed Liabilities, Exculpation and Indemnification by
                   Spinco......................................................  A-19
  Section 8.02.    Exculpation and Indemnification by Parent...................  A-20
  Section 8.03.    Specific Indemnification Issues.............................  A-20
  Section 8.04.    Notice and Payment of Claims................................  A-22
  Section 8.05.    Defense of Third-Party Claims...............................  A-22
ARTICLE 9          DISPUTE RESOLUTION..........................................  A-23
  Section 9.01.    Application.................................................  A-23
  Section 9.02.    Initial Discussions.........................................  A-23
  Section 9.03.    Appeal to Higher Management.................................  A-24
  Section 9.04.    Mediation...................................................  A-24
  Section 9.05.    Jurisdiction................................................  A-24
ARTICLE 10         MISCELLANEOUS...............................................  A-24
  Section 10.01.   Notices.....................................................  A-24

                                                                                 PAGE
                                                                                 ----
  Section 10.02.   Interpretation..............................................  A-25
  Section 10.03.   Amendments; No Waivers......................................  A-25
  Section 10.04.   Successors and Assigns......................................  A-25
  Section 10.05.   Governing Law...............................................  A-26
  Section 10.06.   Counterparts; Effectiveness.................................  A-26
  Section 10.07.   Entire Agreement............................................  A-26
  Section 10.08.   Severability................................................  A-26
  Section 10.09.   Termination.................................................  A-26
  Section 10.10.   Survival....................................................  A-26
  Section 10.11.   Expenses....................................................  A-27

Schedules and Exhibits --

  Schedule I    --   Assumed Debt and Debt Realignment Plan
  Schedule II   --   Contributed Subsidiaries
  Schedule      --   Certain Parent Assets
     III
  Schedule IV   --   Certain Spinco Assets
  Schedule V    --   Certain Parent Group Liabilities
  Schedule VI   --   Certain Spinco Liabilities
  Exhibit A     --   Form of Employee Matters Agreement
  Exhibit B     --   Form of Intellectual Property Transfer and License Agreement
  Exhibit C     --   Form of Tax Matters Agreement
  Exhibit D     --   Form of Amendment to Amended and Restated Certificate of
                     Incorporation of Eastman Chemical Company

                             DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT, dated as of November 8, 2001 (this "AGREEMENT") is entered into between EASTMAN CHEMICAL COMPANY, a Delaware corporation to be renamed Voridian Company ("Parent"), and EASTMAN COMPANY, a Delaware corporation ("Spinco");

                                  WITNESSETH:

     WHEREAS, Parent is a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers;

     WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its stockholders to separate the businesses of Parent into two separate companies, one consisting of the Parent Business (as defined herein) and the other consisting of the Spinco Business (as defined herein);

     WHEREAS, in furtherance of the foregoing, Parent intends to transfer and assign all of the assets and liabilities related to the Spinco Business to its wholly-owned subsidiary, Spinco;

     WHEREAS, Parent intends to distribute all of the outstanding shares of Spinco Common Stock (as defined below) on a pro rata basis to Parent's stockholders (provided that all conditions precedent to the Distribution (as defined below) have been satisfied or waived);

     WHEREAS, the Board of Directors of Parent has also determined that it is appropriate and desirable for Parent to change its name to Voridian Company in connection with the Distribution;

     WHEREAS, Parent and Spinco intend that the Distribution will be a tax-free transaction pursuant to the Code (as defined below);

     WHEREAS, Parent and Spinco propose to enter into prior to or on the Distribution Date (as defined below), the Ancillary Agreements (as defined below); and

     WHEREAS, Parent and Spinco desire to set forth herein the principal corporate transactions to be effected in connection with the Distribution and certain other matters relating to their relationship and their respective rights and obligations following the Distribution;

     NOW, THEREFORE, Parent and Spinco agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "ACTION" means any claim, suit, action, order, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar Person or body.

          "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act (as defined herein) as of the date hereof; provided, however, that Parent and Spinco shall not be deemed to be Affiliates of each other for purposes of this Agreement.

          "AGREEMENT" has the meaning set forth in the recitals.

          "ANCILLARY AGREEMENTS" means all agreements, certificates, deeds, instruments, assignments and other written arrangements (other than this Agreement) entered into between Parent and Spinco in connection with the transactions contemplated hereby, including the Conveyancing and Assumption Instruments (as defined herein), the Employee Matters Agreement (as defined herein), the Tax Matters Agreement (as defined herein) and the Intellectual Property Transfer and License Agreement (as defined herein).

          "ASSET" or "ASSETS" means any and all assets and properties, tangible or intangible, real or personal, including the following:

             (i) cash, notes, accounts receivable (including any and all amounts due or to become due under any tariffs, rebates, refunds, discounts, insurance policies or similar rights to receive payments) and notes receivable (whether current or non-current);

             (ii) certificates of deposit, banker's acceptances, stock (whether certificated or uncertificated), membership interests, partnership interests, joint venture interests, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, fractional undivided interests in oil, gas or other mineral rights, puts, calls, straddles, options and other securities of any kind;

             (iii) intangible property rights, inventions, discoveries, know-how, United States and foreign patents and patent applications, trade secrets, confidential information, registered and unregistered trademarks, service marks, service names, trade styles and trade names and associated goodwill, statutory, common law and registered copyrights, applications for any of the foregoing; rights to use the foregoing and other rights in, to and under the foregoing;

             (iv) rights under leases, easements, contracts, licenses, permits, distribution arrangements, sales representative or agency arrangements, sale and purchase agreements, other agreements and business arrangements;

             (v) real estate and buildings and other improvements thereon;

             (vi) leasehold improvements, fixtures, trade fixtures, machinery, installations, vehicles, aircraft, railcars, pipelines, containers, fuel apparata, equipment (including transportation and office equipment), tools, dies and furniture;

             (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind;

             (viii) computer equipment, hardware and software;

             (ix) raw materials, work-in-process, samples, finished goods, consigned goods and other inventories;

             (x) refundable deposits, prepayments or prepaid expenses;

             (xi) claims, causes of action, choses in action, rights under express or implied warranties, rights of recovery and rights of recoupment or setoff of any kind;

             (xii) the rights to receive mail, payments on accounts receivable and other communications;

             (xiii) lists of customers, records and databases pertaining to customers and accounts, personnel records, lists and records pertaining to customers, suppliers and agents, and books, ledgers, files and business records of every kind;

             (xiv) advertising materials, brochures, marketing or promotional materials, and other printed or written materials;

             (xv) goodwill as a going concern and other intangible properties;

             (xvi) employee contracts, including any rights thereunder to restrict an employee from competing in certain respects;

             (xvii) permits, licenses, applications, filings, notifications, registrations and authorizations filed with or issued by any governmental authority;

             (xviii) the capital stock of Subsidiaries;

             (xix) manuals, procedures, specifications, standards, schemata, designs, drawings, blueprints, studies, surveys, reports and plans; and

             (xx) test data, retained samples, drug master files, laboratory and toxicological reports and material safety data sheets.

          "ASSUMED DEBT" means the debt and similar obligations of Parent to be assumed by Spinco pursuant to this Agreement as described on Schedule I.

          "BENEFICIAL OWNER" has the meaning set forth in Section 10.04.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or one on which banks are authorized or required by law to close in New York, New York.

          "CHANGE OF CONTROL" has the meaning set forth in Section 10.04.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, including any successor language.

          "COMMISSION" means the Securities and Exchange Commission.

          "CONTRACT" means any agreement, lease, license, contract, treaty, note, mortgage, indenture, franchise, permit, concession, arrangement or other obligation.

          "CONTRIBUTED SUBSIDIARIES" means the direct Subsidiaries of Parent, existing as of the Distribution Date and listed on Schedule II hereto.

          "CONTRIBUTION" has the meaning set forth in Section 2.01.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means, collectively, the various agreements, instruments and other documents to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, which shall be in such form or forms as Parent and Spinco reasonably agree and as may be required by law; provided, however, such agreements, instruments and other documents may not contain terms inconsistent with the terms of this Agreement.

          "CORPORATE RECORDS" has the meaning set forth in Section 4.01.

          "DAMAGES" means, with respect to any Person, any and all damages (including punitive and consequential damages if not otherwise expressly excluded), losses, Liabilities, fines, costs and expenses incurred or suffered by such Person (including all expenses of investigation, all reasonable attorneys' and expert witnesses' fees and all other out-of-pocket expenses incurred in connection with any Action or threatened Action).

          "DEBT REALIGNMENT PLAN" means the repayment, realignment, refinancing, exchange and/or modification of certain debt of Parent as described in
     Schedule I hereto.

          "DISTRIBUTION" means the distribution by Parent, pursuant to the terms and subject to the conditions hereof, of all of the outstanding shares of Spinco Common Stock to the Parent Stockholders of record as of the Record Date.

          "DISTRIBUTION AGENT" means American Stock Transfer & Trust Company.

          "DISTRIBUTION DATE" means December 31, 2001.

          "DISTRIBUTION TIME" means midnight on the Distribution Date.

          "DUST CLAIM" has the meaning set forth in Section 8.03(b).

          "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement substantially in the form attached as Exhibit A hereto to be entered into on or before the Distribution Date between Parent and Spinco, with such changes thereto as Parent and Spinco shall agree.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXCLUSIVE ASSIGNED CONTRACT" means any contract that in Parent's sole judgment relates exclusively to the Spinco Business.

          "FINALLY DETERMINED" means, with respect to any Action, threatened Action or other matter, that the outcome or resolution of that Action, threatened Action or other matter either (i) has been decided through binding arbitration or by a Governmental Entity of competent jurisdiction by judgment, order, award, or other ruling or (ii) has been settled or voluntarily dismissed by the parties pursuant to the dispute resolution procedure set forth in Section 9.09 or otherwise and, in the case of each of clauses (i) and (ii), the claimants' rights to maintain that Action, threatened Action or other matter have been finally adjudicated, waived, released, discharged, barred or extinguished, and that judgment, order, ruling, award, settlement or dismissal (whether mandatory or voluntary, but if voluntary that dismissal must be final, binding and with prejudice as to all claims specifically pleaded in that Action, threatened Action or other matter) is subject to no further appeal, vacatur proceeding or discretionary review.

          "FORM 10" means the registration statement on Form 10 filed by Spinco with the Commission to effect the registration of Spinco Common Stock (as defined below) pursuant to the Exchange Act in connection with the Distribution, as such registration statement may be amended or supplemented from time to time.

          "GOVERNMENTAL ENTITY" means any federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

          "GROUP" means, as the context requires, the Spinco Group (as defined below) or Parent and its Subsidiaries (other than the Contributed Subsidiaries) and Affiliates.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 8.04.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 8.04.

          "INFORMATION STATEMENT" means the information statement to be sent to each Parent Stockholder of record as of the Record Date in connection with the Distribution.

          "INSURANCE PROCEEDS" means those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

          "INSURED CLAIMS" means those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any insurance policy or insurance contract of any kind, current or past, together with the rights, benefits and privileges thereunder, which prior to the Distribution Time are or at any time were maintained by or on behalf of or for the benefit or protection of Parent, Spinco or any of their Affiliates (or any of their predecessors) and/or one or more of the current or past directors, officers, employees or agents of any of the foregoing, whether or not such Liabilities are subject to premium adjustments, deductibles, retentions, co-insurance, cost of reserve paid or held by or for the benefit of the applicable insured(s), uncollectability or retrospectively-rated premiums, but only to the extent that such Liabilities are within the limits of any applicable insurance policy or insurance contract, including aggregates.

          "INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT" means the Intellectual Property Transfer and License Agreement substantially in the form attached as Exhibit B hereto to be entered into on or before the Distribution Date between Parent and Spinco, with such changes thereto as Parent and Spinco shall agree.

          "IRS" means the Internal Revenue Service.

          "LAW" means any applicable federal, state, local or foreign law, statute, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

          "LIABILITY" or "LIABILITIES" means any and all claims, debts, liabilities, assessments, costs, deficiencies, charges, demands, fines, penalties, damages, losses, disgorgements and obligations of any kind, character or description (whether absolute, contingent, matured, not matured, liquidated, unliquidated, accrued, known, unknown, direct, indirect, derivative or otherwise) whenever arising, including all costs, interest and expenses relating thereto (including all expenses of investigation, all reasonable attorneys' and expert witnesses' fees and all other out-of-pocket expenses in connection with any Action or threatened Action) and expressly including those relating to an Indemnified Party's own negligence or other misconduct.

          "NON-CONTRIBUTED SUBSIDIARIES" means the direct and indirect Subsidiaries of Parent which are not Contributed Subsidiaries.

          "NYSE" has the meaning set forth in Section 3.01(e).

          "PARENT" has the meaning set forth in the recitals.

          "PARENT ASSETS" means all Assets, wherever located, real, personal or mixed, tangible or intangible, owned, held or used by Parent or any member of the Parent Group (including for this purpose any applicable Assets of the Contributed Subsidiaries) on the Distribution Date and relating primarily to the Parent Business, and shall include: (i) the real property listed and personal property described on Schedule III hereto; and (ii) all rights of the Parent Group (but excluding any and all rights of the Spinco Group) under this Agreement and the Ancillary Agreements.

          "PARENT BUSINESS" means the businesses of the Polymers and Fibers business segments of Parent and its Subsidiaries and Affiliates, as conducted on the Distribution Date.

          "PARENT COMMON STOCK" means the common stock, par value $0.01 per share, of Parent.

          "PARENT DAMAGES" has the meaning set forth in Section 8.01(b).

          "PARENT DEBT" means all debt of Parent other than the Assumed Debt.

          "PARENT GROUP" means Parent, all Subsidiaries of Parent other than Contributed Subsidiaries and the direct and indirect Subsidiaries thereof (including all successors to each of those Persons) and Affiliates thereof.

          "PARENT GROUP LIABILITIES" means all obligations and Liabilities of Parent or any member of the Parent Group (including Liabilities arising out of any litigation), except the Spinco Group Liabilities, including: (i) the Parent Debt; (ii) all other Liabilities of Parent under this or any Ancillary Agreement; and (iii) such other Liabilities of Parent as are set forth on Schedule V hereto.

          "PARENT INDEMNIFIABLE LIABILITIES" has the meaning set forth in
     Section 8.02(a).

          "PARENT INDEMNITEES" has the meaning set forth in Section 8.01.

          "PARENT LITIGATION" has the meaning set forth in Section 8.03(a).

          "PARENT STOCKHOLDERS" means the holders of Parent Common Stock.

          "PARTIALLY ASSIGNED CONTRACT" means, with respect to any contract that relates, but in Parent's sole judgment does not relate exclusively, to the Spinco Business, the portion that relates, in Parent's sole judgment, to the Spinco Business.

          "PERSON" means any individual, corporation (including not-for-profit corporations), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, unless another definition is specifically provided for herein, in which instance such other definition shall control only in the context in which it is used.

          "POLICY" means any insurance policy or insurance contract of any kind, including any primary, excess or umbrella policy, directors' and officers', errors and omissions or commercial general liability policies, life and benefits policies and contracts, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

          "PROXY STATEMENT" means the proxy statement of Parent filed with the Commission pursuant to the Exchange Act in connection with the Restructuring.

          "RECORD DATE" means the date determined by Parent's Board of Directors (or by a committee of that Board or any other Person acting under authority duly delegated to that committee or Person by Parent's Board of Directors or a committee of that Board) as the record date for determining the Parent Stockholders of record entitled to receive the Distribution.

          "REQUEST" has the meaning set forth in Section 4.03(b).

          "RESTATED SPINCO BYLAWS" means the restated bylaws of Spinco, which shall be in such form as the Board of Directors of Spinco reasonably determines.

          "RESTATED SPINCO CHARTER" means the restated certificate of incorporation of Spinco, which shall be in such form as the Board of Directors of Spinco reasonably determines.

          "RESTRUCTURING" means the Contributions pursuant to Section 2.01 hereof, the settlement of intercompany accounts, the Distribution and the other transactions contemplated by this Agreement and the Ancillary Agreements.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SPECIAL MEETING RECORD DATE" means the date determined by Parent's Board of Directors (or by a committee of that Board or any other Person acting under authority duly delegated to that committee or Person by Parent's Board of Directors or a committee of that Board) as the record date for determining the Parent Stockholders of record entitled to receive the Proxy Statement and vote on the Restructuring.

          "SPINCO" has the meaning set forth in the recitals.

          "SPINCO ASSETS" means all Assets, wherever located, real, personal or mixed, tangible or intangible, owned, held or used by Parent or Spinco or any member of their respective Groups (including for this purpose the Contributed Subsidiaries) on the Distribution Date and relating to the Spinco Business, and shall include: (i) the real property listed and personal property described on Schedule IV hereto; (ii) all rights of the Spinco Group (but excluding any and all rights of Parent) under this Agreement and the Ancillary Agreements; and (iii) any and all Assets of Parent that are not Parent Assets.

          "SPINCO BUSINESS" means the businesses of the Coatings, Adhesives, Specialty Polymers and Inks, Performance Chemicals and Intermediates and Specialty Plastics business segments, as well as certain strategic initiatives, of Parent and its Subsidiaries and Affiliates as conducted on the Distribution Date.

          "SPINCO COMMON STOCK" means the common stock, par value $.01 per share, of Spinco.

          "SPINCO DAMAGES" has the meaning set forth in Section 8.02(b).

          "SPINCO GROUP" means Spinco, the Contributed Subsidiaries and the direct and indirect Subsidiaries thereof (including all successors to each of those Persons) and Affiliates thereof.

          "SPINCO GROUP LIABILITIES" means the following Liabilities (including Liabilities arising out of any litigation): (i) the Assumed Debt; (ii) Liabilities arising from the Spinco Business; (iii) all other Liabilities of the Spinco Group expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities of or to be assumed by Spinco or any member of the Spinco Group; (iv) all Liabilities that would be reflected as current liabilities or obligations (other than the current portion of long-term debt or Liabilities attributable to Actions) on a balance sheet relating solely to the Spinco Business as of the Distribution Date; (v) such other Liabilities of Spinco as are set forth on Schedule VI hereto; and (vi) any other Liabilities that are secured by any Spinco Asset.

          "SPINCO INDEMNIFIABLE LIABILITIES" has the meaning set forth in
     Section 8.01(a).

          "SPINCO INDEMNITEES" has the meaning set forth in Section 8.02(a).

          "SPINCO LITIGATION" has the meaning set forth in Section 8.03(a).

          "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries or by such Person and any one or more of its respective Subsidiaries.

          "TAX MATTERS AGREEMENT" means the Tax Matters Agreement substantially in the form of Exhibit C hereto to be entered into on or before the Distribution Date between Parent and Spinco, with such changes thereto as Parent and Spinco shall agree.

          "TRANSFER" has the meaning set forth in Section 2.02.

                                   ARTICLE 2

                  CONTRIBUTIONS AND ASSUMPTION OF LIABILITIES

     Section 2.01. Contribution of Contributed Subsidiaries. Upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, effective on or prior to the Distribution Time, Parent shall contribute to Spinco all of the outstanding shares of capital stock of, or other ownership interests in, each of the Contributed Subsidiaries (the "CONTRIBUTION"), subject to receipt of any necessary consents or approvals of third parties or of Governmental Entities.

     Section 2.02. Transfers of Certain Assets to Spinco Group. Upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, effective on or prior to the Distribution Time, subject to receipt of any necessary consents or approvals of third parties or of Governmental Entities, Parent shall, or shall cause the relevant member of the Parent Group to, assign, contribute, convey, transfer and deliver ("TRANSFER") to Spinco or a member of the Spinco Group designated by Spinco all of the right, title and interest of Parent or such member of the Parent Group in and to all Spinco Assets that are not owned by Spinco or a Contributed Subsidiary as the same shall exist on the Distribution Date or on such later date as a particular Transfer may occur.

     Section 2.03.  Transfers or Retention of Certain Assets by Parent.

          (a) Upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, except as otherwise expressly set forth therein, effective on or prior to the Distribution

     Time, subject to receipt of any necessary consents or approvals of third parties or of Governmental Entities, Spinco shall, or shall cause the relevant member of the Spinco Group to, Transfer to Parent or a member of the Parent Group designated by Parent all of the right, title and interest of Spinco or such member of the Spinco Group in and to all Assets relating primarily to the Parent Business that are not owned by Parent or a Non-Contributed Subsidiary, as the same shall exist on the Distribution Date or on such later date as a particular Transfer may occur.

          (b) Notwithstanding anything herein to the contrary, Spinco agrees that Parent shall retain all of Parent's right, title and interest in and to that certain joint venture known as Primester, and agrees to cooperate with Parent to allow Parent to, consistent with Section 7.02 hereof, maintain the benefits and fulfill its obligations thereunder.

     Section 2.04. Transfer of Intellectual Property Rights and Proprietary Information. Upon the terms and subject to the conditions set forth in this Agreement and the Intellectual Property Transfer and License Agreement, effective on or prior to the Distribution Time or as soon as practicable thereafter, subject to receipt of any necessary consents or approvals of third parties or of Governmental Entities, Parent shall, or shall cause the relevant member of the Parent Group to, Transfer to Spinco or a member of the Spinco Group designated by Spinco, all intellectual property rights and proprietary information that are identified in said agreement.

     Section 2.05. Assumption of Certain Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, except as otherwise expressly set forth therein, effective as of the Distribution Time (or as of the time of Transfer, if earlier, of the assets to which such Liabilities are attributable), Spinco hereby unconditionally (i) assumes all Spinco Group Liabilities to the extent not then an existing obligation of the Spinco Group and (ii) undertakes to pay, satisfy and discharge when due in accordance with their terms all Spinco Group Liabilities.

     Section 2.06.  Transfer of Agreements; Consent.

          (a) Parent hereby agrees that on or prior to the Distribution Time or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Agreement, including this Section 2.06 and Section 7.02, and the terms of the Ancillary Agreements, it will, and it will cause its Subsidiaries (other than Spinco or any member of the Spinco Group) to, assign, transfer and convey to Spinco (or to any member of the Spinco Group) all of Parent's and each such Subsidiary's respective right, title and interest in and to all Exclusive Assigned Contracts.

          (b) With respect to Partially Assigned Contracts, on or prior to the Distribution Time, or as soon as reasonably practicable thereafter, subject to the provisions of this Agreement, including this Section 2.06 and
     Section 7.02, and the terms of the Ancillary Agreements, (i) Parent shall use its reasonable efforts to cause each such Partially Assigned Contract to be divided into separate contracts for each of the Parent Business and the Spinco Business or (ii) if such a division is not achieved, Parent shall cause the portion of such Partially Assigned Contract that relates to the Spinco Business to be assigned to Spinco, or otherwise cause, to the extent reasonably practicable, the same economic and business terms to govern with respect to such portion of such Partially Assigned Contract.

          (c) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the necessary consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Parent, Spinco, or any member of the Parent Group or Spinco Group thereunder. Parent and Spinco shall cooperate with each other, keep each other informed and will, subject to
     Section 7.02, use their reasonable efforts to obtain the consent of any third party or any Governmental Entity, if any, required in connection with the transfer or assignment pursuant to Sections 2.02, 2.03, 2.04, 2.05 or this 2.06 of any such Asset or any claim or right or any benefit arising thereunder. Until such required consent is obtained, or if such consent cannot be obtained or an attempted assignment thereof would be ineffective or would adversely affect the rights of the intended transferor thereunder so that the intended transferee would not in fact receive substantially all such rights, Parent and Spinco will cooperate in a agreeable arrangement under which the intended transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing or sub-leasing to such intended transferee, or under which the intended transferor would enforce for the benefit of the intended transferee and (except as otherwise provided herein or in any Ancillary Agreement) at the intended transferee's expense any and all rights of the intended transferor against, with the intended transferee assuming the intended transferor's obligations to, each third party thereto. In the case of any Transfer involving a third party consent, the transferor shall not agree to any terms of transfer (without the prior written consent of the transferee) that have the effect of materially altering the rights or benefits arising under any of the particular Parent Assets or the Spinco Assets, as the case may be, subject to the Transfer.

     Section 2.07. Resignations. Parent shall cause all of its employees, officers or directors who will be employees, officers or directors of the Parent Group to resign, effective as of the Distribution Time, from all positions as officers or directors of any member of the Spinco Group in which they serve, and Spinco shall cause all its employees, officers or directors to resign, effective as of the Distribution Time, from all positions as officers or directors of Parent or any members of the Parent Group in which they serve.

     Section 2.08. Limited Representation or Warranties. Parent and Spinco agree that, except as otherwise expressly provided in any Ancillary Agreement, neither is making any representation or warranty whatsoever as to title, freedom from encumbrances, merchantability, fitness for a particular purpose, or value of Assets being transferred. Parent and Spinco also agree that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, all Assets transferred to Parent or Spinco, as the case may be, shall be conveyed on an "AS IS, WHERE IS" basis and that the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's or any member of its Group's title to any such Assets shall be other than good and marketable and free from encumbrances. Parent and Spinco agree that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, neither Parent nor Spinco, nor any member of their respective Group, is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Laws or judgments, it being agreed that the party to which any Assets are transferred or are to be transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

     Section 2.09.  Guaranties.

          (a) Except as otherwise specified in any Ancillary Agreement, Parent and Spinco shall use their commercially reasonable efforts to have, on or prior to the Distribution Time or as soon as practicable thereafter, Parent and any member of the Parent Group removed as a guarantor in respect of any guarantees to the extent that they relate to Spinco Liabilities.

          (b) Except as otherwise specified in any Ancillary Agreement, Parent and Spinco shall use their commercially reasonable efforts to have, on or prior to the Distribution Time or as soon as practicable thereafter, Spinco and any member of the Spinco Group removed as a guarantor in respect of any guarantees to the extent that they relate to Parent Group Liabilities.

          (c) If Parent or Spinco is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) or (b) of this Section 2.09, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by Law or the terms thereof, the relevant beneficiary (i) shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder from and after the date hereof, and (ii) shall not take any action that would increase the contingent liability of the guarantor or obligor thereunder.

     Section 2.10. Conveyancing and Assumption Instruments. In connection with the transfers of Assets and the assumptions of Liabilities contemplated by this Agreement, Parent and Spinco shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments, including the transfer of real property with deeds and the grant of leasehold interests in real property as may be appropriate. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable Law, by notation on public registries.

                                   ARTICLE 3

       CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTION; THE DISTRIBUTION

     Section 3.01.  Cooperation Prior to the Distribution.

          (a) As promptly as reasonably practicable, but in any case prior to the Distribution Date, Parent and Spinco shall prepare, and Spinco shall file with the Commission, the Form 10, which shall include or incorporate by reference the Information Statement. Parent and Spinco shall use their reasonable efforts to cause the Form 10 to become effective under the Exchange Act as promptly as reasonably practicable. After the Form 10 has become effective, Parent shall mail the Information Statement as promptly as reasonably practicable to the Parent Stockholders of record as of the Record Date.

          (b) As promptly as reasonably practicable, but in any case prior to the Distribution Date, Parent and Spinco shall prepare, and Parent shall file with the Commission, the Proxy Statement, which shall include, as a part thereof or an appendix thereto, the Information Statement. Parent shall mail the Proxy Statement as promptly as practicable to the Parent Stockholders of record as of the Special Meeting Record Date.

          (c) Parent and Spinco shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments or supplements thereto that are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by any of the Ancillary Agreements.

          (d) Parent and Spinco shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated hereby or by the Ancillary Agreements.

          (e) Parent and Spinco shall prepare, and Spinco shall file and seek to make effective, an application to permit the listing of the Spinco Common Stock on the New York Stock Exchange (the "NYSE").

          (f) Parent and Spinco shall cooperate in preparing and obtaining all transferable licenses, permits and authorizations issued by Governmental Entities that relate to the Spinco Business but that are held in the name of Parent or any other member of the Parent Group or any of their respective employees, officers, directors, stockholders, agents or otherwise, on behalf of Parent (or its Subsidiaries), which shall be duly and validly transferred by Parent to Spinco (or a member of the Spinco Group designated by Spinco). In the event any such Transfer cannot be effected prior to the Distribution Date, Parent shall, to the extent permitted by Law, allow Spinco, or the relevant member of the Spinco Group, to operate under such permits until such Transfer can be effected.

          (g) Parent and Spinco shall cooperate in taking any and all actions necessary to effectuate the Debt Realignment Plan, including provision for Spinco to assume all of Parent's rights and obligations under the Assumed Debt effective on or prior to the Distribution Time.

          (h) To the extent that any Transfers contemplated by Article 2 shall not have been consummated on or prior to the Distribution Time, Parent and Spinco shall cooperate to effect such

     Transfers as promptly following the Distribution Time as practicable. Nothing herein shall be deemed to require the Transfer of any Assets or the assumption of any Liabilities which, by their terms or operation of law, cannot be Transferred; provided, however, Parent and Spinco and their respective Subsidiaries and Affiliates shall cooperate to seek to obtain any necessary consent or approval for the Transfer of all Assets and Liabilities contemplated to be transferred pursuant to Article 2. In the event that any such Transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date, the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be Transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been Transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such Transfer shall be effected forthwith. Subject to Section 2.06(c), Parent and Spinco agree that, as of the Distribution Date, each shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement, all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     Section 3.02.  Parent Board Action; Conditions Precedent to the
Distribution.

          (a) Parent's Board of Directors shall establish (or delegate authority to establish) the Special Meeting Record Date, the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

          (b) The obligation of both Parent and Spinco to consummate the Distribution shall be subject to the following conditions:

             (i) the Form 10 shall have become effective with the Commission under the Exchange Act and the Information Statement shall have been mailed to all Parent Stockholders of record on or prior to the Record Date;

             (ii) the Spinco Common Stock to be delivered in the Distribution shall have been approved for listing on the NYSE, subject to official notice of issuance;

             (iii) the Restated Spinco Charter and Restated Spinco Bylaws shall be in effect;

             (iv) all material regulatory approvals necessary to consummate the Distribution shall have been received and shall be in full force and effect;

             (v) the Contributions, other Transfers and assumptions of Liabilities referred to in Article 2 of this Agreement shall have been effected;

             (vi) each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto;

             (vii) no order, preliminary or permanent injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect and no other event shall have occurred or failed to occur that prevents consummation of the Distribution;

             (viii) the Spinco Board of Directors shall have approved the Distribution; and

             (ix) the Spinco Board of Directors shall have received an opinion from a nationally recognized valuation firm, and shall otherwise be reasonably satisfied that, after giving effect to the Restructuring, (i) Spinco will not be insolvent or have unreasonably limited capital or assets with which to engage in its business, (ii) Spinco will be able to pay its debts as they become due in the usual course of business and (iii) Spinco's total assets will not be less than the sum of its total liabilities.

          (c) The obligations of Parent to consummate the Distribution shall be subject to the following conditions:

             (i) the Proxy Statement shall have been mailed to all Parent Stockholders of record on the Special Meeting Record Date;

             (ii) the Restructuring (including the amendment to Parent's certificate of incorporation required by Section 3.06 hereof) shall have been approved and adopted by the Parent Stockholders in accordance with Delaware Law;

             (iii) Parent shall have received a ruling from the IRS to the effect that the Distribution will be a tax-free transaction for federal income tax purposes, and such ruling shall be in form and substance satisfactory to Parent in its sole discretion; and

             (iv) the Parent Board of Directors shall have received an opinion from a nationally recognized valuation firm, and shall otherwise be reasonably satisfied that, after giving effect to the Restructuring (i) Parent will not be insolvent or have unreasonably limited capital or assets with which to engage in its business, (ii) Parent will be able to pay its debts as they become due in the usual course of business and
        (iii) Parent's total assets will not be less than the sum of its total liabilities.

          (d) Any of the foregoing conditions may be waived by Parent, in its sole and absolute discretion.

     Section 3.03. The Distribution. Subject to the terms and conditions set forth in this Agreement, (i) immediately prior to the Distribution Time, Parent shall deliver to the Distribution Agent, for the benefit of the Parent Stockholders of record on the Record Date, a stock certificate or certificates, endorsed by Parent in blank, representing all of the then-outstanding shares of Spinco Common Stock owned by Parent, (ii) the Distribution shall be effective as of the Distribution Time and (iii) Parent shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Distribution Date, to each Parent Stockholder of record as of the Record Date one share of Spinco Common Stock for every one share of Parent Common Stock so held. Spinco agrees to provide all certificates for shares of Spinco Common Stock that Parent shall require (after giving effect to Sections 3.04 and 3.05) in order to effect the Distribution. Spinco agrees to provide for the Distribution Agent such documentation as the Distribution Agent may request in order to effect the Distribution. All of the shares of Spinco Common Stock issued in the Distribution shall have been duly authorized and shall be fully paid, nonassessable and free of preemptive rights, redemption rights, rights of first refusal, liens and encumbrances.

     Section 3.04. Stock Dividend. On or before the Distribution Date, Spinco shall issue to Parent as a stock dividend the number of shares of Spinco Common Stock that are required to effect the Distribution, as certified by the Distribution Agent. In connection with the Distribution, Parent shall deliver to Spinco for cancellation all of the share certificates currently held by it representing Spinco Common Stock.

     Section 3.05. Fractional Shares. No certificates representing fractional shares of Spinco Common Stock will be distributed in the Distribution. The Distribution Agent will be directed to determine the number of whole shares and fractional shares of Spinco Common Stock allocable to each Parent Stockholder of record as of the Record Date. Upon the determination by the Distribution Agent of such number of fractional shares, as soon as practicable after the Distribution Date, the Distribution Agent, acting on behalf of the holders thereof, shall sell such fractional shares for cash on the open market in each case at the then-prevailing market prices and shall disburse to each holder entitled thereto, in lieu of any fractional share, without interest, that holder's ratable share of the proceeds of that sale, after making appropriate deductions of the amounts required, if any, to be withheld for United States federal income tax purposes, and to repay expenses of the Distribution Agent in connection with such sale.

     Section 3.06. Change of Corporate Name. At or prior to, and to be effective immediately after the Distribution Time: (a) Parent shall file with the Secretary of the State of Delaware an amendment to its

Amended and Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit D; (b) Parent shall and as applicable, shall cause any member of the Parent Group to, file with the applicable Governmental Entity amendments to their articles or certificates of incorporation or other organizational documents or otherwise take all action necessary to delete from their names the word "Eastman" or any names derived therefrom; and (c) Parent shall do, or cause to be done, all other acts, including the payment of any fees required in connection therewith, to cause such amendments or other actions to become effective.

                                   ARTICLE 4

                             ACCESS TO INFORMATION

     Section 4.01. Provision of Corporate Records. Except as otherwise specifically set forth in this Agreement or any Ancillary Agreement, immediately prior to or as soon as practicable following the Distribution Date, each Group shall provide to the other Group all documents, Contracts, books, records and data (including minute books, stock registers, stock certificates and documents of title) (collectively, "CORPORATE RECORDS") in its possession relating primarily to the other Group or its business, assets and affairs (after giving effect to the transactions contemplated hereby); provided that if any such documents, Contracts, books, records or data relate to both Groups or the business and operations of both Groups, each such Group shall provide to the other Group true and complete copies of such documents, Contracts, books, records or data. Data stored in electronic form shall be provided in the format in which it existed at the Distribution Date, except as otherwise specifically set forth in this Agreement or any Ancillary Agreement.

     Section 4.02. Access to Information. From and after the Distribution Date, each Group shall afford promptly to the other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all personnel, documents, Contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (after giving effect to the transactions contemplated hereby) (other than data and information subject to
(i) an attorney-client or other privilege that is not specifically subject to the provisions of this Article 4 or (ii) in the case of access provisions in any joint-defense arrangements between a member or members of one Group and a member or members of the other Group, the terms of the relevant joint-defense agreement), insofar as such access is reasonably required by such other Group, including for audit, accounting, litigation, regulatory compliance and disclosure and reporting purposes.

     Section 4.03.  Litigation Cooperation.  From and after the Distribution
Date:

          (a) Each Group shall use all reasonable efforts to make available to the other Group and its accountants, counsel, and other designated representatives, upon written request, its current and former directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any Action or threatened Action arising out of either Group's business and operations in which the requesting party may from time to time be involved and to the extent that there is no conflict in the Action or threatened Action between the requesting Group and itself.

          (b) Each Group shall promptly notify the other Group hereto, upon its receipt or the receipt by any of its members, of a request or requirement (by written questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar processes) that relates to the business and operations of the other party (a "REQUEST") reasonably regarded as calling for the inspection or production of any documents or other information in its possession, custody or control, as received from any Person that is a party in any Action, or, in the event the Person delivering the Request is not a party to such Action, as received from such Person. In addition to complying with the applicable provisions of Section 4.06, each Group shall assert and maintain, or cause its members to assert and maintain, any applicable claim to privilege, immunity, confidentiality or protection in order to protect such documents and other information from disclosure, and shall seek to condition any disclosure that may be required on such protective terms as may be appropriate. No Group may voluntarily waive, undermine or fail to take any action reasonably necessary to preserve an applicable privilege without the prior written consent of the affected party hereto (or any affected Group member or Affiliates of any such party) except, in the opinion of such party's counsel, as required by law.

          (c) As to any Spinco Litigation existing on the Distribution Date, Parent hereby waives any conflict that might preclude counsel currently representing Parent, Spinco or any of their respective Subsidiaries or Affiliates from representing Spinco or any of its Subsidiaries or Affiliates in connection with Spinco Litigation following the Distribution Date.

          (d) As to any Parent Litigation existing on the Distribution Date, Spinco hereby waives any conflict that might preclude counsel currently representing Parent, Spinco or any of their respective Subsidiaries or Affiliates from representing Parent or any of its Subsidiaries or Affiliates in connection with such Spinco Litigation following the Distribution Date.

          (e) Parent and Spinco shall enter into such joint defense agreements, in customary form, as Parent and Spinco shall determine are advisable.

     Section 4.04. Reimbursement. Except to the extent that any member of one Group is obligated to indemnify any member of the other Group under Article 9 for that cost or expense, each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 4.01, 4.02 or 4.03, shall be entitled to receive from the recipient thereof, upon the presentation of reasonably detailed invoices therefor, payment for all out-of-pocket costs and expenses that may reasonably be incurred in providing such information, witnesses or cooperation.

     Section 4.05. Treatment of Records. Except as otherwise required by law or agreed to in writing, upon compliance with the requirements set forth in
Section 4.01, each of Parent and Spinco shall, and shall cause the members of its respective Group to, destroy or otherwise dispose of any photocopies or similar reproductions of all Corporate Records provided to, or relating primarily to, the other Group or its business, assets and affairs (after giving effect to the Restructuring); provided, however, that prior to any such destruction, the other party shall be provided the opportunity to take possession of such records if it so desires. Any Corporate Records received by any member of one Group after the Distribution Date and relating primarily to the other Group or its business, assets or affairs shall promptly be provided to such other Group, and retained, in accordance with the procedures set forth in
Section 4.01 and this Section 4.05. Notwithstanding the above, there shall be no requirement for Parent or Spinco, or any members of their respective Groups, to destroy or otherwise dispose of any Corporate Records (or photocopies or similar reproductions thereof) to the extent that such Corporate Records relate to its business, assets and affairs (after giving effect to the Restructuring).

     Section 4.06. Preservation of Privilege. Parent and Spinco recognize that as a consequence of the transactions contemplated by this Agreement and the Ancillary Agreements, they may have common interests in the defense of certain pending or threatened litigation that may necessitate the exchange between Parent and Spinco or their counsel of documents or other information that is subject to the attorney-client privilege, the work product doctrine or other legally recognized privileges, protections or immunities from discovery. Each of Parent and Spinco agree to take in addition to, and not in limitation of, its obligations under Section 4.03(b) all reasonable efforts to protect and maintain, and to cause its Affiliates to protect and maintain, any applicable claim to privilege, immunity, protection or confidentiality in order to protect such documents and other information from improper disclosure or use. In addition to, and not in limitation of, its obligations under Section 4.03(b) and without limiting the generality of the foregoing, neither Parent nor Spinco nor their respective Affiliates may voluntarily waive or undermine, or fail to defend in a commercially reasonable manner, any privilege or protection or take or fail to take any other commercially reasonable action (a) that could result in the disclosure of any common-interest or joint-defense materials to any Person that is neither a party to this Agreement nor an Affiliate of any such party or (b) that would have the effect of waiving or undermining such privilege or protection, in either case, without the prior written consent of the affected party and any affected Affiliate of such affected party.

     Section 4.07. Confidentiality. Except as may be more specifically addressed in any Ancillary Agreement, each party shall hold and shall cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, all information known to be confidential or proprietary (other than any such information relating solely to the business or affairs of such party) concerning the other party hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of the party to which it was furnished or (iii) independently developed by the receiving party), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 4.07. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                   ARTICLE 5

                                EMPLOYEE MATTERS

     Parent and Spinco agree to effectuate certain understandings with respect to employee matters and employee benefit arrangements pursuant to the terms and conditions of the Employee Matters Agreement.

                                   ARTICLE 6

                                     TAXES

     Parent and Spinco hereto agree to effectuate certain understandings with respect to tax matters generally pursuant to the terms and conditions of the Tax Matters Agreement.

                                   ARTICLE 7

                            CERTAIN OTHER AGREEMENTS

     Section 7.01.  Intercompany Accounts.

          (a) Except as otherwise specifically set forth herein or in any of the Ancillary Agreements, all intercompany loan balances, accounts receivable and accounts payable between any member of one Group and any member of another Group in existence at the Distribution Time shall be settled and paid in full, in cash or other immediately available funds, by the party or parties owing such obligations as soon as practicable (but in no event more than 60 calendar days after the Distribution Time). If, after the Distribution Time, either party receives payments belonging to the other party, the recipient shall promptly account for and remit said payment to the other party.

          (b) At or prior to the Distribution Date, each of Parent and Spinco shall enter into, or, where applicable, shall cause their respective Subsidiaries to enter into, the Ancillary Agreements as necessary or appropriate in order to effect the transactions contemplated hereby.

     Section 7.02. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of Parent and Spinco shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain any consents and approvals, to enter into all amendatory agreements and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents or approvals are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business. Parent and Spinco agree to enter into and execute such additional documents as may be reasonably necessary, proper or advisable to effect the transactions contemplated by this Agreement or the Ancillary Agreements; provided, however, that such additional documents shall not diminish any of the rights granted or increase any of the Liabilities assumed under this Agreement or the Ancillary Agreements.

     Section 7.03. Third-Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any Person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement, except that the provisions of
Article 8 shall inure to the benefit of the Parent Indemnitees and the Spinco Indemnitees.

     Section 7.04. Certain Intercompany Arrangements. Following the Distribution Date, Parent and Spinco shall discuss in good faith the provision of any services and products to be provided by the other, but which inadvertently were not the subject of a written agreement. Nothing in this
Section 7.04, however, shall require or authorize Parent or Spinco to provide and charge each other for any services other than on the terms and conditions specified in this Agreement or the Ancillary Agreements.

                                   ARTICLE 8

                       INDEMNIFICATION AND OTHER MATTERS

     Section 8.01.  Assumed Liabilities, Exculpation and Indemnification by
Spinco.

          (a) Subject to the provisions of Section 8.04 hereof, upon, from and after the Distribution Date, Spinco shall, without any further responsibility or liability of, or recourse to, Parent or any Affiliate of Parent or any of their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "PARENT INDEMNITEES"), absolutely and irrevocably assume and be solely liable and responsible for the Spinco Group Liabilities. Neither Parent nor any of the Parent Indemnitees shall be liable to Spinco or any Affiliate of Spinco or any of their respective directors, stockholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever (i) on account of any Spinco Group Liabilities or (ii) on account of any Damages arising out of or associated with the conduct of (or any Action alleged to arise out of or be associated with) the Spinco Business following the Distribution Date or the breach by Spinco or any member of the Spinco Group of any of its obligations under this Agreement; provided that Parent shall remain liable to Spinco for any willful breach by Parent or any member of the Parent Group of any of its or their obligations under this Agreement. The matters with respect to which Spinco assumes liability pursuant to clauses (i) and (ii) above are referred to herein as the "SPINCO INDEMNIFIABLE LIABILITIES."

          (b) Spinco shall indemnify, defend, save and hold harmless Parent and each of the Parent Indemnitees from and against all Liabilities of any kind or nature whatsoever, (i) arising out of or associated with the Spinco Indemnifiable Liabilities or (ii) except as otherwise provided in this Agreement or any Ancillary Agreement, that otherwise are or are alleged to be related to, arising from, or associated with the ownership, use, possession, operation or conduct of the Spinco Business or the assets, business or operations of Spinco before or after the Distribution Date (all of which are collectively called the "PARENT DAMAGES").

          (c) Parent Damages with respect to which, but only to the extent that, any proceeds are received by Parent, or by any of its Affiliates, from any third party insurance policy (and are non-reimbursable by Parent under any self insurance policy), shall not be the subject of indemnification under this Agreement.

     Section 8.02.  Exculpation and Indemnification by Parent.

          (a) Subject to the provisions of Section 8.04 hereof, Parent shall, without any further responsibility or liability of, or recourse to, Spinco or any Affiliate of Spinco or any of their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "SPINCO INDEMNITEES"), absolutely and irrevocably be solely liable and responsible for the Parent Group Liabilities. Neither Spinco nor any of the other Spinco Indemnitees shall be liable to Parent or any Affiliate of Parent or any of their respective directors, stockholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever (i) on account of any Parent Group Liabilities or (ii) on account of any Damages arising out of or associated with (or any Action alleged to arise out of or be associated with) the Parent Business or any other activities of Parent (whether or not in the ordinary course of business, and whether occurring before, on or after the Distribution Date) or the breach by Parent of any of its obligations under this Agreement; provided that Spinco shall remain liable to Parent for any willful breach by Spinco or any member of the Spinco Group of any of its or their obligations under this Agreement. The matters with respect to which Parent retains liability pursuant to clauses (i) and (ii) above are referred to herein as the "PARENT INDEMNIFIABLE LIABILITIES."

          (b) Parent shall indemnify, defend, save and hold harmless Spinco and each of the Spinco Indemnitees from and against all Liabilities of any kind or nature whatsoever, (i) arising out of or associated with the Parent Indemnifiable Liabilities or (ii) except as otherwise provided in this Agreement or any Ancillary Agreement, that otherwise are or are alleged to be related to, arising from, or associated with the ownership, use, possession, operation or conduct of the assets, business or operations of Parent before or after the Distribution Date, other than the Spinco Indemnifiable Liabilities (all of which are collectively called the "SPINCO DAMAGES").

          (c) Spinco Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, Spinco or by any of its Affiliates, from any third party insurance policy (and are non-reimbursable under any self insurance policy), shall not be the subject of indemnification under this Agreement.

     Section 8.03.  Specific Indemnification Issues.

          (a) The parties hereto acknowledge that the Parent Group Liabilities include the litigation identified on Schedule V hereto and any additional Actions brought in connection therewith (the "PARENT LITIGATION") and the Spinco Group Liabilities include the litigation identified on Schedule VI hereto and any additional Actions brought in connection therewith (the "SPINCO LITIGATION"). Notwithstanding anything in this Agreement to the contrary: (i) any claims or demands in connection with the Parent Litigation or the Spinco Litigation shall not be deemed third party claims for purposes of this Agreement; (ii) Parent, with respect to the Parent Litigation, and Spinco, with respect to the Spinco Litigation, shall have the exclusive right to (y) control the defense of such litigation, and (z) settle, compromise or discharge such litigation; and (iii) Parent, with respect to the Spinco Litigation, and Spinco, with respect to the Parent Litigation, shall: (y) provide cooperation in litigation pursuant to the terms of Section 4.03; and (z) to the extent reasonably requested by Parent or Spinco, as the case may be, sign such documents as may be reasonably necessary to effect or assist in the pursuit, defense, settlement, compromise or discharge of such litigation.

          (b) Any third party claim brought from or after the Distribution Date that concerns any matter or state of facts existing prior to the Distribution Date with respect to the use, sale, exposure, handling or transportation of equipment, products or material alleged to be or contain asbestos, asbestos-containing material, silica, or silica-containing material, and any related claim based on premises liability, successor liability, co-negligence or strict liability shall constitute a "DUST CLAIM." In the event that it is indeterminable whether a Dust Claim constitutes a Parent Indemnifiable Liability or a Spinco Indemnifiable Liability, then notwithstanding anything in this

     Article 8 to the contrary, the Damages from such Dust Claim shall be borne 75% by Spinco and 25% by Parent, and shall be prosecuted or defended by Spinco. Parent hereby appoints Spinco, and Spinco hereby agrees to act as Parent's authorized agent to prosecute and defend any such Dust Claim on Parent's behalf. Parent agrees to advance expenses and costs in connection with such Dust Claim, as and when incurred. Spinco may settle any such Dust Claim at any time in Spinco's sole discretion, provided such settlement includes a complete, irrevocable and unconditional release of any present or future claims that any plaintiff in such Dust Claim might have against Parent. Parent agrees to promptly reimburse Spinco for 25% of all Damages incurred in connection with any Dust Claim upon receipt of reasonably detailed invoices therefor.

          (c) If the indemnification provided for in this Article 8 is unavailable to an Indemnified Party with respect to a loss for which indemnification would otherwise be required to be provided pursuant to the terms hereof that arises out of or is related to information contained in the Proxy Statement, Information Statement or Form 10, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and Spinco, on the other hand. The relative fault of any party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by that party or a member of its Group.

          (d) For the purposes of this Agreement, a claim arising out of the sale prior to the Distribution Date of a product to a third party not in any way affiliated with Parent or Spinco shall be considered to have arisen out of the Parent Business or the Spinco Business, and, thus, shall be considered Parent Litigation or Spinco Litigation, as the case may be, depending on whether the product related primarily to the Parent Business or the Spinco Business, regardless of whether the other party supplied intermediate, precursor or constituent chemicals.

          (e) It is understood and agreed that, with respect to any Liabilities or any Actions arising out of or associated with, or alleged to arise out of or be associated with, an act or omission of any officer, director, employee or agent of Parent prior to the Distribution Date, the respective obligations of Parent and Spinco pursuant to this Agreement (including their respective indemnification obligations) shall remain unaffected and in full force and effect, regardless of whether such person was, at the time of such act or omission, an officer, director, employee or agent whose duties related primarily to the Parent Business or the Spinco Business, and regardless of whether such Liabilities or Actions are alleged or determined in any judgment, award or decree after trial to arise out of or be associated with such person's negligence, gross negligence, recklessness or intentional conduct or culpability.

          (f) It is acknowledged that after the Distribution Date the parties will have negotiated business relationships, which relationships will be described in contracts, agreements and other documents entered into in the normal course of business. Such documents may include agreements by the parties and their Affiliates and Subsidiaries to supply, after the Distribution Date, materials, products and services and to lease facilities, tangible and intangible property. Such business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

          (g) Except as otherwise provided herein, in the event an Action is brought by a third party in which the liability as between Parent and Spinco is Finally Determined to be joint or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall negotiate in good faith in an effort to agree, as between Parent and Spinco, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to Section 8.05, all in accordance with the provisions of, and the principles set forth in, this Agreement. In the absence of any such agreement, such allocation of liability or entitlement to indemnification, and such allocation of costs, shall be subject to ultimate resolution between Parent and Spinco pursuant to Article 9.

     Section 8.04.  Notice and Payment of Claims.

          (a) If either a party to this Agreement or a person entitled to a defense and/or indemnification under this Agreement (an "INDEMNIFIED PARTY") determines that it is or may be entitled to a defense or indemnification by Parent or Spinco, as the case may be (the "INDEMNIFYING PARTY"), under this Agreement:

             (i) the Indemnified Party shall deliver promptly to the Indemnifying Party a written notice and demand for a defense or indemnification, specifying the basis for the claim for defense and/or indemnification, the nature of the claim, and, if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified;

             (ii) the Indemnifying Party shall have 30 days from receipt of the notice requesting indemnification within which to either: (w) assume the defense of such litigation or claim; (x) pay the claim in immediately available funds; (y) reserve its rights pending negotiations under
        Section 8.05 or (z) object in accordance with Section 8.04(b). This 30 day period may be extended by express agreement of the parties.

     However, if the amount for which the Indemnifying Party may be liable is not known or reasonably determinable at the time of such notice, the Indemnified Party shall deliver to the Indemnifying Party a further notice specifying the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified as soon as reasonably practicable after such amount is known or reasonably determinable and the Indemnifying Party shall have a further opportunity to take action as set forth above. Nothing in this section shall be interpreted to abrogate or delay a party's obligation to provide the other with a defense under this Agreement.

          (b) An Indemnifying Party may object to, or reserve its rights with respect to, the claim for defense and/or indemnification set forth in any notice, provided, however, that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection or reservation of rights to such claim (or the amount thereof) and the grounds therefor within the same 30-day period (or any extended period), the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or for the amount of such claim and the Indemnified Party may exercise any and all of its rights under this Agreement and any Law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with Article 9 hereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Party shall not without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, settle or compromise any Action or claim or consent to the entry of any judgment with respect to any Action, claim or proceeding for anything other than money damages paid by the Indemnifying Party unless the settlement does not involve the imposition of any liability on the Indemnified Party or any restriction on its activities.

          (c) In addition to and not in derogation of Sections 8.01(c) and 8.02(c), the right to a defense or indemnification under this Agreement applies only insofar as defense and indemnification are not provided for by insurance. Nevertheless, the potential availability of insurance coverage to Parent or Spinco shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligation to the other to assume a defense or pay any sums due hereunder.

     Section 8.05.  Defense of Third-Party Claims.

          (a) If the Indemnified Party's claim for Indemnification is based, under this Agreement, on an Action, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under Section 8.04(b) hereof, the Indemnifying Party shall, within the 30-day period (or any extended period) referred to in Section 8.04 above, assume the defense of such third-party claim at its sole cost and expense. Any such defenses shall be conducted by attorneys employed by the Indemnifying Party. The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

          (b) An Indemnifying Party may object to the claim for defense and/or indemnification set forth in any notice, provided, however, that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefore within the same 30-day period (or any extended period), the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or for the amount of such claim and the Indemnified Party may exercise any and all of its rights under this Agreement and any Law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with
     Article 9 hereof.

          (c) The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amounts for which the Indemnified Party is entitled to be indemnified within 30 days after such third party claim is Finally Determined (or within such longer period as agreed to by the parties). If the Indemnifying Party does not assume the defense of any such third-party claims, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party has the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement, provided the Indemnifying Party shall have raised its objection in a timely manner under
     Section 8.04(b).

          (d) In the event an Action is brought by a third party in which the liability as between Parent and Spinco is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable or as to which there has been a reservation of rights, the parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability; provided, however, that neither party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense, any settlement and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the parties may agree, or in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution pursuant to Article 9 hereof.

                                   ARTICLE 9

                               DISPUTE RESOLUTION

     Section 9.01. Application. Any dispute arising out of or relating to this Agreement, including the breach or termination hereof, shall be resolved in accordance with the procedures specified in this Article 9, which shall be the sole and exclusive procedure for the resolution of any such disputes; provided, however, that a party may file a complaint to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary. Despite such action the parties will continue to participate in good faith in the procedures set forth in this Article 9 and each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be impossible or impracticable under the circumstances. All negotiations between the parties pursuant to this Article 9 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. The requirements of this Article 9 shall not be deemed a waiver of any right of termination under this Agreement.

     Section 9.02. Initial Discussions. Any dispute shall be first discussed by an appropriate senior executive officer of each of the parties or his or her designee. Any party may initiate such discussions by giving the other party written notice specifying in detail the nature of the dispute. Within 15 Business Days after delivery of the notice, the receiving party shall submit to the other a written response, including a statement of such party's position and a summary of arguments supporting such position. Within 10 Business Days (or such other period as agreed upon by the parties) after receipt of such response, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored.

     Section 9.03. Appeal to Higher Management. If, in spite of such discussions, no mutually acceptable solution is reached within 30 Business Days after the delivery of one party's written request to the other party to discuss such dispute, any such dispute shall be referred to the respective chief executive officers of the parties.

     Section 9.04. Mediation. If the dispute is not resolved within 30 Business Days (or such other period as agreed upon by the parties) following the submission of the dispute to the chief executive officers, the parties shall attempt to resolve the dispute employing non-binding mediation under the then-current CPR Mediation Procedure. If within 10 Business Days (or any other period agreed upon by the parties) after the commencement of such mediation the dispute still has not been resolved, each of the parties may pursue any available legal or equitable remedy.

     Section 9.05. Jurisdiction. Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction sitting in the State of Tennessee, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 9.05 shall be deemed effective service of process on such party.

                                   ARTICLE 10

                                 MISCELLANEOUS

     Section 10.01. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and may be delivered by hand, by certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service, or by facsimile transmission (with confirmation by return facsimile transmission within twenty-four (24) hours) addressed as follows:

        If to Parent:

          Eastman Chemical Company
          100 North Eastman Road
          Kingsport, Tennessee 37660
          Fax No.: (423) 229-1351
          Attn: Chief Executive Officer

        With copy to:

          Eastman Chemical Company
          100 North Eastman Road
          Kingsport, Tennessee 37660
          Fax No.: (423) 229-1351
          Attn: General Counsel

        If to Spinco:

          Eastman Company
          Building 280
          200 South Wilcox Drive
          Kingsport, Tennessee 37660
          Fax No.: (423) 229-1679
          Attn: Chief Executive Officer

        With copy to:

          Eastman Company
          Building 280
          200 South Wilcox Drive
          Kingsport, Tennessee 37660
          Fax No.: (423) 229-1679
          Attn: General Counsel

     Section 10.02. Interpretation. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said articles, sections or paragraphs. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Whenever a reference is made in this Agreement to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa), wherever appropriate. The use of the words "hereof" and "herein" and words of similar import shall refer to this entire Agreement and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. Each party hereto stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or any be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other, and that no party, including any drafting party, shall have the benefit of any legal presumption (including "meaning of the authors") or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

     Section 10.03.  Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, which shall not be unreasonably withheld. For purposes hereof, an assignment shall include a Change in Control. For purposes of this Section 10.04, a "CHANGE OF CONTROL" of a party means the occurrence of any of the following events:

          (i) such party is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of such party immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights;

          (ii) such party sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power or the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of such party immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

          (iii) a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any "person" (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the "BENEFICIAL OWNER" (as that term is used in Rule 13d-3 promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of such party (or any successor thereto by operation of law or by reason of the acquisition of all or substantially all of the assets of such party), including voting securities issuable upon the exercise of options, warrants or other securities or rights; or

          (iv) such party (or any successor thereto by operation of law or by acquisition of all or substantially all of the assets of such party) files a report or proxy statement pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, report or item therein) that a change of control of such party (or such successor) has occurred;

provided, however, notwithstanding the provisions (c) and (d) above, a "Change of Control" shall not be deemed to have occurred solely because (1) the party in question, (2) an entity in which such party directly or indirectly beneficially owns 50% or more of the voting securities or (3) any employee stock ownership plan or other employee benefit plan sponsored by such party either files or becomes obligated to file a report or proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor form, report, schedule or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because such party reports that a change of control of such party has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

     Section 10.05. Governing Law. Except to the extent governed by the Delaware General Corporation Law, this Agreement shall be construed in accordance with and governed by the law of the State of Tennessee, without regard to the conflict of laws rules thereof.

     Section 10.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     Section 10.07. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Ancillary Agreements, has been made or relied upon by any party hereto. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     Section 10.08. Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     Section 10.09. Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated and the Distribution amended, modified or abandoned at any time prior to the Distribution, without penalty or liability, by and in the sole discretion of Parent and without the approval of Spinco or of Parent's stockholders.

     Section 10.10. Survival. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date and the termination of this Agreement.

     Section 10.11. Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred (whether such costs and expenses are incurred prior to, on or after the Distribution Date) in connection with the preparation, execution, delivery and required implementation of this Agreement and any Ancillary Agreement, the Proxy Statement, the Information Statement (including any registration statement on Form 10 of which such Information Statement may be a part) and the Distribution and consummation of the transactions contemplated thereby shall be charged to and paid by Parent. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

     IN WITNESS WHEREOF the parties hereto have caused this Distribution Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                          "PARENT"

                                          EASTMAN CHEMICAL COMPANY
                                          (to be renamed Voridian Company)

                                          By:   /s/  Earnest W. Deavenport, Jr.
                                            ------------------------------------
                                              Name: Earnest W. Deavenport, Jr.
                                              Title: Chief Executive Officer

                                          "SPINCO"

                                          EASTMAN COMPANY

                                          By:   /s/  J. Brian Ferguson
                                            ------------------------------------
                                              Name: J. Brian Ferguson
                                              Title: President

                                                                      APPENDIX B

                   (HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD)

October 25, 2001

To The Board of Directors
of Eastman Chemical Company
100 North Eastman Road
Kingsport, TN 37660

Dear Directors:

     We understand that Eastman Chemical Company (the "Company") intends to spin-off all of the outstanding stock of a newly-formed, wholly owned subsidiary ("Eastman Company") that will be a global manufacturer of coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics, as well as own the Company's strategic investments. Prior to the spin-off, the Company will have contributed to Eastman Company substantially all of the assets, liabilities, and operations of the Company's businesses comprising the coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics businesses of the Company, as well as the Company's strategic investments. Following the spin-off, the Company will be a global manufacturer of polyethylene terephthalate polymers, acetate fibers and polyethylene products. In connection with the spin-off, the Company will change its name to Voridian Company ("Voridian"). The spin-off and other related transactions are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. This Opinion values Eastman Company and Voridian respectively as going-concerns (including goodwill), on a pro forma basis, immediately after and giving effect to the Transaction and the associated indebtedness. For purposes of this Opinion, with respect to each of Eastman and Voridian, "fair value" shall be defined as the amount at which such company would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both; and "present fair saleable value" shall be defined as the amount that may be realized if such company's aggregate assets (including goodwill) are sold as an entirety, with reasonable promptness in an arm's length transaction under present conditions for the sale of comparable business enterprises, as such conditions can be reasonably evaluated by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"). We have used the same valuation methodologies in determining fair value and present fair saleable value for purposes of rendering this Opinion. The term "identified contingent liabilities" shall mean the stated amount of contingent liabilities identified to us and valued by responsible officers of Eastman Company and Voridian, upon whom we have relied without independent verification. Being "able to pay its debts as they become absolute and mature" shall mean that, with respect to each of Eastman and Voridian, assuming the Transaction has been consummated as proposed, such company's financial forecasts for the period 2002 through 2004 indicate positive cash flow for such period, including

               (HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD ADDRESS)

(and after giving effect to) the payment of installments due under loans made pursuant to the indebtedness incurred in the Transaction, as such installments are scheduled at the close of the Transaction. It is Houlihan Lokey's understanding, upon which it is relying, that the Company's Board of Directors and any other recipient of this Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Houlihan Lokey's Opinion hereunder.

     Notwithstanding the use of the defined terms "fair value" and "present fair saleable value," we have not been engaged to identify prospective purchasers or to ascertain the actual prices at which and terms on which, Eastman Company and Voridian can currently be sold, respectively. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether Eastman Company or Voridian would actually be sold for the amount we believe to be its fair value and present fair saleable value.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed the Company's annual reports to shareholders and on Form 10-K for the five fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, and June 30, 2001;

          2. reviewed unaudited and pro forma income statements of Eastman Company for the fiscal year ended December 31, 2000 and the six months ended June 30, 2001;

          3. reviewed the unaudited and pro forma balance sheet of Eastman Company dated June 30, 2001;

          4. reviewed unaudited and pro forma income statements of Voridian for the three fiscal years ended December 31, 2000 and the six months ended June 30, 2001;

          5. reviewed the unaudited and pro forma balance sheet of Voridian dated June 30, 2001;

          6. reviewed forecasts and projections, prepared by the Company's management and presented on a pro forma basis, with respect to Eastman Company and Voridian for the three fiscal years ending December 31, 2002 through December 31, 2004;

          7. reviewed draft copies of the following agreements:

        - Distribution Agreement revised October 22, 2001;

        - Tax Sharing and Indemnification Agreement;

        - Employee Matters Agreement revised October 18, 2001;

        - Intellectual Property Transfer and License Agreement revised October 22, 2001;

        - Ethylene Supply Agreement revised October 23, 2001;

        - Acetyl Stream Agreement revised September 28, 2001;

        - Polyester Products Supply Agreement from the Company to Eastman revised October 23, 2001;

        - Polyester Products Supply Agreement from Eastman to the Company revised October 23, 2001;

        - Information Services Agreement revised October 1, 2001;

        - Procurement Agreement from the Company to Eastman revised October 23, 2001;

        - Procurement Agreement from Eastman to the Company dated October 23, 2001; and

        - Amendment No. 1 and Waiver to the Company's Five-Year Credit Agreement dated as of July 13, 2001, revised October 22, 2001.

          8. reviewed the Form 10/A-1, dated October 23, 2001;

          9. reviewed draft term sheets for proposed debt facilities to be entered into by both Eastman and Voridian in conjunction with the Transaction ("Transaction Bank Facilities");

          10. met with certain members of the senior management of the Company, Eastman Company and Voridian to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, Eastman Company and Voridian, respectively;

          11. held discussions with representatives of the independent accounting firms and counsel of the Company, Eastman Company and Voridian to discuss certain matters;

          12. visited certain facilities and business offices of the Company, Eastman Company and Voridian;

          13. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

          14. reviewed other publicly available financial data for the Company and certain companies that we deem comparable to Eastman Company and Voridian;

          15. reviewed drafts of certain documents to be delivered at the closing of the Transaction, including, but not limited to, the certificates of the Company's chief financial officer and/or treasurer; and

          16. conducted such other studies, analyses and investigations as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the Eastman Company and Voridian financial forecasts and projections provided to us have been prepared in good faith based upon reasonable assumptions, and that there has been no material adverse change in the assets, financial condition, business or prospects of the Company, Eastman Company or Voridian since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company, Eastman Company or Voridian and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company, Eastman Company or Voridian. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     We have assumed that the Transaction Bank Facilities will be refinanced on or before their respective proposed maturity dates (which occur on or prior to December 31, 2004) and, if necessary, will continue to be refinanced through December 31, 2004, having material terms and conditions, no less favorable, taken as a whole, than those entered into under the respective proposed draft term sheets, which assumptions are incorporated in the projections provided to us by management.

     As you are aware, the financing arrangements for both companies following completion of the Transaction (the "Financing"), the terms of which could have a material effect on Eastman Company's and Voridian's post-Transaction financial results and condition and on our Opinion, have not been finalized; the only documentation with respect thereto that we have received is referred to above in Items 7, 9 and 15 and reflected in Item 6 above. Accordingly, this Opinion is subject to the following assumptions and is qualified to the extent thereof. We are assuming that:

          (i) the Financing, including the covenants and terms thereof, will conform in all material respects to the provisions of the documents referred to in Items 7, 9 and 15 above;

          (ii) the Financing, including the covenants and terms thereof, will not adversely affect the ability of Eastman Company and Voridian to operate following the consummation of the Transaction in a manner consistent with the information described in Item 6 above;

          (iii) Eastman Company and Voridian will be able to borrow the maximum amount available at any particular time under the working capital loans that will be obtained by the Eastman Company and Voridian in connection with the Transaction, in accordance with the original terms of the applicable loan documents;

          (iv) sources of funds that would be permitted under the Financing documents to be utilized to supplement operating cash flow of Eastman Company and Voridian, if needed for the payment of debts of Eastman Company and Voridian, will include, but not be limited to, sales of assets, sale and leaseback arrangements and refinancing of debt; and

          (v) the debt incurred in connection with the Transaction will remain outstanding as contemplated by the projections referred to in Item 6 above, without acceleration or prepayment.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion as of the date of this letter that, with respect to each of Eastman Company and Voridian, assuming the Transaction has been consummated as proposed, immediately after and giving effect to the Transaction:

          (a) on a pro forma basis, the fair value and present fair saleable value of such company's assets would exceed such company's stated liabilities and identified contingent liabilities;

          (b) such company should be able to pay its debts and liabilities as they become absolute and mature; and

          (c) the capital remaining in such company after the Transaction would not be unreasonably small for the business in which it is engaged, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Transaction.

     This Opinion is delivered subject to the conditions, scope of engagement, limitations and understandings set forth in our engagement letter with the Company, dated September 6, 2001, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

                      /s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
                          HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                         [FORM OF PAPER PROXY -- FRONT]

EASTMAN CHEMICAL COMPANY LOGO
C/OCORPORATE ELECTION SERVICES
   P.O. BOX 1150
   PITTSBURGH, PA 15230-1150

Shareholder Address Line 1
Shareholder Address Line 2                                    Your Control Number is:
Shareholder Address Line 3                                    xxxx xxx xxxx
Shareholder Address Line 4
Shareholder Address Line 5
Shareholder Address Line 6

                         VOTE BY TELEPHONE OR INTERNET
                         QUICK ---- EASY ---- IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY TELEPHONE:  CALL TOLL FREE 1-800-542-1160 ANYTIME.
                       THERE IS NO CHARGE FOR THIS CALL.
                       YOU WILL BE ASKED TO ENTER THE CONTROL NUMBER IN THE BOX
                       ABOVE.
                       To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                       When asked, please confirm your vote by pressing 1.
TO VOTE BY INTERNET    ACCESS http://www.proxyvoting.com/eastman; YOU WILL BE ASKED
OR REVIEW THE PROXY    TO ENTER THE CONTROL NUMBER IN THE BOX ABOVE.
STATEMENT:

      IF YOU VOTE BY TELEPHONE OR INTERNET -- DO NOT MAIL THE PROXY CARD.

                             THANK YOU FOR VOTING.

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING -

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREOWNERS TO BE HELD ON DECEMBER 18, 2001 FOR THE PURPOSE OF APPROVING THE SEPARATION OF EASTMAN CHEMICAL COMPANY INTO TWO INDEPENDENT, PUBLICLY-TRADED COMPANIES, EASTMAN COMPANY AND VORIDIAN COMPANY.

The undersigned hereby appoints James P. Rogers and Theresa K. Lee as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this proxy card, all the shares of stock of Eastman Chemical Company held of record as of November 2, 2001 by the undersigned with all the powers that the undersigned would possess if present at the special meeting of shareowners of Eastman Chemical Company to be held December 18, 2001 or any adjournment or postponement thereof. Said proxies will vote on the proposal set forth in the Notice of Special Meeting of Shareowners and Proxy Statement as specified on the reverse side of this card and are authorized to vote in their discretion on any other business that may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSAL 1.

Control Number      Account Number      Shares

Shareholder Address Line 1
Shareholder Address Line 2
Shareholder Address Line 3
Shareholder Address Line 4
Shareholder Address Line 5
Shareholder Address Line 6

               ------------------------------------------------------
               Signature(s)

               ------------------------------------------------------
               Signature(s)

               Date: -----------------                                    , 2001

BAR CODE
                                                   Please sign exactly as your
                                                   name(s) appear on this proxy.
                                                   If shares are held jointly,
                                                   all joint owners should sign.
                                                   If signing as executor,
                                                   administrator, attorney,
                                                   trustee or guardian, etc.,
                                                   please give your full title.

                         [FORM OF PAPER PROXY -- BACK]

                                ADMISSION TICKET

     PLEASE BRING THIS TICKET IF YOU CHOOSE TO ATTEND THE SPECIAL MEETING.
       IT WILL EXPEDITE YOUR ADMITTANCE WHEN PRESENTED UPON YOUR ARRIVAL.

                            EASTMAN CHEMICAL COMPANY

                         SPECIAL MEETING OF SHAREOWNERS

                           TUESDAY, DECEMBER 18, 2001
                                   11:00 A.M.
                          TOY F. REID EMPLOYEE CENTER
                             400 SOUTH WILCOX DRIVE
                           KINGSPORT, TENNESSEE 37660

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                 - PLEASE FOLD AND DETACH CARD AT PERFORATION -

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING -

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PROXY                       EASTMAN CHEMICAL COMPANY                       PROXY

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED IN FAVOR OF PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO AUTHORIZE THE SPIN-OFF OF EASTMAN COMPANY TO SHAREOWNERS OF EASTMAN CHEMICAL COMPANY

1.PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE A SPECIAL DIVIDEND TO THE OWNERS
  OF THE OUTSTANDING SHARES OF EASTMAN CHEMICAL COMPANY COMMON STOCK OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF EASTMAN COMPANY, A WHOLLY-OWNED SUBSIDIARY OF EASTMAN CHEMICAL COMPANY, ON A PRO RATA BASIS, TO BE COMPLETED IN ACCORDANCE WITH THE TERMS OF A DISTRIBUTION AGREEMENT ENTERED INTO BETWEEN EASTMAN CHEMICAL COMPANY AND EASTMAN COMPANY.

           FOR                       AGAINST                     ABSTAIN
           [ ]                         [ ]                         [ ]

2.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                Proxy to be signed and dated on the reverse side

                            [SCRIPT OF DIALOGUE FOR
                REGISTERED SHAREOWNER PROXY VOTING BY TELEPHONE]

SHAREOWNER HEARS THIS SCRIPT

Speech 1 Welcome. Please enter the control number located in the box on the form.

Speech 2        To vote as the Eastman Chemical Company Board recommends
                Press 1 now; if not, Press 0.

Speech 2A       You have voted as the Board recommended. If this is correct, press 1. If incorrect, Press 0.

Speech 3        Proposal 1:
                To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0.

Speech 4        Your votes have been cast as follows:
                Proposal 1: [For], [Against], [Abstain]
                If this is correct, Press 1; if incorrect, Press 0.

Speech 5 If you would like to vote another proxy, Press 1 now; to end this call Press 0 now.

Closing A       Thank you for voting.

Closing B       Your votes have been canceled. Please call again, or mark, sign, date and return your proxy card in the envelope
                provided. Goodbye.

Closing C       I'm sorry you're having difficulty, please call again or
                mark, sign, date and return your proxy card in the envelope provided. Goodbye.

                         [TEXT OF COMPUTER SCREENS FOR
         ELECTRONIC DELIVERY OF PROXY STATEMENT TO, AND INTERNET PROXY
                       VOTING BY, REGISTERED SHAREOWNERS]

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                        [EASTMAN CHEMICAL COMPANY LOGO]

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                                 WELCOME TO THE
                            EASTMAN CHEMICAL COMPANY
                             2001 PROXY VOTING SITE

               CLICK HERE TO CONTINUE TO THE SECURE VOTING SITE.

          IF YOUR BROWSER DOES NOT SUPPORT SSL ENCRYPTION, CLICK HERE.

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

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                        [EASTMAN CHEMICAL COMPANY LOGO]

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         ENTER YOUR 11-DIGIT CONTROL NUMBER LOCATED ON THE PROXY FORM.
                 DO NOT ENTER ANY SPACES. [                  ]

               ENTER YOUR CONTROL NUMBER AND CLICK HERE TO BEGIN

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

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                        [EASTMAN CHEMICAL COMPANY LOGO]

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   YOUR INTERNET VOTE AUTHORIZES THE PROXIES TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD.

                  BEFORE YOU VOTE, IF YOU WOULD LIKE TO REVIEW
                       THE PROXY STATEMENT -- CLICK HERE

           RETURN BY SIMPLY CLOSING THE NEWLY OPENED BROWSER WINDOW.

    IF YOU ENCOUNTER PROBLEMS VIEWING THE JOINT PROXY STATEMENT/INFORMATION STATEMENT FOR SPIN-OFF, PLEASE DOWNLOAD THE LATEST VERSION OF ADOBE ACROBAT BY
                      CLICKING ON THE ICON AND TRY AGAIN.

                       [ADOBE LOGO -- GET ACROBAT READER]

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                FOR PROPOSAL 1.

--------------------------------------------------------------------------------

            CLICK HERE TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     CLICK HERE TO VOTE AT YOUR DISCRETION

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

         [VOTING SUMMARY -- IF CLICKED "VOTE AS THE BOARD RECOMMENDS"]
--------------------------------------------------------------------------------

                        [EASTMAN CHEMICAL COMPANY LOGO]

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                         I VOTE AS THE BOARD RECOMMENDS

                           COMMENTS: (150 CHARACTERS)

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    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENT THEREOF.

                        CLICK HERE TO REGISTER YOUR VOTE

BACK

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

              [FIRST SCREEN IF CLICKED "VOTE AT YOUR DISCRETION"]

--------------------------------------------------------------------------------

                        [EASTMAN CHEMICAL COMPANY LOGO]

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          TO VOTE ON THE PROPOSAL -- CHECK THE APPROPRIATE BOX BELOW:

                  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1

PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE A SPECIAL DIVIDEND TO THE OWNERS OF THE OUTSTANDING SHARES OF EASTMAN CHEMICAL COMPANY COMMON STOCK OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF EASTMAN COMPANY, A WHOLLY-OWNED SUBSIDIARY OF EASTMAN CHEMICAL COMPANY, ON A PRO RATA BASIS, TO BE COMPLETED IN ACCORDANCE WITH THE TERMS OF A DISTRIBUTION AGREEMENT ENTERED INTO BETWEEN EASTMAN CHEMICAL COMPANY AND EASTMAN COMPANY.

          FOR   [ ]            AGAINST   [ ]            ABSTAIN   [ ]
--------------------------------------------------------------------------------

                           COMMENTS: (150 CHARACTERS)

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENT THEREOF.

                        CLICK HERE TO REGISTER YOUR VOTE

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

                                [VOTING SUMMARY]
--------------------------------------------------------------------------------

                        [EASTMAN CHEMICAL COMPANY LOGO]

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                      THANK YOU FOR VOTING ELECTRONICALLY

                                 VOTING SUMMARY

                     YOUR REGISTRATION NUMBER: ____________

PROPOSAL 1:

YOU VOTED:         [FOR]         [AGAINST]         [ABSTAIN]

COMMENTS:

                              THANK YOU FOR VOTING

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IF ANY OF THE ABOVE INFORMATION IS INCORRECT, RETURN TO THE PROXY BALLOT FORM BY
USING THE BACK FEATURE OF YOUR BROWSER PROGRAM.

TO VOTE ANOTHER PROXY -- CLICK HERE

IF THE ABOVE INFORMATION IS CORRECT, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD. PLEASE EXIT YOUR BROWSER PROGRAM AS YOU NORMALLY DO.